As filed with the Securities and Exchange Commission on June 12, 1996.
                                                       Registration No. 33-01449

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                   FORM S-4/A

                                 AMENDMENT NO. 1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                                TEREX CORPORATION
             (Exact name of Registrant as specified in its charter)

           Delaware                         3550                 34-1531521
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
                   (Address, including zip code, and telephone
                  number, including area code, of Registrant's
                          principal executive offices)
                           --------------------------

                         CLARK MATERIAL HANDLING COMPANY
            (Exact name of Co-Registrant as specified in its charter)

           Kentucky                         3550                 61-1107574
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                                172 Trade Street
                            Lexington, Kentucky 40510
                                 (606) 288-1200
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)
                           --------------------------

                               TEREX CRANES, INC.
            (Exact name of Co-Registrant as specified in its charter)

           Delaware                         3530                 06-1423889
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                              c/o Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                           principal executive offices)

                                PPM CRANES, INC.
           (Exact name of Co-Registrant as specified in its charter)

           Delaware                         3550                 39-1611683
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                    Atlantic Center for Business and Industry
                                Highway 501 East
                          Conway, South Carolina 29526
                                 (803) 349-6900
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)
                           --------------------------

                              KOEHRING CRANES, INC.
            (Exact name of Co-Registrant as specified in its charter)

           Delaware                         3550                 06-1423888
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                              106 12th Street S.E.
                               Waverly, Iowa 50677
                                 (319) 352-3920
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)
                           --------------------------

                              CMH ACQUISITION CORP.
            (Exact name of Co-Registrant as specified in its charter)

           Delaware                         3530                 39-1738520
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                              c/o Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                           principal executive offices)
                           --------------------------

                       CMH ACQUISITION INTERNATIONAL CORP.
            (Exact name of Co-Registrant as specified in its charter)

           Delaware                         3530                 39-1738521
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                              c/o Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)
                           --------------------------

                            Marvin B. Rosenberg, Esq.
                                Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------

                                   Copies To:

                 Robinson Silverman Pearce Aronsohn & Berman LLP
                           1290 Avenue of the Americas
                            New York, New York 10104
                        Attention: Stuart A. Gordon, Esq.
                               Eric I Cohen, Esq.
                                 (212) 541-2000
                           --------------------------

Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:

                           --------------------------

     The Registrant and the Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant and the Co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                TEREX CORPORATION
                              Cross Reference Sheet

                Pursuant to Item 501(b) of Regulation S-K Showing
                   Location in Prospectus of Items of Form S-4


Item Number and Caption                   Heading or Subheading in Prospectus
A. INFORMATION ABOUT THE TRANSACTION
  1.   Forepart of Registration
       Statement and Outside Front
       Cover Page of Prospectus           Facing Page of Registration Statement;
                                          Cross Reference Sheet; Outside Front
                                          Cover Page of Prospectus

 2.    Inside Front and Outside Back
       Cover Pages of Prospectus          Inside Front Cover Page of Prospectus;
                                          Outside Back Cover Page of Prospectus

 3.    Risk Factors, Ratio of Earnings
       to Fixed Charges and Other
       Information                        Prospectus Summary; Risk Factors; The
                                          Company; Summary Consolidated
                                          Financial Data;  Selected Consolidated
                                          Financial Data

 4.    Terms of the Transaction           The Exchange Offer; Description of the
                                          Notes and the Guarantees; Certain
                                          Federal Income Tax Consequences

 5.    Pro Forma Financial Information    Not Applicable

 6.    Material Contacts with the
       Company Being Acquired             Not Applicable

 7.    Additional Information Required
       for Reoffering by Persons and
       Parties Deemed to be Underwriters  Not Applicable

 8.    Interests of Named Experts
       and Counsel                        Legal Matters; Experts

 9.    Disclosure of Commission Position
       on Indemnification for Securities
       Act Liabilities                    Not Applicable

B.  INFORMATION ABOUT THE REGISTRANTS

10.    Information with Respect to
       S-3 Registrants                    Not Applicable

11.    Incorporation of Certain
       Information by Reference           Not Applicable

12.    Information with Respect to S-2
       or S-3 Registrants                 Not Applicable

13.    Incorporation of Certain
       Information by Reference           Not Applicable

14.    Information with Respect to
       Registrants Other Than
       S-3 or S-2 Registrants             Prospectus Summary; Summary
                                          Consolidated Financial Data; The
                                          Company; Selected Consolidated
                                          Financial Data; Management's
                                          Discussion and Analysis of Financial
                                          Condition and Results of Operations;
                                          Business; Description of the Notes and
                                          the Guarantees; Consolidated Financial
                                          Statements

C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.    Information with Respect to
       S-3 Companies                      Not Applicable

16.    Information with Respect to S-2
       or S-3 Companies                   Not Applicable

17.    Information with Respect to
       Companies Other Than S-2
       or S-3 Companies                   Not Applicable

D.  VOTING AND MANAGEMENT INFORMATION

18.    Information if Proxies,
       Consents or Authorizations
       are to be Solicited                Not Applicable

19.    Information if Proxies, Consents
       or Authorizations are Not to be
       Solicited, or in an Exchange
       Offer                              Management; Certain  Transactions

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JUNE 12, 1996

                                OFFER TO EXCHANGE
                                 all outstanding
                 Series A 13 1/4% Senior Secured Notes due 2002
                   ($250,000,000 principal amount outstanding)
                                       for
                 Series B 13 1/4% Senior Secured Notes due 2002
                                       of
                                TEREX CORPORATION
         Payment of Principal and Interest Unconditionally Guaranteed by
                               Terex Cranes, Inc.
                                PPM Cranes, Inc.
                              Koehring Cranes, Inc.
                         Clark Material Handling Company
                              CMH Acquisition Corp.
                       CMH Acquisition International Corp.
                        ---------------------------------

                               THE EXCHANGE OFFER
                  WILL EXPIRE AT 5:00 p.m., NEW YORK CITY TIME,
                   ON ________________, 1996, UNLESS EXTENDED.
                        ---------------------------------

Terex Corporation,  a Delaware  corporation  ("Terex" or the "Company"),  hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal" which, together with the Prospectus, constitute the "Exchange Offer"), to exchange its outstanding Series A Senior Secured Notes due 2002 (the "Old Notes"), of which an aggregate of $250 million in principal amount is outstanding as of the date hereof, for an equal principal amount of its Series B Senior Secured Notes due 2002 (the "New Notes"). The form and terms of the New Notes will be the same as the form and terms of the Old Notes except that the New Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, will not bear legends restricting the transfer thereof. The New Notes will be entitled to the benefits of the Indenture (the "Indenture"), dated as of May 9, 1995, among the Company, the Guarantors and United States Trust Company of New York, as trustee, governing the Old Notes. The New Notes and the Old Notes are sometimes collectively referred to herein as the "Notes." The Old Notes are, and the New Notes will continue to be, unconditionally and irrevocably guaranteed by present and future Material Subsidiaries (as defined herein) of the Company that are Restricted Subsidiaries (as defined herein) (other than Terex Equipment Limited, the Company's wholly owned Scottish subsidiary ("TEL"), Clark Material Handling Company GmbH, the Company's wholly owned German subsidiary ("CMHC Germany"), P.P.M. S.A., the Company's French subsidiary, and any other present or future Restricted Subsidiary organized under the laws of a foreign country), including, without limitation, Terex Cranes, Inc., a Delaware corporation ("Terex Cranes"), PPM Cranes, Inc., a Delaware corporation ("PPM Cranes"), Koehring Cranes, Inc., a Delaware corporation ("Koehring Cranes"), Clark Material Handling Company, a Kentucky corporation ("CMHC"), CMH Acquisition Corp., a Delaware corporation
("CMH  Acquisition"),  and  CMH  Acquisition  International  Corp.,  a  Delaware
corporation ("International"). Such companies are collectively referred to herein as the "Guarantors." See "The Exchange Offer" and "Description of the Notes and the Guarantees."
                                                       (continued on next page)
                        ---------------------------------

                 SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN
               RISKS THAT SHOULD BE CONSIDERED BY ELIGIBLE HOLDERS
                        IN EVALUATING THE EXCHANGE OFFER
                        ---------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is _______, 1996.

The Company will accept for exchange any and all Old Notes which are validly tendered and not withdrawn prior to 5:00 p.m, New York City time, on __________________, 1996 (if, when and as extended, the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, pursuant to the procedures described herein. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company. See "The Exchange Offer." For example, Old Notes may be tendered only in integral multiples of $1,000. After consummation of the Exchange Offer, the Company may offer to purchase any Notes at any price or prices which the Company deems appropriate, although the Company is not obligated and has no present intention to do so.

The New Notes will bear interest at 13 1/4% per annum from the date of original issue. Interest on the New Notes will be payable semi-annually, in arrears, on May 15 and November 15 of each year, commencing November 15, 1996. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the New Notes. Such interest will be paid with and at the time of the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes being exchanged therefor.

The New Notes will not be redeemable prior to May 15, 2000, except that the Company may, at its option, redeem up to one-third of the original principal amount of the New Notes at the redemption prices set forth in the Indenture plus accrued interest through the date of redemption, with the net proceeds of certain sales of common stock of the Company or any Restricted Subsidiary (as defined herein). From and after May 15, 2000, the New Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices set forth in the Indenture plus accrued interest to the date of redemption. Upon a Change of Control (as defined herein), the Company is required, subject to certain conditions, to offer to purchase the New Notes at 101% of the principal amount thereof together with accrued interest to the date of purchase. See "Description of the Notes and the Guarantees."

Except as otherwise set forth herein, the Old Notes are and the New Notes will be secured by a first priority security interest in (i) substantially all of the assets of the Company and the Guarantors, other than cash and cash equivalents (except that as to accounts receivable and inventory, and proceeds thereof and certain related rights, such security interest are subordinated to liens securing obligations under any Revolving Credit Facility (as defined herein) to which any of them are obligors), (ii) property, plant and equipment of certain of the Restricted Subsidiaries organized outside of the U.S. and (iii) the Capital Stock (as defined herein) of, and certain intercompany notes from, all Subsidiaries (as defined herein) of the Company owned by the Company or any Material Subsidiary (as defined herein). In addition, the Old Notes are and the New Notes will initially be secured by a security interest in inventory of certain foreign Restricted Subsidiaries; provided, however, if any European subsidiary of the Company enters into a working capital or revolving credit facility, the Company is permitted to secure such facility with accounts receivable and/or inventory of such Subsidiary and the security interest securing the Old Notes and the New Notes will be released to the extent required by the terms of any such facility. All of the assets of the Company, the Guarantors and the Restricted Subsidiaries described above are collectively referred to herein as the "Collateral"). See "Description of the Notes and the Guarantees."

Prior to this Exchange Offer, there has been no public market for the Old Notes. The Company does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Notes will develop. To the extent that a market for the New Notes does develop, the market value of the New Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition and other conditions. Such conditions might cause the New Notes, to the extent that they are actively traded, to trade at a significant discount from face value. See "Risk Factors -- Lack of Public Market."

Based on previous interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than broker-dealers, as set forth below, and any holder that is an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act)), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the New Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes if such New Notes were received in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, for a period of 90 days after the Expiration Date, it will use its best efforts to make this Prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Neither the Company nor any Guarantor will receive any proceeds from the Exchange Offer. The Company has agreed to pay the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

                        TABLE OF CONTENTS
                                                          Page

AVAILABLE INFORMATION.................................       2

PROSPECTUS SUMMARY....................................       3

RISK FACTORS..........................................      10

THE COMPANY...........................................      13

THE EXCHANGE OFFER....................................      14

USE OF PROCEEDS.......................................      20

CAPITALIZATION........................................      21

SELECTED CONSOLIDATED FINANCIAL DATA..................      23

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.................      25

BUSINESS..............................................      36

MANAGEMENT............................................      44

SECURITY OWNERSHIP OF MANAGEMENT AND
  CERTAIN BENEFICIAL OWNERS...........................      52

CERTAIN TRANSACTIONS..................................      54

DESCRIPTION OF THE NOTES AND THE GUARANTEES...........      55

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...............      71

PLAN OF DISTRIBUTION..................................      71

LEGAL MATTERS.........................................      72

EXPERTS...............................................      72

                                             ---------------------------------

NO PERSON IS AUTHORIZED IN CONNECTION WITH THE EXCHANGE OFFER TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL OR BOTH TOGETHER, NOR ANY EXCHANGE MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

Neither this Prospectus nor the accompanying Letter of Transmittal nor both together constitute an offer to sell or a solicitation of an offer to buy any security other than the New Notes offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified or in which it is unlawful to make such offer or solicitation to such person.

Until , 1996 (90 days after the date of the Exchange Offer), all dealers offering transactions in the New Notes, whether or not participating in this Exchange Offer, may be required to deliver a Prospectus.

                              AVAILABLE INFORMATION

Terex Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports, proxy statements and other information statements with the Commission. Such reports, proxy statements and other information statements can be inspected and copied at the public reference facilities maintained by the Commission at its offices at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may also be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

The Company's Common Stock, par value $.01 per share (the "Common Stock"), is listed on the New York Stock Exchange (the "NYSE"), and reports, proxy statements and other information statements concerning the Company may also be inspected at the NYSE.

The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act with respect to the New Notes offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the New Notes offered hereby, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof, which may be inspected and copied at the public reference facilities of the Commission referred to above. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the full text of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144(d)(1) under the Securities Act, until such time as the Company has either exchanged the Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Notes pursuant to an effective registration statement filed by the Company.

The Company furnishes stockholders with annual reports containing audited financial statements. The Company also furnishes its common stockholders with proxy material for its annual meetings complying with the proxy requirements of the Exchange Act.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under the caption "Risk Factors."

                                   The Company

Terex Corporation ("Terex" or the "Company") is a global provider of capital goods and equipment used in the mining, commercial building, infrastructure, manufacturing and construction industries. The Company's operations began in 1983 with the purchase of Northwest Engineering Company, the Company's original business and name. Since 1983, management has expanded the Company's business through a series of acquisitions. In 1988, Northwest Engineering Company merged into a subsidiary acquired in 1986 named Terex Corporation, with Terex Corporation as the surviving corporation. The Company's Material Handling Segment designs, manufactures and markets a complete line of internal combustion ("IC") and electric lift trucks, electric walkies, automated pallet trucks and related components and replacement parts. Terex Trucks, formerly known as the Company's Heavy Equipment Segment, designs, manufactures and markets heavy-duty, off-highway, earthmoving and construction equipment and related components and replacement parts. The Terex Cranes Segment designs, manufactures and markets mobile cranes, aerial platforms, container stackers and scrap holders and related components and replacement parts. See "The Company" and "Business."

The Terex Cranes Segment was established as a separate business segment as a result of a significant acquisition in 1995. On May 9, 1995, the Company, through Terex Cranes, Inc., a wholly owned subsidiary of the Company ("Terex Cranes"), completed the acquisition (the "PPM Acquisition") of substantially all of the shares of P.P.M. S.A., a societe anonyme ("PPM Europe"), from Potain S.A., a societe anonyme, and all of the capital stock of Legris Industries, Inc., a Delaware corporation which owns 92.4% of the capital stock of PPM Cranes, Inc., a Delaware corporation ("PPM North America;" and PPM North America together with PPM Europe collectively referred to as "PPM") from Legris Industries S.A., a societe anonyme ("Legris France"). PPM designs, manufactures and markets mobile cranes and container stackers primarily in North America and Western Europe under the brand names of PPM, P&H (trademark of Harnischfeger Corporation) and BENDINI. Concurrently with the completion of the PPM Acquisition, the Company contributed the assets (subject to liabilities) of its Koehring Cranes and Excavators and Marklift division to Terex Cranes. The former division now operates as Koehring Cranes, Inc., a wholly owned subsidiary of Terex Cranes ("Koehring"). Koehring manufactures mobile cranes under the LORAIN brand name and aerial lift equipment under the MARKLIFT brand name. PPM and Koehring comprise the Terex Cranes Segment.


                     Summary of Terms of the Exchange Offer

     Registration  Rights........  The Old Notes were sold by the Company (i) to
          Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) and (ii) to a limited number of other institutional "Accredited Investors" (as defined in Rule 501(A)(1), (2), (3) or (7) under the Securities Act) on May 9, 1995. Jefferies & Company, Inc. and Dillon, Read & Co. Inc. were the initial purchasers of the Old Notes (the "Initial Purchasers"). In connection with the sale of the Old Notes, the Company and the Initial Purchasers entered into a Registration Rights Agreement, dated as of May 9, 1995 (the "Registration Rights Agreement"), providing for the Exchange Offer.

     The  Exchange  Offer........  The Company is  offering  to exchange  $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes that are properly tendered and accepted for exchange. The Company will issue the New Notes on or promptly after the Expiration Date. As of May 21, 1996, there were 15 registered holders of Old Notes and $250 million aggregate principal amount of Old Notes outstanding. See "The Exchange Offer."

          Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, including "Exxon Capital Holdings Corporation" (available May 13, 1988), "Morgan Stanley & Co. Incorporated" (available June 5, 1991), "Mary Kay Cosmetics, Inc." (available June 5, 1991) and "Warnaco, Inc." (available October 11,
          1991), the Company believes that, except as described below, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and that such holder is not engaging in or intending to engage in the distribution of New Notes. This Prospectus may be used for an offer to resell or other retransfer of New Notes only as specifically set forth herein. The Exchange Offer is not being made to, nor will the Company accept surrenders for exchange from, holders of Old Notes (i) in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction or (ii) if any holder is engaged or intends to engage in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, for a period of 90 days after the Expiration Date, it will use its best efforts to make this Prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) may not rely on the position of the staff of the Commission enunciated in "Exxon Capital Holdings Corporation" or the line of no-action letters referred to above and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

     Expiration  Date........  The Exchange  Offer will expire at 5:00 p.m., New
          York City time, on __________________, 1996, unless extended, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. The Company will accept for exchange any and all Old Notes which are validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered on or promptly after the Expiration Date.

     Interest on the New Notes
     and  Old  Notes........  The New Notes will bear interest at the rate of 13
          1/4% per annum and interest will be payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 1996, to holders of record on the immediately preceding May 1 and November 1. Holders of New Notes will receive interest on November 15, 1996 from the date of initial issuance of the New Notes, plus an amount equal to the accrued interest on the Old Notes exchanged therefor from the most recent date to which interest has been paid to the date of exchange thereof. Such interest will be paid with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

     Procedures for Tendering
     Old  Notes........  Each holder of Old Notes wishing to accept the Exchange
          Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes and any other required documentation, to United States Trust Company of New York, as Exchange Agent (the "Exchange Agent"), at the address set forth herein and in the Letter of Transmittal, prior to 5:00 p.m., New York City time, on the Expiration Date or comply with the procedure for book-entry transfer or the guaranteed delivery procedures described herein and in the Letter of Transmittal. See "The Exchange Offer -- Procedures for Tendering." By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange
          Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, (ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes, (iii) neither the holder nor such other person has an arrangement or understanding with any person to participate in the "distribution" of such New Notes with the meaning of the Securities Act, and (iv) neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer."

     Special Procedures for
     Beneficial  Owners........   Any  beneficial  owner  whose  Old  Notes  are
          registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in its name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer -- Procedures for Tendering."

     Guaranteed  Delivery  Procedures........  Holders  of Old Notes who wish to tender  their Old  Notes  and  whose  Old  Notes  are not  immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

     Withdrawal Rights........ Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date by furnishing a written or facsimile transmission notice of withdrawal to the Exchange Agent containing the information set forth in "The Exchange Offer -- Withdrawal of Tenders."

     Certain Federal Income Tax
     Consequences........  For  a  discussion  of  certain  federal  income  tax consequences relating to the exchange of the New Notes for the Old Notes, see "Certain Federal Income Tax Consequences."

     Exchange  Agent........  United  States  Trust  Company  of New York is the
          Exchange Agent. The address and telephone number of the Exchange Agent are set forth in "The Exchange Offer -- Exchange Agent."

     Consequences  of  Failure  to  Exchange........  The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will not have any further registration rights and remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or (iv) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Old Notes that are not exchanged pursuant to the Exchange Offer will remain outstanding, continue to accrue interest and be entitled to distributions of principal and interest. However, upon the earlier to occur of (i) the Expiration Date and (ii) the effectiveness of a shelf registration statement covering the Old Notes, the interest rate on the Old Notes will decrease to 13 1/4% (from 13 3/4%) per annum.



              Summary of Terms of the New Notes and the Guarantees

The Exchange Offer applies to $250 million aggregate principal amount of the Old Notes. The form and terms of the New Notes will be the same as the form and terms of the Old Notes, except that the New Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of the Notes and the Guarantees."

     Issuer........ Terex Corporation.

     Securities  Offered........  $250 million aggregate  principal amount of
          13 1/4% Series B Senior Secured Notes due 2002.

     Maturity......... May 15, 2002.

     Interest  Rate.........  The New Notes  will bear  interest  at 13 1/4% per annum from the date of original issue.

     Interest  Payment  Dates........  May  15 and  November  15 of  each  year, commencing November 15, 1996.

     Collateral........  Except as otherwise set forth herein, the Old Notes are and the New Notes will be secured by a first priority security interest in (i) substantially all of the assets of the Company and the Guarantors, other than cash and cash equivalents (except that as to accounts receivable and inventory, and proceeds thereof and certain related rights, such security interest shall be subordinated to liens securing obligations under any Revolving Credit Facility to which any of them are obligors), (ii) property, plant and equipment of certain of the Restricted Subsidiaries organized outside of the U.S. and (iii) the Capital Stock of, and certain intercompany notes from, all Subsidiaries of the Company owned by the Company or any Material Subsidiary. In addition, the Old Notes are and the New Notes will initially be secured by a security interest in inventory of certain foreign Restricted Subsidiaries; provided, however, if any European subsidiary of the Company enters into a working capital or revolving credit facility, the Company is permitted to secure such facility with accounts receivable and/or inventory of such Subsidiary and the security interest securing the Old Notes and the New Notes will be released to the extent required by the terms of any such facility.

     Ranking........ The Notes will rank pari passu in right of payment with all existing and future senior Indebtedness (as defined herein) and senior to all subordinated Indebtedness of the Company. In addition, upon any distribution of assets of the Company pursuant to any insolvency, bankruptcy, dissolution, winding up, liquidation or reorganization, the payment of the principal of, and the premium, if any, and interest on, the Notes will rank pari passu in right of payment with all existing and future senior indebtedness. At March 31, 1996, the aggregate principal amount of senior indebtedness of the Company was $315.7 million, consisting of the $250 million aggregate principal amount of the Old Notes and $65.7 million aggregate principal amount outstanding under the Credit Facility (as defined herein). The Indenture will limit, among other things, the incurrence or existence of liens on the assets of the Company and its Restricted Subsidiaries subject to certain exceptions.

     Optional  Redemption........  The New Notes are not redeemable prior to May
          15, 2000, except that the Company may, at its option, redeem up to one-third of the original principal amount of the New Notes at the redemption prices set forth in the Indenture plus accrued interest through the date of redemption, with the net proceeds of certain sales of common stock of the Company or any Restricted Subsidiary. From and after May 15, 2000, the Notes are redeemable at the option of the Company, in whole or in part, at the redemption prices set forth in the Indenture plus accrued interest to the date of redemption.

     Guarantors........  Present and future Material Subsidiaries of the Company that are Restricted Subsidiaries (other than TEL, CMHC Germany, P.P.M., S.A., and any other present or future Restricted Subsidiary organized under the laws of a foreign country), including, without limitation, Terex Cranes, PPM Cranes, Koehring Cranes, CMHC, CMH Acquisition and International.

     Change of  Control........  Upon  a  Change  of  Control,  the  Company  is
          required, subject to certain conditions, to offer to purchase the New Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

     Covenants........  The  Indenture  under which the New Notes will be issued will limit, among other things and subject to certain exceptions, (i) the incurrence of additional debt or the issuance of Disqualified Stock (as defined herein) by the Company or its Restricted Subsidiaries, (ii) the payment of dividends on, and redemption of, Equity Interests (as defined herein) and certain other restricted payments, (iii) asset sales, (iv) consolidations, mergers or transfers of all or substantially all the Company's assets, (v) transactions with affiliates, and (vi) the occurrence or existence of liens.


                                  Risk Factors

See "Risk Factors" for a discussion of certain factors that should be considered in connection with the Exchange Offer and an investment in the New Notes.

                       SUMMARY CONSOLIDATED FINANCIAL DATA
                     (in millions except per share amounts)

The following summary  consolidated  financial data is derived from the Selected
Consolidated Financial Data appearing elsewhere in this Prospectus.


                                       As of and
                                        for the
                                      Three Months
                                         Ended
                                        March 31,                      As of and for the Year Ended December 31,
                                   1996            1995             1995         1994        1993         1992        1991
Summary of Operations (1)
  Net Sales                    $   282.0       $   214.2         $ 1,030.2    $  786.8   $   670.3    $   523.4   $   784.2
  Income (loss)
   from operations                  10.8             6.0              21.4         3.4       (33.9)        (4.1)      (70.7)
  Income (loss) before
   extraordinary items               0.5            (1.9)            (27.7)        1.2       (65.0)         2.9       (42.7)
  Per share:
      Income (loss) before
       extraordinary items         (0.13)          (0.35)            (3.37)      (0.46)      (6.55)        0.29       (4.31)
Ratio of earnings to combined
 fixed charges and preferred
 stock accretion (2)                 1.0x             (3)               (3)        1.0x         (3)        1.2x          (3)
Total Assets                   $   627.6       $   412.3         $   626.9    $  401.6   $   390.7     $  477.3   $   506.7
Capitalization
  Long-term debt and notes
   payable, including
   current maturities          $   341.3       $   192.1         $   337.5    $  190.9   $   218.0     $  217.6   $   223.0
  Stockholders' deficit           (100.2)          (56.6)            (98.8)      (55.7)      (62.3)        (9.1)       (4.1)
  Dividends per share          $     ---       $     ---         $     ---    $    ---   $     ---     $    ---   $    0.06

(1) The Summary Consolidated Financial Data include the results of operations of PPM CMHC and certain affiliated companies (together with CMHC, "CMH") and the Company's aerial lift division, Mark Industries ("Mark"), from the dates of their acquisitions, May 9, 1995, July 31, 1992 and December 31, 1991, respectively, and reflect the deconsolidation of a former subsidiary, Fruehauf Trailer Corporation ("Fruehauf"), as of January 1, 1992. Income (loss) before extraordinary items in 1992 includes a $36.5 gain on deconsolidation of Fruehauf and in 1991 includes a $56.0 gain as a result of an initial public offering of Fruehauf common stock.

(2) For purposes of determining the ratio of earnings to combined fixed charges and preferred stock accretion, earnings are defined as income from continuing operations before income taxes, minority interest, extraordinary items and fixed charges. Fixed charges consist of interest on indebtedness, preferred stock accretion, amortization of debt issuance costs and rental expense representative of the interest factor.

(3) The ratio of earnings to combined fixed charges and preferred stock accretion is less than 1.0 for these periods. The deficiency amounts are $1.8 for the three months ended March 31, 1995, $27.7 for 1995, $64.2 for 1993 and $46.0 for 1991.

                                  RISK FACTORS

In addition to other matters described in this Prospectus, the following should be carefully considered in connection with the Exchange Offer and an investment in the New Notes:

Significant Leverage

The Company is highly leveraged. At March 31, 1996 the Company had approximately $341.3 million of indebtedness and stockholders' deficit of $100.2 million.

On May 9, 1995, the Company completed the refinancing of substantially all of its outstanding debt (the "Refinancing"). The Refinancing included the private placement to institutional investors of $250 million of Old Notes, repayment of the Company's existing senior secured notes and senior subordinated notes, totaling approximately $152.6 million principal amount, and entry into a new credit facility to replace the Company's existing lending facility in the U.S.

This substantial leverage has several important consequences, including the following: (i) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of principal of, and interest on, its indebtedness, (ii) the covenants contained in the Company's indebtedness impose certain restrictions on the Company which, among other things, will limit its ability to borrow additional funds or to dispose of assets, (iii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired, and (iv) the Company's ability to withstand competitive pressures, adverse economic conditions and adverse changes in governmental regulations, to make acquisitions, and to take advantage of significant business opportunities that may arise, may be negatively impacted. The Company's ability to meet its debt service obligations and to reduce its total indebtedness will be dependent upon future performance, which will be subject to general economic conditions, its ability to achieve cost savings and other financial, business and other factors affecting the operations of the Company, many of which are beyond its control. The Company has historically sustained significant losses and, prior to the Refinancing, net cash from operating activities was insufficient to meet the Company's debt service requirements, which the Company funded primarily from asset sales. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required to refinance all or a portion of such debt, including the New Notes, or to obtain additional financing. However, there can be no assurance that any refinancing would be possible or that any additional financing could be obtained.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" for discussion of the Company's efforts to improve its capital structure and reduce its outstanding indebtedness.

Consequences of Failure to Exchange; Old Notes Subject to Restrictions on Transfer; Possible Adverse Effect on Trading Market for Old Notes

Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act and applicable state laws, or pursuant to an exemption therefrom. The Company does not intend to register the Old Notes under the Securities Act and, after consummation of the Exchange Offer, will not be obligated to do so. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Old Notes are tendered and accepted for exchange in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

Holders Responsible for Compliance with Exchange Offer
Procedures; No Notice of Defects or Irregularities

Issuance of the New Notes in exchange for Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to the tender of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted for exchange will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, the Company's obligation to register the Old Notes will terminate. See "The Exchange Offer."

Collateral

In the event of a default under the Notes, the proceeds from the sale of the collateral securing the Notes may not be sufficient to satisfy the Company's obligations under the Notes in full. The amount to be received upon such a sale would be dependent upon numerous factors including the condition, age and useful life of the collateral at the time of such sale, the timing and the manner of the sale, and whether the assets were being sold as part of an ongoing business. In addition, the book value of the collateral should not be relied upon as a measure of realizable value.

Fraudulent Conveyance or Transfer; Possible Invalidation or Subordination of Company Obligations

The incurrence by the Company of indebtedness could be affected by various laws for the protection of creditors, including, without limitation, laws governing fraudulent conveyances and transfers. A court could find that the Company did not receive fair consideration or reasonably equivalent value for the issuance of the Old Notes, or upon the exchange thereof for New Notes, and that at the time of such issuance the Company (i) was insolvent, (ii) was rendered insolvent by reason thereof, (iii) was engaged in a business or transaction for which the assets remaining in the hands of the Company constituted unreasonably small capital, or (iv) intended to incur or believed it would incur debts beyond its ability to pay such debts as they mature, thereby rendering the Company's indebtedness, and the Company's obligations in connection with the issuance of the New Notes, avoidable.

A finding that the issuance of the New Notes constituted a fraudulent conveyance or transfer would permit the court to invalidate the Company's obligations under the New Notes or subordinate repayment of the New Notes to all other obligations of the Company.

The measure of insolvency for purposes of the test for determining whether the Company was insolvent varies depending upon the law of the jurisdiction that is being applied. Generally, a debtor will be considered insolvent if the sum of its debts is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts (including contingent liabilities) as they become absolute and matured. There can be no assurance of which test a court would apply to determine whether the Company was "insolvent" at the time of the issuance of the New Notes or that a court would not find the Company to have been insolvent under such test.

The obligations of any Guarantor under the Indenture and the grant by any Restricted Subsidiary of a security interest under the Collateral Agreements (as defined herein) may be subject to review under applicable fraudulent transfer or similar laws, in the event of the bankruptcy or other financial difficulty of any such person. In the United States, under such laws, if a court in a lawsuit by an unpaid creditor or representative of creditors of any such person, such as a trustee in bankruptcy or any such person as debtor in possession, were to find that at the time such person incurred its obligations under its guarantee or pledged its assets, it (i) received less than fair consideration or reasonably equivalent value therefor, and (ii) either (a) was insolvent, (b) was rendered insolvent, (c) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital, or (d) intended to incur or believed that it would incur debts beyond its ability to pay as such debts matured, such court could avoid such obligations under its guarantee and/or the security interest in its assets and direct the return of any amounts paid with respect thereto. Moreover, regardless of the factors identified in the foregoing clauses (i) and (ii), a court could take such action if it found that the guarantee was entered into or the security interest granted with actual intent to hinder, delay, or defraud creditors. The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and matured.

Net Operating Loss Carryovers and Other Tax Issues

The Internal Revenue Service (the "IRS") is currently examining the Company's federal tax returns for the years 1987 through 1989. In December 1994, the Company received an examination report from the IRS proposing a substantial tax deficiency based on this examination. The examination report raises a variety of issues, including the Company's substantiation for certain deductions taken during this period, the Company's utilization of certain net operating loss carryovers ("NOL's") and the availability of such NOL's to offset future taxable income. If the IRS were to prevail on all the issues raised, the amount of the tax assessment would be approximately $56 million plus interest and penalties. If the Company were required to pay a significant portion of the assessment, it could have a material adverse impact on the Company and could exceed the Company's resources. The Company has filed its administrative appeal to the examination report. Although management believes that the Company will be able to provide adequate documentation for a substantial portion of the deductions questioned by the IRS and that there is substantial support for the Company's past and future utilization of the NOL's, the ultimate outcome of this matter is subject to the resolution of significant legal and factual issues. If the Company's positions prevail on the most significant issues, management believes that the amounts due would not exceed amounts previously paid or provided; however, even under such circumstances, it is possible that the Company's NOL's could be reduced to some extent. No additional accruals have been made for any amounts which might be due as a result of this matter because the possible loss ranges from zero to $56 million plus interest and penalties and the ultimate outcome cannot presently be determined or estimated.

In addition, Randolph W. Lenz has retired as Chairman of the Company. Although his retirement agreement places certain restrictions on his ability to sell his shares of Common Stock in the Company, in the event that Mr. Lenz is able to sell a substantial portion of his shares in the Company, such sale, in combination with the issuance of certain common stock purchase warrants on December 20, 1993 and subject to the effects of other changes in share ownership of the Company, could result in a change in control for tax purposes. Such a change in control for tax purposes could possibly result in a significant reduction in the amount of NOL's available to the Company to offset future taxable income.

SEC Investigation

The Securities and Exchange Commission (the "Commission") in March of 1994 initiated a private investigation, which included the Company and certain of its then affiliates, to determine whether violations of certain aspects of the Federal securities laws have taken place. The Company is cooperating with the Commission in its investigation and it is not possible at this time to determine the outcome of the Commission's investigation.

Industry Cyclicality and Substantial Competition

Sales of products to be manufactured and sold by the Company have historically been subject to substantial cyclical variation extending over a number of years based on general economic conditions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The markets in which the Company competes are highly competitive. The Company must remain competitive in the areas of quality, price, product line, ease of use, safety, comfort and customer service. Many of the Company's competitors have greater financial resources than the Company. See "Business" for further discussion.

Foreign Operations

The Company's products are sold in over 50 countries around the world and, accordingly, a substantial portion of the revenues of the Company are generated in foreign currencies, while the costs associated with these revenues are only partially incurred in the same currencies. Consequently, the Company has a net exposure to fluctuations between the U.S. dollar and such foreign currencies, which impacts the financial performance of the Company. Although revenues and costs of the Company may be partially hedged, currency movements will impact the Company's financial performance in the future. In addition, international operations are subject to a number of potential risks, including, among others, currency exchange controls, transfer restrictions and rate fluctuations, trade barriers, the effects of income and withholding tax, and governmental expropriation.

Lack of Public Market for the New Notes

The New Notes are being offered to the holders of the Old Notes. The Old Notes were issued in May 1995 to the Initial Purchasers and resold in transactions not requiring registration under the Securities Act or applicable state securities laws, including sales pursuant to Rule 144A. The Old Notes are eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages (PORTAL) market. The New Notes are new securities for which there currently is no market. The Company does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Securities Dealer Automated Quotation System. There can be no assurance that any active market for the New Notes will develop. If a trading market develops for the New Notes, future trading prices of such securities will depend on many factors, inducing, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities.

                                   THE COMPANY

Terex is a global provider of capital goods and equipment used in the manufacturing, distribution, mining, construction and infrastructure industries. The Company's operations began in 1983 with the purchase of Northwest Engineering Company, the Company's original business and name. Since 1983, management has expanded the Company's business through a series of acquisitions. In 1988, Northwest Engineering Company merged into a subsidiary acquired in 1986 named Terex Corporation, with Terex Corporation as the surviving corporation. The Company's Material Handling Segment designs, manufactures and markets a complete line of internal combustion and electric lift trucks, electric walkies, automated pallet trucks and related components and replacement parts. Terex Trucks, formerly known as the Company's Heavy Equipment Segment, designs, manufactures and markets heavy-duty, off-highway, earthmoving and contruction equipment and related components and replacement parts. The Terex Cranes Segment designs, manufactures and markets mobile cranes, aerial platforms, container stackers and scrap holders and related components and replacement parts.

The Terex Cranes Segment was established as a separate business segment as a result of a significant acquisition in 1995. On May 9, 1995, the Company, through Terex Cranes, a wholly owned subsidiary of the Company, completed the PPM Acquisition. PPM designs, manufactures and markets mobile cranes and container stackers primarily in North America and Western Europe under the brand names of PPM, P&H (trademark of Harnischfeger Corporation) and BENDINI. Concurrently with the completion of the PPM Acquisition, the Company contributed the assets (subject to liabilities) of its Koehring and Marklift division to Terex Cranes. The former division now operates as Koehring, a wholly owned subsidiary of Terex Cranes. Koehring manufactures mobile cranes under the LORAIN brand name and aerial lift equipment under the MARKLIFT brand name. PPM and Koehring comprise the Terex Cranes Segment.

The Company has grown through acquisitions and has had considerable experience in restructuring and operating capital goods manufacturers, particularly in the off-road truck and construction and industrial equipment industries. Following an acquisition, in order to improve profitability, the Company traditionally (i) consolidates manufacturing operations, (ii) adjusts new equipment production capacity to meet the actual level of demand in the marketplace, (iii) reduces corporate overhead and (iv) emphasizes that portion of the business that yields the highest margins, particularly the replacement parts business. More specifically, this strategy involves elimination of marginally profitable or unprofitable product lines, closing underutilized and inefficient plants, liquidating excess inventories and substantially reducing personnel. See also "Business."

The principal executive offices of the Company are located at 500 Post Road East, Westport, Connecticut 06880 and its telephone number is (203) 222-7170.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The Old Notes were sold by the Company on May 9, 1995 to the Initial Purchasers with further distribution permitted only to (i) Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) and (ii) a limited number of other institutional "Accredited Investors" (as defined in Rule 501(A)(1), (2),
(3) or (7) under the Securities Act). In connection with the sale of the Old Notes, the Company and the Initial Purchasers entered into the Registration Rights Agreement which requires the Company (i) to cause the Old Notes to be registered under the Securities Act or (ii) to file with the Commission a registration statement under the Securities Act with respect to the New Notes of the Company identical in all material respects to the Old Notes, and to use its best efforts to cause such registration statement described in clause (ii) above to become effective under the Securities Act. The Company is further obligated, upon the effectiveness of the registration statement, to offer the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, which will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy the Company's obligations thereunder. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the Company's books or any other person who has obtained a properly completed bond power from the registered Holder.

By executing the Letter of Transmittal, each Holder will represent to the Company, among other things, that (i) the New Notes acquired pursuant to the
Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Holder, (ii) neither the Holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes, (iii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act, and
(iv) neither the Holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company or, if such Holder is an "affiliate," that such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In the event that any Holder of Old Notes cannot make the requisite representations to the Company in order to participate in the Exchange Offer, such Holder may be entitled to have such Holder's Old Notes registered in a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act. See "Description of the Notes and the Guarantees -- Registration Rights; Liquidated Damages."

Resale of New Notes

The Company has not requested and does not intend to request, an interpretation by the staff of the Commission with respect to whether the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for sale, resold or otherwise transferred by any Holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, including "Exxon Capital Holdings Corporation" (available May 13, 1988), "Morgan Stanley & Co. Incorporated" (available June 5,
1991), "Mary Kay Cosmetics, Inc." (available June 5, 1991) and "Warnaco, Inc." (available October 11, 1991), the Company believes that, except as described below, the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any Holder of such Notes (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and in the case of broker-dealers, as set forth below) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any Holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes or who is an affiliate of the Company cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K under the Securities Act. This Prospectus may be used for an offer to resell, resale or other retransfer of New Notes only as specifically set forth herein. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. Any resales or other transfers of New Notes must also be conducted in compliance with applicable state securities or blue sky laws. See "Plan of Distribution."

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept for exchange any and all Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes on or promptly after the Expiration Date in exchange for each $1,000 principal amount of outstanding Old Notes surrendered pursuant to the Exchange Offer. Old Notes may be tendered only in integral multiples of $1,000.

The form and terms of the New Notes will be the same as the form and terms of the Old Notes except the New Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The New Notes will evidence the same debt as the Old Notes. The New Notes will be issued under and entitled to the benefits of the Indenture, which also authorized the issuance of the Old Notes, such that both series will be treated as a single class of debt securities under the Indenture.

As of the date of this Prospectus, $250 million aggregate principal amount of the Old Notes are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered Holders of Old Notes. There will be no fixed record date for determining registered Holders of Old Notes entitled to participate in the Exchange Offer.

The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Old Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such Holders have under the Indenture and the Registration Rights Agreement.

The Company shall be deemed to have accepted for exchange properly tendered Old Notes when, as and if the Company shall have given oral or written notice thereof to the Exchange Agent and complied with the provisions of Section 2.6(h) of the Indenture. The Exchange Agent will act as agent for the tendering Holders for the purposes of receiving the New Notes from the Company. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of such other events set forth herein or otherwise, any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See " -- Fees and Expenses."

Expiration Date; Extensions; Amendments

The term "Expiration Date" shall mean 5:00 p.m., New York City time on ________________, 1996, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Expiration Date shall not in any event be extended to a date later than __________, 1996 (___ days after the initial Expiration Date).

In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the Holders an announcement thereof, prior to 9:00 a.m., New York City time, on the next business day after the immediately expired Expiration Date.

The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer, if any of the conditions set forth below under " -- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones news service.

Interest on the New Notes

The New Notes will bear interest at 13 1/4% per annum from the date of original issue. Interest on the New Notes will be payable semi-annually, in arrears, on May 15 and November 15 of each year, commencing on November 15, 1996. Holders of New Notes will receive interest on November 15, 1996 from the date of initial issuance of the New Notes, plus an amount equal to the accrued interest on the Old Notes from the most recent date to which interest has been paid to the date of exchange thereof for New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

Conditions

Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange any New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of any Old Notes for exchange, if:

     (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's sole judgment, might materially impair the ability of the Company to proceed with the Exchange Offer, or

     (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission, which, in the Company's sole judgment, might materially impair the ability of the Company to proceed with the Exchange Offer, or

     (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

If the Company determines in its sole discretion that any of these conditions have occurred, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders who tendered such Old Notes to withdraw their tendered Old Notes, or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

Procedures for Tendering

Only a Holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at the Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Old Notes, Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under " -- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

The tender by a Holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PRIOR INSURANCE OBTAINED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR AND ON BEHALF OF SUCH HOLDERS.

Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes should contact the registered Holder promptly and instruct such Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering of its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in its name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a Holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

If the Letter of Transmittal is signed by a person other than the Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such Holder as such Holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. Issuances of New Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) issued by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes.

All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

While the Company has no present plan to acquire any Old Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resale of any Old Notes that are not tendered pursuant to the Exchange Offer, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth above under " -- Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for exchange for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

Book Entry Transfer

The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer
Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date or, if the guaranteed delivery procedures described below are to be complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

Guaranteed Delivery Procedures

Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

         (a) The tender is made through an Eligible Institution;

         (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the registered number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the Old Notes or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

         (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as all tendered Old Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the registered number or numbers and principal amount of such Old Notes or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have United States Trust Company of New York, the trustee with respect to the Old Notes (the "Trustee"), register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly re-tendered. Any Old Notes which have been tendered but which are not accepted for payment will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

Exchange Agent

United States Trust Company of New York has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

    By Registered or Certified Mail:                  By Overnight Courier:

      United States Trust Company                  United States Trust Company
               of New York                                 of New York
              P.O. Box 844                                770 Broadway
     Cooper Station, New York 10276                 New York, New York 10003
                                                  Attention:  Corporate Trust
                                                              Operations


                By Hand:                                  By Facsimile:

 United States Trust Company of New York                 (212) 420-6152
            65 Beaver Street                      Attention:  Customer Service
        New York, New York 10005
        Attention:   Ground Level                     Confirm by telephone:
       Corporate Trust Operations                        (800) 548-6565


Fees and Expenses

The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

The Company has not retained any dealer-manager or other soliciting agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $278,200. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

Consequences of Failure to Exchange

The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will not have any further registration rights and remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or (iv) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Old Notes that are not exchanged pursuant to the Exchange Offer will remain outstanding, continue to accrue interest and be entitled to distributions of principal and interest. However, upon the earlier to occur of (i) the Expiration Date and (ii) the effectiveness of a shelf registration statement covering the Old Notes, the interest rate on the Old Notes will decrease to 13 1/4% (from 13 3/4%) per annum.

Accounting Treatment

The New Notes will be recorded at the same carrying value as the Old Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

FOR INFORMATION CONCERNING THE TAX CONSEQUENCES OF THE EXCHANGE OFFER AND OR HOLDING THE NEW NOTES, SEE "CERTAIN FEDERAL INCOME TAX CONSIDERATION.


                                 USE OF PROCEEDS

This Exchange Offer is intended to satisfy certain of the Company's obligations to the holders of the Old Notes under the Registration Rights Agreement entered into in connection with the sale of the Old Notes. The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount, the forms and terms of which are identical, in all material respects, to the New Notes. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the indebtedness of the Company. Proceeds from the sale of the privately placed Old Notes were used to refinance the Company's then outstanding senior secured notes and senior subordinated notes, to finance the PPM Acquisition of and to pay transaction expenses incurred in connection with the PPM Acquisition and the issuance of the Old Notes.

                                 CAPITALIZATION

The following table sets forth the consolidated capitalization of the Company as of March 31, 1996. The table should be read in conjunction with the consolidated financial statements of the Company and the related notes thereto included elsewhere in this Prospectus. See "The Company" and "Selected Consolidated Financial Information."

                                                                   (in millions)
Notes payable and long-term debt (including current portion):
     Senior Secured Notes due May 15, 2002 (1)..................... $   247.1
     Credit Facility maturing May 9, 1998 (2)......................      65.7
     Other debt, including notes payable (3).......................      28.5
                                                                    ----------
       Total notes payable and long term debt......................     341.3
                                                                    ----------

Minority interest, including redeemable
   preferred stock of a subsidiary.................................       9.4
                                                                    ----------

Redeemable Convertible Preferred Stock.............................      25.8
                                                                    ----------

Stockholders' Deficit
     Common Stock Purchase Warrants................................      16.5
     Common Stock .................................................       0.1
     Additional paid-in capital....................................      41.9
     Accumulated deficit...........................................    (152.3)
     Pension liability adjustment..................................      (2.7)
     Unrealized holding gain on equity securities..................       0.2
     Foreign currency translation adjustment.......................      (3.9)
                                                                    ----------
       Total stockholders' deficit.................................    (100.2)
                                                                    ----------

Total capitalization............................................... $   276.3
                                                                    ==========
- ----------------

(1) Represents $250.0 million principal amount of Old Notes. See "Description of the Notes and the Guarantees."

(2) The Credit Facility currently provides for revolving credit loans and guarantees of letters of credit of up to $100 million and matures on May 9, 1998. The Credit Facility bears interest at a fluctuating rate based on 1.75% per annum in excess of the prime rate or 3.75% per annum in excess of the adjusted Eurodollar rate at the Company's option. Borrowings under the credit facility are secured by a lien on substantially all of the Company's domestic accounts receivable and inventory. See "The Credit Facility," below.

(3) See Note F -- "Long Term Obligations" of the Notes to Consolidated Financial Statements, included elsewhere in this Prospectus, for a description of the Company's other debt.

The Credit Facility

The Company currently has a secured revolving credit facility (the "Credit Facility") with certain institutional lenders (the "Lenders"). Under the terms of such facility, the Company and CMHC, Koehring and PPM North America, each a subsidiary of the Company, (collectively, the "Borrowers") will have availability, subject to the borrowing base limitations set forth below, in an aggregate amount of up to $100 million. Subject to the terms and conditions set forth in the Credit Facility, the Borrowers may borrow (in the form of revolving loans and up to $15 million in outstanding letters of credit) an amount at any time outstanding initially equalling the sum of the following: (i) 75% of the net amount of eligible receivables (as defined in the Credit Facility) of the Company, Koehring and PPM North America, plus (ii) 70% of the net amount of eligible receivables of CMHC, plus (iii) the lesser of (a) 45% of the value of eligible inventory (as defined in the Credit Facility) of the Borrowers or (b) 80% of the appraised orderly liquidation value of eligible inventory.

Each Borrower guarantees, on a joint and several basis, all of the obligations of the other Borrowers under the Credit Facility, which obligations will generally be secured by a first priority security interest in favor of the Lenders in all of the receivables and inventory and certain related rights of the Borrowers.

The outstanding principal amount of prime rate loans initially bears interest at the rate of 1.75% per annum in excess of the prime rate and the outstanding principal amount of Eurodollar rate loans initially bears interest at the rate of 3.75% per annum in excess of the adjusted Eurodollar rate. The Credit Facility contains covenants limiting the Borrowers' activities, including, without limitation, limitations on the incurrence of indebtedness, liens, asset sales, dividends and other payments, investments, mergers and related party transactions.

The Credit Facility matures on May 9, 1998. The Lenders, at their option, may extend the facility for one additional year. In the event that for any reason the facility is terminated prior to the maturity date, the Borrowers must pay to the Lenders a termination fee.

The foregoing description is a summary of the terms of the Credit Facility and does not purport to be complete and is qualified in its entirety by reference to the Loan and Security Agreement dated as of May 9, 1995 between the Lenders and the Borrowers, a copy of which is filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

                      SELECTED CONSOLIDATED FINANCIAL DATA
              (in millions except per share amounts and employees)

Selected Financial Data

The Selected Financial Data include the results of operations of PPM, CMH and of Mark from the dates of their acquisitions, May 9, 1995, July 31, 1992 and December 31, 1991, respectively, and reflect the deconsolidation of Fruehauf Trailer Corporation ("Fruehauf") as of January 1, 1992. Income (loss) before extraordinary items and net income (loss) in 1992 include a $36.5 million gain on deconsolidation of Fruehauf, and in 1991 include a $56.0 million gain as a result of an initial public offering of Fruehauf common stock.

The following data should be read in conjunction with the historical financial statements of the Company and the related notes thereto and "Management's
Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. Operating results for interim periods are not necessarily indicative of results for the entire fiscal year.

                                   Three Months Ended
                                       March 31,                 As of and for the Year Ended December 31,
                                    1996        1995            1995         1994        1993        1992        1991
Summary of Operations (1)
  Net Sales                     $   282.0   $   214.2     $   1,030.2     $  786.8   $   670.3   $   523.4   $   784.2
  Income (loss) from operations      10.8         6.0            21.4          3.4       (33.9)       (4.1)      (70.7)
  Income (loss) before
   extraordinary items                0.5        (1.9)          (27.7)         1.2       (65.0)        2.9       (42.7)
  Net income (loss)                   0.5        (1.9)          (35.2)         0.5       (66.5)        2.9       (42.7)
  Net income (loss)
   applicable to common stock        (1.4)       (3.6)          (42.5)        (5.5)      (66.7)        2.9       (42.7)
Per Common and
 Common Equivalent Share:
  Income (loss) before
   extraordinary items              (0.13)      (0.35)          (3.37)       (0.46)      (6.55)       0.29       (4.31)
  Net income (loss)                 (0.13)      (0.35)          (4.09)       (0.53)      (6.70)       0.29       (4.31)
Ratio of earnings to
 fixed charges (2)                    1.0x         (3)             (3)         1.0x         (3)       1.2x          (3)
Total Assets                    $   627.6   $   412.3     $     629.9     $  401.6   $   390.7   $  477.3    $   506.7
Capitalization
  Long-term debt and
   notes payable, including
   current maturities           $   341.3   $   92.1      $     337.5     $  190.9   $   218.0   $  217.6    $   223.0
  Minority interest,
   including redeemable
   preferred stock of a
   subsidiary                         9.4        ---              9.4          ---         ---        ---          ---
  Redeemable convertible
   preferred stock                   25.8       19.0             24.6         17.3        10.5        ---          ---
  Stockholders' deficit            (100.2)     (56.6)           (98.8)       (55.7)      (62.3)      (9.1)        (4.1)
  Dividends per share of
   Common Stock                 $     ---   $    ---      $       ---     $    ---   $     ---   $    ---    $   (0.06)
  Shares of Common Stock
   outstanding at period end         10.6       10.3             10.6         10.3        10.3        9.9          9.9
Employees                           3,350      2,763            3,600        2,851       2,930      3,056        6,980


- --------------------


     Notes to Selected Consolidated Financial Data

     (1) The Selected Consolidated Financial Data include the results of operations of PPM CMHC and certain affiliated companies (together with CMHC, "CMH") and the Company's aerial lift division, Mark Industries ("Mark"), from the dates of their acquisitions, May 9, 1995, July 31, 1992 and December 31, 1991, respectively, and reflect the deconsolidation of a former subsidiary, Fruehauf Trailer Corporation ("Fruehauf"), as of January 1, 1992. Income (loss) before extraordinary items in 1992 includes a $36.5 gain on deconsolidation of Fruehauf and in 1991 includes a $56.0 gain as a result of an initial public offering of Fruehauf common stock.

     (2) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes, minority interest, extraordinary items and fixed charges. Fixed charges consist of interest on indebtedness, preferred stock accretion, amortization of debt issuance costs and rental expense representative of the interest factor.

     (3) The ratio of earnings to fixed charges is less than 1.0 for these periods. The deficiency amounts are $1.8 for the three months ended March 31, 1995, $27.7 for 1995, $64.2 for 1993 and $46.0 for 1991.

Unaudited Quarterly Financial Data

Summarized quarterly financial data for the three months ended March 31, 1996 and for the years 1995 and 1994 are as follows (in millions, except per share amounts):

                       1996                         1995                                   1994
                       First          Fourth     Third      Second      First             Fourth      Third     Second      First
Net sales            $  282.0        $  263.3   $  283.3   $  269.4   $  214.2           $  213.4   $  207.1   $  198.3   $  168.0

Gross profit             34.7            33.7       32.5       25.9       23.1               27.2       24.7       21.6       17.4

Income (loss) before      0.5            (1.8)      (7.8)     (16.4)      (1.9)               0.5        1.2       10.3      (10.8)
  extraordinary items

Net income (loss)         0.5            (1.8)      (7.8)     (23.9)      (1.9)               0.2        1.0       10.0      (10.8)

Income (loss)            (1.4)           (3.7)      (9.6)     (25.7)      (3.6)              (1.4)      (0.5)       8.6      (12.2)
 applicable to
 common stock

Per share:

Primary

  Income (loss)
   before
   extraordinary
   items             $  (0.13)        $ (0.35)  $  (0.93)  $  (1.76)  $  (0.35)          $  (0.10)  $  (0.03)  $    0.64  $  (1.18)

  Net income (loss)     (0.13)          (0.35)     (0.93)     (2.48)     (0.35)             (0.13)     (0.05)       0.62     (1.18)

Fully diluted

  Income (loss)
   before
   extraordinary
   items             $  (0.13)        $ (0.35)  $  (0.93)  $  (1.76)  $  (0.35)          $  (0.10)  $  (0.03)  $    0.60  $  (1.18)

  Net income (loss)     (0.13)          (0.35)     (0.93)     (2.48)     (0.35)             (0.13)     (0.05)       0.59     (1.18)


The accompanying unaudited quarterly financial data of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information and with Item 302 of Regulation S-K. In the opinion of management, all adjustments considered necessary for a fair presentation have been made and were of a normal recurring nature except for those discussed below. Certain 1995 and 1994 amounts have been reclassified to conform with the 1996 presentation.

In 1996, the Company recognized a gain of $2.4 million in the first quarter from the sale of excess property in Scotland.

In 1995, the Company recognized a gain of $1.0 million in the first quarter as a result of the sale of 486.6 thousand shares of Fruehauf common stock, recorded severance and exit costs of $3.5 million and an extraordinary loss of $7.5 million on the retirement of debt in the second quarter.

In 1994, the Company recognized gains of $4.6 million in the first quarter, $15.5 million in the second quarter, $4.3 million in the third quarter and $1.6 million in the fourth quarter as a result of the sale of a total of 5.9 million shares of Fruehauf common stock. The Company recognized a gain of $4.7 million from the sale of its Drexel Industries subsidiary in the second quarter of 1994. The Company recorded severance charges of $4.5 million in the second quarter of 1994 and $2.9 million in the fourth quarter of 1994, and a related pension curtailment gain of $0.9 million in the fourth quarter of 1994.

Net income (loss) has been reduced by Preferred Stock accretion for purposes of calculating earnings per share amounts. See Note I -- "Preferred Stock" in the Notes to the Company's Consolidated Financial Statements.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

  (Dollar amounts except per share are in millions unless otherwise designated)

Results of Operations

The Company operates in three industry segments: Material Handling, Terex Trucks, and Terex Cranes. The Terex Cranes segment results for periods prior to May 1995 consist solely of Koehring's operations. Beginning with the first quarter of 1996, the former heavy equipment segment, which consists of the Terex business and Unit Rig division, is referred to as Terex Trucks.

Quarter Ended March 31, 1996

The table below is a comparison of net sales, gross profit, engineering, selling and administrative expenses, and income (loss) from operations, by segment, for the three months ended March 31, 1996 and 1995.

                                                   Three Months
                                                      Ended
                                                     March 31,       Increase
                                                  1996      1995    (Decrease)
                                                    (in millions of dollars)
NET SALES
  Material Handling                            $   108.8  $   134.0 $   (25.2)
  Terex Trucks                                      70.9       57.5      13.4
  Terex Cranes                                     102.5       23.2      79.3
  Eliminations                                      (0.2)      (0.5)      0.3
     Total                                     $   282.0  $   214.2 $    67.8

GROSS PROFIT
  Material Handling                            $    11.3  $    11.1 $     0.2
  Terex Trucks                                       9.1        8.7       0.4
  Terex Cranes                                      14.9        3.3      11.6
  Eliminations                                      (0.6)     ---        (0.6)
     Total                                     $    34.7  $    23.1 $    11.6

ENGINEERING, SELLING AND ADMINISTRATIVE
    EXPENSES
  Material Handling                              $   8.8   $   10.4  $   (1.6)
  Terex Trucks                                       6.2       5.4         0.8
  Terex Cranes                                       8.7       1.5         7.2
  General/Corporate                                  0.2      (0.2)        0.4
     Total                                      $   23.9   $   17.1   $   6.8

INCOME (LOSS) FROM OPERATIONS
  Material Handling                              $   2.5    $   0.7   $   1.8
  Terex Trucks                                       2.9       3.3       (0.4)
  Terex Cranes                                       6.2       1.8         4.4
  General/Corporate                                 (0.8)      0.2       (1.0)
     Total                                      $   10.8    $   6.0   $   4.8

     Net Sales

Sales increased $67.8, or approximately 32%, to $282.0 for the three months ended March 31, 1996 over the comparable 1995 period, reflecting the acquisition of PPM Cranes in the second quarter of 1995 and a strong sales quarter for Terex Cranes overall, increased revenue at Terex Trucks, partially offset by an expected slowdown in machine sales at the Material Handling Segment.

Material Handling Segment sales were $108.8 for the three months ended March 31, 1996, a decrease of $25.2 from $134.0 in the year earlier period. The sales mix was approximately 23% parts in the three months ended March 31, 1996 compared to 17% in the comparable 1995 period. Machine sales decreased 26% and parts sales, from which the Company generally realizes significantly higher margins than machine sales, increased 9%.

Material Handling Segment bookings for the three months ended March 31, 1996 were $114.5, a decrease of $25.5, or 18%, from the year earlier period. Bookings for parts sales for the three months ended March 31, 1996 increased 6% from the year earlier period. Machine order bookings for the three months ended March 31, 1996 decreased 24% from the year earlier period. Material Handling Segment backlog was $85.1 at March 31, 1996 compared to $141.9 at March 31, 1995. The decrease in machine sales and bookings was anticipated and tracked trends in the material handling industry as set forth in independent publications which report on the industry. The Company adjusted its production schedule and material procurement in anticipation of the slowdown in machine sales. The slowdown is not anticipated to have an adverse effect on the profitability of the material handling segment for 1996.

Terex Trucks sales increased $13.4 for the three months ended March 31, 1996 from the three months ended March 31, 1995. Machines sales increased 31%, and parts sales increased 4%. The sales mix was approximately 32% parts for the three months ended March 31, 1996 compared to 38% parts for the comparable 1995 period.

Terex Trucks bookings for the three months ended March 31, 1996 were $48.8, an increase of $7.9, or 19%, from the year earlier period. Bookings for parts sales, from which the Company generally realizes higher margins than machine sales, decreased $4.0 from the three months ended March 31, 1995. Machine bookings for the three months ended March 31, 1996 increased $11.9 from the comparable 1995 period reflecting higher international orders. Backlog was $86.5 at March 31, 1996 compared to $88.8 at December 31, 1995 and $51.4 at March 31, 1995.

Terex Cranes sales were $102.5 for the three months ended March 31, 1996, an increase of $79.3 from $23.2 in the year earlier period which did not include the PPM business. Terex Cranes backlog was $59.8 at March 31, 1996, reflecting the additional PPM backlog acquired, compared to $12.8 at March 31, 1995. The increase in Terex Cranes sales was due to the addition of the PPM business, growth in sales at the PPM business, and continued strong performance by Koehring.

     Gross Profit

Gross profit for the three months ended March 31, 1996 increased $11.6 compared to the three months ended March 31, 1995.

The Material Handling Segment's gross profit of $11.3 for the three months ended March 31, 1996, an increase of $0.2 from $11.1 for the prior year's period. The gross profit percentage in the Material Handling Segment was 10% for the three months ended March 31, 1996 and 8.3% for the comparable 1995 period. The increase in profit was due to higher parts sales and therefore margins coupled with improved manufacturing efficiencies.

Terex Trucks' gross profit increased $0.4 to $9.1 for the three months ended March 31, 1996 compared to $8.7 for the comparable 1995 period. The gross profit percentage in the Terex Trucks decreased to 13% for the three months ended March 31, 1996 from 15% for the three months ended March 31, 1995, primarily due to the negative impact on Unit Rig of the inability of a major supplier to adhere to its delivery schedule. This resulted in Unit Rig having to shut down production for a period in March, with an estimated negative profit impact of $0.8, due to lost sales volume and unabsorbed overhead. The Company understands that the supplier has corrected the problem and it is not expected to recur.

Terex Cranes' gross profit increased $11.6 to $14.9 for the three months ended March 31, 1996, compared to $3.3 for the prior year's period, reflecting the PPM Acquisition, the effect of cost reduction actions put in place at PPM, and improved performance at Koehring.

     Engineering, Selling and Administrative Expenses

Engineering, selling and administrative expenses increased to $23.9 for the three months ended March 31, 1996 from $17.1 for the three months ended March 31, 1995, reflecting the effects of the PPM acquisition in May 1995. Material Handling Segment engineering, selling and administrative expenses to $8.8 for the three months ended March 31, 1996 from $10.4 for the comparable 1995 period. Terex Trucks engineering, selling and administrative expenses increased to $6.2 for the three months ended March 31, 1996 from $5.4 for the comparable 1995 period primarily due to costs associated with a new parts sales office and a new U.K. dealership. Terex Cranes engineering, selling and administrative expenses increased to $8.7 for the three months ended March 31, 1996 from $1.5 for the comparable 1995 period, reflecting the PPM acquisition in May 1995.

     Income (Loss) from Operations

Material Handling Segment income from operations of $2.5 for the three months ended March 31, 1996 represents a $1.8 improvement over the $0.7 income in the comparable 1995 period. As discussed above, reduced costs contributed to the increase in income from operations for the three months ended March 31, 1996.

Terex Trucks income from operations decreased by $0.4 to $2.9 for the three months ended March 31, 1996 from $3.3 in the comparable 1995 period, primarily due to the factors mentioned above under "Gross Profit".

Terex Cranes income from operations of $6.2 for the three months ended March 31, 1996 increased by $4.4 over the comparable 1995 period, primarily due to the effect of cost control initiatives implemented at PPM during Terex's ownership of that business, and continued strong performance by Koehring.

On a consolidated basis, the Company had operating income of $10.8 for the three months ended March 31, 1996, compared to operating income of $6.0 for the comparable 1995 period, for the reasons mentioned above.

     Other Income (Expense)

Net interest expense increased to $11.4 for the three months ended March 31, 1996 from $6.7 in the comparable 1995 period as a result of incremental borrowings associated with the PPM acquisition in May 1995. The Company realized a gain in the three months ended March 31, 1996 of $2.4 from the sale of excess property in Scotland. In 1995, the Company had a gain of $1.0 from the sale of Fruehauf stock.

1995 Compared with 1994

The table below is a comparison of net sales, gross profit, selling, general and administrative expenses, severance and exit costs, and income (loss) from operations, by segment, for 1995 and 1994.

                                                  Year Ended
                                                  December 31,      Increase
                                                1995       1994    (Decrease)
                                                   (in millions of dollars)
NET SALES
  Material Handling                          $   528.8  $   472.7  $    56.1
  Terex Trucks                                   250.3      226.8       23.5
  Terex Cranes                                   252.3       90.4      161.9
  Eliminations                                    (1.2)      (3.1)       1.9
     Total                                   $ 1,030.2  $   786.8  $   243.4

GROSS PROFIT
  Material Handling                          $    44.6  $    42.2  $     1.7
  Terex Trucks                                    35.9       33.8        2.1
  Terex Cranes                                    35.2       14.2       21.0
  Eliminations                                    (0.5)     ---         (0.5)
     Total                                   $   115.2  $    90.9  $    24.3

ENGINEERING, SELLING AND
  ADMINISTRATIVE EXPENSES
  Material Handling                           $   38.1   $   50.1  $   (12.0)
  Terex Trucks                                    22.9       22.0        0.9
  Terex Cranes                                    28.0        6.3       21.7
  General/Corporate                                1.3        1.7       (0.4)
     Total                                    $   90.3   $   80.1  $    10.2

SEVERANCE AND EXIT COSTS
  Material Handling                          $     3.5  $     6.8  $    (3.3)
  Terex Trucks                                   ---          0.6       (0.6)
     Total                                   $     3.5  $     7.4  $    (3.9)

INCOME (LOSS) FROM OPERATIONS
  Material Handling                          $     3.0  $   (13.9) $    16.9
  Terex Trucks                                    13.0       11.1        1.9
  Terex Cranes                                     7.2        7.9       (0.7)
  General/Corporate                               (1.8)      (1.7)      (0.1)
     Total                                   $    21.4  $     3.4  $    18.0

Prior to the PPM Acquisition on May 9, 1995, the Company operated in two industry segments during the periods presented herein: Material Handling and Terex Trucks (formerly known as Heavy Equipment). The addition of the PPM business to the Company's existing crane and aerial lift business has created combined mobile crane operations sufficient in size to constitute a third industry segment. The 1994 amounts presented above have been reclassified to a three segment basis for consistency. The Terex Cranes results for periods prior to May 1995 consist solely of Koehring's operations.

     Net Sales

Sales increased $243.4 to $1,030.2, or approximately 31%, for 1995 versus 1994.

Material Handling Segment sales were $528.8 for 1995, an increase of $56.1 from $472.7 in 1994. The sales mix was approximately 18% parts in 1995 compared to 19% in 1994. Machine sales increased 12%, primarily because of increased output resulting from actions taken by management during 1994 and shipments of the new Genesis line of IC trucks, introduced in December 1994. The light IC market, in which this product competes, represents approximately 60% of the rider lift truck industry. Management believes this product is superior to competitors' products in performance, reliability and operator comfort, and is designed to achieve reduced production costs. Parts sales increased 6% because of improved parts inventory availability partially offset by the adverse effects of a labor strike at the Company's parts distribution center. The strike has not had a material continuing effect on parts sales.

Material Handling Segment bookings for 1995 were $471.8, an increase of $13.0, or 3%, from 1994. Backlog at the Material Handling Segment fell from $135.9 at December 31, 1994 to $78.9 at December 31, 1995 as the Company maintained full production in the Material Handling Segment United States operations and parts availability returned to normal levels. As a result, the backlog of both machines orders and parts orders was reduced during 1995.

Terex Trucks sales increased $23.5 for 1995 over 1994. Machines sales increased 8%, and parts sales increased 7%. The sales mix was approximately 35% parts for 1995 compared to 36% parts for 1994. Terex Trucks parts sales were also adversely affected by the strike at the parts distribution center, but to a lesser degree than the Material Handling Segment.

Terex Trucks bookings for 1995 were $271.3, an increase of $39.1, or 17%, from 1994. Terex Trucks backlog was $88.8 at December 31, 1995 compared to $67.8 at December 31, 1994.

Terex Cranes sales were $252.3 for 1995, an increase of $161.9 from $90.4 in 1994 due primarily to the PPM Acquisition in May 1995. Terex Cranes backlog was $85.3 at December 31, 1995, reflecting the additional PPM backlog, compared to $11.7 at December 31, 1994.

     Gross Profit

Gross profit of $115.2 for 1995 was $24.3, or 27%, higher than gross profit of $90.9 for 1994.

The Material Handling Segment's gross profit increased $1.7 to $44.6 for 1995 compared to $42.9 for 1994. The gross profit percentage in the Material Handling Segment was 8% for 1995 as compared to 9% for 1994. Favorable efficiencies due to higher production and sales volumes and the effects of 1994 severance actions were offset by additional costs associated with the start-up of production of the new Genesis product line and manufacturing inefficiencies related to vendors' continuing inability to meet demand.

Terex Trucks gross profit increased $2.1 to $35.9 for 1995 compared to $33.8 for 1994. The gross profit percentage in the Terex Trucks was 14% for 1995 and 15% for 1994.

Terex Cranes gross profit increased $21.0 to $35.2 for 1995, compared to $14.2 for 1994, primarily reflecting the addition of the May through December 1995 results of the PPM businesses. The gross profit percentage for Terex Cranes was 14% for 1995 and 16% for 1994. The gross profit percentage decrease was primarily due to costs related to integrating the PPM Acquisition into Terex Cranes.

     Engineering, Selling and Administrative Expenses

Engineering, selling and administrative expenses increased to $90.3 for 1995 from $80.1 for 1994. Material Handling Segment engineering, selling and administrative expenses decreased to $38.1 for 1995 from $50.1 for 1994, primarily as a result of severance actions taken by management during the second half of 1994. Terex Trucks engineering, selling and administrative expenses increased to $22.9 for 1995 from $22.0 for 1994 as a result of costs associated with the start-up of a new parts service business. Terex Cranes engineering, selling and administrative expenses increased to $28.0 for 1995 from $6.3 for 1994 reflecting the PPM Acquisition in May 1995. Corporate administrative expenses in 1994 included a charge of $2.2 in connection with the termination of a management contract with KCS Industries, L.P. ("KCS"), a Connecticut limited partnership principally owned by certain present and former officers of the Company, offset by allocations to operating segments. See Note M -- "Related Party Transactions" in the Notes to the Consolidated Financial Statements for further information.

     Severance and Exit Costs

The Company announced personnel reductions totaling approximately 134 employees in the Material Handling Segment's North American operations during the second quarter of 1995 as a continuation of the Company's programs to increase manufacturing efficiency, reduce costs and improve liquidity. The Company recorded a combined charge of $3.5 in the second quarter of 1995 for severance costs associated with these actions and additional costs associated with the closing of certain administrative and warehouse facilities.

During the second quarter of 1994, the Company recorded a charge of $4.5 principally related to severance costs in the Material Handling Segment's North American and European operations. In June 1994, the Company announced personnel reductions in plant supervision, engineering, marketing and administration totaling approximately 160 employees. The $4.5 charge represents severance costs associated with these actions. The Company also reorganized certain marketing activities and closed several of its regional sales offices in the United States. In December 1994, the Company announced additional personnel reductions totaling approximately 90 employees in conjunction with the closing of the Material Handling Segment's Korean plant and certain branch sales offices in France. An additional $2.9 charge was recorded for costs, principally severance costs, associated with these actions.

     Income (Loss) from Operations

The Material Handling Segment income from operations of $3.0 for 1995 represents a $16.9 improvement over the $13.9 loss in 1994. As discussed above, increased sales and reduced costs contributed to the improvement.

Terex Trucks income from operations improved by $1.9 to $13.0 for 1995 from $11.1 in 1994, primarily as a result of reduced costs, offset by costs associated with the start up of a new parts service business.

Terex Cranes income from operations of $7.2 for 1995 decreased by $0.7 versus 1994, primarily due to losses of the PPM businesses acquired in May 1995. As a result of cost reductions, improvements in inventory management and consolidation of model offerings, Koehring was profitable in 1994 and 1995 after several years of losses.

On a consolidated basis, the Company realized operating income of $21.4 for 1995, compared to $3.4 for 1994.

     Other Income (Expense)

Net interest expense increased to $38.7 for 1995 from $29.9 in 1994 as a result of incremental borrowings associated with the PPM Acquisition in May 1995. The Company realized gains of $1.0 and $26.0 from sales of Fruehauf common stock during 1995 and 1994, respectively. The Company owns 250 thousand shares of Fruehauf common stock which it received in settlement of certain obligations of Fruehauf.

The Company recorded a charge of $3.0 in 1995 to recognize the impairment in value of certain properties held for sale.

The Company also incurred net foreign exchange losses of $1.9, trademark-related expenses of $1.3, and $0.6 of group retiree expenses during 1995.

The Company recorded a charge of $2.5 in 1995 for payments related to the retirement of its former Chairman of the Board in August 1995, and future payments related to the consulting obligations under the retirement agreement of the former Chairman.

During 1995, the Company recorded no provision for income taxes. In 1994, the Company recorded a provision for state income taxes of $0.5 in connection with the sale of Drexel, in addition to the taxes on foreign royalties.

     Extraordinary Items

The Company recorded a charge of $7.5 in 1995 to recognize a loss on the early extinguishment of debt in connection with the May 1995 refinancing. During 1994, the Company recognized extraordinary losses totaling $0.7 to write-off unamortized discount and debt issuance costs when it repurchased $27.3 of its old senior secured debt.

1994 Compared with 1993

The table below is a comparison of net sales, gross profit, engineering, selling, and administrative expenses, severance and exit costs and goodwill write-off and income (loss) from operations, by segment, for 1994 and 1993.

                                            Year Ended
                                            December 31,        Increase
                                          1994        1993     (Decrease)
                                             (in millions of dollars)
NET SALES
  Material Handling                    $   472.7   $   395.6   $    77.1
  Terex Trucks                             226.8       203.8        23.0
  Terex Cranes                              90.4        71.4        19.0
  Eliminations                              (3.1)       (0.5)       (2.6)
     Total                             $   786.8   $   670.3   $   116.5

GROSS PROFIT
  Material Handling                    $    42.9   $    22.3   $    20.6
  Terex Trucks                              33.8        30.5         3.3
  Terex Cranes                              14.2         2.0        12.2
     Total                             $    90.9   $    54.8   $    36.1

ENGINEERING, SELLING AND
 ADMINISTRATIVE EXPENSES
  Material Handling                    $    50.1    $   50.9    $   (0.8)
  Terex Trucks                              22.0        19.5         2.5
  Terex Cranes                               6.3        10.1        (3.8)
  General/Corporate                          1.7         3.5        (1.8)
     Total                             $    80.1    $   84.0    $   (3.9)

SEVERANCE AND EXIT COSTS AND
 GOODWILL WRITE-OFF
  Material Handling                    $     6.8   $   ---     $     6.8
  Terex Trucks                               0.6       ---           0.6
  Terex Cranes                             ---           4.7        (4.7)
     Total                             $     7.4   $     4.7   $     2.7

INCOME (LOSS) FROM OPERATIONS
  Material Handling                    $   (13.9)  $   (28.6)  $    14.7
  Terex Trucks                              11.1        11.0         0.1
  Terex Cranes                               7.9       (12.8)       20.7
  General/Corporate                         (1.7)       (3.5)        1.8
     Total                             $     3.4   $   (33.9)  $    37.3



     Net Sales

Sales in 1994 increased $116.5, or approximately 17%, over 1993.

Material Handling Segment sales were $472.7 for 1994, an increase of $77.1, or 19%, from $395.6 for 1993. Machine sales increased $81.0 and parts sales decreased $3.9. As a result, the sales mix was approximately 19% parts in 1994 compared to 24% parts in 1993. Machine sales improved due to increased industry demand and increased output resulting from production improvements and the easing of capital constraints. Cash constraints in the second half of 1993 resulted in production problems caused by a lack of supplies and materials during the last half of 1993 and the opening months of 1994. Production improved in 1994 because of reorganization of work flows and other actions taken by manufacturing management and because a working capital infusion in December 1993 allowed management to improve relations and schedule payment terms with its key suppliers. Parts sales were affected by the cash constraints previously discussed and by difficulties in assimilating the Material Handling Segment's parts business into the Terex Parts Distribution Center during the first half of 1994, leading to decreased parts availability. Parts sales improved during the last half of 1994 as these difficulties were mitigated.

Material Handling Segment bookings for 1994 were $470.6, an increase of $5.6 from 1993. Machine order bookings for 1994 of $381.2 increased $17.3 or 5% compared to $364.0 in 1993. Bookings for parts sales for 1994, from which the Company generally realizes higher margins than machine sales, decreased $11.6, or 12%, from 1993, primarily because of decreased parts availability as discussed above. Material Handling Segment backlog was $135.9 at December 31, 1994 compared to $152.7 at December 31, 1993. This change reflects the improvement in second through fourth quarter sales resulting from the upward trend in production and improved parts availability levels. The Company maintained full production in the Material Handling Segment United States operations and parts availability returned to normal levels. As a result, the backlog of both machines orders and parts orders was reduced during 1995.

Terex Trucks sales increased $23.0, or 11%, to $226.8 in 1994 from $203.8 in 1993. Machine sales increased $21.6 and parts sales increased $1.4. The sales mix was approximately 36% parts in 1994 compared to 39% parts in 1993. Machine sales increased at all of the Terex Trucks divisions, reflecting increased domestic construction industry demand and improved sales volume outside the United States.

Terex Trucks bookings for 1994 were $232.2, an increase of $38.1, or 20%, from 1993. Bookings for parts sales of $77.6, from which the Company generally realizes higher margins than machine sales, were comparable to bookings for 1993. Machine bookings for 1994 increased $42.2, or 38%, from 1993, reflecting the factors discussed above. Terex Trucks backlog was $67.8 at December 31, 1994 compared to $62.3 at December 31, 1993, reflecting the improved shipments in 1994. Parts backlog was $6.1 at December 31, 1994 compared to $8.6 at December 31, 1993. This decrease resulted from increased parts availability during 1994. As a result of the working capital infusion in December 1993, the inventory availability for parts sales increased during 1994 and the backlog of parts orders was reduced as working capital continues to be applied to improve parts inventory availability.

Terex Cranes sales were $90.4 for 1994, an increase of $19.0 from $71.4 in 1993. Machine sales increased 43% and parts sales increased 3%. The sales mix was approximately 27% parts in 1994 compared to 33% parts in 1993.

Terex Cranes bookings were $83.6 for 1994, an increase of 9% from 1993. Machine bookings increased 16%, and parts bookings increased by 1%.

     Gross Profit

Gross profit for 1994 increased $36.1 compared to 1993.

The Material Handling Segment's gross profit increased $20.6 to $42.9 for 1994 compared to $22.3 for 1993. The gross profit percentage in the Material Handling Segment increased to 9.1% for 1994 from 5.6% for 1993, reflecting cost reduction initiatives and production improvements in the second through fourth quarters of 1994, somewhat offset by comparatively lower sales and decreased manufacturing efficiency due to shortages in manufacturing supplies and materials during the first quarter of the year and the decrease in sales of replacement parts.

Terex Trucks gross profit increased $3.3 to $33.8 for 1994 compared to $30.5 for 1993. Improved gross profit from machine sales accounted for substantially all of the increase. The gross profit percentage for Terex Trucks remained at 15.0% for 1994 and 1993, reflecting the continuing effects of cost reduction initiatives and improved manufacturing efficiency offset by a decrease in the parts sale mix during 1994.

Terex Cranes gross profit increased $12.2 to $14.2 for 1994, compared to $2.0 for 1993. The gross profit percentage for Terex Cranes increased to 15.7% for 1994 from 2.8% in 1993 reflecting the continuing effects of cost reductions and improved manufacturing efficiency.

     Engineering, Selling and Administrative Expenses

Engineering, selling and administrative expenses decreased to $80.1 for 1994 from $84.0 for 1993 as a result of cost reduction initiatives throughout the Company. Material Handling Segment engineering, selling and administrative expenses totaled $50.1 for 1994 compared to $50.9 for 1993. Terex Trucks engineering, selling and administrative expenses increased to $22.0 for 1994 from $19.5 for 1993. Terex Cranes engineering, selling and administrative expenses decreased to $6.3 for 1994 compared to $10.1 for 1993. Corporate administrative expense in 1994 includes a charge of $2.2 in connection with the termination, as of January 1, 1994, of the Company's management contract with KCS, offset by allocations to operating segments. See Note M -- "Related Party Transactions" in the Notes to the Consolidated Financial Statements for further information.

     Severance and Exit Costs and Goodwill Write-off

In June 1994, the Company announced personnel reductions in plant supervision, engineering, marketing and administration totaling approximately 160 employees at the Material Handling Segment's North American and European operations. A charge of $4.5 was recorded related to these actions. The Company also reorganized certain marketing activities and closed several of its regional sales offices in the United States. In December 1994, the Company announced additional personnel reductions totaling approximately 90 employees in conjunction with the closing of the Material Handling Segment's Korean plant and certain branch sales offices in France. An additional $2.9 charge was recorded for costs, principally severance costs, associated with these actions. As a result of changing Mark's product offerings and distribution, Terex Cranes recognized a charge to income of $4.7 in the fourth quarter of 1993 to write-off the remaining unamortized goodwill from the acquisition of Mark.

     Income (Loss) from Operations

The Material Handling Segment incurred a loss from operations of $7.1 for 1994, excluding the severance charge discussed above ($13.9 including the severance charge), compared to a loss of $28.6 for 1993. As discussed above, the decreases in sales and gross profit in the opening months of 1994 reflected the difficulties in restoring full production due to supplier problems. Income from operations was $3.5 in the fourth quarter of 1994, excluding the severance charge ($1.1 including the severance charge), compared to a loss of $10.7 in the fourth quarter of 1993.

Terex Trucks income from operations improved by $0.1 to $11.1 for 1994 compared to $11.0 for 1993. This improvement resulted from the increase in gross profit offset by the increase in engineering, selling and administrative expenses described above.

Terex Cranes income from operations of $7.9 for 1994 improved by $20.7 over 1993 due to increased sales and cost reductions outlined above. As a result of cost reductions, improvements in inventory management and consolidation of model offerings, Koehring was profitable in 1994 after several years of losses. Additionally, as discussed above, Terex Cranes recognized a charge to income of $4.7 to write-off the remaining unamortized goodwill from the Mark acquisition.

On a consolidated basis, the Company achieved operating income of $10.8, excluding the severance charge discussed above, for 1994 ($3.4 income including the severance charge) compared to an operating loss of $33.9 for 1993.

     Other Income (Expense)

Interest expense on a consolidated basis was $30.5 for 1994 compared to $31.2 for 1993. The decrease in interest expense was primarily the result of repayments of the then outstanding senior and subordinated debt partially offset by increased borrowings under the Company's lending facilities.

The Company recognized equity in the net loss of Fruehauf of $0.7 in 1993. In December 1993, the Company sold 1.0 million shares of Fruehauf common stock and realized a gain of $3.0. During 1994 the Company sold a total of 5.9 million shares of Fruehauf common stock and realized a gain of $26.0.

In 1994, the Company recorded a provision for state income taxes of $0.5 in connection with the sale of its former subsidiary, Drexel. The balance of the provision for income taxes generally represents taxes withheld on foreign royalties and dividends. As such, any fluctuation in the provision for income tax is due to fluctuations in these items.

     Extraordinary Items

During 1994, the Company repurchased a total of $27.3 of its old senior secured notes. The Company recognized extraordinary losses totaling $0.7 from these transactions to write off unamortized discount and debt issuance costs.

In connection with terminating its previous bank lending agreement, the Company recognized a charge of approximately $2.0 in the second quarter of 1993 to write off unamortized debt issuance costs.

In December 1993, the Company repurchased $5.0 of its old senior secured notes for approximately $4.5, including accrued interest. The Company recognized an extraordinary gain on this transaction of approximately $0.5, net of write-off of unamortized discount and debt issuance costs.


LIQUIDITY AND CAPITAL RESOURCES

The Company's businesses are working capital intensive and require funding for purchases of production and replacement parts inventories, capital expenditures for repair, replacement and upgrading of existing facilities as well as financing of receivables from customers and dealers. The Company has significant debt service requirements including semi-annual interest payments on senior debt and monthly interest payments on its credit facility. Debt reduction and an improved capital structure are major focal points for the Company. In this regard, the Company regularly reviews its alternatives to improve its capital structure and to reduce debt through debt financings, issuance of equity, assets sales, including the sale of business units, or any combination thereof. Currently, the Company has focused its attention on the sale of assets, including business units, and has taken steps to explore the opportunities available to it in this regard. It is the Company's intention that certain such assets be sold during 1996, provided that favorable terms and conditions can be attained.

Net cash of $2.8 was used in operating activities during the three months ended March 31, 1996. Net cash provided by investing activities was $1.6 during the three months ended March 31, 1996 principally due to the sale of excess property. Net cash provided by financing activities during the three months ended March 31, 1996 was $5.2, primarily from use of the lending facility in the U.K. Cash and cash equivalents totaled $12.7 at March 31, 1996.

The balance outstanding under the Credit Facility as of March 31, 1996 was $65.7, and the additional amount the Company could have borrowed was $21.3 as of that date. TEL entered into a new bank working capital facility in 1995, and PPM Europe is in negotiations to secure a working capital facility in 1996. Management intends to seek additional working capital financing facilities for the Company's international operations to provide additional liquidity worldwide.

Factors affecting future liquidity

The Company announced personnel reductions totaling approximately 134 employees in the Material Handling Segment's North American operations during the second quarter of 1995 as a continuation of the Company's programs to increase manufacturing efficiency, reduce costs and improve liquidity. The Company recorded a combined charge of $3.5 million in the second quarter of 1995 for severance costs associated with these actions and additional costs associated with the closing of certain administrative and warehouse facilities.

As discussed below, the Company has refinanced its senior and subordinated debt, established new credit facilities and borrowed additional funds to complete the PPM Acquisition which will impact future operating results, sources of liquidity and debt service requirements.

On May 9, 1995, the Company completed the refinancing and the PPM Acquisition. The Refinancing included the private placement to institutional investors of $250 of the Old Notes, repayment of the Company's old senior secured notes and senior subordinated notes, totaling approximately $152.6 principal amount, and entry into the Credit Facility to replace the Company's existing lending facility in the U.S. The Indenture for the Old Notes places certain limits on the Company's ability to incur additional indebtedness; permit the existence of liens; issue, pay dividends on or redeem equity securities; utilize the proceeds of assets sales; consolidate, merge or transfer assets to another entity; and enter into transactions with affiliates. In connection with the issuance of the Old Notes, the Company issued 1.0 million stock appreciation rights ("SARs") entitling the holders to receive cash or Common Stock, at the option of the Company, in an amount equal to the average closing sale price of the common stock for 60 trading days prior to the date of exercise less $7.288 for each SAR.

Approximately $92.6 of the proceeds of the Old Notes was used for the PPM Acquisition, including the repayment of certain indebtedness of PPM required to be repaid in connection with the acquisition. In addition, the acquisition costs totaled approximately $5.0. The remainder of the purchase price consisted of the issuance of redeemable preferred stock of Terex Cranes having an aggregate liquidation preference of 127 French francs (approximately $26.1), subject to adjustment. The purchase price is subject to adjustment calculated by reference to the consolidated net asset value of PPM as determined by an audit as of the date of closing. The preferred stock does not bear a dividend and, accordingly, the Company has valued this stock at approximately $8.8 (discounted at 15%). The Company has not yet reached agreement with the sellers about the amount of purchase price adjustment but, based on work performed, the Company believes that the amount of the preferred stock could ultimately be reduced.

The Company's Credit Facility provides the Company with the ability to borrow (in the form of revolving loans and up to $15 in outstanding letters of credit) up to $100. The Credit Facility is secured by substantially all of the Company's domestic receivables and inventory (including PPM). The amount of borrowings is limited to the sum of the following: (i) 75% of the net amount of eligible receivables, as defined, of the Company's U.S. businesses other than CMHC, plus
(ii) 70% of the net amount of CMHC eligible receivables, plus (iii) the lesser of 45% of the value of eligible inventory, as defined, or 80% of the appraised orderly liquidation value of eligible inventory less (iv) any availability reserves established by the lenders. The Credit Facility expires May 9, 1998 unless extended by the lenders for one additional year. At the option of the Company, revolving loans may be in the form of prime rate loans initially bearing interest at the rate of 1.75% per annum in excess of the prime rate and Eurodollar rate loans initially bearing interest at the rate of 3.75% per annum in excess of the adjusted Eurodollar rate.

The Company made an interest payment of $17.2 on May 15, 1996 on the Old Notes. The Company's debt service obligations for the remainder of 1996 include approximately $17.2 on November 15, 1996 on the Notes and approximately $0.6 monthly on the Credit Facility. Management believes that, together with cash generated from operations, the Refinancing provides the Company with adequate liquidity to meet the Company's operating and debt service requirements. The balance outstanding under the Credit Facility as of March 31, 1996 was $65.7, and the additional amount the Company could have borrowed was $21.3 as of that date. TEL entered into a new bank working capital facility in 1995, and PPM Europe is in negotiations to secure a working capital facility in 1996. Management intends to seek additional working capital financing facilities for the Company's international operations to provide additional liquidity worldwide.


CONTINGENCIES AND UNCERTAINTIES

The Internal Revenue Service is currently examining the Company's federal tax returns for the years 1987 through 1989. In December 1994, the Company received an examination report from the IRS proposing a substantial tax deficiency based on this examination. The examination report raises a variety of issues, including the Company's substantiation for certain deductions taken during this period, the Company's utilization of certain net operating loss carryovers ("NOL's") and the availability of such NOL's to offset future taxable income. If the IRS were to prevail on all the issues raised, the amount of the tax assessment would be approximately $56 plus interest and penalties. If the Company were required to pay a significant portion of the assessment, it could have a material adverse impact on the Company and could exceed the Company's resources. The Company has filed its administrative appeal to the examination report. Although management believes that the Company will be able to provide adequate documentation for a substantial portion of the deductions questioned by the IRS and that there is substantial support for the Company's past and future utilization of the NOL's, the ultimate outcome of this matter is subject to the resolution of significant legal and factual issues. If the Company's positions prevail on the most significant issues, management believes that the amounts due would not exceed amounts previously paid or provided; however, even under such circumstances, it is possible that the Company's NOL's could be reduced to some extent. No additional accruals have been made for any amounts which might be due as a result of this matter because the possible loss ranges from zero to $56 plus interest and penalties and the ultimate outcome cannot presently be determined or estimated. A change in control of the Company for tax purposes could possibly result in a significant reduction in the amount of NOL's available to the Company to offset future taxable income.

The Commission in March of 1994 initiated a private investigation, which included the Company and certain of its affiliates, to determine whether violations of certain aspects of the Federal securities laws have taken place. The Company is cooperating with the Commission in its investigation and it is not possible at this time to determine the outcome of the Commission's investigation. During 1995 the Company incurred $0.3 of legal fees and expenses on behalf of the Company, directors and executives of the Company and KCS. In general, under the Company's by-laws, the Company is obligated to indemnify officer and directors, for all liabilities arising in the course of their duties on behalf of the Company. To date, no officer or director has had legal representation separate from the Company's legal representation, and no allocation of the legal fees for such representation has been made.

The Company received a letter from the Department of Labor (the "DOL") in May of 1995, alleging that the Company's former Chairman of the Board, at the time a fiduciary for the Company's retirement plans, violated certain provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in making certain investments which may have been imprudent and by possibly engaging in prohibited transactions under ERISA. The Company and its former Chairman of the Board are currently in discussions with the DOL concerning the allegations and it is not possible at this time to determine the outcome of this matter; however, the Company does not believe that the resolution of the allegations will have a material adverse effect on the Company.

The Company is subject to a number of contingencies and uncertainties including product liability claims, self-insurance obligations, tax examinations and guarantees. Many of the exposures are unasserted or proceedings are at a preliminary stage, and it is not presently possible to estimate the amount or timing of any cost to the Company. However, management does not believe that these contingencies and uncertainties will, in the aggregate, have a material effect on the Company. When it is probable that a loss has been incurred and possible to make reasonable estimates of the Company's liability with respect to such matters, a provision is recorded for the amount of such estimate or for the minimum amount of a range of estimates when it is not possible to estimate the amount within the range that is most likely to occur.

The Company generates hazardous and nonhazardous wastes in the normal course of its operations. As a result, the Company is subject to a wide range of federal, state, local and foreign environmental laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act, that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous and nonhazardous wastes, and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous substances. Compliance with such laws and regulations has, and will, require expenditures by the Company on a continuing basis. The Company may also have contingent responsibility for liabilities of certain of its subsidiaries with respect to environmental matters if such subsidiaries were to fail to discharge their obligations to the extent that such liabilities arose during the period in which the Company was a controlling shareholder.


                                    BUSINESS

General

Terex is a global provider of capital goods and equipment used in the manufacturing, distribution, mining, construction and infrastructure industries.

The Company's operations began in 1983 with the purchase of Northwest Engineering Company, the Company's original business and name. Since 1983, management has expanded the Company's business through a series of acquisitions. In 1988, Northwest Engineering Company merged into a subsidiary acquired in 1986 named Terex Corporation, with Terex Corporation as the surviving corporation. For the year ended December 31, 1995, consolidated revenues of the Company amounted to approximately $1,030.2 million. Prior to May 1995, the Company's operations were divided into two principal segments: Material Handling and Heavy Equipment, now known as Terex Trucks. On May 9, 1995, the Company completed the PPM Acquisition. Together with Koehring, these businesses form the Terex Cranes Segment.

The Material Handling Segment designs, manufactures and markets a complete line of internal combustion ("IC") and electric lift trucks, electric walkies, automated pallet trucks and related components and replacement parts. These products are used in material handling applications in a broad array of manufacturing, distribution and transportation industries. The Material Handling Segment consists of CMH, which was acquired by the Company on July 31, 1992 from Clark Equipment Company.

Terex Trucks, formerly known as the Company's Heavy Equipment Segment, designs, manufactures and markets heavy-duty, off-highway earthmoving and construction equipment and related components and replacement parts. These products are used primarily by construction, mining, logging, industrial and government customers in building roads, dams and commercial and residential buildings; supplying coal, minerals, sand and gravel. Terex Trucks consists of two operating businesses: (i) the Terex Business, which manufactures off-highway rigid and articulated haulers, scrapers and wheel loaders and (ii) Unit Rig, which manufactures electric rear and bottom dump haulers, as well as mechanical drive haulers and wheel loaders principally sold to the mining industry.

The Terex Cranes Segment designs, manufactures and markets mobile cranes, aerial platforms, container stackers and scrap handlers and related components and replacement parts. These products are used primarily for construction, repair and maintenance of infrastructure, buildings and manufacturing facilities, for material handling applications in the distribution and transportation industries as well as in the scrap, refuse and lumber industries. Terex Cranes consists of three operating businesses: (i) Koehring, which manufactures mobile cranes, aerial lift platforms and scrap handlers, (ii) PPM North America, which manufactures mobile cranes and container stackers under the brand name P&H (a trademark of Harnischfeger) primarily in North America and (iii) PPM Europe, which manufactures mobile cranes and container stackers primarily in Europe.

For financial information about the Company's industry and geographic segments, see Note N -- "Business Segment Information" in the Notes to the Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Company's strategy is to increase shareholder value through sustained growing earnings.


Material Handling Segment

CMH is a leading North American and European designer, manufacturer and marketer of a complete line of IC and electric lift trucks, electric walkies, automated pallet trucks and related replacement parts under the CLARK trademark. CMH's products are distributed through an established global dealer network which includes more than 440 locations. Management believes CMH has the largest installed fleet in North America, with over 250,000 units, and that over 320,000 trucks are presently in operation worldwide. Historically, approximately 80% of CMH's revenues have been derived from new product sales and approximately 20% of revenues have been derived from the sale of replacement parts. CMH and its independent dealers sell to a diversified base of customers in a variety of industries. CMH's headquarters and U.S. manufacturing facilities are located in Lexington, Kentucky. CMH's international manufacturing facilities are located in Mulheim-Ruhr, Germany. CMH also owns a training and research center in Lexington, Kentucky.

The Company acquired CMH on July 31, 1992. Following the acquisition, CMH began implementing initiatives intended to reduce its manufacturing and operating costs. These initiatives have included consolidation of engineering, manufacturing and parts facilities. In December 1993, CMH transferred its parts supply operations to the Company's parts distribution center in Southaven, Mississippi. During 1994, CMH completed the transfer of its light IC lift truck chassis production from Korea to Lexington, Kentucky, closed its manufacturing facility in Danville, Kentucky and closed its axle manufacturing facility in Korea. In April 1994, the Company sold 100% of the stock of Drexel Industries, Inc. ("Drexel"). Drexel, which is located in Horsham, Pennsylvania, manufactures very narrow-aisle lift trucks.

CMH currently  offers 116 basic truck designs  within five major product  lines:
light IC trucks (1.0 to 5.0 tons), heavy IC trucks (5.5 to 47.5 tons), narrow-aisle trucks, electric counterbalanced trucks (1.3 to 6.0 tons) and electric walkies.

Light IC trucks are used for general warehousing needs and are generally powered by liquid propane and well suited for manufacturing and distribution applications which require a high degree of maneuverability. Heavy IC trucks are specialty products designed for use in more demanding situations such as heavy manufacturing or container handling applications. Narrow-aisle trucks provide solutions for high density storage needs and operate in six-to-eight foot aisles and reach heights of more than 30 feet. Electric counterbalanced trucks are designed for indoor use in warehousing, manufacturing, distribution and other applications and are powered by a rechargeable electric battery. For environmental reasons, electric trucks are becoming more popular. Electric walkies are generally used in transporting and order-selecting.

CMH is a leading manufacturer of lift trucks in North America, although the brand names of Hyster and Yale combined, both owned by Nacco Industries, Inc., account for production of more lift trucks annually. Other major North American competitors include Toyota, Mitsubishi and Komatsu in both IC and electric riders, and Crown and Raymond in electric riders alone. In Europe, CMH competes with the Linde Group, the European market leader, as well as Hyster-Yale, Toyota and Jungheinreich. CMH also competes with a number of specialty firms.


Terex Trucks

The Company is recognized as a significant competitor in the market for large capacity haulers and scrapers. However, the Company is not a dominant manufacturer in the heavy equipment industry, which is dominated in most segments by large, diversified firms, such as Caterpillar, Dresser Industries and Komatsu, that have broader product lines and greater financial resources. The Company also competes in this industry with a number of specialty firms, whose products generally compete directly with one or more of the Company's product lines.

     Terex Business

The Company acquired the Terex Corporation, whose operations were subsequently carried out as the Terex Division, in December 1986 and acquired Terex Equipment Limited ("TEL"), a subsidiary of the Company located in Scotland, in June 1987. The Terex Division and TEL are jointly hereinafter referred to as the "Terex Business," which is headquartered in Motherwell, Scotland. Terex Division's marketing efforts in the United States serve the needs of North, Central and South America, while TEL serves the remainder of the international market. TEL manufactures the products of the Terex Business at its facility in Motherwell, Scotland.

The Terex Business has two principal product lines: off-highway rigid and articulated haulers and scrapers sold under the TEREX trademark and as original equipment manufactured to be sold under other brand names. A "hauler" is an off-road dump truck with a capacity in excess of 25 tons. Haulers produced by the Terex Business have capacities ranging from 25 to 85 tons. A "scraper" is an off-road vehicle, commonly referred to as an "earth mover," that loads, moves and unloads large quantities of soil for site preparations, including roadbeds. The Terex Business product line also includes wheel loaders although these are not presently being manufactured. A "wheel loader" is a vehicle that loads materials onto trucks, conveyors and similar equipment. The Terex Business products perform a wide range of earthmoving functions in quarry and open pit mining and in many types of heavy construction, including highway, dam and waterway construction; commercial and industrial site preparation; general land improvement and real estate development; and structural renovation and replacement. The Terex Business's main competitors are Caterpillar, VME Group, Komatsu and Dresser.

In 1987, TEL entered into a joint venture agreement with Second Inner Mongolia Machinery Company for the production of haulers in China. The joint venture company, North Hauler Limited Liability Company, manufactures heavy trucks, principally used in mining, at a facility in Baotou, Inner Mongolia, People's Republic of China.

     Unit Rig

In July 1988, the Company purchased certain domestic and foreign assets and operations of the business that now operates as the Unit Rig Division ("Unit Rig"). Unit Rig is headquartered in Tulsa, Oklahoma.

Unit Rig's predecessor pioneered the development of the diesel electric drive, rear dump hauling truck for use in open pit mining operations. The truck is powered by a diesel engine driving an electric generator that provides power to individual electric motors in each of the rear wheels. Unit Rig's current LECTRA HAUL product line consists of a series of rear dump hauler trucks with payload capacities ranging from 100 to 260 tons, and bottom dump haulers with capacities ranging from 180 to 270 tons.

Unit Rig also produces the Dart line of wheel loaders and mechanical drive haulers. This product line consists of the Dart 600C mechanical drive wheel loader with a bucket capacity up to 23 cubic yards and rear dump trucks ranging in capacity from 85 to 130 tons. The Dart line also includes a tractor-trailer bottom dump hauler with capacities from 120 to 160 tons.

The present principal markets for Unit Rig products are copper, gold, coal and iron mines. Unit Rig's major customers are mining companies in North and South America, Asia, Africa and Australia. Approximately 70% of Unit Rig's sales are export sales. Unit Rig's largest competitors are Caterpillar, Komatsu and Dresser.


Terex Cranes

    Koehring

In January 1987, the Company purchased certain assets and operations of the business that operated prior to the PPM Acquisition as the Koehring Cranes & Excavators Division, which assets and operations were contributed to Koehring in connection with the PPM Acquisition. Koehring, headquartered in Waverly, Iowa, designs, manufactures and markets a broad line of hydraulic excavators and hydraulic telescoping cranes sold under the well recognized trade names of KOEHRING and LORAIN. In 1994 the Company discontinued manufacturing hydraulic excavators except for large scrap handlers where the Company maintains a meaningful market share. Hydraulic telescoping cranes are primarily used for construction and industrial applications. Koehring has three principal competitors in the mobile crane market: Grove Manufacturing, Liebherr Werk Ehingen and Link-Belt.

In December 1991, the Company acquired substantially all operating assets of the business that operated prior to the PPM Acquisition as the Marklift Division ("Mark"). Mark relocated to the Koehring facilities in Waverly, Iowa during 1992 in order to more effectively utilize existing capabilities and manufacturing facilities at the Waverly location. Mark is engaged in the manufacture and sale of aerial lift equipment, including scissor lifts, boom lifts and a full line of replacement parts. Scissor lifts and boom lifts are used for the repair, maintenance and construction of buildings, manufacturing facilities and equipment. These lifts are used in a wide variety of industrial applications, such as installing and repairing electrical and plumbing fixtures; installing drywall and ceilings; cleaning, repairing and painting production equipment; maintaining refineries, chemical plants and aircraft; and performing common construction tasks such as siding, insulation and structural member installation. In 1993, the Company began to market Mark's products through the Terex and CMH dealer networks to expand distribution opportunities. Mark's largest competitor in the aerial lift industry is JLG Industries.

The Company currently manages the Northwest Engineering and BCP Construction Products ("BCP," acquired in 1985) businesses from Koehring's location in Waverly, Iowa. The sale of replacement parts for Northwest Engineering and BCP products, including the Dynahoe backhoe/loader, constitutes the most important part of these businesses.

         PPM Europe

On May 9, 1995, the Company acquired substantially all of the capital stock of PPM Europe. PPM Europe was formed in 1966 by Potain, S.A., and is a leading European designer, manufacturer and marketer of mobile cranes and container stackers. PPM Europe consists of several subsidiaries throughout Europe, including: PPM S.A. in France, Bendini SpA, an Italian rough terrain crane producer, Brimont Agraire S.A., a specialized trailer manufacturer in France, PPM Krane GmbH, a sales organization in Germany, and Baulift Baumaschinen Und Krane Handels GmbH, a parts distributor in Germany. PPM Europe operates two manufacturing facilities, its PPM manufacturing facility at Montceau les Mines in central France and its Bendini manufacturing facility in northern Italy. PPM Europe markets its products primarily in Europe, Africa and the Middle East under the PPM and BENDINI brand names. PPM Europe's major competitors in mobile cranes are Krupp Mobilkran, Grove Cranes Ltd. and Liebherr Werk Ehingen. PPM Europe's major competitors in the container stacker market are Kalmar, Valmet Belloti and Taylor.

         PPM North America

On May 9, 1995, the Company acquired substantially all of the capital stock of PPM North America. PPM North America, headquartered in Conway, South Carolina, designs, manufactures and markets rough terrain cranes, truck cranes and container stackers under the P&H brand name which is licensed from Harnischfeger Corporation. PPM also markets mobile cranes and container stackers in the Far East through its Singapore subsidiary and in Australia through its Australian subsidiary. PPM North America has three main competitors in the mobile crane market: Grove Manufacturing, Liebherr Werk Ehingen and Link-Belt.

Environmental Considerations

The Company generates hazardous and nonhazardous wastes in the normal course of its operations. As a result, the Company is subject to a wide range of federal, state, local and foreign environmental laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act, that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous and nonhazardous wastes, and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous substances. Compliance with such laws and regulations has, and will, require expenditures by the Company on a continuing basis.

Research and Development

The Company maintains engineering staffs at several of its locations which design new products and improvements in existing product lines. Such costs incurred in the development of new products or significant improvements to existing products amounted to $11.2 million, $10.5 million and $11.8 million in 1995, 1994 and 1993, respectively.

Materials

Principal materials used by the Company in its various manufacturing processes include steel, castings, engines, tires, electric controls and motors, and a variety of other fabricated or manufactured items. In the absence of labor strikes or other unusual circumstances, substantially all materials are normally available from multiple suppliers. Current and potential suppliers are evaluated on a regular basis on their ability to meet the Company's requirements and standards. During the first half of 1994, certain of CMH's suppliers experienced difficulties in meeting CMH's production schedules. Such difficulties, while not eliminated, were substantially alleviated in the second half of 1994. Electric wheel motors and controls used in the Unit Rig product line are currently supplied exclusively by General Electric Company.

Seasonal Factors

The Company markets a large portion of its products in North America and Europe, and its sales of heavy equipment and cranes during the fourth quarter of each year (i.e., October through December) to the construction industry are usually lower than sales of such equipment during each of the first three quarters of the year because of the normal winter slowdown of construction activity. However, sales of heavy equipment to the mining industry, as well as sales of lift trucks, are generally less affected by such seasonal factors.

Distribution

CMH markets original equipment and repair parts through a worldwide dealer network. CMH currently has 94 independent North American dealers who operate approximately 233 outlets, with all such dealer outlets providing both sales and service. CMH's European distribution network consists of approximately 93 independent dealers and three company-owned dealers operating in 29 countries. CMH dealers generally market the full CMH product line and maintain comprehensive service capabilities. CMH operates a dealer service organization designed to coordinate sales and promotional activities, provide ongoing dealer training and facilitate dealer communications.

CMH products are sold through a system which enables customers to specify a truck which meets their particular materials handling needs. Customers can add attachments such as container handlers, side shifters, roll clamps, block handlers, carton clamps, push-pulls (slip-sheet) and fork positioners. CMH and its dealers sell to a diversified customer base with no single customer accounting for more than 4% of CMH's revenues.

The Terex Business markets original equipment and repair parts through worldwide dealership networks. Unit Rig distributes its products and services directly to customers primarily through its own distribution system. The Company's heavy equipment dealers are independent businesses which generally serve the construction, mining, timber and/or scrap industries. Although these dealers carry products of a variety of manufacturers, and may or may not carry more than one of the Company's products, each dealer generally carries only one manufacturer's "brand" of each particular type of product. The Company employs sales representatives who service these dealers from offices located throughout the world.

Terex Cranes distributes its products through a global network of over 300 independent dealers organized by product line. With respect to mobile cranes, in North America both Koehring and PPM North America maintain extensive dealer networks. The geographic strength of Koehring Cranes, which markets its mobile cranes under the LORAIN brand name, centers in the midwest and mid-Atlantic regions of the U.S. and the geographic strength of PPM North America, which markets its mobile cranes under the P&H brand, centers in the southern and western regions. PPM Europe's distribution is carried out under two brand names, PPM and BENDINI, through a single distriubtion network comprised of both distributors and a direct sales force.

Backlog

The Company's backlog as of March 31, 1996, December 31, 1995 and 1994 was as follows:

                                          March 31,      December 31,
                                            1996       1995       1994
                                             (in millions of dollars)
           Material Handling            $    85.1   $    78.9  $   135.9
           Terex Trucks                      86.5        88.8       67.8
           Terex Cranes                      59.8        85.3       11.7
              Total                     $   231.4   $   253.0  $   215.4

Substantially all of the Company's backlog orders are expected to be filled within one year, although there can be no assurance that all such backlog orders will be filled within that time period. The Company's backlog orders represent primarily new equipment orders. Parts orders are generally filled on an as-ordered basis.

Patents, Licenses and Trademarks

Several of the trademarks and trade names of the Company, in particular the TEREX, CLARK, KOEHRING, LORAIN, UNIT RIG, MARKLIFT, DYNAHOE, POWERWORKER, P&H (licensed by PPM North America from Harnischfeger Corporation), PPM, HYPERSTACKER, SUPERSTACKER, BENDINI and GENESIS trademarks, are important to the business of the Company. The Company owns and maintains trademark and patent registrations in countries where it conducts business, and monitors the status of its trademark and patent registrations to maintain them in force and renews them as required. The Company also takes steps, including legal action, to protect its trademark, trade name and patent rights when circumstances warrant such action.

Employees

As of March 31, 1996, the Company had approximately 3,350 employees. The Company considers its relations with its personnel to be good. Approximately 33% of the Company's employees are represented by labor unions which have entered into various separate collective bargaining agreements with the Company. The Company experienced a labor strike at its parts distribution center in Southaven, Mississippi during the second quarter of 1995, which is ongoing, and a strike at its Koehring facility in Waverly, Iowa in December 1995, which has been settled. The strike at Southaven has had no appreciable effect on the conduct of business or financial results of that operation.

Financial Information about Industry and
Geographic Segments, Export Sales and Major Customers

Information regarding foreign and domestic operations, export sales, segment information and major customers is included in Note N -- "Business Segment Information" in the Notes to the Consolidated Financial Statements.

PROPERTIES

The following table outlines the principal manufacturing, warehouse and office facilities owned or leased by the Company and its subsidiaries:

         Entity         Facility Location           Type and Size of Facility

Terex
 (Corporate Offices)....Westport, Connecticut (1)   Office  14,898 sq. ft.
Terex
  (Distribution Center).Southaven, Mississippi (1)  Warehouse and light manufacturing
                                                      505,000 sq. ft.  (2)

                            Material Handling Segment

CMHC     ...............Lexington, Kentucky (1)     Manufacturing, warehouse and
                                                      office 372,600 sq. ft.
CMHC     ...............Lexington, Kentucky         Training and research and
                                                      development 43,000 sq. ft.
CMHC     ...............Lexington, Kentucky (1)     Office 64,600 sq. ft.
CMHC     ...............Lexington, Kentucky (1)     Manufacturing, warehouse and
                                                      test facility
                                                      59,500 sq. ft.
CMH Germany.............Mulheim-Ruhr, Germany       Manufacturing, engineering,
                                                      power generation,
                                                      maintenance and office
                                                      241,350 sq. ft.
CMH Germany.............Mulheim-Ruhr, Germany (1)   Office 61,360 sq. ft.
CMH Germany.............Saarn, Germany (1)          Warehouse 150,700 sq. ft.

                                  Terex Trucks

Unit Rig ...............Tulsa, Oklahoma             Manufacturing and office
                                                      325,000 sq. ft.
TEL.....................Motherwell, Scotland        Manufacturing, warehouse and
                                                      office 714,000 sq. ft. (3)

                                  Terex Cranes

Koehring & Mark.........Waverly, Iowa (4)           Office, manufacturing and
                                                      warehouse
                                                      383,000 sq. ft.
PPM North America.......Conway, South Carolina (1)  Office, manufacturing and warehouse
                                                      257,040 sq. ft.
PPM Europe..............Montceau les Mines, France  Office, manufacturing and warehouse
                                                      419,764 sq. ft.
PPM Europe..............Crespellano, Italy          Office, manufacturing and
                                                      warehouse
                                                      92,750 sq. ft.
PPM Europe..............Dortmund, Germany (1)       Office and warehouse
                                                      129,180 sq. ft.
PPM Europe..............Rethel, France              Office, manufacturing and
                                                      warehouse
                                                      215,300 sq. ft.
- ------------------------------

     (1) These facilities are either leased or subleased by the indicated entity.

     (2) Includes 239,400 sq. ft. of warehouse space currently leased to others.

     (3) Includes 148,500 sq. ft. of manufacturing space currently leased to others.

     (4) Koehring also owns a 66,000 sq. ft. facility in Waterloo, Iowa which is currently leased to others.

CMH also operates seven sales and service branch locations, all of which are leased. The branch facilities consist of office and service space and generally range in size from 1,500 to 3,100 square feet per facility. CMH also owns manufacturing and office facilities in Seoul and Banwael, Korea which were closed in the fourth quarter of 1994 and are presently held for sale.

Unit Rig also has 10 owned or leased locations for parts distribution and rebuilding of components, of which two are in the United States, two are in Canada and six are abroad.

The properties listed above are suitable and adequate for the Company's use. The Company has determined that certain of its properties exceed its requirements. Such properties may be sold, leased or utilized in another manner and have been excluded from the above list.


LEGAL PROCEEDINGS

The Company is involved in various legal proceedings, including product liability and workers' compensation liability matters, which have arisen in the normal course of its operations and to which the Company is self-insured for up to $5.0 million. Management believes that the final outcome of such matters will not have a material adverse effect on the Company's consolidated financial position. See Note L -- "Litigation and Contingencies" in the Notes to the Consolidated Financial Statements.

For  information   concerning  other   contingencies  and   uncertainties,   see
"Management's Discussion and Analysis of Financial Condition and Results of Operations -- Contingencies and Uncertainties."

                                   MANAGEMENT


Executive Officers and Directors

The following individuals are currently directors of the Company:

      Name              Age          Positions and                 First Year
                                   Offices with Company         Elected Director

Ronald M. DeFeo         44         President, Chief Executive        1993
                                     Officer, Chief Operating
                                     Officer and Director

Marvin B. Rosenberg     55         Senior Vice President,            1992
                                     General Counsel,
                                     Secretary and Director

G. Chris Andersen       58         Director                          1992

William H. Fike         60         Director                          1995

Bruce I. Raben          42         Director                          1992

David A. Sachs          37         Director                          1992

Adam E. Wolf            82         Director                          1983

Mr. DeFeo became a director of the Company in 1993 and was appointed President and Chief Operating Officer of the Company on October 4, 1993 and Chief Executive Officer of the Company on March 24, 1995. Prior to joining Terex on May 1, 1992 as President of the Company's Heavy Equipment Group, Mr. DeFeo was a Senior Vice President of J.I. Case Company, the farm and construction equipment division of Tenneco Inc., and also served as a Managing Director of Case Construction Equipment throughout Europe. While at J.I. Case, Mr. DeFeo was also a Vice President of North American Construction Equipment Sales and General Manager of Retail Operations.

Mr. Rosenberg was appointed a director of the Company in 1992 and was appointed a Senior Vice President of the Company effective January 1, 1994. He has served as Secretary and General Counsel of the Company since 1987. Mr. Rosenberg is a director of Fruehauf and served as Secretary of Fruehauf since it was organized in March 1989 until August 1993. From 1987 until December 31, 1993, he was employed as General Counsel of KCS, an entity that, until December 31, 1993, provided administrative, financial, marketing, technical, real estate and legal services to the Company and its subsidiaries.

Mr. Andersen was appointed a director of the Company in 1992 and served as a director of Fruehauf from July 1991 until August 1993. Mr. Andersen was a Vice Chairman of PaineWebber Incorporated ("PaineWebber") from March 1990 through 1995. Mr. Andersen is currently a partner of Andersen Weinroth & Co. L.P., serves as a consultant to PaineWebber Incorporated and also serves as a director of AFGL International, Inc., Sunshine Mining Company and United Waste Systems, Inc.

Mr. Fike was appointed a director of the Company in April 1995. Mr. Fike is the Vice Chairman and Executive Vice President of Magna International, Inc., an automotive parts manufacturer based in Ontario, Canada ("Magna"). Prior to joining Magna in September 1994, Mr. Fike was employed by Ford Motor Company from 1966 to 1994, where he served in various capacities, most recently as President of Ford Europe. Mr. Fike serves as a director to Magna and AGCO Corporation.

Mr. Raben was appointed a director of the Company in 1992. Mr. Raben is a managing director of CIBC Wood Gundy. Prior to joining CIBC Wood Gundy in
February  1996,  Mr.  Raben was  employed  as an  Executive  Vice  President  of
Jefferies & Company, Inc. Mr. Raben is also a director of Optical Securities Group and Equity Marketing.

Mr. Sachs was appointed a director of the Company in 1992 and served as a director of Fruehauf from November 1992 to March 1993. Mr. Sachs is President of Alpha Onyx Asset Management, LLC, an investment advisory firm, and is a principal at Onyx Partners, Inc., a merchant banking firm. From 1990 to 1994, Mr. Sachs was employed at TMT-FW, Inc., an affiliate of Taylor & Co., a private investment firm based in Fort Worth, Texas.

Mr. Wolf became a director of the Company in 1983. Mr. Wolf has been principally self-employed as an attorney throughout his career. He has previously served on several boards of directors, including those of a telephone company, a bank and a hospital.

The following table sets forth, as of May 15, 1996, the respective names and ages of the Company's executive officers indicating all positions and offices held by each such person. Each officer is elected by the Board to hold office for one year or until his successor is duly elected and qualified.

     Name                 Age     Positions and Offices Held

Ronald M. DeFeo            44     President, Chief Executive Officer and
                                    Chief Operating Officer

David J. Langevin          45     Executive Vice President

Marvin B. Rosenberg        55     Senior Vice President, General Counsel
                                    and Secretary

Ralph T. Brandifino        51     Senior Vice President and
                                    Chief Financial Officer

Brian J. Henry             37     Vice President - Finance, Treasurer and
                                    Director of Investor Relations

Joseph F. Apuzzo           40     Vice President - Finance and Controller

Steven E. Hooper           43     Vice President, Human Resources

For information regarding Messrs. DeFeo and Rosenberg, refer to the table listing directors above.

Mr. Langevin became Executive Vice President of the Company effective January 1, 1994 and was Acting Chief Financial Officer of the Company from March to December, 1993. He was employed as a Vice President of KCS from 1988 until December 31, 1993.

Mr. Brandifino was appointed to the position of Senior Vice President and Chief Financial Officer on December 6, 1993. Mr. Brandifino was previously the Chief Financial Officer at the Long Island Lighting Company from 1987 through 1993.

Mr. Henry was appointed Vice President - Finance and Treasurer of the Company on July 11, 1995. Mr. Henry also serves as the Company's Director of Investor Relations. Mr. Henry formerly held the position of the Company's Vice President
- - Corporate Development and Acquisitions and has been employed by the Company since 1993. He was employed by KCS from 1990 to 1993.

Mr. Apuzzo was appointed Vice President - Finance and Controller of the Company on May 15, 1996. Mr. Apuzzo previously held the position of Vice President,
Corporate Controller of the Company since joining the Company on October 9, 1995. Mr. Apuzzo was Vice President of Corporate Finance at D'Arcy Masius Benton & Bowles, Inc. from September 1994 until October 1995 when he joined the Company. Mr. Apuzzo was employed by Price Waterhouse LLP in various capacities from 1983 until September 1994.

Mr. Hooper was appointed Vice President, Human Resources of the Company on September 15, 1995, after serving as Director of Human Resources of the Company since January 1994. He was previously a Human Resources Director at Allied Signal Aerospace from October 1992 to December 1993. Prior to October 1992, Mr. Hooper was with Tenneco Inc. for eight years in various senior level human resources positions.

Executive Compensation

                           Summary Compensation Table

         The Summary Compensation Table below shows the compensation for the past three fiscal years of the Company's Chief Executive Officer and its four highest paid executive officers with 1995 earned qualifying compensation in excess of $100,000 (the "Named Executive Officers").

                                                                                          Long-Term
                                                    Annual Compensation                  Compensation

                                                                    Other     Restricted  Securities  All Other
                                                                    Annual      Stock     Underlying   Compen-
              Name and                       Salary      Bonus     Compen-      Awards     Options/    sation
         Principal Position           Year      ($)        ($)     sation          ($)    SARS (#)        ($)
         ------------------           ----   -------    -------   --------    ---------   ---------    ------
                                                                     ($)

Ronald M. DeFeo                       1995  $ 350,000 $ 250,000   $     ---  $ 237,500(1)    40,000  $  3,080(6)
  President, Chief Executive          1994    350,000   225,000         ---     84,700(2)    30,800     3,080(6)
  Officer and Chief Operating         1993    237,500   100,000    222,693(7)      ---       10,000     3,148(6)
  Officer (3)

Randolph W. Lenz                      1995    384,750       ---         ---        ---          ---        ---
  Chairman of the Board(4)(5)         1994    486,000   243,000         ---    118,250(2)    43,000        ---
                                      1993    483,508       ---         ---        ---          ---        ---

David J. Langevin                     1995    303,600   150,000         ---        ---       10,000     3,080(6)
  Executive Vice President(4)(8)      1994    303,600   150,000         ---     75,350(2)    27,400        ---
                                      1993        ---       ---         ---        ---          ---        ---

Marvin B. Rosenberg                   1995    250,000    75,000         ---        ---        5,000        ---
  Senior Vice President,              1994    250,000    75,000         ---     62,150(2)    22,600        ---
  Secretary and General               1993        ---       ---         ---        ---          ---        ---
  Counsel(4)(9)

Ralph T. Brandifino                   1995    235,000   100,000         ---        ---          ---     3,080(6)
  Senior Vice President, Chief        1994    235,000   100,000         ---     58,300(2)    21,200        ---
  Financial Officer and               1993     16,913       ---         ---        ---          ---        ---
  Treasurer(10)

Brian J. Henry                        1995    165,000    33,000         ---        ---       10,000     3,080(6)
  Vice President and Treasurer (11)   1994    150,000    33,000         ---     13,750(2)     5,000     3,080(6)
                                      1993     70,000    50,000         ---        ---          ---     1,500(6)


- -----------------------------
(1) As part of Mr. DeFeo's 1995 long term incentive compensation, on February 15, 1996, Mr. DeFeo was granted 5,000 shares of Restricted Stock under the Company's 1994 Long Term Incentive Plan (the "1994 Plan") and conditionally granted 45,000 shares of Restricted Stock under the Company's 1996 Long Term Incentive Plan (the "1996 Plan"), subject to stockholder approval, which was obtained on May 15, 1996. The value of the Restricted Stock granted to Mr. DeFeo set forth in the table above for 1995 is based on the closing stock price of $5.00 per share as of February 15, 1996, the date of grant. The shares of Restricted Stock awarded to Mr. DeFeo for 1995 become vested to the extent of one-fourth of the shares covered thereby on each of the first four anniversaries of February 15, 1996; however, upon the earliest to occur of a change in control of the Company and the death or disability of Mr. DeFeo, any unvested portion of such Restricted Stock shall vest immediately. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders.

(2) As part of their 1994 long term incentive compensation, on June 23, 1994 the Named Executive Officers were granted shares of Restricted Stock under the Company's 1994 Plan. The value of the Restricted Stock set forth in the table above is based on the closing stock price of $5.50 per share on June 23, 1994, the date of grant. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders. The number and market value, based on the closing stock price of $4.75 of the Restricted Stock awards set forth in the table above as of December 31, 1995 for Messrs. DeFeo, Lenz, Langevin, Rosenberg, Brandifino and Henry are: Mr. DeFeo, 15,400 shares, $73,150; Mr. Lenz, 21,500 shares, $102,125; Mr. Langevin, 13,700 shares, $65,075; Mr. Rosenberg, 11,300 shares, $53,675; Mr. Brandifino, 10,600 shares, $50,350; and Mr. Henry, 2,500 shares, $11,875. The shares of Restricted Stock covered by the Restricted Stock awards of each of the Named Executive Officers become vested to the extent of one-fourth of the shares of covered thereby on each of the first four anniversaries of June 23, 1994; however, upon the earliest to occur of a change of control of the Company and the death or disability of such Named Executive Officer, any unvested portion of such Restricted Stock will vest immediately.

(3)      Mr. DeFeo became Chief Executive Officer on March 24, 1995.

(4) In conjunction with the termination of the Company's management agreement with KCS, Mr. Lenz, together with Messrs. Langevin and Rosenberg (who became employees of the Company on January 1, 1994), received cash and certain securities of the Company in 1994. Such payments are not included as part of Messrs. Lenz's, Langevin's and Rosenberg's 1994 annual compensation.

(5) Mr. Lenz was Chief Executive Officer of the Company from 1993 through March 24, 1995 when Mr. DeFeo was appointed CEO. Mr. Lenz retired as Chairman of the Board and a Director of the Company as of August 28, 1995 (see "Retirement of Randolph W. Lenz" below). Mr. Lenz was paid his salary through the date of his retirement.

(6)      Company's matching contribution to defined contribution plan account.

(7)      Includes relocation payments of $214,604.

(8) Mr. Langevin was acting Chief Financial Officer of the Company from March 9, 1993 through December 5, 1993, but did not receive compensation from the Company until he became Executive Vice President of the Company effective January 1, 1994. Prior to 1994, Mr. Langevin was employed as an executive officer of KCS and received compensation from KCS.

(9) Although Mr. Rosenberg has acted as Secretary and General Counsel of the Company since 1987, he did not receive compensation from the Company until he was appointed Senior Vice President of the Company effective January 1, 1994. Prior to 1994, Mr. Rosenberg was employed as an executive officer of KCS and received compensation from KCS.

(10)     Mr. Brandifino joined the Company on December 6, 1993.

(11) Mr. Henry joined the Company on July 1, 1993. Prior to July 1, 1993, Mr. Henry was employed by KCS and received compensation from KCS.


Option Grants in 1995

In May 1986, the stockholders approved an incentive stock option plan covering key management employees (the "1988 Incentive Plan"). As further amended by action of the stockholders and the Board, 108,228 shares of Common Stock are currently available for purchase pursuant to incentive stock options granted or to be granted under the 1988 Incentive Plan, subject to adjustment in the event of changes in the outstanding Common Stock by reason of certain corporate events such as stock splits and mergers. The exercise price of the options equals or exceeds the fair market value of the Common Stock at the time of the grant. Options granted under the 1988 Incentive Plan vest ratably over three years from the date of grant. During 1995, options for 28,000 shares were granted to Named Executive Officers under the 1988 Incentive Plan.

The Board of Directors adopted the 1994 Plan on June 23, 1994, subject to stockholder approval which was obtained on June 23, 1995. The 1994 Plan provides for the grant of stock options (both incentive stock options and nonqualified stock options), shares of stock (including restricted stock) and performance awards. Subject to adjustment in the event of certain changes in the outstanding Common Stock, 750,000 shares of Common Stock have been reserved for issuance under the 1994 Plan. The exercise price of stock options generally will be no less than the fair market value of the Common Stock at the time of grant unless otherwise determined by a committee of two or more outside directors (the "Plan Committee"). The options will vest as determined by the Plan Committee (but no less than one year from the date of grant), provided that the options will vest immediately in the event of a Change in Control (as defined in the 1994 Plan). During 1995, options for 65,000 shares were granted to Named Executive Officers under the 1994 Plan.

In December 1995, the Board of Directors approved, subject to shareholder approval, the 1996 Plan. Shareholder approval of the 1996 plan was granted on May 15, 1996. The 1996 Plan authorizes the granting of (i) options ("Stock Option Awards") to purchase shares of Common Stock, including Restricted Stock,
(ii) shares of Common Stock,  including  Restricted Stock ("Stock Awards"),  and
(iii) cash bonus awards based upon a participant's job performance ("Performance Awards"). Subject to adjustment as described below under "Adjustments," the aggregate number of shares of Common Stock (including Restricted Stock, if any) optioned or granted under the 1996 Plan shall not exceed 300,000 shares. The 1996 Plan provides that a committee (the "Committee") of the Board of Directors consisting of two or more members thereof who are non-employee directors, shall administer the 1996 Plan and has provided the Committee with the flexibility to respond to changes in the competitive and legal environments, thereby protecting and enhancing the Company's current and future ability to attract and retain directors and officers and other key employees and consultants. The 1996 Plan also provides for automatic grants of Stock Option Awards to non-employee directors.


The table below  summarizes  options  granted during 1995 to the Named Executive
Officers.

                                                                                Potential Realizable
                            Number of      % of Total   Exercise                      Value at
                            Securities    Options/SARs    or                    Assumed Annual Rates
                            Underlying     Granted to    Base                      of Stock Price
                           Options/SARs   Employees in   Price    Expiration         Appreciation
    Name                  Granted (#)(1)   Fiscal Year   ($/Sh)      Date         for Option Term (3)
                                                                                   5%($)      10%($)

Ronald M. DeFeo               40,000          12.2%     $4.250     12/13/05      $106,912    $270,930
Randolph W. Lenz (2)             -0-             0%        -0-       ---              -0-        -0-
David J. Langevin             10,000           3.0%      4.250     12/13/05        26,995     68,411
Marvin B. Rosenberg            5,000           1.5%      4.250     12/13/05        13,364     33,867
Ralph T. Brandifino              -0-             0%        -0-       ---              -0-        -0-
Brian J. Henry                10,000           3.0%      4.875     07/10/05        30,659     77,695


- -------------------
(1) Of the options listed above, 19,709, 4,927 and 2,464 for Messrs. DeFeo, Langevin and Rosenberg, respectively, were granted under the 1994 Plan and become vested to the extent of one-fourth of the shares of Common Stock covered thereby on each of the first four anniversaries of December 13, 1995, the date of grant; and 20,291, 5,173 and 2,536 for Messrs. DeFeo, Langevin and Rosenberg, respectively, were granted under the 1988 Plan and become vested to the extent of one-third of the shares of Common Stock covered thereby on each of the first three anniversaries of December 31, 1995, the date of grant. Mr. Henry's option to purchase 10,000 shares of Common Stock was granted to him under the 1994 Plan in connection with his promotion to Vice President and Treasurer on July 10, 1995, and becomes vested to the extent of one-fourth of the shares of Common Stock covered thereby on each of the first four anniversaries of July 10, 1995, the date of grant.

(2) Mr. Lenz retired as Chairman on August 28, 1995. (See "Retirement of Randolph W. Lenz" below.)

(3) The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise. The amounts are for the assumed rates of appreciation only, do not constitute projections of future stock price performance, and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock, continued employment of the optionee through the term of the option, and other factors.

Aggregated Option Exercises in 1995 and Year-End Option Values

The table below summarizes options exercised during 1995 and year-end option values of the Named Executive Officers.

                                                          Number of Securities
                                                         Underlying Unexercised        Value of Unexercised
                                                             Options/SARs at        In-the-Money Options/SARs
                                                              Fiscal Year-end                   at
                              Shares          Value               (#)                 Fiscal Year-end ($)(1)
          Name             Acquired on       Realized
                           Exercise (#)        ($)       Exercisable/Unexercisable  Exercisable/Unexercisable

Ronald M. DeFeo                  -              -             34,366/66,434                 0/190,000
Randolph W. Lenz (2)             -              -             10,750/32,250                    0/0
David J. Langevin                -              -             6,850/30,550                   0/47,500
Marvin B. Rosenberg              -              -             5,650/21,950                   0/23,750
Ralph T. Brandifino              -              -             5,300/15,900                     0/0
Brian J. Henry                   -              -             1,250/13,750                     0/0

- ------------------

     (1) Based on the closing price of the Company's Common Stock on the New York Stock Exchange ("NYSE") on December 31, 1995 of $4.75.

     (2) Mr. Lenz retired as Chairman on August 28, 1995. (See "Retirement of Randolph W. Lenz" below.)

Pension Plans

The Company maintains four defined benefit pension plans covering certain domestic employees, including, as described below, certain officers of the Company. Retirement benefits for the plans covering the salaried employees are based primarily on years of service and employees' qualifying compensation during the final years of employment.

Mr. DeFeo participates in the Terex Corporation Salaried Employees' Retirement Plan (the "Retirement Plan"). Messrs. Brandifino, Langevin and Rosenberg do not participate because participation in the Retirement Plan was frozen as of May 7, 1993, prior to their employment with the Company.

Participants of the Retirement Plan with five or more years of eligible service are fully vested and entitled to annual pension benefits beginning at age 65. Retirement benefits under the Retirement Plan are equal to the product of (i) the participant's years of service (as defined in the Retirement Plan) and (ii) 1.02% of final average earnings (as defined in the Retirement Plan) plus 0.71% of such compensation in excess of amounts shown on the applicable Social Security Integration Table for participants born prior to 1938. For participants born during 1938-1954, the formula is modified by replacing the 1.02% and 0.71% figures with 1.08% and 0.65%, respectively. For participants born after 1954, the formula is modified by replacing the 1.02% and 0.71% figures with 1.13% and 0.60%, respectively. Service in excess of 25 years is not recognized. There is no offset for primary Social Security.

Participation in the Retirement Plan was frozen as of May 7, 1993, and no participants, including Mr. DeFeo, will be credited with service following such date. However, participants not currently fully vested, including Mr. DeFeo, will be credited with service for purposes of determining vesting only. The annual retirement benefits payable at normal retirement age under the Retirement Plan will be $4,503 for Mr. DeFeo (assuming full vesting).

Compensation of Directors

The directors who are employees of the Company receive no additional compensation by virtue of their being directors of the Company. Non-employee directors receive an annual fee of $24,000. All directors of the Company are reimbursed for travel, lodging and related expenses incurred in attending Board and committee meetings.

In addition, in accordance with the 1996 Plan, outside directors shall, in lieu of compensation payable under the 1994 Plan:

     (i) be awarded on the date of appointment as an outside director, an option to purchase 25,000 shares of Common Stock;

     (ii)be awarded an option to purchase the number of shares of Common Stock necessary to bring the total number of shares of Common Stock for which the director has or had an option, granted by the Company during his tenure as a director, to 25,000 shares, at a price of $4.25 per share;

     (iii) in consideration of services to the Board during 1995 and each year thereafter, as applicable, be awarded annually an option to purchase 7,500 shares of Common Stock five business days after the date on which the Company files its Annual Report on Form 10-K with the Commission, at the closing price of a share of Common Stock on the NYSE on such date, except that the exercise price of options granted in consideration of services rendered during 1995 shall be $4.25 per share;

     (iv)in consideration of services to the Board during 1995 and each year thereafter, as applicable, (a) if such outside directors are serving as a chairperson of a committee to the Board of Directors five business days after the date on which the Company files its Annual Report on Form 10-K with the Commission, be awarded an option to purchase 5,000 shares of Common Stock at $4.25 per share for the options granted in consideration of services rendered during 1995 and at the closing price of a share of Common Stock on the NYSE on the date of all other annual awards, or (b) if such outside directors are serving as a member of a committee (and not as a chairperson of such committee) of the Board of Directors five business days after the date on which the Company files its Annual Report on Form 10-K with the Commission, be awarded an option to purchase 2,500 shares of Common Stock at $4.25 per share for the options granted in consideration of services rendered during 1995 and at the closing price of Common Stock on the NYSE on the date of all other annual awards; provided, however, that an individual outside director shall not be awarded an option to purchase more than 7,500 shares of Common Stock per year for service as a committee chairperson and/or member, regardless of the number of positions held.

The outside director options described above shall have a term of five years and the exercise price of the options shall be equal to the fair market value of the Common Stock on the date preceding the day the grant is authorized, unless otherwise provided. The options shall vest immediately. On December 13, 1995, pursuant to such provisions of the 1996 Plan, (i) G. Chris Andersen was conditionally granted an option to purchase 30,000 shares of Common Stock; (ii) William H. Fike was conditionally granted an option to purchase 25,000 shares of Common Stock; (iii) Bruce I. Raben was conditionally granted an option to purchase 30,000 shares of Common Stock; (iv) David A. Sachs was conditionally granted an option to purchase 27,500 shares of Common Stock; and (v) Adam E. Wolf was conditionally granted an option to purchase 17,500 shares of Common Stock, in each case at an option price of $4.25 per share. In addition, on December 13, 1995, pursuant to the provisions of the 1996 Plan; (i) G. Chris Andersen was conditionally granted an option to purchase 15,000 shares of Common Stock; (ii) William H. Fike was conditionally granted an option to purchase 12,500 shares of Common Stock; (iii) each of Bruce I. Raben and David A. Sachs was conditionally granted an option to purchase 15,000 shares of Common Stock; and (iv) Adam E. Wolf was conditionally granted an option to purchase 10,000 shares of Common Stock, in each case at an option price of $6.75 per share. At the time of the Board of Directors' approval of the 1996 Plan and the initial awards to outside directors, the Board of Directors noted the increased workload of the outside directors during 1995 as a result of negotiations relating to Mr. Lenz's retirement as well as the lack of a permanent Chairman since the date of Mr. Lenz's retirement. See "Retirement of Randolph W. Lenz" below.

Retirement of Randolph W. Lenz

On August 28, 1995, the Company announced that its Chairman, Randolph W. Lenz, had retired from his position with the Company and its Board of Directors. In connection with his retirement, the Company (acting upon the recommendation of a committee comprised of its independent Directors and represented by independent counsel) and Mr. Lenz have entered into a retirement agreement providing certain benefits to Mr. Lenz and the Company. The agreement provides, among other things, for a five-year consulting engagement requiring Mr. Lenz to make himself available to the Company to provide consulting services for certain portions of his time. Mr Lenz, or his designee, will receive a fee for consulting services which will include payments in an amount, and a rate, equal to his 1995 base salary until December 31, 1996. The agreement also provides for the granting of a five-year $1.8 million loan bearing interest at 6.56% per annum which is subject to being forgiven in increments over the five-year term of the agreement upon certain conditions and equity grants having a maximum potential of 200,000 shares of Common Stock conditioned upon the Company achieving certain financial performance objectives in the future. In contemplation of the execution of this retirement agreement, the Company advanced to Mr. Lenz the principal amount of the forgivable loan. Mr. Lenz has also agreed not to compete with the Company, to vote his Terex shares in the manner recommended by the Company's Board of Directors, not to acquire any additional shares of the Common Stock, and, except under certain circumstances, not to sell his shares of common stock.

The foregoing description is a summary of the terms of the retirement agreement and does not purport to be complete and is qualified in its entirety by reference to the Agreement dated as of November 2, 1995 between the Company and Randolph W. Lenz, a copy of which is filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The Company has agreed with Ronald M. DeFeo that in the event of a change in ownership of the Company which prevents him from continuing in his position as President and Chief Executive Officer, the Company will provide for a continuance of his income for a period of 24 months.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board recommending compensation for executive officers, including the Named Executive Officers, during the Company's 1995 fiscal year consisted of G. Chris Andersen, William H. Fike and David A. Sachs. There are no compensation Committee interlocks or insider participation with respect to such individuals.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock by each person known by the Company to own beneficially more than 5% of Common Stock, by each director, by each executive officer of the Company named in "Management -- Executive Compensation," and by all directors and executive officers as a group, as of May 15, 1996. Each person named in the following table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Shares of Common Stock that any person has a right to acquire within 60 days after May 15, 1996 pursuant to an exercise of options, warrants or other rights or conversion of preferred stock or otherwise are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table.

Name and Address of                             Amount           Percent
Beneficial Owner                              Beneficially       of Class
                                                Owned

Randolph W. Lenz (1)                        4,425,701 (2)         41.76%
  c/o Terex Corporation
  500 Post Road East
  Westport, CT  06880
G. Chris Andersen                              79,900 (3)           *
  821 West Shore Drive
  Kinnelon, NJ  07405
Ronald M. DeFeo                                68,737 (4)           *
  c/o Terex Corporation
  500 Post Road East
  Westport, CT  06880
William H. Fike                                37,500 (5)           *
  Magna International, Inc.
  26200 Lahser Road
  Suite 300
  Southfield, MI  48034
Bruce I. Raben                                112,663 (6)         1.06%
  CIBC Wood Gundy
  1999 Avenue of the Stars, Suite 1910
  Los Angeles, CA  90067
Marvin B. Rosenberg                           119,950 (7)         1.13%
  c/o Terex Corporation
  500 Post Road East
  Westport, CT  06880
David A. Sachs                                 75,300 (8)           *
  Onyx Partners
  9595 Wilshire Boulevard, Suite 700
  Beverly Hills, CA  90212
Adam E. Wolf                                   48,500 (9)           *
  875 East Donges Lane
  Milwaukee, WI  53217
Joseph F. Apuzzo                                   91               *
  c/o Terex Corporation
  500 Post Road East
  Westport, CT  06880
Ralph T. Brandifino                            17,455 (10)          *
  c/o Terex Corporation
  500 Post Road East
  Westport, CT  06880
Brian J. Henry                                  7,750 (11)          *
  c/o Terex Corporation
  500 Post Road East
  Westport, CT  06880
Steven E. Hooper                                3,861 (12)          *
  c/o Terex Corporation
  500 Post Road East
  Westport, CT  06880
David J. Langevin                             138,950 (13)         1.31%
  c/o Terex Corporation
  500 Post Road East
  Westport, CT  06880
All directors and executive officers
  as a group (12 persons)                     710,657 (14)         6.70%

- ------------------------------
*        Amount owned does not exceed one percent (1%) of the class so owned.

(1) Mr. Lenz currently pledges, and intends to pledge in the future, shares of the Common Stock owned by him as collateral for loans. If Mr. Lenz does not pay such loans when due, the pledgee may have the right to sell the shares of the Common Stock pledged to it in satisfaction of Mr. Lenz's obligations. The sale of a significant amount of such pledged shares could result in a change of control of the Company. Pursuant to a retirement agreement between the Company and Mr. Lenz, Mr. Lenz has agreed to vote his shares of the Company's Common Stock in the manner recommended by the Company's Board of Directors.

(2) Includes (a) 3,727,787 shares of Common Stock directly owned by Mr. Lenz, (b) 21,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and held by Mr. Lenz, (c) 573,414 shares of Common Stock indirectly owned by Mr. Lenz through four corporations that he indirectly owns and controls, (d) 38,800 shares of Series B Cumulative Redeemable Convertible Preferred Stock (the "Series B Preferred Stock") convertible into 87,300 shares of Common Stock and
         (e) Series B Common Stock Purchase Warrants (the "Series B Warrants") exercisable into 15,700 shares of Common Stock.

(3) Includes 55,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(4) Includes 42,066 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(5) Includes 37,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(6) Includes 10,000 shares owned by Mr. Raben's wife as to which Mr. Raben does not have dispositive or voting power and disclaims beneficial ownership. Also includes 55,000 shares of Common Stock issuable upon the exercise of options held by Mr. Raben and which are exercisable within 60 days.

(7) Includes 11,300 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(8) Includes 3,300 shares of Common Stock owned by Mr. Sach's wife. Mr. Sachs disclaims the beneficial ownership of such shares. Also includes 52,500 shares of Common Stock issuable upon the exercise of options held by Mr. Sachs which are exercisable within 60 days.

(9) Includes 47,500 shares of Common Stock issuable upon the exercise of options held by Mr. Wolf which are exercisable within 60 days. Also includes 800 shares of Common Stock held in a testamentary trust for which Mr. Wolf has shared voting power and shared investment power and 200 shares of Common Stock held by Mr. Wolf's wife for which he claims beneficial ownership.

(10) Includes 10,600 shares of Common Stock issuable upon the exercise of options exercisable within 60 days

(11) Includes 2,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(12) Includes 2,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(13) Includes 13,700 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(14) Includes 327,666 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.



                              CERTAIN TRANSACTIONS

On August 28, 1995, Randolph W. Lenz retired as Chairman of the Board and a Director of the Company. Mr. Lenz remains the Company's principal stockholder. As of March 31, 1996 he beneficially owned, directly and indirectly, approximately 42% of the outstanding Common Stock of the Company. In connection with his retirement, the Company entered into an agreement with Mr. Lenz which provides certain benefits to Mr. Lenz and the Company. See "Management -- Retirement of Randolph W. Lenz." In addition to indebtedness pursuant to the retirement agreement, an affiliate of Mr. Lenz is indebted to the Company in the approximate amount of $33,450 representing shipping charges incurred by such affiliate to the Company during 1994. The affiliate of Mr. Lenz has not paid such charges as of May 31, 1996.

The Company, certain directors and executives of the Company, and KCS are named parties in various legal proceedings. During 1995, the Company incurred $0.3 million of legal fees and expenses on behalf of the Company, directors and executives of the Company, and KCS named in the lawsuits.

In 1995, the Company retained Jefferies, of which a director of the Company was then an officer, in connection with the offering of the Old Notes and the Acquisition of PPM which was completed in May 1995. Jefferies was paid $9.338 million as an underwriting discount and for services rendered. Jefferies has previously rendered financial advisory and other services to the Company.

The Company intends that all transactions with affiliates be on terms no less favorable to the Company than could be obtained in comparable transactions with an unrelated person. The Board will be advised in advance of any such proposed transaction or agreement and will utilize such procedures in evaluating their terms and provisions as are appropriate in light of the Board's fiduciary duties under Delaware law. In addition, the Company has an Audit Committee consisting solely of outside directors. One of the responsibilities of the Audit Committee is to review related party transactions.

                   DESCRIPTION OF THE NOTES AND THE GUARANTEES

General

The Old Notes were, and the New Notes will be, issued pursuant to the Indenture. The form and terms of the New Notes will be the same as the form and terms of the Old Notes, except that the New Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The terms of the New Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The following summary of certain provisions of the Indenture, the Collateral Agreements (as defined below) and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Indenture, the Collateral Agreements and the Registration Rights Agreement, including the definitions therein of certain terms used below. Copies of the forms of Indenture, Collateral Agreements and Registration Rights Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part). The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions."

Principal Maturity and Interest; Ranking of New Notes

The New Notes are limited in aggregate principal amount to $250 million and will mature on May 15, 2002. Interest on the New Notes will be payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 1996, to holders of record on the immediately preceding May 1 and November 1, respectively. The Notes will bear interest at 13 1/4% per annum from the date of original issue. Holders of New Notes will receive interest on November 15, 1996, from the date of the initial issuance of the New Notes, plus an amount equal to the accrued interest on the Old Notes exchanged therefor from the most recent date to which interest has been paid to the date of exchange thereof. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The New Notes will be payable both as to principal and interest at the office or agency of the Company or, at the option of the Company, payment of interest may be made by check mailed to the holders of the New Notes at their respective addresses set forth in the register of holders of Notes. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. If a payment date is a legal holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a legal holiday at such place of payment, and no interest shall accrue for the intervening period.

The New Notes will rank pari passu in right of payment with all existing and future senior indebtedness (including the Old Notes) and senior to all subordinated indebtedness of the Company. In addition, upon any distribution of assets of the Company pursuant to any insolvency, bankruptcy, dissolution, winding up, liquidation or reorganization, the payment of the principal of, and the premium, if any, and interest on, the New Notes will rank pari passu in right of payment with all existing and future senior indebtedness (including the Old Notes). The Notes will rank pari passu in right of payment with all senior borrowings. The New Notes will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

Redemption

The Notes are not redeemable at the Company's option prior to May 15, 2000. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable date of redemption, if redeemed during the 12-month period beginning on May 15 of the years indicated below:

               Year                        Percentage

               2000                          103.79%
               2001                          101.89
               2002                          100.00

Notwithstanding the foregoing, prior to May 15, 2000, the Company may redeem up to one-third of the original principal amount of the Notes, at a redemption price of 111.36% of the principal amount of the Notes if the Notes are redeemed prior to May 15, 1997, 109.46% of the principal amount of the Notes if the Notes are redeemed after May 15, 1997 and prior to May 15, 1998, 107.57% of the principal amount of the Notes if the Notes are redeemed after May 15, 1998 and prior to May 15, 1999, and 105.68% of the principal amount the Notes are redeemed after May 15, 1999, in each case plus accrued interest to the applicable redemption date, with the net proceeds of a bona fide public offering of common stock of the Company or any Restricted Subsidiary; provided, however, that such redemption shall occur within 60 days of the date of the closing of such public offering. The restrictions on optional redemptions set forth in the Indenture will not limit the Company's right to make open market purchases of the Notes from time to time, except that neither the Company nor any Restricted Subsidiary may use the proceeds of a bona fide public offering made prior to May 15, 2000 to make open market purchases of the Notes.

If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate, provided, however, that Notes of $1,000 or less may not be redeemed in part. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at such holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions of them called for redemption.

The Notes will not be entitled to any mandatory redemption or sinking fund.

Guarantors

The repayment of the Old Notes is and repayment of the New Notes will be unconditionally and irrevocably guaranteed by present and future Material Subsidiaries of the Company that are Restricted Subsidiaries (other than TEL, CMHC Germany, P.P.M., S.A. and any other present or future Restricted Subsidiary organized under the laws of a foreign country), including Terex Cranes, PPM Cranes, Koehring Cranes and CMHC. Two other Guarantors, CMH Acquisition and International, are intermediary holding companies. See Note P -- "Consolidating Financial Statements" in the Notes to the Consolidated Financial Statements. The Indenture will provide that as long as any Notes remain outstanding, any future domestic Material Subsidiary of the Company that is a Restricted Subsidiary shall enter into a similar guarantee and the stock of such Subsidiary will be pledged to secure the Notes.

The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See "Risk Factors -- Fraudulent Conveyance or Transfer; Possible Invalidation or Subordination of Company Obligations."

Collateral

Subject to certain exceptions, the Notes and Guarantees will be secured by a security interest in (i) substantially all of the assets of the Company and the Guarantors, other than cash and cash equivalents (except that as to accounts receivable and inventory, and proceeds thereof and certain related rights, such security interest shall be subordinated to Liens securing obligations under any Revolving Credit Facility to which any of them are obligors), (ii) property, plant and equipment of the Company and certain of the Restricted Subsidiaries organized outside of the U.S. and (iii) all of the Capital Stock of (and certain intercompany notes from) all Subsidiaries of the Company owned by the Company or any Restricted Subsidiary. In addition, the Notes will initially be secured by a security interest in inventory of certain foreign Restricted Subsidiaries; provided, however, that if any European subsidiary of the Company enters into a Revolving Credit Facility, the Company is permitted to secure such facility with accounts receivable and/or inventory of such subsidiary and the security interest securing the Notes will be released to the extent required by the terms of any such facility. All of the assets of the Company, the Guarantors and the Restricted Subsidiaries described above are collectively referred to herein as the "Collateral."

The Company, the Guarantors and the Restricted Subsidiaries have entered into security agreements, mortgages, deeds of trust and certain other collateral assignment agreements (collectively, the "Collateral Agreements") that provide for the grant of a security interest in or pledge of the Collateral to the Trustee, as collateral agent (in such capacity, the "Collateral Agent"), for the benefit of the holders of the Notes. Such pledges and security interests will secure the payment and performance when due of all of the Obligations of the Company, the Guarantors and the Restricted Subsidiaries, under the Indenture, the Notes, the Guarantees and the Collateral Agreements. The Trustee, on behalf of the Noteholders, has entered into an intercreditor agreement with the Lenders (as defined herein) under the Credit Facility relating to the parties' respective rights to collateral and providing for certain other matters.

The Collateral Agreements grant certain blanket-type Liens to the Collateral Agent against the personal property of the Company, the Guarantors and certain of the Restricted Subsidiaries that are intended to secure the Obligations of such persons under the Indenture, the Guarantees and the Notes. The Collateral Agreements also grant a first priority Lien in all fee real property and certain leasehold interests (the "Real Property Assets") owned or leased by the Company, the Guarantors and certain of the Restricted Subsidiaries as of the date of the Indenture. Such Liens shall be subordinate to (i) Purchase Money Liens permitted under the covenant entitled "--Liens," (ii) Permitted Liens and (iii) Liens on accounts receivable and inventory, and the proceeds thereof and certain related rights securing obligations under the Credit Facility. With respect to leasehold interests, the Collateral Agent's Liens will be limited to the extent such leasehold interests may be encumbered pursuant to the terms of their respective underlying leases, and by the terms of such leases. The Company and its Restricted Subsidiaries will have the right to grant (and suffer to exist) Liens to third parties to the extent provided in the covenant entitled "Liens" and will have the right to acquire any such assets subject to such Liens (and suffer to exist such Liens.) The Collateral Agent's Liens are intended to be, and shall be, at all times automatically junior and subordinate in priority to certain of such Liens. The Collateral Agreements also provide that the Collateral Agent shall not have a lien on property, plant or equipment acquired by the Company, any Guarantor or any Restricted Subsidiary with the proceeds of Purchase Money Obligations permitted under the terms of the Indenture, which property, plant and equipment is subject to Purchase Money Liens permitted under the terms of the Indenture, if, and for so long as, the agreements governing the terms of such Purchase Money Obligations and Purchase Money Liens prohibit junior liens on the assets so acquired.

So long as no Event of Default (as defined in the Indenture) has occurred and is continuing, and subject to certain terms and conditions in the Indenture and the Collateral Agreements, the Company will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Capital Stock of any Subsidiary's collateral pledged by it, and to exercise any voting, other consensual rights and other rights pertaining to such collateral pledged by it. Upon the occurrence and during the continuance of an Event of Default relating to payment of principal or interest on the Notes or if the Notes are accelerated, all rights of the Company to exercise such voting, other consensual rights or other rights will cease upon notice from the Collateral Agent, and all such rights will become vested in the Collateral Agent, which to the extent permitted by law, will have sole right to exercise such voting, other consensual rights or other rights. Upon the occurrence and during continuance of any Event of Default, all rights of the Company to receive all cash dividends, interest and other payments made upon or with respect to the pledged collateral will, upon notice from the Collateral Agent, cease and such cash dividends, interest and other payments will be paid to the Collateral Agent. All funds distributed under the Collateral Agreements and received by the Collateral Agent for the benefit of the holders of the Notes will be retained and/or distributed by the Collateral Agent in accordance with the provisions of the Indenture.

Under the terms of the Collateral Agreements, the Collateral Agent will determine the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to foreclose on the Collateral following an Event of Default. Holders of the Notes may not enforce the Collateral Agreements. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Collateral Agent in its exercise of any trust or power under the Collateral Agreements. Upon the full and final payment and performance of all Obligations of the Company under the Indenture and the Notes, the Collateral Agreements will terminate and the pledged Collateral will be released. In addition, in the event that the pledged Collateral is sold and the Net Proceeds are or will be applied in accordance with the terms of the covenant described under "--Limitation on Asset Sales," the Collateral Agent will release simultaneously with such sale the Liens in favor of the Collateral Agent in the assets sold, provided, however, that the Collateral Agent has received all documentation required by the Trust Indenture Act therefor.

In the event of a default under the Notes, the proceeds from the sale of the Collateral may not be sufficient to satisfy the Company's obligations under the Notes in full. The amount to be received upon such a sale would be dependent upon numerous factors including the condition, age and useful life of the collateral at the time of such sale, the timing and the manner of the sale, and whether the assets were being sold as part of an ongoing business. In addition, the book value of the collateral should not be relied upon as a measure of realizable value.

Repurchase Upon Change of Control

Upon the occurrence of a Change of Control, the Company will be required to offer to repurchase all the Notes then outstanding as described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 40 days following any Change of Control, the Company must mail a notice to each holder stating, among other things: (i) that the Change of Control Offer is being made pursuant to this provision and that all Notes tendered will be accepted for payment, (ii) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date"), (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date, (v) that any holder electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the paying agent with respect to the Notes (the "Paying Agent") at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date, (vi) that the holder will be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second business day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased, and (vii) that a holder whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control.

On the Change of Control  Payment Date,  the Company will, to the extent lawful,
(i) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an officer's certificate stating that the Notes or portions thereof tendered to the Company are accepted for payment. The Paying Agent will promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee will authenticate and mail to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided, however, that each such new Note will be in principal amount of $1,000 or an integral multiple thereof. The Company will announce the result of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

There can be no assurance that sufficient funds will be available at the time of any Change of Control Offer to make required repurchases.

"Change of Control" means (i) the sale, assignment, lease, transfer or conveyance (in one transaction or a series of transactions) of all or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the liquidation or dissolution of the Company or the adoption of a plan by the stockholders of the Company relating to the dissolution or liquidation of the Company, (iii) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for any Person or group owning in excess of 40% of the voting power of the Voting Stock of the Company on the date of the Indenture, of a direct or indirect majority in interest (more than 50%) of the voting power of the Voting Stock of the Company by way of purchase, merger or consolidation or otherwise, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (which includes any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company.

Certain Covenants

Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly (i) declare or pay any dividend or make any distribution on account of the Equity Interests of the Company and its Subsidiaries (other than dividends or distributions payable in Equity Interests of the Company or such Restricted Subsidiary (other than Disqualified Stock) or dividends or distributions payable to the Company or any Wholly Owned Subsidiary), (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interest of the Company or any Subsidiary or other Affiliate of the Company (other than any such Equity Interest owned by the Company or any Wholly Owned Subsidiary), (iii) voluntarily make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated in right of payment to the Notes prior to any scheduled principal payment, sinking fund payment or other payment at the stated maturity thereof, or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above are collectively referred to as "Restricted Payments") unless, at the time of such Restricted Payment:

     (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof, and

     (b) immediately after such Restricted Payment (the value of any such payment, if other than cash, being determined in good faith by the Board of Directors and evidenced by a resolution set forth in an officers' certificate delivered to the Trustee) and after giving effect thereto on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under the Interest Coverage Ratio test set forth in the covenant described under "-- Limitation on Incurrence of Indebtedness," and

     (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (including Restricted Payments permitted by clauses (i) and (ii) of the next following paragraph and excluding Restricted Payments permitted by the other clauses therein), is less than the sum of (x) 40% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first quarter commencing immediately after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (y) 100% of the aggregate net cash proceeds received by the Company from the issuance or sale, other than to a Subsidiary of the Company, of Equity Interests of the Company (other than Disqualified Stock) after the date of the Indenture and on or prior to the time of such Restricted Payment, plus (z) 100% of the aggregate net cash proceeds received by the Company from the issuance or sale, other than to a Subsidiary of the Company, of any convertible or exchangeable debt security of the Company that has been converted or exchanged into Equity Interests of the Company (other than Disqualified Stock) pursuant to the terms thereof after the date of the Indenture and on or prior to the time of such Restricted Payment.

The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would not have been prohibited by the provisions of the Indenture, (ii) the redemption, purchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock), (iii) the redemption, repurchase or payoff of any Indebtedness with proceeds of any Refinancing Indebtedness (as defined below) permitted to be incurred pursuant to the provision described under "--Limitation on Incurrence of Indebtedness," (iv) the redemption, purchase, retirement or other payoff of the Series A Cumulative Redeemable Convertible Preferred Stock, (v) Investments by the Company or any
Restricted Subsidiary, in an aggregate amount not to exceed $3 million, in a Non-Restricted Subsidiary formed primarily for the purpose of financing purchases and leases of inventory manufactured by the Company or any of its Subsidiaries, and (vi) other Restricted Payments in an aggregate amount not to exceed $8 million.

Not later than the date of making any Restricted Payment, the Company will deliver to the Trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.

Limitation on Incurrence of Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any preferred stock, provided, however, that the Company may incur Indebtedness or issue shares of Disqualified Stock if the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least equal to the ratio set forth below opposite the period in which such incurrence or issuance occurs, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock has been issued, as the case may be, at the beginning of such four-quarter period;

     Period Ending                                                 Ratio

     May 15, 1997.........................................         2.50:1
     May 15, 1998 and thereafter..........................         2.75:1

provided, however, that, in the case of Indebtedness, (i) the Weighted Average Life to Maturity of such Indebtedness is greater than the remaining Weighted Average Life to Maturity of the Notes by at least one year and (ii) such Indebtedness has a final scheduled maturity that exceeds the final stated maturity of the Notes by at least one year.

The foregoing limitations will not prohibit the incurrence of (a) Indebtedness pursuant to the Revolving Credit Facility and repayment obligations in respect of letters of credit, provided, however, that the aggregate principal amount of Indebtedness so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (a) and outstanding on such date, shall not exceed the sum of (i) 85% of Eligible Receivables (as defined in the Indenture), plus (ii) 50% of Eligible Inventory (as defined in the Indenture), (b) performance bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations incurred in the ordinary course of business, (c) Hedging Obligations incurred to fix the interest rate on any variable rate Indebtedness otherwise permitted by the Indenture, (d) Indebtedness arising out of sale and leaseback transactions, capital lease obligations or Purchase Money Obligations (collectively, "Purchase Money Indebtedness") in an aggregate amount not to exceed $6 million during any calendar year, (e) Indebtedness owed by the Company to any Wholly Owned Subsidiary or Guarantor or by any Wholly Owned Subsidiary or Guarantor to the Company or any other Wholly Owned Subsidiary or Guarantor, (f) Guarantees incurred in the ordinary course of business of Indebtedness incurred by any Person to purchase or lease inventory manufactured or sold by the Company or any Restricted Subsidiary (including, without limitation, Floor Plan Guarantees), provided, however, that (i) to the extent commercially practicable, the Indebtedness so guaranteed is secured by a first priority lien on such inventory in favor of the holder of such Indebtedness and
(ii) if the Company or such Restricted Subsidiary is required to make payment with respect to such guaranty, the Company or such Restricted Subsidiary will have the right to receive either (1) title to such inventory, (2) a valid assignment of a perfected first priority security interest in such inventory or
(3) the net proceeds of any resale of such inventory, (g) Indebtedness outstanding on the date of the Indenture, up to 80 million French Francs of PPM Funded Debt (as defined in the Indenture) remaining outstanding following consummation of the Acquisition and the PPM Subordinated Note (as defined in the Indenture) and (h) Indebtedness issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance") Indebtedness referred to in clauses (d) or (g) above and outstanding Indebtedness incurred pursuant to the debt incurrence tests set forth in the immediately preceding paragraph (the "Refinancing Indebtedness"), provided, however, that (1) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness so Refinanced (plus the amount of reasonable out-of-pocket fees and expenses incurred in connection therewith), (2) the Refinancing Indebtedness has a Weighted Average Life to Maturity that is either (x) equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (y) greater than the Weighted Average Life to Maturity of the Notes, and (3) the Refinancing Indebtedness ranks, in right of payment, no less favorable to the Notes as the Indebtedness being Refinanced.

Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets subject to such Asset Sale as determined in good faith by the Board of Directors, (ii) at least 80% of the consideration for such Asset Sale (other than consideration consisting of assets that will be used in the business of the Company or its Subsidiaries) is in the form of Permitted Proceeds, and (iii) within 12 months of such Asset Sale, the Net Proceeds thereof are (a) invested in assets related to the business of the Company or its Restricted Subsidiaries as conducted on the date of the Indenture, (b) applied to repay Indebtedness under Purchase Money Obligations incurred in connection with the asset so sold or (c) to the extent not used as provided in clauses (a) or (b), applied to make an offer to purchase Notes as described below (an "Excess Proceeds Offer"), provided, however, that if the amount of Net Proceeds from any Asset Sale not invested pursuant to clause (a) above is less than $5 million, the Company will not be required to repay indebtedness pursuant to clause (b) or to make an offer pursuant to clause (c).

The amount of Net Proceeds not invested or applied as set forth in the preceding clauses (a) and (b) constitutes "Excess Proceeds." If the Company elects, or becomes obligated to make an Excess Proceeds Offer, the Company will offer to purchase Notes having an aggregate principal amount equal to the Excess Proceeds (the "Purchase Amount"), at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. The Company must commence such Excess Proceeds Offer not later than 60 days after the expiration of the 12-month period following the Asset Sale that produced Excess Proceeds. If the aggregate purchase price for the Notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company and its Subsidiaries may use the portion of the Excess Proceeds remaining after payment of such purchase price for general corporate purposes.

The Excess Proceeds Offer will remain open for a period of 20 business days and no longer, unless a longer period is required by law (the "Excess Proceeds Offer Period"). Promptly after the termination of the Excess Proceeds Offer Period (the "Excess Proceeds Payment Date"), the Company will purchase and mail or deliver payment for the Purchase Amount for the Notes or portions thereof tendered, pro rata or by such other method as may be required by law, or, if less than the Purchase Amount has been tendered, all Notes tendered pursuant to the Excess Proceeds Offer. The principal amount of Notes to be purchased pursuant to an Excess Proceeds Offer may be reduced by the principal amount of Notes acquired by the Company through purchase or redemption (other than pursuant to a Change of Control Offer) subsequent to the date of the Asset Sale and surrendered to the Trustee for cancellation. Any Excess Proceeds Offer will be conducted in compliance with applicable regulations under the federal securities law, including Exchange Act Rule 14e-1.

The Company's ability to purchase Notes in the event it is required to make an Excess Proceeds Offer may be adversely affected by, among other things, covenants of the Credit Facility. There can be no assurance that sufficient funds will be available at the time of any Excess Proceeds Offer to make required repurchases. The Company's failure to comply with the covenant described above will be an Event of Default under the Indenture if such failure continues for a specified period and the required notice is given by the Trustee or the holders of not less than 25% in principal amount of the then outstanding Notes.

The Company will not, and will not permit any of its Subsidiaries to, create or suffer to exist or become effective any restriction that would impair the ability of the Company to make an Excess Proceeds Offer upon an Asset Sale or, if such Excess Proceeds Offer is made, to pay for the Notes tendered for purchase.

Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except (i) Liens on accounts receivable and inventory and the proceeds thereof (and certain rights relating thereto) securing Indebtedness permitted to be incurred pursuant to clause (a) under "--Limitation on Incurrence of Indebtedness" (including the Revolving Credit Facility), (ii) Purchase Money Liens securing Purchase Money Indebtedness incurred pursuant to clause (d) under "--Limitation on Incurrence of Indebtedness," and (iii) Permitted Liens.

Limitation on Restrictions on Restricted Subsidiary Dividends. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary (a) to (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on such Restricted Subsidiary's Capital Stock or (B) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary's profits or (ii) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, or (b) make loans or advances to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (i) the Revolving Credit Facility that are not materially more restrictive, taken as a whole, than those contained in the Revolving Credit Facility existing on the date of the Indenture, (ii) the Indenture, the Notes and the Collateral Agreements, (iii) applicable law, (iv) any Acquired Debt, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, and (v) permitted Refinancing Indebtedness, provided, however, that such restrictions contained in any agreement governing such Refinancing Indebtedness are no more restrictive taken as a whole than those contained in any agreements governing the Indebtedness being refinanced.

Merger, Consolidation or Sale of Assets. The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any other person unless (i) the Company is the surviving person or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia,
(ii) the person formed by or surviving any such consolidation or merger (if other than the Company) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company, pursuant to a supplemental indenture and Collateral Agreements in a form reasonably satisfactory to the Trustee and the Collateral Agent, under the Notes, the Indenture and the Collateral Agreements, (iii) immediately after giving effect to such transaction, no Default or Event of Default exists, and
(iv) the Company, or any person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, (A) has Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) is permitted, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in the covenant described under "--Limitation on Incurrence of Indebtedness."

Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), except for (i) Affiliate Transactions of aggregate value of up to $1 million conducted in good faith that are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated person, (ii) Affiliate Transactions of aggregate value of up to $10 million that a majority of the disinterested members on the Board of Directors of the Company determines to be fair to the Company or the relevant Restricted Subsidiary from a financial point of view and (iii) Affiliate Transactions for which the Company delivers to the Trustee an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing; provided, however, that the following will not be deemed to be Affiliate Transactions: (i) employment agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business with the approval of the Company's Board of Directors, (ii) transactions between or among the Company and/or its Wholly Owned Subsidiaries or Guarantors, (iii) transactions permitted by the provisions of the Indenture described above under "--Limitation on Restricted Payments", (iv) good faith bona fide purchases and sales of inventory or services made in the ordinary course of business consistent with past practice between the Company and any Restricted Subsidiary or between Restricted Subsidiaries and (v) reasonable directors' fees for members of the Board of Directors of the Company.

Rule 144A Information Requirement. The Company has agreed to furnish to the holders or beneficial holders of the Notes and prospective purchasers of Notes designated by the holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the holders thereof have disposed of such Notes pursuant to an effective registration statement.

Reports. Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the holders of Notes all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants. From and after the time the Company files a registration statement with the Commission with respect to the Notes, the Company will file such quarterly and annual information with the Commission.

Events of Default and Remedies

Each of the following constitutes an Event of Default under the Indenture: (i) default for 30 days in the payment when due of interest on the Notes, (ii) default in payment of principal (or premium, if any) on the Notes when due at maturity, redemption, by acceleration or otherwise, (iii) default in the performance or breach of the provisions of "--Merger, Consolidation or Sale of Assets," "--Limitation on Restricted Payments," "--Limitation on Asset Sales," "--Limitation on Liens" or "--Repurchase Upon Change of Control," and certain provisions of the Collateral Agreements, (iv) default in the performance or breach of the provisions of "--Limitation on Incurrence of Indebtedness" which the Company fails to cure within 30 days after the occurrence thereof, (v) failure by the Company, any Guarantor or any Restricted Subsidiary for 30 days after notice to comply with certain other agreements in the Indenture, the Notes or the Collateral Agreements, (vi) default under (after giving effect to any applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, any Guarantor or any Restricted Subsidiary (or the payment of which is guaranteed by the Company, any Guarantor or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, if (a) either (1) such default results from the failure to pay principal of or interest on such Indebtedness and (2) as a result of such default the maturity of such Indebtedness has been accelerated, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated, exceeds $4 million in the aggregate, (vii) failure by the Company, any Guarantor or any Restricted Subsidiary to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $1 million which judgments are not stayed within 60 days after their entry, (viii) breach by the Company, any Guarantor or any Restricted Subsidiary of any material representation or warranty set forth in the Collateral Agreements, which breach is not cured by the Company or such Guarantor or Restricted Subsidiary or waived within 30 days after notice to comply with such breach of a material representation or warranty, (ix) repudiation by the Company or any of the Guarantors or Restricted Subsidiaries of their obligations under the Indenture, the Notes, the Collateral Agreements or the Guarantees or the Company, any Guarantor or any Restricted Subsidiary takes any action that causes, or asserts, or fails to take any action that it knows, or has been notified by the Trustee, is necessary to prevent, the unenforceability of the Indenture, the Notes, the Collateral Agreements or the Guarantees against the Company or any of the Guarantors or Restricted Subsidiaries for any reason or is necessary to maintain the priority and perfection of the Liens of the Collateral Agreements, and (x) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare by written notice all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee, may on behalf of the holders of all of the Notes (i) waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes, and/or (ii) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree if all existing Events of Default (except nonpayment of principal or interest that has become due solely because the acceleration) have been cured or waived.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company under the Notes, the Indenture, the Collateral Agreements or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations of their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Defeasance and Discharge of the Indenture and the Notes

The Indenture provides that the Company will be discharged from any and all obligations in respect of the Notes, other than the obligation to duly and punctually pay the principal of, and premium, if any, and interest on, the Notes in accordance with the terms of the Notes and the Indenture upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government obligations that will provide money in an amount sufficient in the opinion of a nationally recognized accounting firm to pay the principal of and premium, if any, and each installment of interest, if any, on the due dates thereof on the Notes. Such trust may only be established if, among other things, (i) the Company has delivered to the Trustee an opinion of independent counsel to the effect that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, (ii) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred or be continuing, and (iii) certain of the customary conditions precedent are satisfied.

The Company may satisfy and discharge its obligations under the Indenture to holders of the Notes by delivering to the Trustee for cancellation all outstanding Notes or by depositing with the Trustee or the Paying Agent, if applicable, after the Notes have become due and payable, cash sufficient to pay at the stated maturity all of the Notes and paying all other sums payable under the Indenture by the Company.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered holder of a Note will be treated as the owner of it for all purposes.

Payments for Consent

Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Amendment, Supplement and Waiver

Except as provided in the next succeeding paragraph, the Indenture and the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes of the Collateral Agreements may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder of Notes) (i) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of, or the premium on, or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes or alter the price at which repurchases of the Notes may be made pursuant to an Excess Proceeds Offer or Change of Control Offer, (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes, (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes, (vii) waive a redemption payment with respect to any Note, (viii) make any change in the provisions of any of the Guarantees that adversely affects the rights of any holder of Notes, (ix) adversely affect the contractual ranking of the Notes or Guarantees, or (x) make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of the holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to holders of the Notes or the Guarantor's obligation under the Guarantee in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this Prospectus may obtain a copy of the Indenture without charge by writing to Terex Corporation, 500 Post Road East, Westport, Connecticut 06880, Attention: Marvin B. Rosenberg, Senior Vice President and General Counsel.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

"Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, other than Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. Notwithstanding the foregoing to the contrary, neither Jefferies & Company, Inc. nor any of its Affiliates will be deemed to be Affiliates of the Company.

"Asset Sale" means any sale, assignment, transfer, lease, conveyance, or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions other than in the ordinary course of business, of any assets of the Company or its Restricted Subsidiaries (other than (i) to the Company or a Restricted Subsidiary and (ii) sale and leaseback transactions that are expressly permitted under the Indenture).

"Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

"Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests and other indicia of ownership of a business entity.

"Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

"Closing Date" means the date upon which the Notes are first issued.

"Consolidated EBITDA" means, with respect to any Person (the referent Person) for any period, income (loss) from operations of such Person for such period, determined in accordance with GAAP, plus (to the extent such amounts are deducted in calculating such income (loss) from operations of such Person for such period, and without duplication) amortization, depreciation and other non-cash charges (including, without limitation, amortization of goodwill, deferred financing fees and other intangibles but excluding (a) non-cash charges incurred after the date of the Indenture that require an accrual of or a reserve for cash charges for any future period, and (b) normally recurring accruals such as reserves against accounts receivable); provided, however that (i) the income from operations of any Person that is not a Wholly Owned Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid during such period to the referent Person or a Wholly Owned Subsidiary of the referent Person, (ii) the income from operations of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, and (iii) the income from operations of any Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organization documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its owners.

"Consolidated Interest Expense" means, with respect to any Person for any period, the consolidated interest expense of such Person for such period, whether paid or accrued (including amortization of original issue discount, noncash interest payment, and the interest component of Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period.

"Consolidated Net Income" means, with respect to any Person (the referent Person) for any period, the aggregate of the Net Income of such Person and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however that (i) the Net Income of any Person that is not a Wholly Owned Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid during such period to the referent Person or a Wholly Owned Subsidiary of the referent Person, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, and (iii) the Net Income of any Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organization documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its owners.

"Consolidated Net Worth" means, with respect to any Person, the total stockholders' equity (exclusive of any Disqualified Stock) of such Person (less Investments in Non-Restricted Subsidiaries) determined on a consolidated basis in accordance with GAAP.

"Default" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

"Disqualified Stock" means any Capital Stock that, (i) either by its terms or the terms of any security into which it is convertible or for which it is exchangeable or otherwise, is or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (in whole or in part) prior to the final stated maturity of the Notes or is redeemable (in whole or in part) at the option of the holder thereof at any time prior to such final stated maturity or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities or Disqualified Stock. Accretion in accordance with the terms of any Disqualified Stock outstanding on the Issue Date shall not constitute the issuance of additional Disqualified Stock.

"Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

"Floor Plan Guaranty" means the Guarantee by the Company or a Subsidiary of Indebtedness incurred by a franchise dealer, or other purchaser or lessor, for the purchase or lease of inventory manufactured or sold by the Company or a Restricted Subsidiary, the proceeds of which Indebtedness is used solely to pay the purchase price of inventory sold by the Company or a Restricted Subsidiary to such franchise dealer and any related fees and expenses (including finance fees); provided, that (i) to the extent commercially practicable, the Indebtedness so guaranteed is secured by a perfected first priority lien on such inventory in favor of the holder of such Indebtedness and (ii) if the Company or such Restricted Subsidiary is required to make payment with respect to such Guarantee, the Company or such Restricted Subsidiary will have the right to receive either (a) title to such inventory, (b) a valid assignment of a first priority perfected lien in such inventory or (c) the net proceeds of any resale of such inventory.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the Commission, which are in effect on the date of the Indenture.

"Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

"Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

"Indebtedness" of any Person means (without duplication) (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables on customary terms incurred in the ordinary course of business), (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person as lessee under capitalized leases, (vi) all obligations, contingent or otherwise, of such Person under bankers' acceptance and letter of credit facilities, (vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock, (viii) all obligations of such Person in respect of Hedging Obligations, (ix) all Indebtedness of others Guaranteed by such Person, and (x) all Indebtedness of the type referred to in clauses (i) through (ix) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided, however, that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (x) the fair market value of such property at the time of determination and (y) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date, provided, however, that, in the case of each of clauses (i), (ii) and (iii) above, the amount of such Indebtedness will be the amount that would appear as a liability on the balance sheet of such Person prepared in accordance with GAAP.

"Interest Coverage Ratio" means, for any period, the ratio of (i) Consolidated EBITDA of the Company for such period, over (ii) Consolidated Interest Expense of the Company for such period. In calculating Interest Coverage Ratio for any period, pro forma effect shall be given to: (a) the incurrence, assumption, guarantee, repayment, repurchase, redemption or retirement by the Company or any of its Subsidiaries of any Indebtedness (other than under the Revolving Credit Facility) subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, as if the same had occurred at the beginning of the applicable period; and (b) the occurrence of any Asset Sale during such period by reducing Consolidated EBITDA for such period by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets sold and by reducing Consolidated Interest Expense by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness secured by the assets sold and assumed by third parties or repaid with the proceeds of such Asset Sale, in each case as if the same had occurred at the beginning of the applicable period. For purposes of making the computation referred to above, acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including all mergers and consolidations, subsequent to the commencement of such period shall be calculated on a pro forma basis, assuming that all such acquisitions, mergers and consolidations had occurred on the first day of such period. Without limiting the foregoing, the financial information of the Company with respect to any portion of such four fiscal quarters that falls before the [Closing Date] shall be adjusted (1) to give pro forma effect to the issuance of the Units and the application of the proceeds therefrom (including, without limitation, consummation of the [Acquisition]) as if they had occurred at the beginning of such four fiscal quarters and (2) to exclude expenses incurred in connection with the Acquisition or the issuance of the [Units] to the extent such expenses are included in computing Consolidated Net Income for such period.

"Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business and (ii) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

"Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

"Material Subsidiary" means any Person (a) that is a "Significant Subsidiary" of the Company as defined in Rule 1-02 of Regulation S-X promulgated by the Commission or (b) is otherwise material to the business of the Company.

"Net Assets" means, with respect to any Person, (i) the fair market value of the assets of such Person and its consolidated Subsidiaries as determined on a consolidated basis in good faith by the Board of Directors of such Person minus
(ii) the aggregate principal amount of the Indebtedness of such Person and its Subsidiaries that would appear on the consolidated balance sheet of such Person as of the date of determination.

"Net Income"  means,  with respect to any Person for any period,  the net income
(loss) of such Person for such period, determined in accordance with GAAP, excluding any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sales and dispositions pursuant to sale and leaseback transactions, and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such gain (but not loss).

"Net Proceeds" means the aggregate cash proceeds received in respect of any Asset Sale, net of the direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commission), other than any such costs payable to an Affiliate of the Company, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets.

"Non-Restricted Subsidiary" means any Subsidiary of the Company formed or acquired by the Company or by any Subsidiary of the Company after the date of the Indenture that has been designated by the Company (by written notice to the Trustee on or prior to the date of such formation or acquisition) as a Non-Restricted Subsidiary and each Subsidiary of a Non-Restricted Subsidiary; provided, however, that a Subsidiary may not be designated as a "Non-Restricted Subsidiary" unless (i) such designation would not cause a Default or Event of Default, (ii) neither such Subsidiary nor any of its Subsidiaries is a Guarantor and (iii) the creditors of such Subsidiary have no direct or indirect recourse (including, without limitation, recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to the assets of the Company or of a Restricted Subsidiary. For purposes of the foregoing, the Company shall be deemed to make an Investment in each Subsidiary designated as a "Non-Restricted Subsidiary" immediately following such designation in an amount equal to the net Investment in such Subsidiary and its Subsidiaries immediately prior to such designation.

"Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other obligations and liabilities of the Company or any of the Subsidiaries under the Indenture, the Notes or any of the Collateral Agreements.

"Permitted Investments" means (a) Investments in the Company, (b) Investments in Cash Equivalents, (c) Investments by the Company or any Restricted Subsidiary in a Guarantor or any Wholly Owned Subsidiary or in a Person, if as a result of such Investment (i) such Person becomes a Guarantor or a Wholly Owned Subsidiary and the Capital Stock of such Person is pledged to secure the Obligations, or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company, a Guarantor or a Wholly Owned Subsidiary, (d) Guarantees by the Company or any Restricted Subsidiary incurred in the ordinary course of business of Indebtedness incurred for the purchase or lease of inventory manufactured or sold by the Company or any Subsidiary, including, without limitation, Floor Plan Guarantees, provided, however, that (a) to the extent commercially practicable, the Indebtedness so guaranteed is secured by a perfected first priority lien on such inventory in favor of the holder of such Indebtedness and (b) if the Company or such Restricted Subsidiary is required to make payment with respect to such guarantee, the Company or such Restricted Subsidiary will have the right to receive either (i) title to such inventory, (ii) a valid assignment of a perfected first priority security interest in such inventory, or (iii) the net proceeds from the resale of such inventory, (e) Investments in shares of Capital Stock of Fruehauf in satisfaction of outstanding indebtedness of Fruehauf to the Company in the amount of up to $2 million, and (f) other Investments that do not exceed in the aggregate $5 million at any time outstanding.

"Permitted Liens" means (i) Liens in favor of the Company and/or its Restricted Subsidiaries other than with respect to intercompany Indebtedness, (ii) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with the Company or any Restricted Subsidiary, provided, however, that such Liens were not created in contemplation of such acquisition and do not extend to assets other than those subject to such Liens immediately prior to such acquisition, (iii) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, provided, however, that such Liens were not created in contemplation of such acquisition and do not extend to assets other than those subject to such Liens immediately prior to such acquisition, (iv) Liens incurred in the ordinary course of business in respect of Hedging Obligations, (v) Liens to secure Indebtedness for borrowed money of a Subsidiary in favor of the Company or a Wholly Owned Subsidiary, (vi) Liens (other than pursuant to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or environmental laws) to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, (vii) Liens existing on the date of the Indenture, (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested or remedied in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, however, that any reserve or other appropriate provision as may be required in conformity with GAAP has been made therefor, (ix) Liens arising by reason of any judgment, decree or order of any court with respect to which the Company or any of its Restricted Subsidiaries is then in good faith prosecuting an appeal or other proceedings for review, the existence of which judgment, order or decree is not an Event of Default under the Indenture, (x) encumbrances consisting of zoning restrictions, survey exceptions, utility easements, licenses, rights of way, easements of ingress or egress over property of the Company or any of its Restricted Subsidiaries, rights or restrictions of record on the use of real property, minor defects in title, landlord's and lessor's liens under leases on property located on the premises rented, mechanics' liens, vendors' liens, and similar encumbrances, rights or restrictions on personal or real property, in each case not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, (xi) Liens and priority claims incidental to the conduct of business or the ownership of properties incurred in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit, including, without limitation, liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, bids, and government contracts and leases and subleases, and (xii) any extension, renewal, or replacement (or successive extensions, renewals or replacements), in whole or in part, of Liens described in clauses (i) through (xi) above.

"Permitted Proceeds" means (i) cash and/or (ii) promissory notes in an aggregate principal amount of up to $5 million in connection with any single Asset Sale; provided, however, that the obligations under any such promissory note are secured by a first priority security interest in the assets sold.

"Person"  means  any  individual,   corporation,   partnership,  joint  venture,
association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

"Purchase Money Liens" means (i) Liens to secure or securing Purchase Money Obligations permitted to be incurred under the Indenture and (ii) Liens to secure Refinancing Indebtedness incurred solely to refinance Purchase Money Obligations provided that such Refinancing Indebtedness is incurred no later than 180 days after the satisfaction of such Purchase Money Obligations.

"Purchase Money Obligations" means Indebtedness representing, or incurred to finance, the cost (i) of acquiring any assets and (ii) of construction or build-out of manufacturing, distribution or administrative facilities (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Company), provided, however, that (a) the principal amount of such Indebtedness does not exceed 100% of such cost, including construction charges, (b) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired and (c) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition of such property or asset.

"Restricted Investment" means an Investment other than a Permitted Investment.

"Restricted Subsidiary" means all Subsidiaries of the Company other than Non-Restricted Subsidiaries.

"Revolving Credit Facility" means any working capital facility or facilities of the Company or any Subsidiary providing for revolving credit borrowings or other working capital facilities in an aggregate amount not to exceed the Indebtedness permitted under clause (a) of the second paragraph under the heading "Limitations on Incurrence of Indebtedness," including, without limitation, the Credit Facility and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.

"Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership in which such Person or any of its Subsidiaries is a general partner.

"Voting Stock" means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (i) the then outstanding principal amount of such Indebtedness into
(ii) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

"Wholly Owned Subsidiary" means (i) a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries and (ii) Terex Cranes, PPM Cranes and P.P.M., S.A., in each case so long as the Company or one or more Wholly Owned Subsidiaries maintains a percentage ownership interest equal to or greater than such ownership interest (on a fully diluted basis) on the Closing Date.

Book-Entry, Delivery and Form

Old Notes that were initially issued to qualified institutional buyers ("QIBs") were issued in the form of one or more registered Global Notes (the "Global Notes"), which were deposited with, or on behalf of, The Depositary Trust Company (the "Depositary") and registered in its name or in the name of Cede & Co., its nominee (the "Global Holder"). Old Notes that were (i) originally issued to or transferred to institutional "accredited investors" (as such term is defined in Rule 501(A)(1), (2), (3) or (7) under the Securities Act) who are not QIBs or to any other persons who are not QIBs (the "Non-Global Purchasers") or (ii) issued as described below under "Certificated Securities," were issued in registered form (the "Certificated Securities"). Upon the transfer to a QIB of Certificated Securities initially issued to a Non-Global Purchaser, such Certificated Securities will, unless the applicable Global Notes have previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Notes representing the principal amount of Notes being transferred. The following are summaries of certain rules and operating procedures of the Depository which affect the Global Notes.

The Depository is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depository's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depository's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depository's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only through the Depository's Participants or the Depository's Indirect Participants.

Pursuant to procedures established by the Depository (i) upon deposit of the Global Notes, the Depository credited the accounts of Participants designated by the Initial Purchasers with portions of the Global Notes and (ii) ownership of the Notes was shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the interests of the Depository's Participants), the Depository's Participants and the Depository's Indirect Participants. The laws of some states require that certain persons take physical deliver in definitive form of securities that they own. Consequently, the ability to transfer Notes will be limited to such extent.

So long as the Global Holder is the registered owner of any Notes, the Global Holder will be considered the sole owner of such Notes under the Indenture. Except as provided below, owners of beneficial interests in Global Notes will not be entitled to have Notes represented by such Global Notes registered in their names, will not receive or be entitled to receive physical delivery of Certificated Securities, and will not be considered the owners or Holders thereof under the Indenture, for any purpose. As a result, the ability of a person having a beneficial interest in Notes represented by a Global Note to pledge such interest to persons or entities that do not participate in the Depository's system or to otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. Accordingly, each QIB owning a beneficial interest in a Global Note must rely on the procedures of the Depository and, if such QIB is not a Participant or an Indirect Participant, on the procedures of the Participant through which such QIB owns its interest, to exercise any rights of a holder under such Global Note or the Indenture.

Neither of the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depository, or for maintaining, supervising or reviewing any records of the Depository relating to such Notes.

Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of a Global Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective interests in the Global Notes in principal amount of beneficial interests in the relevant security as shown on the records of the Depository. Payments by the Depository's Participants and the Depository's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depository's Participants or the Depository's Indirect Participants.

Certificated Securities

If (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a Depository and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by the relevant Global Holder of its Global Note, Certificated Securities in such form will be issued to each person that such Global Holder and the Depository identify as the beneficial owner of the related Notes. In addition, subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof) in full registered form.

Neither the Company nor the Trustee will be liable for any delay by the related Global Holder or the Depository in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and will be protected in relying on, instructions from such Global Holder or of the Depository for all purposes (including with respect to the registration and delivery, and the respective principal amounts of the Notes to be issued).

Same-Day Settlement and Payment

Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Notes are expected to be eligible to trade in the PORTAL Market and to trade in the Depository's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Notes will therefore be required by the Depository to be settled in immediately available funds. No assurance can be given as to the effect, if any, of such settlement arrangements on trading activity in the Notes.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the anticipated principal United States Federal income tax consequences of the exchange of Old Notes for New Notes. The discussion set forth below is based upon the Internal Revenue Code of 1986, as amended, regulations and announcements promulgated thereunder and published rulings and court decisions, all as in effect on the date hereof and without giving effect to changes to the Federal tax laws, if any, enacted after the date hereof. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements or conclusions set forth below. This summary does not discuss all the Federal income tax consequences that may be relevant to a particular holder or to certain holders subject to special treatment under the Federal income tax laws (including insurance companies, tax exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens of the United States).

The exchange of Old Notes for New Notes should not be treated as a sale or exchange of Old Notes for Federal income tax purposes. Consequently, Noteholders who exchange Old Notes for New Notes will not recognize gain or loss upon receipt of the New Notes. For purposes of computing original issue discount on the New Notes, the original issue discount, if any, of the Old Notes will carry over to the New Notes as if the New Notes were issued on the same issue date and for the same issue price as the Old Notes. A Noteholder's tax basis in and market discount, if any, on the New Notes will be the same as such noteholder's tax basis in and market discount, if any, on the Old Notes exchanged therefor. Noteholders will be considered to have held the New Notes from the time of their original acquisition of the Old Notes.

There will be no Federal income tax consequences of the Exchange Offer to nonexchanging noteholders.

This summary is based on the Company's understanding of the Federal Income Tax laws, which in turn is in part based on discussions with the Company's professional advisers. It is the Company's belief that all material federal income tax consequences are addressed.

THE FOREGOING IS A SUMMARY OF THE PRINCIPAL INCOME TAX CONSEQUENCES TO A HOLDER OF AN OLD NOTE. EACH HOLDER OF AN OLD NOTE IS URGED TO CONSULT ITS TAX ADVISOR TO DETERMINE THE SPECIFIC FEDERAL INCOME TAX CONSEQUENCES OF ACCEPTING THE EXCHANGE OFFER, AS WELL AS THE EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.


                              PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of [___] days after the Expiration Date, it will use its best efforts to make this Prospectus, as amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. In addition, until ______________________, 1996 (90 days after the Registration Statement is declared effective), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the New Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                                  LEGAL MATTERS

Certain legal matters in connection with the New Notes and the guarantees thereof will be passed upon for the Company by Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104.


                                     EXPERTS

The consolidated financial statements of the Company as of December 31, 1995 and 1994 and for each of the years in the three year period ended December 31, 1995 and the consolidated financial statements of PPM Cranes, Inc. as of December 31, 1995 and for the eight months ended December 31, 1995 included in this Prospectus have been so included in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of P.P.M. S.A. and Legris Industries, Inc. at December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of PPM Cranes, Inc. at December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein which is based in part on the report of Price Waterhouse (Australia), independent accountants. The financial statements referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                TEREX CORPORATION
                          INDEX TO FINANCIAL STATEMENTS
                        AND FINANCIAL STATEMENT SCHEDULES



                                                                         Page

                         TEREX CORPORATION (REGISTRANT)
            CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995
                    AND 1994 AND FOR EACH OF THE THREE YEARS
                      IN THE PERIOD ENDED DECEMBER 31, 1995

Report of independent accountants........................................F - 3
Consolidated statement of operations ....................................F - 4
Consolidated balance sheet...............................................F - 5
Consolidated statement of changes in stockholders' deficit...............F - 6
Consolidated statement of cash flows.....................................F - 7
Notes to consolidated financial statements...............................F - 8

                         TEREX CORPORATION (REGISTRANT)
              UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           AS OF MARCH 31, 1996 AND FOR THE THREE MONTH PERIODS ENDED
                             MARCH 31, 1996 AND 1995

Unaudited condensed consolidated statement of operations ................F - 37
Unaudited condensed consolidated balance sheet...........................F - 38
Unaudited condensed consolidated statement of cash flows.................F - 39
Notes to unaudited condensed consolidated financial statements...........F - 40

                      PPM S.A. AND LEGRIS INDUSTRIES, INC.
     (BUSINESS ACQUIRED FROM LEGRIS INDUSTRIES, S. A. BY TEREX CORPORATION)
              COMBINED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1994
                    AND 1993 AND FOR EACH OF THE THREE YEARS
                      IN THE PERIOD ENDED DECEMBER 31, 1994

Report of independent auditors...........................................F - 45
Combined balance sheets..................................................F - 46
Combined statements of operations........................................F - 48
Combined statements of shareholders' equity..............................F - 49
Combined statements of cash flows........................................F - 50
Notes to combined financial statements...................................F - 51

                      PPM S.A. AND LEGRIS INDUSTRIES, INC.
      (BUSINESS ACQUIRED FROM LEGRIS INDUSTRIES, S.A. BY TEREX CORPORATION) UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS AS OF MAY 9, 1995 AND 1994
                 AND FOR THE PERIODS ENDED MAY 9, 1995 AND 1994

Unaudited condensed combined statement of operations.....................F - 62
Unaudited condensed combined balance sheets..............................F - 63
Unaudited condensed combined statement of cash flows.....................F - 65
Notes to unaudited condensed combined financial information..............F - 66

                         PRO FORMA FINANCIAL INFORMATION
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                INFORMATION OF TEREX CORPORATION AND SUBSIDIARIES

Pro forma financial information..........................................F - 67
Unaudited pro forma condensed consolidated
 statement of operations for the
 year ended December 31, 1995............................................F - 68
Notes to unaudited pro forma financial information.......................F - 69

                          PPM CRANES, INC. (GUARANTOR)
            CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995
                AND FOR THE EIGHT MONTHS ENDED DECEMBER 31, 1995


Report of independent accountants........................................F - 70
Consolidated balance sheet...............................................F - 71
Consolidated statement of operations ....................................F - 73
Consolidated statement of shareholders' deficit..........................F - 74
Consolidated statement of cash flows.....................................F - 75
Notes to consolidated financial statements...............................F - 76

                          PPM CRANES, INC. (GUARANTOR)
    UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31 1996
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1996 AND 1995


Unaudited condensed consolidated statement of operations ................F - 86
Unaudited condensed consolidated balance sheet...........................F - 87
Unaudited condensed consolidated statement of cash flows.................F - 88
Notes to unaudited condensed consolidated financial statements...........F - 89


                          PPM CRANES, INC. (GUARANTOR)
   CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1994 AND 1993 AND FOR
          EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1994


Report of independent auditors...........................................F - 92
Consolidated statements of operations ...................................F - 93
Consolidated balance sheets..............................................F - 94
Consolidated statements of changes in shareholders' equity...............F - 95
Consolidated statements of cash flows....................................F - 96
Notes to consolidated financial statements...............................F - 97



Financial Statement Schedules

Terex Corporation and Subsidiaries
Schedule II - Valuation and Qualifying Accounts and Reserves.............F - 110

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
and Stockholders of Terex Corporation

In our opinion, the Terex Corporation consolidated financial statements listed in the accompanying index on page F-1 present fairly, in all material respects, the financial position of Terex Corporation and its subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP
Stamford, Connecticut
March 22, 1996

                       TEREX CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                     (in millions except per share amounts)

                                                    Year Ended December 31,
                                                   1995      1994       1993

NET SALES                                      $ 1,030.2 $   786.8  $   670.3

COST OF GOODS SOLD                                 915.0     695.9      615.5

   Gross Profit                                    115.2      90.9       54.8

ENGINEERING, SELLING AND
 ADMINISTRATIVE EXPENSES
   Third parties                                    90.3      77.9       81.1
   Related parties                                 ---         2.2        2.9
   Write-off of Mark goodwill                      ---       ---          4.7
                                                    90.3      80.1       88.7

SEVERANCE AND EXIT CHARGES                           3.5       7.4      ---

   Income (loss) from operations                    21.4       3.4      (33.9)

OTHER INCOME (EXPENSE)
   Interest income                                   0.8       0.6        1.2
   Interest expense                                (39.5)    (30.5)     (31.2)
   Amortization of debt issuance costs              (2.3)     (2.3)      (3.4)
   Gain on sale of Fruehauf stock                    1.0      26.0        3.0
   Gain on sale of Drexel business                 ---         4.7      ---
   Property impairment charge                       (3.0)    ---        ---
   Gain on sale of property, plant
    and equipment                                    0.2       0.3        2.6
   Other income (expense) - net                     (6.3)     (0.2)      (3.2)

   INCOME (LOSS) BEFORE
    INCOME TAXES AND EXTRAORDINARY ITEMS           (27.7)      2.0      (64.9)

PROVISION FOR INCOME TAXES                         ---        (0.8)      (0.1)

   INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS        (27.7)      1.2      (65.0)

EXTRAORDINARY LOSS ON RETIREMENT OF DEBT            (7.5)     (0.7)      (1.5)

   NET INCOME (LOSS)                               (35.2)      0.5      (66.5)

LESS PREFERRED STOCK ACCRETION                      (7.3)     (6.0)      (0.2)

   INCOME (LOSS) APPLICABLE TO COMMON STOCK    $   (42.5)$    (5.5) $   (66.7)

PER COMMON AND COMMON EQUIVALENT SHARE:
   Loss before extraordinary items             $   (3.37)$   (0.46) $   (6.55)
   Extraordinary loss on retirement of debt        (0.72)    (0.07)     (0.15)

   Net income (loss)                           $   (4.09)$   (0.53) $   (6.70)

AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT
 SHARES OUTSTANDING IN PER SHARE CALCULATION        10.4      10.3       10.0

   The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  (in millions)
                                                                 December 31,
                                                                 1995    1994
CURRENT ASSETS
   Cash and cash equivalents                                 $      7.8 $   9.7
   Cash securing letters of credit                                  7.7     6.7
   Trade receivables (less allowance of
    $9.8 in 1995 and $6.1 in 1994)                                127.1    91.7
   Customer deposit                                                19.1   ---
   Net inventories                                                249.3   164.2
   Other current assets                                            15.2     5.8
                      Total Current Assets                        426.2   278.1
LONG-TERM ASSETS
   Property, plant and equipment - net                            101.3    86.2
   Goodwill - net                                                  65.8     5.3
   Debt issuance costs - net                                       14.5     3.3
   Other assets                                                    19.1    28.7
TOTAL ASSETS                                                 $    626.9   401.6

CURRENT LIABILITIES
   Notes payable                                             $      1.9    $2.1
   Current portion of long-term debt                                7.2    25.8
   Trade accounts payable                                         161.0   112.2
   Accrued compensation and benefits                               16.8    10.8
   Accrued warranties and product liability                        38.6    27.6
   Accrued interest                                                 4.7     9.0
   Accrued income taxes                                             1.4     1.3
   Customer deposit                                                19.1   ---
   Other current liabilities                                       44.0    32.8
                     Total Current Liabilities                    294.7   221.6

NON CURRENT LIABILITIES
   Long-term debt, less current portion                           328.4   163.0
   Accrued warranties and product liability                        33.1    31.8
   Accrued pension                                                 18.9    16.4
   Other                                                           16.6     7.2

MINORITY INTEREST, INCLUDING REDEEMABLE
 PREFERRED STOCK OF A SUBSIDIARY
   Liquidation preference $26.1, subject to adjustment             9.4      ---

REDEEMABLE CONVERTIBLE PREFERRED STOCK
  Liquidation preference $41.2, in 1995 and $36.6 in 1994          24.6    17.3

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
   Warrants to purchase common stock                               17.2    17.6
   Common Stock, $0.01 par value--
      authorized 30.0 shares; issued and
      outstanding 10.6 in 1995 and  10.3 in 1994                    0.1     0.1
   Additional paid-in capital                                      40.5    40.1
   Accumulated deficit                                           (150.9) (108.4)
   Pension liability adjustment                                    (2.7)   (1.8)
   Unrealized holding gain on equity securities                     1.0     1.8
   Cumulative translation adjustment                               (4.0)   (5.1)
                   Total Stockholders' Deficit                    (98.8)  (55.7)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                    $  626.9 $ 401.6

   The accompanying notes are an integral part of these financial statements.



                       TEREX CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                  (in millions)


                                              Additional            Pension   Unrealized Cumulative
                                      Common  Paid-in   Accumulated Liability  Holding   Translation
                              Warrants Stock   Capital    Deficit   Adjustment  Gain     Adjustment    Total
BALANCE AT
 DECEMBER 31, 1992 .......... $  --   $  0.1  $   37.8  $  (36.2)   $  (4.5)  $   --     $  (6.2)    $  (9.0)
Issuance of Warrants ........   16.9     --        --        --         --        --         --         16.9
Pension Contribution ........    --      --        2.3       --         --        --         --          2.3
Net loss ....................    --      --        --      (66.5)       --        --         --        (66.5)
Accretion of carrying
 value of redeemable
 preferred stock to
 redemption value ...........    --      --        --       (0.2)       --        --         --         (0.2)
Pension liability
 adjustment .................    --      --        --        --         0.3       --         --          0.3
Translation adjustment ......    --      --        --        --         --        --        (6.0)       (6.0)

BALANCE AT
 DECEMBER 31, 1993 ..........   16.9     0.1      40.1    (102.9)      (4.2)      --       (12.2)      (62.2)
Issuance of Warrants ........    0.7     --        --        --         --        --         --          0.7
Net income ..................    --      --        --        0.5        --        --         --          0.5
Accretion of carrying
 value of redeemable
 preferred stock to
 redemption value ...........    --      --        --       (6.0)       --        --         --         (6.0)
Pension liability
 adjustment .................    --      --        --        --         2.4       --         --          2.4
Unrealized holding gain on
 equity securities ..........    --      --        --        --         --        1.8        --          1.8
Translation adjustment ......    --      --        --        --         --        --         7.1         7.1

BALANCE AT
 DECEMBER 31, 1994 ..........   17.6     0.1      40.1    (108.4)      (1.8)      1.8       (5.1)      (55.7)
Conversion of Warrants ......    --      0.4       --        --         --        --         --          --
Net loss ....................    --      --        --      (35.2)       --        --         --          --
Accretion of carrying
 value of redeemable
 preferred stock to
 redemption value ...........    --      --        --       (7.3)       --        --         --         (7.3)
Pension liability
 adjustment .................    --      --        --        --        (0.9)      --         --         (0.9)
Unrealized holding gain on
 equity securities ..........    --      --        --        --         --       (0.8)       --         (0.8)
Translation adjustment ......    --      --        --        --         --        --         1.1         1.1

BALANCE AT
DECEMBER 31, 1995 ........... $ 17.2  $  0.1  $   40.5  $ (150.9)   $  (2.7)  $   1.0    $  (4.0)    $ (98.8)

   The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                  (in millions)

                                                   Year Ended December 31,
                                                   1995     1994      1993
OPERATING ACTIVITIES
Net Income (Loss) ...........................   $ (35.2)  $  0.5  $ (66.5)
Adjustments to reconcile net
 income (loss) to cash used in
 operating activities:
Depreciation ................................      21.4     13.7     12.1
Amortization ................................       6.3      3.4     10.3
Extraordinary loss on retirement of debt ....       7.5      0.7      1.5
Gain on sale of Fruehauf stock ..............      (1.0)   (26.0)    (3.0)
Gain on sale of Drexel business .............       --      (4.7)     --
Gain on sale of property, plant and equipment      (0.2)    (0.3)    (2.6)
Property impairment charge ..................       3.0      --       --
Other .......................................       0.3     (0.8)     0.1
Changes in operating
 assets and liabilities (net of
 effects of acquisitions):
Restricted cash .............................      (1.0)    (0.4)     5.2
Trade receivables ...........................       6.9    (17.6)     1.7
Net inventories .............................     (10.6)     0.1     30.3
Trade accounts payable ......................      (3.8)    24.4     (5.2)
Accrued compensation and benefits ...........       5.5      3.3     (3.6)
Accrued warranties and product liability ....       2.4      0.3     (3.4)
Accrued interest ............................      (4.1)    (1.7)    (1.1)
Accrued income taxes ........................      (1.9)    (0.1)    (0.6)
Other, net ..................................     (17.4)    (4.1)   (21.4)
Net cash used in operating activities .......     (21.9)    (9.3)   (46.2)

INVESTING ACTIVITIES
Acquisition of businesses,
 net of cash acquired .......................     (92.4)     --       --
Capital expenditures ........................     (10.5)   (12.7)   (11.5)
Proceeds from sale of excess assets .........       1.1      3.3     11.3
Proceeds from sale of Fruehauf stock ........       2.7     24.9      2.5
Proceeds from sale of Drexel business .......       --      10.3      --
Proceeds from sale-leaseback
 of Saarn property ..........................       --      10.0      --
Other .......................................       0.2      1.0      1.1
Net cash provided by (used in)
 investing activities .......................     (98.9)    36.8      3.4

FINANCING ACTIVITIES
Net borrowings under revolving line
 of credit agreements .......................      34.7     13.0     11.9
Principal repayments of long-term debt ......    (153.9)   (41.5)   (12.4)
Proceeds from issuance of
 preferred stock and warrants ...............       --       --      27.2
Proceeds from issuance of long-term
 debt, net of issuance costs ................     239.8      --       --
Other .......................................      (0.5)     0.2      --
Net cash provided by (used in)
 financing activities .......................     120.1    (28.3)    26.7
EFFECT OF EXCHANGE RATE CHANGES ON
 CASH AND CASH EQUIVALENTS ..................      (1.2)     1.3     (0.4)
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS ...........................      (1.9)     0.5    (16.5)
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD ........................       9.7      9.2     25.7
CASH AND CASH EQUIVALENTS AT
 END OF PERIOD ..............................   $   7.8  $   9.7  $   9.2


The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1995
 (dollar amounts in millions, unless otherwise noted, except per share amounts)


NOTE A -- SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation. The Consolidated Financial Statements include the accounts of Terex Corporation and its majority owned subsidiaries ("Terex" or the "Company"). All material intercompany balances, transactions and profits have been eliminated. The equity method is used to account for investments in affiliates in which the Company has an ownership interest between 20% and 50%. Investments in entities in which the Company has an ownership interest of less than 20% are accounted for on the cost method or at fair value in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities."

Cash and Cash Equivalents. Cash equivalents consist of highly liquid investments with original maturities of three months or less. The carrying amount of cash and cash equivalents approximates their fair value.

Cash Securing Letters of Credit. The Company has certain cash and cash equivalents that are not fully available for use in its operations. Certain international operations collateralize letters of credit and performance bonds with cash deposits. In addition, certain provisions of the Company's previous lending agreement with a commercial bank required that amounts be deposited in a cash collateral account to collateralize letters of credit issued by that bank.

Customer Deposits. The customer deposit asset and liability in 1995 represent a deposit made by an Australian customer on a large order placed with Unit Rig.

Inventories. Inventories are stated at the lower of cost or market value. Cost is determined by the last-in, first-out ("LIFO") method for certain domestic inventories and by the first-in, first-out ("FIFO") method for inventories of international subsidiaries and certain domestic inventories. Approximately 32% and 50% of consolidated inventories at December 31, 1995 and 1994, respectively, are accounted for under the LIFO method.

Debt Issuance Costs. Debt issuance costs incurred in securing the Company's financing arrangements are capitalized and amortized over the term of the associated debt. Capitalized debt issuance costs related to debt that is retired early are charged to expense at the time of retirement. Unamortized debt issuance costs totaled $14.5 and $3.3 at December 31, 1995 and 1994, respectively. During 1995, 1994 and 1993, the Company amortized $2.3, $2.3 and $3.4, respectively, of capitalized debt issuance costs; in addition, $7.5, $0.7 and $2.2 of such costs were charged to extraordinary loss on retirement of debt in 1995, 1994 and 1993, respectively.

Intangible Assets. Intangible assets include purchased patents and trademarks. Costs allocated to patents, trademarks and other specifically identifiable assets arising from business combinations are amortized on a straight-line basis over the respective estimated useful lives not exceeding seven years.

Goodwill. Goodwill, representing the difference between the total purchase price and the fair value of assets (tangible and intangible) and liabilities at the date of acquisition, is being amortized on a straight-line basis over between fifteen and forty years. Accumulated amortization is $4.2 and $0.7 at December 31, 1995 and 1994, respectively. It is the Company's policy to periodically evaluate the carrying value of goodwill, and to recognize impairments when the estimated related future net operating cash flows is less than its carrying value. The amount of any impairment then recognized would be calculated as the difference between estimated future discounted cash flows and the carrying value of the goodwill.

Property, Plant and Equipment. Property, plant and equipment are stated at cost. Expenditures for major renewals and improvements are capitalized while expenditures for maintenance and repairs not expected to extend the life of an asset beyond its normal useful life are charged to expense when incurred. Plant and equipment are depreciated over the estimated useful lives of the assets under the straight-line method of depreciation for financial reporting purposes and both straight-line and other methods for tax purposes.

Revenue Recognition. Revenue and costs are generally recorded when products are shipped and invoiced to either independently owned and operated dealers or to customers. Certain new units may be invoiced prior to the time customers take physical possession. Revenue is recognized in such cases only when the customer has a fixed commitment to purchase the units, the units have been completed, tested and made available to the customer for pickup or delivery, and the customer has requested that the Company hold the units for pickup or delivery at a time specified by the customer in the sales documents. In such cases, the units are invoiced under the Company's customary billing terms, title to the units and risks of ownership pass to the customer upon invoicing, the units are segregated from the Company's inventory and identified as belonging to the customer and the Company has no further obligations under the order.

Accrued Warranties and Product Liability. The Company records accruals for potential warranty and product liability claims based on the Company's claim experience. Warranty costs are accrued at the time revenue is recognized. The Company provides self-insurance accruals for estimated product liability experience on known claims and for claims anticipated to have been incurred which have not yet been reported. The Company's product liability accruals are presented on a gross settlement basis. Product liability payments, including expenses, are estimated to approximate $10.0 per year.

Non Pension Postretirement Benefits. The Company adopted SFAS No. 106 "Employers Accounting for Postretirement Benefits other than Pensions" on January 1, 1993. The statement requires accrual of the obligation to provide future benefits to employees during the years that the employees provide service. The Company provides postretirement benefits to certain former salaried and hourly employees and certain hourly employees covered by bargaining unit contracts that provide such benefits. The Company elected the delayed recognition method of adoption, and the effect of adoption of the new standard was not material to the Company's financial statements. (See Note K -- "Retirement Plans.")

Foreign Currency Translation. Assets and liabilities of the Company's international operations are translated at year-end exchange rates. Income and expenses are translated at average exchange rates prevailing during the year. For operations whose functional currency is the local currency, translation adjustments are accumulated in the Cumulative Translation Adjustment component of Stockholders' Deficit. Gains or losses resulting from foreign currency transactions are included in Other income (expense) -- net.

Foreign Exchange Contracts. The Company uses foreign exchange contracts to hedge recorded balance sheet amounts related to certain international operations and firm commitments that create currency exposures. The Company does not enter into speculative contracts. Gains and losses on hedges of assets and liabilities are recognized in income as offsets to the gains and losses from the underlying hedged amounts. Gains and losses on hedges of firm commitments are recorded on the basis of the underlying transaction. At December 31, 1995 the Company had foreign exchange contracts, which were hedges of firm commitments, totaling $21.8 whose fair value approximates its carrying value. These contracts related primarily to the customer deposit discussed above. At December 31, 1994, the Company had no material outstanding foreign exchange contracts.

Environmental Policies. Environmental expenditures that relate to current operations are either expensed or capitalized depending on the nature of the expenditure. Expenditures relating to conditions caused by past operations that do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial actions are probable, and the costs can be reasonably estimated. Such amounts were not material at December 31, 1995 and 1994.

Research and Development Costs. Research and development costs are expensed as incurred. Such costs incurred in the development of new products or significant improvements to existing products are included in Engineering, Selling and Administrative Expenses and amounted to $11.2 in 1995, $10.5 in 1994 and $11.8 in 1993.

Income Taxes. The Company adopted SFAS No. 109, "Accounting for Income Taxes" on January 1, 1993. SFAS No. 109 provides that deferred tax assets and liabilities be recorded based upon the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. SFAS No. 109 further requires that the Company record a valuation allowance for deferred tax assets if realization of such assets is dependent on future taxable income. The effect of adoption of the new standard was not material to the Company's financial statements. (See Note H -- "Income Taxes.")

Net Income (Loss) Per Share. Net income (loss) per share is based on the weighted average number of common and common equivalent shares outstanding during the year. The dilutive effect of common stock equivalents (if applicable) is calculated using the treasury stock method.

Reclassifications.   Certain   amounts   shown  for  1993  and  1994  have  been
reclassified to conform to the 1995 presentation.

NOTE B -- ACQUISITIONS

PPM, Inc. - On May 9, 1995, the Company, through Terex Cranes, Inc., a Delaware corporation which is a wholly owned subsidiary of the Company ("Terex Cranes"), completed the acquisition (the "PPM Acquisition") of substantially all of the shares of P.P.M. S.A., a societe anonyme ("PPM Europe"), from Potain S.A., a societe anonyme, and all of the capital stock of Legris Industries, Inc., a Delaware corporation which owns 92.4% of the capital stock of PPM Cranes, Inc., a Delaware corporation ("PPM North America;" and PPM North America together with PPM Europe collectively referred to as "PPM") from Legris Industries S.A., a societe anonyme ("Legris France"). PPM designs, manufactures and markets mobile cranes and container stackers primarily in North America and Western Europe under the brand names of PPM, P&H (trademark of Harnischfeger Corporation) and BENDINI. Concurrently with the completion of the PPM Acquisition, the Company contributed the assets (subject to liabilities) of its Koehring Cranes and Excavators and Marklift division to Terex Cranes. The former division now operates as Koehring Cranes, Inc., a wholly owned subsidiary of Terex Cranes ("Koehring"). Koehring manufactures mobile cranes under the LORAIN brand name and aerial lift equipment under the MARKLIFT brand name. PPM and Koehring comprise the Terex Cranes Segment.

The purchase price of PPM, including acquisition costs, was approximately $104.5. Approximately $92.6 of the purchase price was paid in cash, including the repayment of certain indebtedness of PPM required to be repaid in connection with the acquisition. The remainder of the purchase price consisted of the issuance of redeemable preferred stock of Terex Cranes having an aggregate liquidation preference of 127 million French francs (approximately $26.1), subject to adjustment. The purchase price is subject to adjustment calculated by reference to the consolidated net asset value of PPM as determined by an audit as of the date of closing. The preferred stock does not bear a dividend and, accordingly, the Company has valued this stock at approximately $8.8 (discounted at 15%). The Company has not yet reached agreement with the sellers about the amount of purchase price adjustment but, based on work performed, the Company believes that the amount of the preferred stock could ultimately be reduced.

The PPM Acquisition was accounted for as a purchase, with the purchase price allocated to the assets acquired and liabilities assumed based upon their respective estimated fair values at the date of acquisition. The excess of purchase price over the net assets acquired is being amortized on a straight-line basis over 15 years. The estimated fair values of assets and liabilities acquired in the PPM Acquisition are summarized as follows:

Cash                                                          $    1.0
Accounts receivable                                               33.8
Inventories                                                       69.1
Other current assets                                              11.9
Property, plant and equipment                                     20.5
Other assets                                                       0.3
Goodwill                                                          68.0
Accounts payable and other current liabilities                   (86.6)
Other liabilities                                                (13.5)
                                                              $  104.5

The operating results of PPM are included in the Company's consolidated results of operations since May 9, 1995. The following pro forma summary presents the consolidated results of operations as though the Company completed the PPM Acquisition on January 1, 1994, after giving effect to certain adjustments, including amortization of goodwill, interest expense and amortization of debt issuance costs on the debt issued in the Refinancing:

                                                      Unaudited
                                                      Pro Forma
                                                     for the Year
                                                        Ended
                                                     December 31,
                                                 1995          1994
Net sales .................................   $   1,095.1  $   966.5
Income (loss) from operations .............           4.9      (12.9)
Loss before extraordinary items ...........         (53.0)     (19.3)
Loss before extraordinary items, per share    $     (5.89) $   (2.45)

The pro forma information is not necessarily indicative of what the actual results of operations of the Company would have been for the periods indicated, nor does it purport to represent the results of operations for future periods.


NOTE C -- SALE OF FRUEHAUF STOCK

In December 1993, the Company, which owned 26% of Fruehauf Trailer Corporation ("FTC" or "Fruehauf") before the sale, sold one million shares of FTC Common Stock. The Company realized a gain of $3.0. In 1994, the Company sold 5.9 million shares of FTC stock for $24.9. In January 1995, the Company sold its remaining shares of FTC for $1.0. In June 1995, the Company received 250 thousand shares of Fruehauf stock in settlement of certain obligations of Fruehauf.


NOTE D -- INVENTORIES

Inventories consist of the following:
                                                             December 31,
                                                           1995        1994
Finished equipment ...................................   $   53.1  $   26.8
Replacement parts ....................................       94.5      68.9
Work-in-process ......................................       26.0      13.5
Raw materials and supplies ...........................       78.9      57.9
                                                            252.5     167.1
Less: Excess of FIFO inventory value over LIFO cost ..       (3.2)     (2.9)
Net inventories $ ....................................      249.3  $  164.2

In 1994, certain inventory quantities were reduced, resulting in the liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years. The effects of such liquidations were to decrease cost of goods sold by $2.1 in 1994.

NOTE E -- PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:
                                            December 31,
                                         1995        1994
Property ...........................   $   11.0  $    8.4
Plant ..............................       41.7      32.2
Equipment ..........................      101.2      83.4
                                          153.9     124.0
Less: Accumulated depreciation .....      (52.6)    (37.8)
Net property, plant and equipment...   $  101.3  $   86.2


NOTE F -- LONG-TERM OBLIGATIONS

Long-term debt is summarized as follows:
                                                   December 31,
                                                 1995      1994
13.25% Senior Secured Notes due
 May 15, 2002 ("Senior  Secured Notes") ....   $  247.0    $ --
Credit Facility maturing May 9, 1998 .......       66.8      --
13.0% Senior Secured Notes due
 August 1, 1996 ("Old Senior Secured Notes")        --     127.2
13.5% Secured Senior Subordinated
 Notes due July 1, 1997
 ("Subordinated Notes") ....................        --      24.5
Lending Facility maturing August 24, 1997 ..        --      24.1
Secured term note bearing interest at 9.0%
 payable in equal semiannual installments
 from August 1994 to February 1998 .........        --       0.6
Note payable ...............................        4.5      --
Capital lease obligations ..................       14.9     12.4
Other ......................................        2.4      --
  Total long-term debt .....................      335.6    188.8
  Current portion of long-term debt ........        7.2     25.8
  Long-term debt, less current portion .....   $  328.4 $  163.0



The Senior Secured Notes

On May 9, 1995, the Company issued $250 of Senior Secured Notes due May 15, 2002. The Senior Secured Notes were issued in conjunction with the PPM Acquisition and a refinancing of the Old Senior Secured Notes, and Subordinated Notes. Except in the event of certain asset sales, there are no principal repayment or sinking fund requirements prior to maturity. Interest on the Notes is payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 1995, to holders of record on the immediately preceding May 1 and November 1, respectively. The Notes bear interest at 13 3/4% per annum. Upon the earlier of (i) the consummation of an exchange offer and (ii) the effectiveness of a Shelf Registration Statement, the interest rate on the Notes will decrease to 13 1/4% per annum. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

The Senior Secured Notes are senior obligations of the Company, pari passu in right of payment with all existing and future senior indebtedness and senior to all subordinated indebtedness. Repayment of the Senior Secured Notes are guaranteed by certain domestic subsidiaries of the Company (the "Guarantors"). The Senior Secured Notes are secured by a first priority security interest on substantially all of the assets of the Company and the Guarantors, other than cash and cash equivalents, except that as to accounts receivable and inventory and proceeds thereof, and certain related rights, such security shall be subordinated to liens securing obligations outstanding under any working capital or revolving credit facility secured by such accounts receivable and inventory, including the Credit Facility. The Senior Secured Notes are also secured by a lien on certain assets of the Company's foreign subsidiaries. The indenture for the Senior Secured Notes places certain limits on the Company's ability to incur additional indebtedness; permit the existence of liens; issue, pay dividends on or redeem equity securities; sell assets; consolidate, merge or transfer assets to another entity; and enter into transactions with affiliates.

In connection with the issuance of the Senior Secured Notes, the Company issued one million stock appreciation rights ("1995 SARs") entitling the holders to receive cash or Terex Corporation common stock, at the option of the Company, in an amount equal to the average closing sale price of the common stock for 60 trading days prior to the date of exercise less $7.288 for each SAR.

The Credit Facility

The Company currently has a secured revolving credit facility (the "Credit Facility") with certain institutional lenders (the "Lenders"). Under the terms of such facility, the Company and Clark Material Handling Company ("CMHC"), Koehring and PPM North America, each a subsidiary of the Company, (collectively, the "Borrowers") will have availability, subject to the borrowing base limitations set forth below, in an aggregate amount of up to $100. Subject to the terms and conditions set forth in the Credit Facility, the Borrowers may borrow (in the form of revolving loans and up to $15 in outstanding letters of credit) an amount at any time outstanding initially equalling the sum of the following: (i) 75% of the net amount of eligible receivables (as defined in the Credit Facility) of the Company, Koehring and PPM North America, plus (ii) 70% of the net amount of eligible receivables of CMHC, plus (iii) the lesser of (a) 45% of the value of eligible inventory (as defined in the Credit Facility) of the Borrowers or (b) 80% of the appraised orderly liquidation value of eligible inventory.

Each Borrower guarantees, on a joint and several basis, all of the obligations of the other Borrowers under the Credit Facility, which obligations will generally be secured by a first priority security interest in favor of the Lenders in all of the receivables and inventory and certain related rights of the Borrowers.

The outstanding principal amount of prime rate loans initially bears interest at the rate of 1.75% per annum in excess of the prime rate and the outstanding principal amount of Eurodollar rate loans initially bears interest at the rate of 3.75% per annum in excess of the adjusted Eurodollar rate. The Company must pay a fee of 0.25% per annum on the unused portion of the Credit Facility. The Credit Facility contains covenants limiting the Borrowers' activities, including, without limitation, limitations on the incurrence of indebtedness, liens, asset sales, dividends and other payments, investments, mergers and related party transactions.

The Credit Facility matures on May 9, 1998. The Lenders, at their option, may extend the facility for one additional year. In the event that for any reason the facility is terminated prior to the maturity date, the Borrowers must pay to the Lenders a termination fee.

Old Senior Secured Notes and Subordinated Notes

The Old Senior Secured Notes and Subordinated Notes were retired on May 9, 1995 in conjunction with the PPM Acquisition and the issuance of the Senior Secured Notes. The Company realized an extraordinary loss of $5.7 and $1.6 on the early extinguishment of the Old Senior Secured Notes and the Subordinated Notes, respectively. The Old Senior Secured Notes, were issued during July 1992 for a total of $160.0 in conjunction with the CMH Acquisition and a refinancing of the Company's bank debt. Proceeds from the issuance of the Old Senior Secured Notes were used for the cash portion of the CMH Acquisition purchase price ($85.0), for the settlement of all amounts outstanding under its previous credit facility ($58.0), and for working capital and transaction costs. Interest on the Senior Secured Notes was due semiannually on February 1 and August 1.

The indenture for the Old Senior Secured Notes required that proceeds from the sale of collateral be used to make an offer to repurchase, at par, an equivalent amount of Old Senior Secured Notes. During 1994, as a result of sales of 5.4 million shares of Fruehauf common stock during 1994 and 1.0 million shares in the last quarter of 1993, the Company repurchased $27.3 principal amount of the Old Senior Secured Notes. The Company realized an extraordinary loss of $0.7 on the repurchases in conjunction with the accelerated write off of related discount and debt issuance costs.

In December 1993, the Company repurchased in the open market $5.0 principal amount of Old Senior Secured Notes for approximately $4.5, including accrued interest, and had such notes cancelled as of December 31, 1993. The Company realized an extraordinary gain from the early extinguishment of debt of $0.5, net of unamortized debt discount and debt issuance costs.

The Subordinated Notes were initially issued as unsecured subordinated notes for a total amount of $50.0. Interest on the Subordinated Notes was due semiannually on January 2 and July 1.

Lending Facility

The Lending Facility was terminated in May 1995 in conjunction with the PPM Acquisition and entering into the Credit Facility. The Company realized an extraordinary loss of $0.2 to write-off the unamortized debt issuance cost at termination. In May 1993, Terex entered into an agreement with a new lender which initially provided short-term financing and currently provides long term financing (the "Lending Facility"). The Lending Facility was secured by substantially all the Company's domestic receivables and proceeds thereof. Interest on Lending Facility borrowings was payable monthly at variable rates generally equal to 2.75% above the prime rate. During 1994, the agreement was amended to extend the maturity date from August 24, 1995 to August 24, 1997. The agreement provided for up to $30.0 of cash advances and guarantees through April 30, 1995, and $25.0 thereafter through the extended maturity date. The balance outstanding under the Lending Facility at December 31, 1994 was $24.1. Accordingly, all outstanding borrowings are classified as Long Term Debt in the accompanying Balance Sheet.

In conjunction with entering into the Lending Facility, the Company terminated a former bank lending agreement and recognized, as an extraordinary item, a charge of $2.0 to write off the unamortized debt issuance costs.

TEL Facility

In 1995, the Company's subsidiary, Terex Equipment Limited ("TEL") located in Motherwell, Scotland, entered into a bank facility (the "TEL Facility") which provides up to (pound)30.5 ($47.4) including up to (pound)10.0 ($15.5)
non-recourse discounting of accounts receivable which meet certain credit criteria, plus additional facilities for tender and performance bonds and foreign exchange contracts. Interest rates vary between 1.0% - 1.5% above the financial institution's Published Base Rate or LIBOR. The TEL Facility is collateralized primarily by the related accounts receivable. The TEL Facility requires no performance covenants. Proceeds from the TEL Facility are primarily used for working capital purposes. Amounts discounted under this and the prior facility were $11.7 and $11.9 at December 31, 1995 and 1994, respectively.

In 1993, the Company's subsidiary, Terex Equipment Limited ("TEL") located in Motherwell, Scotland, entered into a bank facility (the "Old TEL Facility") which provides up to (pound)28.0 ($42.0) including up to (pound)13.0 ($19.5) non-recourse discounting of accounts receivable which meet certain credit criteria, plus additional facilities for tender and performance bonds and foreign exchange contracts. Interest rates vary between 1.0% - 1.5% above the financial institution's Published Base Rate or LIBOR. The Old TEL Facility is collateralized primarily by the related accounts receivable. The Old TEL Facility requires no performance covenants. Proceeds from the Old TEL Facility are primarily used for working capital purposes.

Note Payable

As part of the PPM Acquisition, the Company assumed the obligation for a note payable to Harnischfeger Corporation. The note is non-interest bearing.

Schedule of Debt Maturities

Scheduled annual maturities of long-term debt outstanding at December 31, 1995 in the successive five-year period are summarized below. Amounts shown are exclusive of minimum lease payments disclosed in Note G -- "Lease Commitments":

                                    1996   $      1.8
                                    1997          0.7
                                    1998         67.2
                                    1999          0.4
                                    2000          0.3
                              Thereafter        250.2
                                   Total   $    320.6

Based on quoted market values, the Company believes that the fair value of the Senior Secured Notes was approximately $218.8 as of December 31, 1995. The Company believes that, based on quoted market values, the carrying value of its other borrowings approximates fair market value, based on discounting future cash flows using rates currently available for debt of similar terms and remaining maturities.

The Company paid $43.1, $32.2 and $31.8 of interest in 1995, 1994 and 1993, respectively.

The weighted average interest rate on short term borrowings outstanding was 10.0% at December 31, 1995 and 10.2% at December 31, 1994.


NOTE G -- LEASE COMMITMENTS

The Company leases certain facilities, machinery and equipment, and vehicles with varying terms. Under most leasing arrangements, the Company pays the property taxes, insurance, maintenance and expenses related to the leased property. Certain of the equipment leases are classified as capital leases and the related assets have been included in Property, Plant and Equipment. Net assets under capital leases were $20.4 and $5.9 at December 31, 1995 and 1994, respectively, net of accumulated amortization of $3.5 and $2.9 at December 31, 1995 and 1994, respectively.

The Company's Material Handling Segment also routinely enters into sale-leaseback arrangements for certain equipment, which is later sold to third-party customers under sales-type lease agreements. The Company maintains a net investment in these leases, represented by the present value of payments due under the leases of $6.6 of which $2.4 is current at December 31, 1995.

In connection with the original sale-leaseback arrangements underlying the customer leasing program, the Company has an outstanding rental installment obligation which is recorded based on the present value of minimum payments due under the leases.

Future minimum capital and noncancelable operating lease payments and the related present value of capital lease payments at December 31, 1995 are as follows:
                                                   Capital     Operating
                                                    Leases       Leases
 1996                                            $     6.9    $     6.6
 1997                                                  4.8          5.3
 1998                                                  2.9          2.1
 1999                                                  1.3          1.7
 2000                                                  0.5          1.2
 Thereafter                                            0.2          1.1
     Total minimum obligations                        16.6    $    18.0
 Less amount representing interest                     1.7
     Present value of net minimum obligations         14.9
 Less current portion                                  5.8
     Long-term obligations                       $     9.1

Most of the Company's operating leases provide the Company with the option to renew the leases for varying periods after the initial lease terms. These renewal options enable the Company to renew the leases based upon the fair rental values at the date of expiration of the initial lease. Total rental expense under operating leases was $6.5, $7.4 and $6.3 in 1995, 1994, and 1993, respectively.

In November 1994, the Company entered into a sale-leaseback transaction for CMH's parts distribution center in Germany. The Company received net proceeds of $11.0 and will lease the facility under the terms of a five year lease for a total rental of $1.9 per year. The Company realized a gain of $4.0 which was deferred and will be amortized as a reduction of rental expense over the lease term ($0.8 per year).


NOTE H -- INCOME TAXES

The components of Income (Loss) Before Income Taxes and Extraordinary Items are as follows:

                                        Year ended December 31,
                                         1995     1994     1993

United States                          $ (30.8) $ 12.4  $ (67.5)
Foreign                                    3.1   (10.4)     2.5
Income (loss) before income taxes
 and extraordinary items               $ (27.7)  $ 2.0  $ (65.0)


The major components of the Company's provision for income taxes are summarized below:

                                            Year ended December 31,
                                      1995            1994            1993
Current:
  Federal                           $  ---          $  ---          $  ---
  State                                ---             0.5             ---
  Foreign                              4.6             2.1             1.3
  Utilization of foreign
   net operating loss ("NOL")
   carryforward                       (4.6)           (1.8)           (1.2)
  Current income tax provision         ---             0.8             0.1

Deferred:
  Deferred federal income
   tax benefit                         ---             ---             ---
  Total provision for income taxes  $  ---          $  0.8          $  0.1

Deferred tax assets and liabilities result from differences in the basis of assets and liabilities for tax and financial statement purposes. In accordance with SFAS No. 109, "Accounting for Income Taxes," a valuation allowance has been recognized. The tax effects of the basis differences and net operating loss carryforward as of December 31, 1995 and 1994 are summarized below for major balance sheet captions:

                                               1995         1994

Net inventories                            $    (5.6)   $    (7.1)
Fixed assets                                    (3.0)        (9.6)
Other                                           (1.0)        (0.5)
     Total deferred tax liabilities             (9.6)       (17.2)
Receivables                                      1.7          1.4
Warranties and product liability                24.6         20.8
Investments                                    ---            1.0
All other items                                  4.4          6.1
Benefit of net operating loss carryforward     136.9        126.5
     Total deferred tax assets                 167.6        155.8
Deferred tax assets valuation allowance       (158.0)      (138.6)
     Net deferred tax liabilities          $   ---      $   ---

The valuation allowance for deferred tax assets as of January 1, 1994 was $137.1. The net change in the total valuation allowance for the years ended December 31, 1994 and 1995 were increases of $1.5 and $19.4, respectively.

The Company's Provision for Income Taxes is different from the amount which would be provided by applying the statutory federal income tax rate to the Company's Loss Before Income Taxes and Extraordinary Items. The reasons for the difference are summarized below:
                                                              Year ended
                                                             December 31,
                                                        1995     1994     1993

Statutory federal income tax rate ..................   $ (9.7) $  0.7  $ (22.7)
Recognition of previously unrecognized tax assets ..      --     (4.3)     --
NOL with no current benefit ........................      9.5     --      21.6
Foreign tax differential on
income/losses of foreign subsidiaries ..............     (1.2)    3.7     (0.6)
Goodwill ...........................................      1.1     --       1.8
State tax ..........................................      --      0.5      --
Other ..............................................      0.3     0.2      0.1
Total provision for income taxes ...................   $  --   $  0.8  $   0.2

The Company has not provided for U.S. federal and foreign withholding taxes on $19.0 of foreign subsidiaries' undistributed earnings as of December 31, 1995, because such earnings are intended to be reinvested indefinitely. Any income tax liability that would result had such earnings actually been repatriated would likely be offset by utilization of NOL's. On repatriation, certain foreign countries impose withholding taxes. The amount of withholding tax that would be payable on remittance of the entire amount of undistributed earnings would approximate $3.4.

At December 31, 1995, the Company had domestic federal net operating loss carryforwards of $297.7. Approximately $69.7 of the remaining net operating loss carryforwards are subject to special limitations under the Internal Revenue Code, and the NOL's may be affected by the current IRS examination discussed below.

The tax basis net operating loss carryforwards expire as follows:

                                        Tax Basis Net
                                        Operating Loss
                                        Carryforwards

                                  1996      $  45.2
                                  1997          8.0
                                  1998         11.9
                                  1999        ---
                                  2000          4.6
                                  2006         20.7
                                  2007         35.7
                                  2008         97.3
                                  2009         34.2
                                  2010         40.1
                                 Total      $ 297.7

The Company also has various state net operating loss and tax credit carryforwards expiring at various dates through 2010 available to reduce future state taxable income and income taxes. In addition, the Company's foreign subsidiaries have approximately $62.5 of loss carryforwards, $36.1 in Germany, $11.9 in U.K. and $14.5 in other countries, which are available to offset future foreign taxable income. The loss carryforwards in Germany and U.K. are available without expiration. The loss carryforwards in other countries of $10.7 are available without expiration, with the remaining $3.8 expiring in the years 1996 through 2001.


The Internal Revenue Service is currently examining the Company's federal tax returns for the years 1987 through 1989. In December 1994, the Company received an examination report from the IRS proposing a substantial tax deficiency based on this examination. The examination report raises a variety of issues, including the Company's substantiation for certain deductions taken during this period, the Company's utilization of certain net operating loss carryovers ("NOL's") and the availability of such NOL's to offset future taxable income. If the IRS were to prevail on all the issues raised, the amount of the tax assessment would be approximately $56 plus interest and penalties. If the Company were required to pay a significant portion of the assessment, it could have a material adverse impact on the Company and could exceed the Company's resources. The Company has filed its administrative appeal to the examination report. Although management believes that the Company will be able to provide adequate documentation for a substantial portion of the deductions questioned by the IRS and that there is substantial support for the Company's past and future utilization of the NOL's, the ultimate outcome of this matter is subject to the resolution of significant legal and factual issues. If the Company's positions prevail on the most significant issues, management believes that the amounts due would not exceed amounts previously paid or provided; however, even under such circumstances, it is possible that the Company's NOL's could be reduced to some extent. No additional accruals have been made for any amounts which might be due as a result of this matter because the possible loss ranges from zero to $56 plus interest and penalties and the ultimate outcome cannot presently be determined or estimated.

The Company made income tax payments of $0.0, $0.8 and $0.1 in 1995, 1994 and 1993, respectively.


NOTE I -- PREFERRED STOCK

The Company's certificate of incorporation was amended in October 1993 to authorize 10.0 million shares of preferred stock, $.01 par value per share. As of December 31, 1995, a total of 1.2 million shares of preferred stock are issued and outstanding as described below.

Series A Cumulative Redeemable Convertible Preferred Stock

As of December 31, 1995, the Company had 1.2 million issued and outstanding shares of Series A Cumulative Redeemable Convertible Preferred Stock (the "Series A Preferred Stock"). These shares were issued as part of a private placement on December 20, 1993 which also included the issuance of 1.3 million Common Stock Purchase Warrants (the "Series A Warrants," see Note J -- "Stockholders' Deficit"). The Series A Preferred Stock has a par value of $.01 per share and an initial liquidation preference of $25.00 per share (the "Liquidation Preference"). During the period from the issue date and ending at the Accretion Termination Date (as defined below), the Liquidation Preference will accrete at the rate of 13% per year until December 20, 1998, and 18% per year thereafter. The Liquidation Preference totaled $39.2 at December 31, 1995.

After the  Accretion  Termination  Date,  the  holders of the Series A Preferred
Stock are entitled to cumulative dividends, payable quarterly, as described below. Each share of Series A Preferred Stock is convertible into 2.25 shares of the Company's common stock (subject to adjustment in certain circumstances), and is redeemable at the option of the Company on or after December 31, 1994 at a price equal to the Liquidation Preference plus unpaid dividends provided that a concurrent redemption of all outstanding Series A Warrants is made. The Series A Preferred Stock is subject to a mandatory redemption requirement on or before December 31, 2000 at a per share redemption price equal to the Liquidation Preference on the date of redemption plus accrued but unpaid dividends. The Series A Preferred Stock has no voting rights except when and if dividends are in arrears as described below.

Commencing three months prior to the date the Company's indentures and loan agreements allow the Company to declare and pay cash dividends on the Series A Preferred Stock ("the Accretion Termination Date"), dividends will begin to accrue at the rate of 13% per year through December 20, 1998, and at the rate of 18% per year thereafter. After the Accretion Termination Date the holders of the Series A Preferred Stock will be entitled to elect one additional director of the Company if the Company fails to declare and pay the full amount of dividends payable on any two dividend payment dates. Such holders will have a right to elect two additional directors of the Company if the Company misses four dividend payment dates.

The aggregate net proceeds to the Company for the Series A Preferred Stock and the Series A Warrants issued on December 20, 1993 were $27.2. The Company allocated $10.3 and $16.9 of this amount to the Series A Preferred Stock and the Series A Warrants, respectively, based on management's estimate of the relative fair values of these securities at the time of their issuance, using information provided by the Company's investment bankers. The difference between the initially recorded amount and the redemption amount will be accreted to the carrying value of the Series A Preferred Stock using the interest method over the period from issuance to the mandatory redemption date, December 31, 2000. In addition, the carrying value of the Series A Preferred Stock will be further adjusted for increases in the Liquidation Preference prior to the Accretion Termination Date as described above. The total accretion recorded in 1995 and 1994 was $7.3 and $6.0, respectively.

Series B Cumulative Redeemable Convertible Preferred Stock

As of December 31, 1995, the Company had 38.8 thousand issued and outstanding shares of Series B Cumulative Redeemable Convertible Preferred Stock (the
"Series B Preferred Stock"). These shares constitute the remaining balance outstanding of the Series B Preferred Stock issued to certain individuals on December 9, 1994 in consideration for the early termination of a contract between the Company and KCS Industries, L.P., a Connecticut limited partnership ("KCS"), a related party (see Note M -- "Related Party Transactions"). The
Series B Preferred Stock has a par value of $.01 per share and an initial liquidation preference of $25.00 per share (the "Liquidation Preference"). During the period from the issue date and ending at the Accretion Termination Date (as defined below), the Liquidation Preference will accrete at the rate of 13% per year until December 20, 1999, and 18% per year thereafter. The Liquidation Preference totaled $2.0 at December 31, 1995.

After the  Accretion  Termination  Date,  the  holders of the Series B Preferred
Stock are entitled to cumulative dividends, payable quarterly, as described below. Each share of Series B Preferred Stock is convertible into 2.25 shares of the Company's common stock (subject to adjustment in certain circumstances), and is redeemable at the option of the Company on or after December 31, 1995 at a price equal to the Liquidation Preference plus unpaid dividends provided that a concurrent redemption of all outstanding Series B Warrants, as described below, is made. The Series B Preferred Stock is subject to a mandatory redemption requirement on or before December 31, 2001 at a per share redemption price equal to the Liquidation Preference on the date of redemption plus accrued but unpaid dividends. The Series B Preferred Stock has no voting rights except when and if dividends are in arrears as described below.

Commencing three months prior to the date the Company's indentures and loan agreements allow the Company to declare and pay cash dividends on the Series B Preferred Stock ("the Accretion Termination Date"), dividends will begin to accrue at the rate of 13% per year through December 20, 1999, and at the rate of 18% per year thereafter.

The Company allocated $0.9 and $0.7 to the Series B Preferred Stock and the Series B Warrants, respectively, based on management's estimate of the relative fair values of these securities at the time of their issuance (equivalent to the allocation used for the Series A Preferred Stock and Series A Warrants). The difference between the initially recorded amount and the redemption amount will be accreted to the carrying value of the Series B Preferred Stock using the interest method over the period from issuance to the mandatory redemption date, December 31, 2001. In addition, the carrying value of the Series B Preferred Stock will be further adjusted for increases in the Liquidation Preference prior to the Accretion Termination Date as described above.


NOTE J -- STOCKHOLDERS' DEFICIT

Common Stock. The Company's certificate of incorporation was amended in October 1993 to increase the number of authorized shares of common stock, par value $.01 (the "Common Stock"), to 30.0 million. As of December 31, 1995, there were 10.6 million shares issued and outstanding. Of the 19.4 million unissued shares at that date, 6.7 million shares were reserved for issuance for conversion of Series A and B Preferred Stock (Note I) and the exercise of stock options and Series A and B Warrants.

In December 1993, the Company issued 0.4 million shares of Common Stock as a contribution to two of the Company's pension plans. The Company valued these shares at $2.3, based on 96.5% of the market price of the Common Stock on the date of issuance.

Series A Warrants. In connection with the private placement of the Series A Preferred Stock (see Note I -- "Series A Preferred Stock"), the Company issued
1.3 million Series A Warrants. Each Series A Warrant may be exercised, in whole or in part, at the option of the holder at any time before the expiration date on December 31, 2000 and is redeemable by the Company under certain circumstances. As of December 31, 1995, upon the exercise or redemption of a Warrant, the holder thereof was entitled to receive 2.35 shares of Common Stock. The exercise price for the Warrants is $.01 for each share of Common Stock. The number of shares of Common Stock issuable upon exercise or redemption of the Warrants is subject to adjustment in certain circumstances.

Series B Warrants. In connection with the issuance of the Series B Preferred Stock (see Note I -- "Series B Preferred Stock"), the Company issued 107.0 thousand Series B Warrants. Each Series B Warrant may be exercised, in whole or in part, at the option of the holder at any time before the expiration date on December 31, 2001 and is redeemable by the Company under certain circumstances. Upon the exercise or redemption of a Warrant, the holder thereof shall be entitled to receive one share of Common Stock. The exercise price for the Warrants is $.01 for each share of Common Stock. At December 31, 1995, approximately 16 thousand warrants remain unexercised.

Stock Options. The Company maintains a qualified incentive stock option ("ISO") plan covering certain officers and key employees. The exercise price of the ISO is the fair market value of the shares at the date of grant. The ISO allows the holder to purchase shares of common stock, commencing one year after grant. ISO expire after ten years. At December 31, 1995, 4.8 thousand stock options were available for grant under the plan.

The following table is a summary of stock options:

                                   Number of    Exercise Price per
                                    Options           Option

 Outstanding at December 31, 1992    59,666   $    6.40 to 14.80
      Granted                        23,750        7.13 to 10.50
      Exercised                      (3,750)                10.2
      Canceled or expired            (3,750)                14.8
 Outstanding at December 31, 1993    75,916   $    6.40 to 14.80
      Granted                        10,000                 6.63
      Exercised                         ---
      Canceled or expired            (3,750)                14.8
 Outstanding at December 31, 1994    82,166   $    6.40 to 14.80
      Granted                        27,900                 4.25
      Exercised                         ---
      Canceled or expired            (6,666)       7.13 to 14.80
 Outstanding at December 31, 1995   103,400   $    4.25 to 14.80
 Exercisable at December 31, 1995    62,168   $    6.40 to 14.80

Long-Term Incentive Plans. In December 1995, the Board of Directors approved, subject to shareholder approval, the 1996 Terex Corporation Long-Term Incentive Plan (the "1996 Plan"). The 1996 Plan authorizes the granting of (i) options ("Stock Option Awards") to purchase shares of Common Stock, including Restricted Stock, (ii) shares of Common Stock, including Restricted Stock ("Stock Awards"), and (iii) cash bonus awards based upon a participant's job performance ("Performance Awards"). Subject to adjustment as described below under "Adjustments," the aggregate number of shares of Common Stock (including Restricted Stock, if any) optioned or granted under the 1996 Plan shall not exceed 300 thousand shares. The 1996 Plan provides that a committee (the "Committee") of the Board of Directors consisting of two or more members thereof who are non-employee directors, shall administer the 1996 Plan and has provided the Committee with the flexibility to respond to changes in the competitive and legal environments, thereby protecting and enhancing the Company's current and future ability to attract and retain directors and officers and other key employees and consultants. The 1996 Plan also provides for automatic grants of Stock Option Awards to non-employee directors. In June 1994, the Company's board of directors approved a Long-Term Incentive Plan (the "Plan") covering certain managerial, administrative and professional employees and outside directors. The Plan was approved by Stockholders at the 1994 annual meeting. The Plan provides for awards to employees, from time to time and as determined by a committee of outside directors, of cash bonuses, stock options, stock and/or restricted stock. The total number of shares of the Company's common stock available to be awarded under the Plan is 750 thousand, subject to certain adjustments. In 1995, options to purchase a total of 290.7 thousand shares of common stock at $4.25 to $7.00 per share and a total of 50.0 thousand shares of restricted stock were granted to employees. In June 1994, options to purchase a total of 308.8 thousand shares of common stock at $5.50 per share and a total of 129.4 thousand shares of restricted common stock were granted to employees and outside directors.

Stock Appreciation Rights. In connection with the July 1992 sale of the Old Senior Secured Notes and obtaining the consent of the holders of the Company's existing Subordinated Notes to modify the Subordinated Notes, the Company issued
658.4 thousand common stock appreciation rights ("1992 SARs"). As of December 31, 1995, there were 624.8 thousand 1992 SARs outstanding. Of the outstanding 1992 SARs, 552.0 thousand may be exercised at the option of the holder thereof at any time through July 31, 1996, at which time they expire. The remaining 72.8 thousand SARs may be exercised through July 1, 1997, at which time they expire. The 1992 SARs entitle the holder to receive the market appreciation in the Company's Common Stock between $11.00 per share, subject to adjustment, and the average price per share for the 30 consecutive trading days prior to the date of exercise. At December 31, 1995, there was no reserve requirement necessary because the Company's Common Stock price was below $11.00 per share.

In connection with the May 1995 issuance of the Senior Secured Notes, the Company issued 1.0 million stock appreciation rights (the "1995 SARs") entitling the holders to receive cash or Common Stock, at the option of the Company, in an amount equal to the average closing sale price of the common stock for 60 trading days prior to the date of exercise less $7.288 for each 1995 SAR. The 1995 SARs expire on May 15, 2002. At December 31, 1995 there was no reserve requirement necessary because the Company's Common Stock price was below $7.288 per share.


NOTE K -- RETIREMENT PLANS

Pension Plans

US Plans

The Company maintains four defined benefit pension plans covering certain domestic employees. The benefits for the plans covering the salaried employees are based primarily on years of service and employees' qualifying compensation during the final years of employment. Participation in the plan for salaried employees was frozen as of May 7, 1993, and no participants will be credited with service following such date except that participants not fully vested will be credited with service for purposes of determining vesting only. The benefits for the plans covering the hourly employees are based primarily on years of service and a flat dollar amount per year of service. It is the Company's policy generally to fund these plans based on the minimum requirements of the Employee Retirement Income Security Act of 1974 (ERISA). Plan assets consist primarily of common stocks, bonds, and short-term cash equivalent funds.

Pension expense includes the following components for 1995, 1994 and 1993:

                                                     Year ended December 31,
                                                    1995      1994       1993

Service cost for benefits earned during period   $   0.1   $   0.2   $    0.4
Interest cost on projected benefit obligation        2.2       2.2        2.4
Actual (return) loss on plan assets                 (3.8)     (0.4)      (2.1)
Net amortization and deferral                        2.0      (1.2)       0.9
Curtailment (gain) loss                             ---       ---        (0.3)
Net pension expense                              $   0.5   $   0.8   $    1.3

The following table sets forth the US plans' funded status and the amounts recognized in the Company's financial statements at December 31:

                                           1995                     1994                      1993
                                  Overfunded  Underfunded   Overfunded  Underfunded   Overfunded  Underfunded
                                     Plans       Plans        Plans        Plans        Plans        Plans
Actuarial present value of:
 Vested benefits                     $ 9.4       $ 20.9       $ 8.0        $ 19.0       $ 9.3        $ 22.5
 Accumulated benefits                $ 9.9       $ 20.9       $ 8.1        $ 19.1       $ 9.5        $ 22.7
 Projected benefits                  $ 9.9       $ 20.9       $ 8.1        $ 19.1       $ 9.5        $ 22.7
 Fair value of plan assets            10.2         16.5         9.2          14.7         9.7          14.7
 Projected benefit obligation
  (in  excess of) less than
  plan  assets                         0.4        (4.4)         1.1          (4.4)        0.2          (8.0)
Unrecognized net loss from past
  experience different than
  assumed                              2.6         2.7          2.5           1.8         3.7           4.2
Unrecognized prior service cost        0.9         ---          0.5           ---         0.5           ---
Adjustment to recognize
 minimum liability                     ---        (2.7)         ---          (1.8)        ---          (4.2)
Pension asset (liability)
 recognized in the  balance
 sheet                               $ 3.9      $ (4.4)       $ 4.1        $ (4.4)      $ 4.4        $ (8.0)

The expected long-term rate of return on plan assets was 9% for the periods presented. The discount rate assumption was 7.5% for 1995, 8.5% for 1994 and 7.0% for 1993. The assumption for the rate of compensation increase, if applicable per plan provisions, was 5.5% for 1993 (until May 7, 1993).

In accordance with the provisions of the SFAS No. 87, "Employers' Accounting for Pensions," the Company has recorded an adjustment of $2.7 and $1.8 to recognize a minimum pension liability at December 31, 1995 and 1994, respectively. This liability is offset by a direct reduction of stockholders' deficit.

In December 1993, Terex contributed 350.0 thousand shares of Terex Common Stock to the Master Trust for the benefit of two of the Terex plans, which were valued by the Company at $2.3 based upon 96.5% of the market value of Terex Common Stock as quoted on the New York Stock Exchange on the day of contribution. The market value of this investment was $1.7 at December 31, 1995.

In addition, the Master Trust held 6.0 thousand 1992 SARs, valued at $0.10 per right (total value of less than $0.1) at December 31, 1995 and 6.0 thousand Terex SARs, valued at $1.00 per right (less than $0.1) at December 31, 1994.

International Plans

TEL maintains a government-required defined benefit plan (which includes certain defined contribution elements) covering substantially all of its management employees. This plan is fully funded. Pension expense relating to this plan was approximately $0.3, $0.3 and $0.2 for the years ended December 31, 1995, 1994 and 1993, respectively.

Certain of CMH's German employees are covered by noncontributory defined benefit pension plans. CMH also maintains separate pension benefit plans for certain German executive employees and for other staff. The executive pension plans are based on final pay and service, and, in some cases, are dependent on social security pensions while the other staff plans are based on fixed amounts applied to the number of years service rendered. The plans are unfunded.

The components of consolidated pension expense for each of the reporting periods covered by these financial statements is as follows:
                                                         Year Ended
                                                        December 31,
                                                     1995    1994    1993

Current service cost ...........................   $  0.1  $  0.2  $  0.2
Interest cost ..................................      0.9     0.9     0.9
Net amortization and deferrals .................     (0.9)   (0.8)    0.1
Defined benefit pension expense  ..............    $  0.1  $  0.3  $  1.2

The following table reconciles the funded status of the Company's defined benefit pension plans to the amounts recognized on the Company's Consolidated Balance Sheet:
                                                        December 31,
                                                       1995       1994
Accumulated benefit obligation,
 including nonvested benefits
 of $0.2 and $0.2 at December 31, 1995 and 1994 ..   $  12.8  $  11.1
Projected benefit obligations ....................   $  12.8  $  11.2
Unrecognized net gain/(loss) .....................      (0.9)     1.9
Unrecognized prior service cost ..................       0.4      --
Unrecognized transition asset (liability) ........       0.6     (0.7)
Adjustment required to recognize minimum liability       --       --
Accrued pension cost .............................   $  12.9  $  12.4

The discount rate of 7.5% was used in 1995 and 1994 to determine the projected benefit obligation. During 1994, the Company significantly reduced its German work force in connection with restructuring of its operations. As a result, the Company realized a curtailment gain with respect to these plans, which was recognized as a reduction of the unrecognized transition liability in accordance with the provisions of SFAS 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Plans and for Termination of Benefits." In 1994 the Company changed certain assumptions used in the actuarial valuation of the plans. These changes in assumptions reflected the reductions in personnel and other changes in the Company's operations, including changes in compensation arrangements, implemented during 1994. These changes resulted in an actuarial gain of $2.7. The gain in excess of 10% of the projected benefit obligation is being amortized over 2 years.

Saving Plans

The Company sponsors various tax deferred savings plans into which eligible employees may elect to contribute a portion of their compensation. The Company can, but is not obligated to, contribute to certain of these plans.

Other Postemployment Benefits

The Company provides postemployment health and life insurance benefits to certain former salaried and hourly employees of Koehring. The Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions," on January 1, 1993. This statement requires accrual of postretirement benefits (such as health care benefits) during the years an employee provides service.

Terex adopted the provisions of SFAS No. 106 using the delayed recognition method, whereby the amount of the unrecognized transition obligation at January 1, 1993 is recognized prospectively as a component of future years' net periodic postretirement benefit expense. The unrecognized transition obligation at January 1, 1993 was $4.5. Terex is amortizing this transition obligation over 12 years, the average remaining life expectancy of the participants. The liability of the Company, as of December 31, was as follows:

                                                              1995    1994
Actuarial present value of accumulated
 postretirement benefit obligation:
Retirees .................................................   $  4.4  $  4.6
Active participants ......................................      --      --
Total accumulated postretirement benefit obligation ......      4.4     4.6
Unamortized transition obligation ........................     (3.4)   (3.7)
Liability recognized in the balance sheet   ..............   $  1.0  $  0.9

Health care trend rates used in the actuarial assumptions range from 12.0% to 13.5%. These rates decrease to 6.5% over a period of 8 to 10 years. The effect of a one percentage-point change in the health care cost trend rates would change the accumulated postretirement benefit obligation approximately 7%. The discount rate used in determining the accumulated postretirement benefit obligation was 7.5% and 8.25% for the years ended December 31, 1995 and 1994, respectively.

Net periodic postretirement benefit expense includes the following components for 1995 and 1994:

                                  Year Ended December 31,
                                      1995        1994
          Service cost            $    ---    $    ---
          Interest cost                 0.3         0.4
          Net amortization              0.4         0.4
           Total                  $     0.7   $     0.8

The Company's postretirement benefit obligations are not funded. Net periodic postretirement benefit expense for the years ended December 31, 1995, 1994 and 1993 was approximately $0.6, $0.5 and $0.4 greater on the accrual basis than it would have been on the cash basis.


NOTE L -- LITIGATION AND CONTINGENCIES

In December 1992, a Class Action complaint was filed against Fruehauf, the Company, certain of Fruehauf's then officers and directors and certain of the underwriters of the initial public offering of Fruehauf, in the United States District Court for the Eastern District of Michigan, Southern Division, alleging, among other things, violations of certain provisions of the federal securities laws, and seeking unspecified compensatory and punitive damages. The Company has settled this litigation, with court approval, and recorded a provision of $0.3 million in the quarter ended March 31, 1995.

In the Company's lines of business, but primarily in the Material Handling Segment, numerous suits have been filed alleging damages for accidents that have arisen in the normal course of operations involving the Company's products. As part of the acquisition of CMH, the Company and CMH assumed both the outstanding and future product liability exposures related to such operations. As of December 31, 1995, CMH had approximately 120 lawsuits outstanding alleging damages for injuries or deaths arising from accidents involving CMH products. Most of the foregoing suits are in various stages of pretrial completion, and certain plaintiffs are seeking punitive as well as compensatory damages. The Company is self-insured, up to certain limits, for these product liability exposures, as well as for certain exposures related to general, workers' compensation and automobile liability. Insurance coverage is obtained for catastrophic losses as well as those risks required to be insured by law or contract. The Company has recorded and maintains an estimated liability, based in part upon actuarial determinations, in the amount of management's estimate of the Company's aggregate exposure for such self-insured risks.

The Company is involved in various other legal proceedings which have arisen in the normal course of its operations. The Company has recorded provisions for estimated losses in circumstances where a loss is probable and the amount or range of possible amounts of the loss is estimable.

The Company is contingently liable as a guarantor for certain customers' floor plan obligations with financial institutions. As a guarantor, the Company is obligated to purchase equipment which has been repossessed by the financial institution based upon the unamortized principal balance outstanding. The Company records the repossessed inventory at its estimated net realizable value. Any resultant losses are charged against related reserves. The guarantee under such floor plans aggregated approximately $30.0 at December 31, 1995. The Company has recorded reserves based on management's estimates of potential losses arising from these guarantees. Historically, the Company has incurred only minimal losses relating to these arrangements.

CMH has also given guarantees to financial institutions relating to capital loans, residual guarantees and other dealer and customer obligations arising in the ordinary conduct of its business. Such guarantees approximated $3.8 at December 31, 1995. Estimated losses, if any, on such guarantees are accrued as a component of the Allowance for Doubtful Accounts.

To enhance its marketing effort and ensure continuity of its dealer network, CMH has also agreed as part of its dealer sales agreements to repurchase certain new and unused equipment in the event of a dealer termination. Repurchase agreements included in operating agreements with an independent financial institution have been patterned after those included in the dealer sales agreements, and provide for repurchase of inventory in certain circumstances of dealer default on financing provided by the financial institution to the dealer. Dealer inventory of approximately $200.0 at December 31, 1995 were covered by those operating agreements. Under these agreements, when dealer terminations do occur, a newly selected dealer generally assumes the assets of the prior dealer and any related financial obligations. Historically, CMH has incurred only minimal losses relating to these arrangements.

The Company's outstanding letters of credit totaled $7.7. The letters of credit generally serve as collateral for certain liabilities included in the Consolidated Balance Sheet. Certain of the letters of credit serve as collateral guaranteeing the Company's performance under contracts.

As described in Note H -- "Income Taxes," the Internal Revenue Service is currently examining the Company's federal tax returns for the years 1987 through 1989.

The Company has agreed to indemnify certain outside parties for losses related to Fruehauf's worker compensation obligations. Some of the claims for which Terex is contingently obligated are also covered by bonds issued by an insurance company. In 1993, the Company recorded liabilities for these contingent obligations representing management's estimate of the maximum potential losses which the Company might incur.


NOTE M -- RELATED PARTY TRANSACTIONS

On August 28, 1995, the Company announced that its Chairman, Randolph W. Lenz, had retired from his position with the Company and its Board of Directors. In connection with his retirement, the Company (upon the recommendation of a committee comprised of its independent Directors and represented by independent counsel) and Mr. Lenz have executed a retirement agreement providing certain benefits to Mr. Lenz and the Company. The agreement provides, among other things, for a five-year consulting engagement requiring Mr. Lenz to make himself available to the Company to provide consulting services for certain portions of his time. Mr. Lenz, or his designee, will receive a fee for consulting services which will include payments in an amount, and a rate, equal to his 1995 base salary until December 31, 1996. The agreement also provides for the granting of a five-year $1.8 million loan bearing interest at 6.56% per annum which is subject to being forgiven in increments over the five-year term of the agreement upon certain conditions and equity grants having a maximum potential of 200.0 thousand shares of Terex common stock conditioned upon the Company achieving certain financial performance objectives in the future. In contemplation of the execution of this retirement agreement, the Company advanced to Mr. Lenz the principal amount of the forgivable loan. Mr. Lenz has also agreed not to compete with the Company, to vote his Terex shares in the manner recommended by the Company's Board of Directors, not to acquire any additional shares of the Company's common stock, and, except under certain circumstances, not to sell his shares of common stock. In addition to indebtedness pursuant to the retirement agreement, an affiliate of Mr. Lenz is indebted to the Company in the approximate amount of $33.45 thousand representing shipping charges incurred by the Company for such affiliate during 1994. The affiliate of Mr. Lenz has not paid such charges to date.

Under a contract dated July 1, 1987, as amended, KCS Industries, L.P., a Connecticut limited partnership ("KCS"), principally owned by Mr. Lenz provided administrative, financial, marketing, technical, real estate and legal services to the Company and its subsidiaries. For the services of KCS, the Company paid KCS an annual fee plus the reimbursement for all out-of-pocket expenses incurred by KCS in fulfilling the contract. During 1993 the Company made payments to KCS of $2.9.

During 1993, the Board of Directors of the Company concluded that it would be in the Company's best interest to terminate the Company's contract with KCS and integrate the management services of KCS directly into the Company. Pursuant to an agreement between the Company and KCS, the contract between the Company and KCS was terminated as of the close of business on December 31, 1993. Certain employees of KCS, became salaried employees of the Company effective January 1, 1994, with the titles of Executive Vice President and Senior Vice President, respectively. In consideration of the termination of the contract, the Company issued 89.8 thousand shares of the Company's Series B Cumulative Redeemable Convertible Preferred Stock (valued at $0.9) and 106.95 thousand Series B Warrants (valued at $0.7), the terms of which are substantially similar to the terms of the Company's outstanding Series A Preferred Stock and Series A Warrants, respectively. Of such amounts, Mr. Lenz received 38.8 thousand shares of preferred stock and warrants exercisable for 15.7 thousand shares of Terex Common Stock and other KCS employees each received 25.5 thousand shares of preferred stock and warrants exercisable for 45.6 thousand shares of Terex Common Stock. The employees converted their shares and warrants to Common Stock in 1995. In addition, Mr. Lenz received cash payments of approximately $0.5.

The Company, certain directors and executives of the Company, and KCS have been named parties in various legal proceedings. During 1995, 1994 and 1993, the Company incurred $0.3, $0.3 and $0.4 of legal fees and expenses on behalf of the Company, directors and executives of the Company, and KCS named in the lawsuits.

In conjunction with the CMH Acquisition, the Company financed the acquisition and refinanced a major component of its previously outstanding bank debt through a private placement of Secured Notes and 1992 SARs, and the establishment of the Bank Lending Agreement. A director of the Company was at the time an employee and officer of Jefferies & Company, Inc. ("Jefferies"), the investment banking firm which acted as an exclusive placement agent for the Company in the offering of the Old Senior Secured Notes and 1992 SARs. Jefferies was paid fees of $6.5 in 1992 for services performed as placement agent. Jefferies was also the Company's placement agent for the December 1993 sale of the Series A Preferred Stock and Series A Warrants for which Jefferies received fees totalling $2.5 in 1993. Jefferies was also the agent for the Company for certain sales by the Company of its common stock of Fruehauf in 1993. Jefferies purchased 250.0 thousand Series A Warrants and 180.0 thousand shares of Series A Preferred Stock from the Company in connection with the Company's private placement on December 20, 1993.

In 1995, the Company retained Jefferies & Company, Inc., of which a director of the Company was then Executive Vice President, in connection with the offering of the Company's $250 million Senior Secured Notes and acquisition of PPM which was completed in May 1995. Jefferies & Company, Inc. was paid $9.2 as an underwriting discount and for services rendered.

A director of the Company was affiliated with the Airlie Group L.P. ("Airlie"), a limited partnership which owned approximately 9% of the Company's Common Stock (including Common Stock issuable upon conversion of Series A Preferred Stock) and 40 thousand Warrants. Until May 1994, this director was an employee of the investment firm of TMT-FW, Inc. which is one of two general partners of the general partner of Airlie. During the time the director was affiliated with Airlie, Airlie received all director fees to which the director was entitled by reason of his service as a director of the Company. On December 20, 1993, Airlie purchased 40 thousand Warrants and 40 thousand shares of Series A Preferred Stock from the Company as part of the Company's private placement.

The Company requires that all transactions with affiliates be on terms no less favorable to the Company than could be obtained in comparable transactions with an unrelated person. The Board is advised in advance of any such proposed transaction or agreement and utilizes such procedures in evaluating their terms and provisions as are appropriate in light of the Board's fiduciary duties under Delaware law. In addition, the Company has an Audit Committee consisting solely of outside directors. One of the responsibilities of the Audit Committee is to review related party transactions.

NOTE N-- BUSINESS SEGMENT INFORMATION

The Company operates in three industry segments: Material Handling, Terex Trucks and Terex Cranes.

The Material Handling Segment designs, manufactures and markets a complete line of internal combustion ("IC") and electric lift trucks, electric walkies, automated pallet trucks and related components and replacement parts. These products are used in material handling applications in a broad array of manufacturing, distribution and transportation industries. The Material Handling Segment consists of CMH, which was acquired by the Company on July 31, 1992 from Clark Equipment Company.

Terex Trucks designs, manufactures and markets heavy-duty, off-highway earthmoving and construction equipment and related components and replacement parts. These products are used primarily by construction, mining, logging, industrial and government customers in building roads, dams and commercial and residential buildings; supplying coal, minerals, sand and gravel. Terex Trucks consists of two operating businesses: (i) the Terex Business, which manufactures off-highway rigid and articulated haulers, scrapers and wheel loaders and (ii) Unit Rig, which manufactures electric rear and bottom dump haulers, as well as mechanical drive haulers and wheel loaders principally sold to the mining industry.

Terex Cranes designs, manufactures and markets mobile cranes, aerial platforms, container stackers and scrap handlers and related components and replacement parts. These products are used primarily for construction, repair and maintenance of infrastructure, buildings and manufacturing facilities, for material handling applications in the distribution and transportation industries as well as in the scrap, refuse and lumber industries. Terex Cranes consists of three operating businesses: (i) Koehring, which manufactures mobile cranes, aerial lift platforms and scrap handlers, (ii) PPM North America, which manufactures mobile cranes and container stackers under the brand name P&H (a trademark of Harnischfeger) primarily in North America and (iii) PPM Europe, which manufactures mobile cranes and container stackers primarily in Europe.

Industry segment information is presented below:

                                             1995      1994       1993
Sales
Material Handling ....................... $   528.8 $   472.7  $  395.6
Terex Trucks ............................     250.3     226.8     203.8
Terex Cranes ............................     252.3      90.4      71.4
Eliminations ............................      (1.2)     (3.1)     (0.5)
Total    ................................ $ 1,030.2 $   786.8  $  670.3

Income (Loss) from Operations
Material Handling ....................... $     3.0 $   (13.9) $  (28.6)
Terex Trucks ............................      13.0      11.1      11.0
Terex Cranes ............................       7.2       7.9     (12.8)
General/Corporate .......................      (1.8)     (1.7)     (3.5)
Total ................................... $    21.4 $     3.4  $  (33.9)

Depreciation and Amortization
Material Handling ....................... $    14.8 $    11.0  $    9.7
Terex Trucks ............................       2.3       2.2       7.2
Terex Cranes ............................       7.6       1.0       1.5
General/Corporate .......................       3.0       2.9       4.0
Total  .................................. $    27.7 $    17.1  $   22.4

Capital Expenditures
Material Handling ....................... $     5.3 $     7.8  $    8.9
Terex Trucks ............................       2.7       4.2       2.1
Terex Cranes ............................       2.4       0.4       0.5
General/Corporate .......................       0.1       0.3       --
Total  .................................. $    10.5 $    12.7  $   11.5

Identifiable Assets
Material Handling ....................... $   191.0 $   195.0  $  205.6
Terex Trucks ............................     169.4     147.4     130.4
Terex Cranes ............................     239.9      40.3      37.8
General/Corporate .......................      26.6      18.9      16.9
Total  .................................. $   626.9 $   401.6  $  390.7

Geographic segment information is presented below:

                                            1995      1994       1993
Sales
North America ......................... $   677.9 $   557.1  $  466.9
Europe ................................     385.4     240.7     211.7
All other .............................      13.0      34.0      19.4
Eliminations ..........................     (46.1)    (45.0)    (27.7)
Total ................................. $ 1,030.2 $   786.8  $  670.3

Income (Loss) from Operations
North America ......................... $    12.2 $     6.3  $  (36.7)
Europe ................................      17.4      (4.5)     (0.7)
All other .............................      (4.6)      0.4       2.3
Eliminations ..........................      (3.6)      1.2       1.2
Total   ............................... $    21.4 $     3.4  $  (33.9)

Identifiable Assets
North America ......................... $   275.0 $   250.6  $  241.6
Europe ................................     294.4     167.5     150.0
All other .............................      30.1       8.8      10.8
Eliminations ..........................      27.4     (25.3)    (11.7)
Total   ............................... $   626.9 $   401.6  $  390.7

Sales between segments and geographic areas are generally priced to recover costs plus a reasonable markup for profit. Operating income equals net sales less direct and allocated operating expenses, excluding interest and other nonoperating items. Corporate assets are principally cash, marketable securities and administration facilities.

The Company is not dependent upon any single customer.

Export sales from U.S. operations were as follows:
                                                   Year Ended December 31,
                                                  1995      1994       1993
North and South America ....................   $   57.4    $  34.9    $  28.8
Europe, Africa and Middle East .............       26.2       15.1       20.7
Asia and Australia .........................       38.5       39.6       32.8
                                               $  122.1    $  89.6    $  82.3


NOTE O -- LIQUIDITY, FINANCING AND SEVERANCE ACTIONS

The Company's businesses are working capital intensive and require funding for purchases of production and replacement parts inventories, capital expenditures for repair, replacement and upgrading of existing facilities as well as financing of receivables from customers and dealers. The Company has significant debt service requirements including semi-annual interest payments on senior debt and monthly interest payments on its credit facility. Debt reduction and an improved capital structure are major focal points for the Company. In this regard, the Company reviews on a regular basis its alternatives to improve its capital structure and to reduce debt through debt refinancings, issuance of equity, asset sales, the sales of business units or any combination thereof.

Net cash of $21.9 was used in operating activities during the year ended December 31, 1995. Net cash used by investing activities was $98.9 during the year ended December 31, 1995 principally due to the PPM Acquisition as described below. Net cash provided by financing activities during the year ended December 31, 1995 was $120.1, primarily from the Refinancing discussed below. Cash and cash equivalents totaled $7.8 at December 31, 1995.

The Company announced personnel reductions totaling approximately 134 employees in the Material Handling Segment's North American operations during the second quarter of 1995 as a continuation of the Company's programs to increase manufacturing efficiency, reduce costs and improve liquidity. The Company recorded a combined charge of $3.5 in the second quarter of 1995 for severance costs associated with these actions and additional costs associated with the closing of certain administrative and warehouse facilities.

As discussed below, the Company has refinanced its senior and subordinated debt, established new credit facilities and borrowed additional funds to complete the PPM Acquisition which will impact future operating results, sources of liquidity and debt service requirements.

On May 9, 1995, the Company completed the Refinancing and the PPM Acquisition. The Refinancing included the private placement to institutional investors of $250 of the Senior Secured Notes, repayment of the Company's Old Senior Secured Notes and Senior Subordinated Notes, totaling approximately $152.6 principal amount, and entry into the Credit Facility to replace the Company's existing Lending Facility in the U.S. Until such time as the Company completes an exchange of the Senior Secured Notes for an equivalent issue of registered notes, or a shelf registration statement for the Senior Secured Notes is effective, the interest rate on the Senior Secured Notes will be 13.75%. The Indenture for the Senior Secured Notes places certain limits on the Company's ability to incur additional indebtedness; permit the existence of liens; issue, pay dividends on or redeem equity securities; utilize the proceeds of assets sales; consolidate, merge or transfer assets to another entity; and enter into transactions with affiliates. In connection with the issuance of the Senior Secured Notes, the Company issued 1.0 million stock appreciation rights ("SARs") entitling the holders to receive cash or Common Stock, at the option of the Company, in an amount equal to the average closing sale price of the common stock for 60 trading days prior to the date of exercise less $7.288 for each SAR.

Approximately $92.6 of the proceeds of the Senior Secured Notes was used for the PPM Acquisition, including the repayment of certain indebtedness of PPM required to be repaid in connection with the acquisition. In addition, the Company estimates that the acquisition costs incurred will total approximately $5.0. The remainder of the purchase price consisted of the issuance of redeemable preferred stock of Terex Cranes having an aggregate liquidation preference of 127 French francs (approximately $26.1), subject to adjustment. The purchase price is subject to adjustment calculated by reference to the consolidated net asset value of PPM as determined by an audit as of the date of closing. The preferred stock does not bear a dividend and, accordingly, the Company has valued this stock at approximately $8.8 (discounted at 15%). The Company has not yet reached agreement with the sellers about the amount of purchase price adjustment but, based on work performed, the Company believes that the amount of the preferred stock could ultimately be reduced.

The Company's Credit Facility provides the Company with the ability to borrow (in the form of revolving loans and up to $15 in outstanding letters of credit) up to $100. The Credit Facility is secured by substantially all of the Company's domestic receivables and inventory (including PPM). The amount of borrowings is limited to the sum of the following: (i) 75% of the net amount of eligible receivables, as defined, of the Company's U.S. businesses other than CMHC, plus
(ii) 70% of the net amount of CMHC eligible receivables, plus (iii) the lesser of 45% of the value of eligible inventory, as defined, or 80% of the appraised orderly liquidation value of eligible inventory less (iv) any availability reserves established by the lenders. The Credit Facility expires May 9, 1998 unless extended by the lenders for one additional year. At the option of the Company, revolving loans may be in the form of prime rate loans initially bearing interest at the rate of 1.75% per annum in excess of the prime rate and Eurodollar rate loans initially bearing interest at the rate of 3.75% per annum in excess of the adjusted Eurodollar rate.

The Company made an interest payment of $17.7 on November 15, 1995 on the Senior Secured Notes. The Company's debt service obligations for 1996 include approximately $17.1 on May 15 and November 15, 1996 on the Senior Secured Notes and approximately $0.6 monthly on the Credit Facility. Management believes that, absent significant unanticipated declines in operating performance, cash generated from operations and the Refinancing provide the Company with adequate liquidity to meet the Company's operating and debt service requirements. The balance outstanding under the Credit Facility as of December 31, 1995 was $66.8, and the additional amount the Company could have borrowed was $8.8 as of that date. As of March 20, 1996, the amount available to the Company under the Credit Facility was approximately $13.0. TEL entered into a new bank working capital facility in 1995, and PPM Europe is in negotiations to secure a working capital facility in 1996. Management intends to seek additional working capital financing facilities for the Company's international operations to provide additional liquidity worldwide.


NOTE P -- CONSOLIDATING FINANCIAL STATEMENTS

On May 9, 1995, the Company completed the refinancing of substantially all of its outstanding debt (the "Refinancing") and, through Terex Cranes, Inc. ("Terex Cranes"), a wholly-owned subsidiary, completed the acquisition of substantially all of the outstanding stock of PPM. S.A. and Legris Industries, Inc. See Note B for information related to the acquisition.

Clark Material Handling Company, Terex Cranes, Inc., Koehring Cranes, Inc., CMH Acquisition Corp., CMH Acquisition International Corp. (the "Wholly-owned Guarantors"), and PPM Cranes, Inc. (collectively, the "Guarantors"), all subsidiaries of Terex, provide a full, unconditional, joint and several guarantee of the obligations under the Senior Secured Notes and will provide the same guarantee for the obligations of any registered notes exchanged for the Senior Secured Notes.

With the exception of PPM Cranes, Inc. and Clark Material Handling Company, each of the Guarantors is a corporation organized and existing under the laws of the state of Delaware and is a wholly-owned subsidiary of the Company. PPM Cranes, Inc. is a corporation organized and existing under the laws of the state of Delaware and is 92.4% owned by Terex. Clark Material Handling Company is a corporation organized and existing under the laws of the Commonwealth of Kentucky and is wholly-owned by Terex.

The following summarized condensed  consolidating  financial information for the
Company  segregates  the  financial   information  of  Terex  Corporation,   the
Wholly-owned Guarantors, PPM Cranes, Inc. and the Non-guarantor Subsidiaries.

Terex Corporation consists of parent company operations. Subsidiaries of the parent company are reported on the equity basis.

Wholly-owned Guarantors combine the operations of the Wholly-owned Guarantor Subsidiaries (Clark Material Handling Company, Terex Cranes, Inc., Koehring Cranes, Inc., CMH Acquisition Corp. and CMH Acquisition International Corp.). Non-guarantor subsidiaries of Wholly-owned Guarantors are reported on the equity basis.

PPM  Cranes,   Inc.  presents  the  operations  of  PPM  Cranes,  Inc.  and  its subsidiaries (PPM Pty Ltd and PPM Far East Ltd) reported on an equity basis.

Non-Guarantor Subsidiaries combine the operations of subsidiaries which have not provided a guarantee of the obligations of Terex Corporation under the Senior Secured Notes. These subsidiaries include Terex Equipment Limited, Unit Rig Australia (Pty) Ltd., Unit Rig South Africa (Pty) Ltd., Unit Rig (Canada) Ltd., Clark Material Handling GmbH, Clark Forklift Korea, PPM S.A., Bendini S.P.A., Brimont Agraire, PPM Kranes, Baulift, PPM Pty Ltd., and PPM Far East Ltd.

Debt and Goodwill allocated to subsidiaries is presented on an accounting "push-down" basis.

TEREX CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEET
DECEMBER 31, 1995
(in millions)
                                                                                    Inter-
                                                       Wholly-              Non-    company
                                           Terex       owned      PPM    guarantor  Elimi-
                                        Corporation  Guarantors  Cranes,  Subsidi-  nations  Consolidated
                                                                 Inc.      aries
ASSETS
CURRENT ASSETS
Cash and cash equivalents ..............   $    3.1  $    3.2  $   0.3  $    1.2  $    --      $    7.8
Cash securing letters of credit ........        2.1       0.2      --        5.4       --           7.7
Trade receivables - net ................       19.6      28.6     10.7      68.2       --         127.1
Intercompany receivables ...............        0.3       2.6      1.5      26.3     (30.7)         --
Customer deposit .......................        --        --       --       19.1       --          19.1
Inventories - net ......................       46.1      71.2     23.5     108.8      (0.3)       249.3
Other current assets ...................        1.1       0.2      0.2      13.7       --          15.2
Total current assets ...................       72.3     106.0     36.2     242.7     (31.0)       426.2
Property, plant & equipment - net ......       11.1      24.5      3.6      62.1       --         101.3
Investment in and advances to (from)
 subsidiaries ..........................       30.8     (97.2)    (0.5)   (125.1)    192.0          --
Goodwill - net .........................        --        4.3     29.4      32.1       --          65.8
Debt issuance costs and intangible
 assets - net ..........................        3.3       2.8      2.8       5.6       --          14.5
Other assets ...........................        3.7       5.6      --        9.8       --          19.1

TOTAL ASSETS ...........................   $  121.2  $   46.0  $  71.5  $  227.2  $  161.0     $  626.9

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Notes payable and current portion of
 long-term debt  ......................    $    --   $    --   $   0.9  $    8.2  $    --      $    9.1
Trade accounts payable .................       14.5      50.2      5.4      90.9       --         161.0
Intercompany payables ..................       12.3      10.4      3.9       4.1     (30.7)         --
Customer deposit .......................        --        --       --       19.1       --          19.1
Accruals and other current liabilities .       25.9      30.3     12.0      37.3       --         105.5
Total current liabilities ..............       52.7      90.9     22.2     159.6     (30.7)       294.7
Long-term debt less current portion ....      127.9      48.0     51.5     101.0       --         328.4
Other long-term liabilities ............       12.5      33.9      1.0      21.2       --          68.6
Minority interest and redeemable
 preferred stock .......................        --        9.4      --        --        --           9.4
Redeemable convertible preferred stock .       24.6       --       --        --        --          24.6
Stockholders' deficit ..................      (96.5)   (136.2)    (3.2)    (54.6)    191.7        (98.8)

TOTAL LIABILITIES AND STOCKHOLDERS'
 DEFICIT   .............................   $  121.2  $   46.0  $  71.5  $  227.2  $  161.0     $  626.9

TEREX CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1995
(in millions)
                                                                                    Inter-
                                                       Wholly-              Non-    company
                                           Terex       owned      PPM    guarantor  Elimi-
                                        Corporation  Guarantors  Cranes,  Subsidi-  nations  Consolidated
                                                                 Inc.      aries

NET SALES ..............................   $  146.7  $  484.8  $  54.5  $  401.2  $ (57.0) $  1,030.2
Cost of goods sold .....................      129.4     436.0     48.1     358.2    (56.7)      915.0
GROSS PROFIT ...........................       17.3      48.8      6.4      43.0     (0.3)      115.2
Engineering, selling & administrative
 expenses ..............................       15.5      36.6      4.2      34.0      --         90.3
Severance charges ......................        --        3.5      --        --       --          3.5
INCOME (LOSS) FROM OPERATIONS ..........        1.8       8.7      2.2       9.0     (0.3)       21.4
Interest income ........................        0.8       --       --        --       --          0.8
Interest expense .......................       (5.0)    (12.5)    (4.7)    (17.3)     --        (39.5)
Income (loss) from equity investees ....      (24.0)    (21.3)    (0.5)      --      45.8         --
Other income (expense) - net ...........       (4.8)     (0.2)    (0.2)     (5.2)     --        (10.4)
INCOME (LOSS) BEFORE INCOME TAXES AND
EXTRAORDINARY ITEMS ....................      (31.2)    (25.3)    (3.2)    (13.5)    45.5       (27.7)
Provision for income taxes .............        --        --       --        --       --          --
Income (loss) before extraordinary
 items .................................      (31.2)    (25.3)    (3.2)    (13.5)    45.5       (27.7)
Extraordinary loss on retirement of
 debt ..................................       (3.7)     (2.3)     --       (1.5)     --         (7.5)
NET INCOME (LOSS) ......................      (34.9)    (27.6)    (3.2)    (15.0)    45.5       (35.2)
Less preferred stock accretion .........       (7.3)      --       --        --       --         (7.3)
INCOME (LOSS) APPLICABLE TO COMMON
 STOCK .................................   $  (42.2) $  (27.6) $  (3.2) $  (15.0) $  45.5  $    (42.5)

TEREX COPORATION
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1995
(in millions)
                                                                                    Inter-
                                                       Wholly-              Non-    company
                                           Terex       owned      PPM    guarantor  Elimi-
                                        Corporation  Guarantors  Cranes,  Subsidi-  nations  Consolidated
                                                                 Inc.      aries
NET CASH PROVIDED BY (USED IN)
 OPERATING ACTIVITIES ..................   $  61.1  $   5.7    $ (46.7)   $ (42.0)     --      $  (21.9)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of business, net of cash
 acquired ..............................     (92.4)     --         --         --       --         (92.4)
Capital expenditures ...................      (2.0)    (3.0)      (0.2)      (5.3)     --         (10.5)
Proceeds from sale of property, plant
 and equipment .........................       0.1      0.5        0.1        0.4      --           1.1
Proceeds from sale of Fruehauf stock ...       2.7      --         --         --       --           2.7
Other - net ............................       0.1      --         --         0.1      --           0.2
Net cash used in investing activities ..     (91.5)    (2.5)      (0.1)      (4.8)     --         (98.9)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) under
 revolving line of credit agreements ...      34.7      --         --         --       --          34.7
Principal repayments of long-term debt .     (49.2)   (48.5)       --       (56.2)     --        (153.9)
Proceeds from issuance of long-term
 debt, net of issuance costs ...........      44.3     48.5       47.1       99.9      --         239.8
Other ..................................       --       --         --        (0.5)     --          (0.5)
Net cash provided by financing
 activities ............................      29.8      --        47.1       43.2      --         120.1
Effect of exchange rates on cash and
 cash equivalents ......................       --       --         --        (1.2)     --          (1.2)
Net increase (decrease) in cash and
 cash equivalents ......................      (0.6)     3.2        0.3       (4.8)     --          (1.9)
Cash and cash equivalents, beginning
 of period .............................       3.7      --         --         6.0      --           9.7
Cash and cash equivalents, end of
 period ................................   $   3.1  $   3.2    $   0.3    $   1.2      --      $    7.8

TEREX CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEET
December 31, 1994
(in millions)
                                                                                    Inter-
                                                       Wholly-              Non-    company
                                           Terex       owned      PPM    guarantor  Elimi-
                                        Corporation  Guarantors  Cranes,  Subsidi-  nations  Consolidated
                                                                 Inc.      aries
ASSETS
CURRENT ASSETS
Cash and cash equivalents ..............   $    3.7  $    --     $ --     $    6.0  $    --   $    9.7
Cash securing letters of credit ........        2.3       --       --          4.4       --        6.7
Trade receivables - net ................       26.3      36.6      --         28.8       --       91.7
Intercompany receivables ...............        3.0       2.0      --         28.2     (33.2)      --
Inventories - net ......................       45.9      73.0      --         45.6      (0.3)    164.2
Other current assets ...................        2.3       0.4      --          3.1       --        5.8
Total current assets ...................       83.5     112.0      --        116.1     (33.5)    278.1
Property, plant & equipment - net ......        9.8      29.6      --         46.8       --       86.2
Investment in and advances to (from)
 subsidiaries ..........................        9.2     (84.0)     --        (58.6)    133.4       --
Goodwill - net .........................        --        5.3      --          --        --        5.3
Debt issuance costs and intangible
 assets - net ..........................        1.4       0.9      --          1.0       --        3.3
Other assets ...........................        7.9       5.7      --         15.1       --       28.7
TOTAL ASSETS ...........................   $  111.8  $   69.5  $   --     $  120.4  $   99.9  $  401.6

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Notes payable and current portion of
 long-term debt  .......................   $   23.2  $    0.1  $   --     $    4.6  $    --   $   27.9
Trade accounts payable .................       17.0      55.5      --         39.7       --      112.2
Intercompany payables ..................       11.5      16.7      --          5.0     (33.2)      --
Accruals and other current liabilities .       36.5      27.6      --         17.4       --       81.5
Total current liabilities ..............       88.2      99.9      --         66.7     (33.2)    221.6
Long-term debt less current portion ....       49.5      48.6      --         64.9       --      163.0
Other long-term liabilities ............        7.4      32.6      --         15.4       --       55.4
Redeemable convertible preferred stock .       17.3       --       --          --        --       17.3
Stockholders' deficit ..................      (50.6)   (111.6)     --        (26.6)    133.1     (55.7)

TOTAL LIABILITIES AND STOCKHOLDERS'
 DEFICIT   .............................   $  111.8  $   69.5  $   --     $  120.4  $   99.9  $  401.6

TEREX CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1994
(in millions)
                                                                                    Inter-
                                                       Wholly-              Non-    company
                                           Terex       owned      PPM    guarantor  Elimi-
                                        Corporation  Guarantors  Cranes,  Subsidi-  nations  Consolidated
                                                                 Inc.      aries
NET SALES ...........................   $  139.7  $  438.0     $   --    $  281.8  $  (72.7) $  786.8
Cost of goods sold ..................      120.2     387.2         --       260.9     (72.4)    695.9
GROSS PROFIT ........................       19.5      50.8         --        20.9      (0.3)     90.9
Engineering, selling & administrative
 expenses ...........................       15.1      41.8         --        23.2       --       80.1
Severance charges ...................        --        4.5         --         2.9       --        7.4
INCOME (LOSS) FROM OPERATIONS .......        4.4       4.5         --        (5.2)     (0.3)      3.4
Interest income .....................        0.1       --          --         0.5       --        0.6
Interest expense ....................       (3.7)    (12.7)        --       (14.1)      --      (30.5)
Income (loss) from equity investees .      (23.9)    (17.9)        --         --       41.8       --
Other income (expense) - net ........       24.2       4.5         --        (0.2)      --       28.5
INCOME (LOSS) BEFORE INCOME TAXES AND
 EXTRAORDINARY ITEMS ................        1.1     (21.6)        --       (19.0)     41.5       2.0
Provision for income taxes ..........        --       (0.5)        --        (0.3)      --       (0.8)
Income (loss) before extraordinary
 items ..............................        1.1     (22.1)        --       (19.3)     41.5       1.2
Extraordinary loss on retirement of
 debt ...............................       (0.3)     (0.2)        --        (0.2)      --       (0.7)
NET INCOME (LOSS) ...................        0.8     (22.3)        --       (19.5)     41.5       0.5
Less preferred stock accretion ......       (6.0)      --          --         --        --       (6.0)
INCOME (LOSS) APPLICABLE TO COMMON
 STOCK ..............................   $   (5.2) $  (22.3)    $   --    $  (19.5) $   41.5  $   (5.5)

TEREX COPORATION
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1994
(in millions)
                                                                                    Inter-
                                                       Wholly-              Non-    company
                                           Terex       owned      PPM    guarantor  Elimi-
                                        Corporation  Guarantors  Cranes,  Subsidi-  nations  Consolidated
                                                                 Inc.      aries
NET CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES .................   $  (5.6)    $  (1.5)    $ --    $  (2.2)    $  --     $  (9.3)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures .................      (3.9)       (5.5)      --       (3.3)       --       (12.7)
Proceeds from sale of property, plant
 and equipment .......................       --          3.0       --        0.3        --         3.3
Proceeds from sale of Fruehauf stock .      24.9         --        --        --         --        24.9
Proceeds from sale of Drexel business        --         10.3       --        --         --        10.3
Proceeds from sale-leaseback of
 Saarn property ......................       --          --        --       10.0        --        10.0
Other - net ..........................       1.0         --        --        --         --         1.0
Net cash provided by (used in)
 investing activities ................      22.0         7.8       --        7.0        --        36.8
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) under
 revolving line of credit agreements .      13.0         --        --        --         --        13.0
Principal repayments of long-term debt     (27.0)       (6.5)      --       (8.0)       --       (41.5)
Other ................................       0.2         --        --        --         --         0.2
Net cash provided by financing
 activities ..........................     (13.8)       (6.5)      --       (8.0)       --       (28.3)

Effect of exchange rates on cash and
 cash equivalents .....................      --          --        --        1.3        --         1.3
Net increase (decrease) in cash and
 cash equivalents .....................      2.6        (0.2)      --       (1.9)       --         0.5
Cash and cash equivalents, beginning
 of period ...........................       1.1         0.2       --        7.9        --         9.2
Cash and cash equivalents, end of
 period ..............................   $   3.7     $   --      $ --    $   6.0     $  --     $   9.7

TEREX CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1993
(in millions)
                                                                                    Inter-
                                                       Wholly-              Non-    company
                                           Terex       owned      PPM    guarantor  Elimi-
                                        Corporation  Guarantors  Cranes,  Subsidi-  nations  Consolidated
                                                                 Inc.      aries
NET SALES ...........................   $  120.0      $  370.4   $  --   $  236.6   $ (56.7)  $  670.3
Cost of goods sold ..................      101.1         356.7      --      214.4     (56.7)     615.5
GROSS PROFIT ........................       18.9          13.7      --       22.2       --        54.8
Engineering, selling & administrative
 expenses ...........................       16.6          51.2      --       20.9       --        88.7
Severance charges ...................        --            --       --        --        --         --
INCOME (LOSS) FROM OPERATIONS .......        2.3         (37.5)     --        1.3       --       (33.9)
Interest income .....................        0.5           --       --        0.7       --         1.2
Interest expense ....................       (3.7)        (14.0)     --      (13.5)      --       (31.2)
Income (loss) from equity investees .      (63.1)         (9.5)     --        --       72.6        --
Other income (expense) - net ........       (1.8)         (0.6)     --        1.4       --        (1.0)
INCOME (LOSS) BEFORE INCOME TAXES AND
 EXTRAORDINARY ITEMS ................      (65.8)        (61.6)     --      (10.1)     72.6      (64.9)
Provision for income taxes ..........        0.1           --       --        --        --         0.1
Income (loss) before extraordinary
 items ..............................      (65.9)        (61.6)     --      (10.1)     72.6      (65.0)
Extraordinary loss on retirement of
 debt ...............................       (0.6)         (0.4)     --       (0.5)      --        (1.5)
NET INCOME (LOSS) ...................      (66.5)        (62.0)     --      (10.6)     72.6      (66.5)
Less preferred stock accretion ......       (0.2)          --       --        --        --        (0.2)
INCOME (LOSS) APPLICABLE TO COMMON
 STOCK ..............................   $  (66.7)     $  (62.0)  $  --   $  (10.6)  $  72.6   $  (66.7)

TEREX COPORATION
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1993
(in millions)
                                                                                    Inter-
                                                       Wholly-              Non-    company
                                           Terex       owned      PPM    guarantor  Elimi-
                                        Corporation  Guarantors  Cranes,  Subsidi-  nations  Consolidated
                                                                 Inc.      aries
NET CASH PROVIDED BY (USED IN)
 OPERATING ACTIVITIES ................   $ (31.6)     $  6.2     $  --    $ (20.8)  $ --     $ (46.2)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures .................      (1.3)       (6.8)       --       (3.4)    --       (11.5)
Proceeds from sale of property, plant
 and equipment .......................       1.3         --         --       10.0     --        11.3
Proceeds from sale of Fruehauf stock .       2.5         --         --        --      --         2.5
Other - net ..........................       --          --         --        1.1     --         1.1
Net cash used in investing activities        2.5        (6.8)       --        7.7     --         3.4
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) under
 revolving line of credit agreements .      11.9         --         --        --      --        11.9
Principal repayments of long-term debt      (9.7)       (1.2)       --       (1.5)    --       (12.4)
Issuance of preferred stock and
 warrants ............................      27.2         --         --        --      --        27.2
Net cash provided by financing
 activities ..........................      29.4        (1.2)       --       (1.5)    --        26.7

Effect of exchange rates on cash and
 cash equivalents ....................       --          --         --       (0.4)    --        (0.4)
Net increase (decrease) in cash and
 cash equivalents ....................       0.3        (1.8)       --      (15.0)    --       (16.5)
Cash and cash equivalents, beginning
 of period ...........................       0.8         2.0        --       22.9     --        25.7
Cash and cash equivalents, end of
 period ..............................   $   1.1      $  0.2     $  --    $   7.9   $ --     $   9.2

                       TEREX CORPORATION AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (in millions, except per share data)

                                                         For the Three Months
                                                           Ended March 31,
                                                         1996           1995

Net sales ........................................   $   282.0      $   214.2
Cost of goods sold ...............................       247.3          191.1
Gross profit .....................................        34.7           23.1
Engineering, selling and
 administrative expenses .........................        23.9           17.1
Income from operations ...........................        10.8            6.0
Other income (expense):
Interest income ..................................         0.1            0.3
Interest expense .................................       (11.5)          (7.0)
Gain on sale of Fruehauf stock ...................         --             1.0
Gain on sale of property, plant and equipment ....         2.4            0.1
Amortization of debt issuance costs ..............        (0.6)          (0.5)
Other income (expense) - net .....................        (0.7)          (1.7)
Income (loss) before income taxes ................         0.5           (1.8)
Provision for income taxes .......................         --            (0.1)
NET INCOME (LOSS) ................................         0.5           (1.9)
Less preferred stock accretion ...................        (1.9)          (1.7)
Income (loss) applicable to common stock   .......   $    (1.4)     $    (3.6)

PER COMMON AND COMMON EQUIVALENT SHARE:
Net income (loss) ................................   $    (0.13)    $    (0.35)


Weighted average common and common
equivalent shares outstanding (See Exhibit 11.1) .        10.6           10.3


   The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                  (in millions)
                                                         March 31,  December 31,
                                                           1996         1995
ASSETS

Current assets
Cash and cash equivalents ..............................$    12.7  $     7.8
Cash securing letters of credit ........................      7.2        7.7
Trade receivables (less allowance of
 $9.9 at March 31, 1996 and
 $9.8 at December 31, 1995) ............................    143.9      127.1
Customer deposit .......................................     11.0       19.1
Net inventories ........................................    243.3      249.3
Other current assets ...................................     17.1       15.2
Total current assets ...................................    435.2      426.2

Long-term assets
Property, plant and equipment - net ....................     95.3      101.3
Goodwill - net .........................................     64.5       65.8
Other assets ...........................................     32.6       33.6
Total assets ...........................................$   627.6  $   626.9

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Notes payable ..........................................$     7.5  $     1.9
Current portion of long-term debt
 and capital lease obligation ..........................      7.3        7.2
Trade accounts payable .................................    162.2      161.0
Accrued compensation and benefits ......................     18.0       16.8
Accrued warranties and product liability ...............     38.2       38.6
Accrued interest .......................................     13.2        4.7
Accrued income taxes ...................................      0.5        1.4
Customer deposit .......................................     11.0       19.1
Other current liabilities ..............................     38.8       44.0
Total current liabilities ..............................    296.7      294.7

Long-term liabilities
Long-term debt and capital lease
 obligations less current portion ......................    326.5      328.4
Accrued warranties and product
 liability - long-term .................................     34.2       33.1
Accrued pension ........................................     18.9       18.9
Other long-term liabilities ............................     16.3       16.6
Minority interest, including redeemable preferred
 stock of a subsidiary (liquidation
 preference $25.2, subject to adjustment) ..............      9.4        9.4
Redeemable convertible preferred stock
 (liquidation preference $41.7 at March 31, 1996 and
 $41.2 at December 31, 1995) ...........................     25.8       24.6

Commitments and contingencies

Stockholders' deficit
Warrants to purchase common stock ......................     16.5       17.2
Common stock, $.01 par value -
 authorized 30.0 shares;
 issued and outstanding 10.6 at March 31, 1996
 and 10.6 at December 31, 1995 .........................      0.1        0.1
Additional paid-in capital .............................     41.9       40.5
Accumulated deficit ....................................   (152.3)    (150.9)
Pension liability adjustment ...........................     (2.7)      (2.7)
Unrealized holding gain on equity securities ...........      0.2        1.0
Cumulative translation adjustment ......................     (3.9)      (4.0)
Total stockholders' deficit.............................   (100.2)     (98.8)
Total liabilities and stockholders' deficit ............$   627.6  $   626.9

   The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (in millions)

                                                              For the
                                                            Three Months
                                                           Ended March 31,
                                                           1996      1995
OPERATING ACTIVITIES
Net income (loss) ...................................   $   0.5  $  (1.9)
Adjustments to reconcile net income
 (loss) to cash used in operating
 activities:
Depreciation ........................................       5.1      3.9
Amortization ........................................       2.0      0.8
Gain on sale of property, plant and equipment........      (2.4)    (0.1)
Gain on sale of Fruehauf stock ......................       --      (1.0)
Other ...............................................       --       0.3
Changes in operating assets and
liabilities:
Restricted cash .....................................       0.5      2.5
Trade receivables ...................................     (16.8)     7.5
Net inventories .....................................       6.0    (16.3)
Trade accounts payable ..............................       1.2     12.8
Accrued interest ....................................       8.5     (4.9)
Other, net ..........................................      (7.4)    (4.1)
Net cash used in operating activities ...............      (2.8)    (0.5)


INVESTING ACTIVITIES
Capital expenditures ................................      (1.7)    (1.9)
Proceeds from sale of property, plant and equipment .       3.3      0.5
Proceeds from sale of Fruehauf stock ................       --       2.7
Other ...............................................       --      (0.1)
Net cash provided by investing activities ...........       1.6      1.2


FINANCING ACTIVITIES
Net incremental borrowings under
 revolving line of credit agreements ................       5.2      0.5
Other ...............................................       --      (0.6)
Net cash provided by (used in) financing activities .       5.2     (0.1)

EFFECT OF EXCHANGE RATE CHANGES
 ON CASH AND CASH EQUIVALENTS .......................       0.9      1.4
NET INCREASE IN CASH AND CASH EQUIVALENTS ...........       4.9      2.0
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ....       7.8      9.7
CASH AND CASH EQUIVALENTS AT END OF PERIOD ..........   $  12.7  $  11.7

   The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES


         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                     (in millions, unless otherwise denoted)
                                 March 31, 1996


NOTE A -- BASIS OF PRESENTATION

Basis of Presentation. The accompanying condensed consolidated financial statements of Terex Corporation and subsidiaries as of March 31, 1996 and for the three months ended March 31, 1996 and 1995 have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles to be included in full year financial statements. The accompanying condensed consolidated balance sheet as of December 31, 1995, has been derived from the audited consolidated balance sheet as of that date.

The condensed consolidated financial statements include the accounts of Terex Corporation and its majority owned subsidiaries ("Terex" or the "Company"). All material intercompany balances, transactions and profits have been eliminated. The equity method is used to account for investments in affiliates in which the Company has an ownership interest between 20% and 50%. Investments in affiliates in which the Company has an ownership interest of less than 20% are accounted for on the cost method or at fair value in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

In the opinion of management, all adjustments considered necessary for a fair presentation have been made. Such adjustments consist only of those of a normal recurring nature. Certain 1995 amounts have been reclassified to conform with the 1996 presentation. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.


NOTE B -- INVENTORIES

Net inventories consist of the following:

                                                     March 31, December 31,
                                                       1996        1995

Finished equipment ...............................   $   62.8  $   53.1
Replacement parts ................................       82.5      94.5
Work-in-process ..................................       19.5      26.0
Raw materials and supplies .......................       81.7      78.9
                                                        246.5     252.5
Less: Excess of FIFO inventory value of LIFO cost        (3.2)     (3.2)
Net inventories  .................................   $  243.3  $  249.3

NOTE C -- PROPERTY, PLANT AND EQUIPMENT

Net property, plant and equipment consists of the following:

                                    March 31,   December 31,
                                      1996          1995
Property, plant and equipment ...   $  149.7     $  153.9
Less: Accumulated depreciation ..      (54.4)       (52.6)
Net property, plant and equipment   $   95.3     $  101.3


NOTE D -- LITIGATION AND CONTINGENCIES

The Company is subject to a number of contingencies and uncertainties including product liability claims, self-insurance obligations, tax examinations and guarantees. Many of the exposures are unasserted or proceedings are at a preliminary stage, and it is not presently possible to estimate the amount or timing of any cost to the Company. However, management does not believe that these contingencies and uncertainties will, in the aggregate, have a material effect on the Company. When it is probable that a loss has been incurred and possible to make reasonable estimates of the Company's liability with respect to such matters, a provision is recorded for the amount of such estimate or for the minimum amount of a range of estimates when it is not possible to estimate the amount within the range that is most likely to occur.

The Company generates hazardous and nonhazardous wastes in the normal course of its operations. As a result, the Company is subject to a wide range of federal, state, local and foreign environmental laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act, that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous and nonhazardous wastes, and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous substances. Compliance with such laws and regulations has, and will, require expenditures by the Company on a continuing basis. The Internal Revenue Service is currently examining the Company's federal tax returns for the years 1987 through 1989. In December 1994, the Company received an examination report from the IRS proposing a substantial tax deficiency based on this examination. The examination report raises a variety of issues, including the Company's substantiation for certain deductions taken during this period, the Company's utilization of certain net operating loss carryovers ("NOL's") and the availability of such NOL's to offset future taxable income. If the IRS were to prevail on all the issues raised, the amount of the tax assessment would be approximately $56 plus interest and penalties. If the Company were required to pay a significant portion of the assessment, it could have a material adverse impact on the Company and could exceed the Company's resources. The Company has filed its administrative appeal to the examination report. Although management believes that the Company will be able to provide adequate documentation for a substantial portion of the deductions questioned by the IRS and that there is substantial support for the Company's past and future utilization of the NOL's, the ultimate outcome of this matter is subject to the resolution of significant legal and factual issues. If the Company's positions prevail on the most significant issues, management believes that the amounts due would not exceed amounts previously paid or provided; however, even under such circumstances, it is possible that the Company's NOL's could be reduced to some extent. No additional accruals have been made for any amounts which might be due as a result of this matter because the possible loss ranges from zero to $56 plus interest and penalties and the ultimate outcome cannot presently be determined or estimated. If a change in control for tax purposes were to occur, such a change in control could possibly result in a significant reduction in the amount of NOL's available to the Company to offset future taxable income.

NOTE E -- CONSOLIDATING FINANCIAL STATEMENTS

On May 9, 1995, the Company completed the refinancing of substantially all of its outstanding debt (the "Refinancing") and, through Terex Cranes, Inc. ("Terex Cranes"), a wholly-owned subsidiary, completed the acquisition of substantially all of the outstanding stock of PPM. S.A. and Legris Industries, Inc.

Clark Material Handling Company, Terex Cranes, Inc., Koehring Cranes, Inc., CMH Acquisition Corp., CMH Acquisition International Corp. (the "Wholly-owned Guarantors"), and PPM Cranes, Inc. (collectively, the "Guarantors"), all subsidiaries of Terex, provide a full, unconditional, joint and several guarantee of the obligations under the Senior Secured Notes and will provide the same guarantee for the obligations of any registered notes exchanged for the Senior Secured Notes.

With the exception of PPM Cranes, Inc. and Clark Material Handling Company, each of the Guarantors is a corporation organized and existing under the laws of the state of Delaware and is a wholly-owned subsidiary of the Company. PPM Cranes, Inc. is a corporation organized and existing under the laws of the state of Delaware and is 92.4% owned by Terex. Clark Material Handling Company is a corporation organized and existing under the laws of the Commonwealth of Kentucky and is wholly-owned by Terex.

The following summarized condensed  consolidating  financial information for the
Company  segregates  the  financial   information  of  Terex  Corporation,   the
Wholly-owned Guarantors, PPM Cranes, Inc. and the Non-guarantor Subsidiaries.

Terex Corporation consists of parent company operations. Subsidiaries of the parent company are reported on the equity basis.

Wholly-owned Guarantors combine the operations of the Wholly-owned Guarantor Subsidiaries (Clark Material Handling Company, Terex Cranes, Inc., Koehring Cranes, Inc., CMH Acquisition Corp. and CMH Acquisition International Corp.). Non-guarantor subsidiaries of Wholly-owned Guarantors are reported on the equity basis.

PPM  Cranes,   Inc.  presents  the  operations  of  PPM  Cranes,  Inc.  and  its subsidiaries (PPM Pty Ltd and PPM Far East Ltd) reported on an equity basis.

Non-Guarantor Subsidiaries combine the operations of subsidiaries which have not provided a guarantee of the obligations of Terex Corporation under the Senior Secured Notes. These subsidiaries include Terex Equipment Limited, Unit Rig Australia (Pty) Ltd., Unit Rig South Africa (Pty) Ltd., Unit Rig (Canada) Ltd., Clark Material Handling GmbH, Clark Forklift Korea, PPM S.A., Bendini S.P.A., Brimont Agraire, PPM Kranes, Baulift, PPM Pty Ltd., and PPM Far East Ltd.

Debt and Goodwill allocated to subsidiaries is presented on an accounting "push-down" basis.

TEREX CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEET
MARCH 31, 1996
(in millions)
                                                                                    Inter-
                                                       Wholly-              Non-    company
                                           Terex       owned      PPM    guarantor  Elimi-
                                        Corporation  Guarantors  Cranes,  Subsidi-  nations  Consolidated
                                                                 Inc.      aries
ASSETS
CURRENT ASSETS
Cash and cash equivalents ............   $    5.1    $    0.1    $   0.1  $    7.4  $    --   $   12.7
Cash securing letters of credit ......        2.1         --         --        5.1       --        7.2
Trade receivables - net ..............       18.2        36.7       17.3      71.7       --      143.9
Intercompany receivables .............        0.3         5.8        1.2      40.6     (47.9)      --
Customer deposit .....................        --          --         --       11.0       --       11.0
Inventories - net ....................       54.2        67.0       24.7      98.8      (1.4)    243.3
Other current assets .................        1.3         0.2        0.2      15.4       --       17.1
Total current assets .................       81.2       109.8       43.5     250.0     (49.3)    435.2
Property, plant & equipment - net ....        8.6        23.4        3.4      59.9       --       95.3
Investment in and advances to (from)
 subsidiaries.........................       36.1       (76.5)      (3.0)   (114.0)    157.4       --
Goodwill - net .......................        --          4.1       28.9      31.5       --       64.5
Other assets .........................        8.1         5.2        2.6      16.7       --       32.6
TOTAL ASSETS .........................   $  134.0    $   66.0    $  75.4  $  244.1  $  108.1  $  627.6

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Notes payable and current portion,
 long-term debt ......................   $    --     $    --     $   0.9  $   13.9  $    --   $   14.8
Trade accounts payable ...............       14.8        51.0        7.8      88.6       --      162.2
Intercompany payables ................       19.7        11.2        6.8      10.2     (47.9)      --
Customer deposit .....................        --          --         --       11.0       --       11.0
Accruals and other current liabilities       39.2        26.2       10.9      32.4       --      108.7
Total current liabilities ............       73.7        88.4       26.4     156.1     (47.9)    296.7
Long-term debt less current portion ..      117.9        48.0       51.5     109.1       --      326.5
Other long-term liabilities ..........       13.1        35.0        0.6      20.7       --       69.4
Minority interest and redeemable
 preferred stock .....................        --          9.4        --        --        --        9.4
Redeemable convertible preferred stock       25.8         --         --        --        --       25.8
Stockholders' deficit ................      (96.5)     (114.8)      (3.1)    (41.8)    156.0    (100.2)

TOTAL LIABILITIES AND STOCKHOLDERS'
 DEFICIT .............................   $  134.0    $   66.0    $  75.4  $  244.1  $  108.1  $  627.6

TEREX CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 1996
(in millions)
                                                                                    Inter-
                                                       Wholly-              Non-    company
                                           Terex       owned      PPM    guarantor  Elimi-
                                        Corporation  Guarantors  Cranes,  Subsidi-  nations  Consolidated
                                                                 Inc.      aries
NET SALES ...........................   $  36.8      $  110.9    $  23.5  $  133.2  $ (22.5)   $  282.0
Cost of goods sold ..................      32.8          97.6       20.3     117.6    (21.1)      247.3
GROSS PROFIT ........................       4.0          13.3        3.2      15.6     (1.4)       34.7
Engineering, selling & administrative
 expenses ...........................       3.5           8.0        1.8      10.6      --         23.9
INCOME (LOSS) FROM OPERATIONS .......       0.5           5.3        1.4       5.0     (1.4)       10.8
Interest income .....................       0.1           --         --        --       --          0.1
Interest expense ....................      (4.7)         (1.7)      (1.6)     (3.5)     --        (11.5)
Income (loss) from equity investees .       6.2          (1.7)       --        --      (4.5)        --
Other income (expense) - net ........      (0.2)          0.1       (0.1)      1.3      --          1.1
INCOME (LOSS) BEFORE INCOME TAXES ...       1.9           2.0       (0.3)      2.8     (5.9)        0.5
Provision for income taxes ..........       --            --         --        --       --          --
NET INCOME (LOSS) ...................      (1.9)          2.0       (0.3)      2.8     (5.9)        0.5
Less preferred stock accretion ......      (1.9)          --         --        --       --         (1.9)
INCOME (LOSS) APPLICABLE TO COMMON
 STOCK ..............................   $   --       $    2.0    $  (0.3) $    2.8  $  (5.9)   $   (1.4)

TEREX COPORATION
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 1996
(in millions)
                                                                                    Inter-
                                                       Wholly-              Non-    company
                                           Terex       owned      PPM    guarantor  Elimi-
                                        Corporation  Guarantors  Cranes,  Subsidi-  nations  Consolidated
                                                                 Inc.      aries
NET CASH PROVIDED BY (USED IN)
 OPERATING ACTIVITIES ...............      $  3.1     $ (2.2)    $ (0.1)  $ (3.6)    $ --     $  (2.8)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures ................        (0.1)      (0.9)       --      (0.7)      --        (1.7)
Proceeds from sale of property, plant
 and equipment ......................         --         --         --       3.3       --         3.3
Net cash used in investing activities        (0.1)      (0.9)       --      (2.6)      --         1.6
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) under
 revolving line of credit agreements.        (1.0)       --         --       6.2       --         5.2
Net cash provided by financing
 activities .........................        (1.0)       --         --       6.2       --         5.2


Effect of exchange rates on cash and
 cash equivalents ...................         --         --        (0.1)     1.0       --         0.9
Net increase (decrease) in cash and
 cash equivalents ...................         2.0       (3.1)      (0.2)     6.2       --         4.9
Cash and cash equivalents, beginning
 of period ..........................         3.1        3.2        0.3      1.2       --         7.8
Cash and cash equivalents, end of
 period .............................      $  5.1     $  0.1     $  0.1   $  7.4     $ --     $  12.7

                         Report of Independent Auditors



The Board of Directors and Shareholders
PPM S.A. and Legris Industries, Inc.


We have audited the accompanying combined balance sheets of PPM S.A. and Legris Industries, Inc. as of December 31, 1994 and 1993, and the related combined statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the combined financial position of PPM S.A. and Legris Industries, Inc. at December 31, 1994 and 1993, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.


ERNST & YOUNG LLP


Greenville, South Carolina
August 22, 1995

                      PPM S.A. and Legris Industries, Inc.

                             Combined Balance Sheets



                                                   December 31
                                               1994             1993
                                          -------------     -------------
                                                (In thousands except
                                                   share amounts)

Assets
Current assets:
 Cash and cash equivalents...............$       3,586     $       2,152
 Trade accounts receivable,
  less allowances of
  $2,861 and $2,181 in 1994 and
  1993, respectively.....................       35,173            25,868
 Due from affiliates.....................        1,705             1,869
 Refundable taxes........................        5,946             5,257
 Inventories.............................       70,020            63,498
 Prepaid expenses........................        5,525             4,758
 Other current assets....................           32                81
                                         -------------     -------------

Total current assets.....................      121,987           103,483

Property, plant, and equipment, net......       20,922            23,002

Intangible assets:
 Cost in excess of net assets
  acquired, less accumulated
  amortization of $8,567 and
  $6,871 in 1994 and 1993,
  respectively...........................      34,951            36,540
 Other identified intangible
  assets, less accumulated
  amortization of $871 and
  $597 in 1994 and 1993,
  respectively...........................         462               715
                                         -------------     -------------

                                                35,413            37,255
                                         -------------     -------------

Total assets.............................$     178,322     $     163,740
                                         =============     =============

                      PPM S.A. and Legris Industries, Inc.

                             Combined Balance Sheets
                                   (continued)



                                                           December 31
                                                      1994             1993
                                                 -------------     -------------
                                                       (In thousands except
                                                          share amounts)

Liabilities and shareholders'
 equity Current liabilities:
  Trade accounts payable....................  $      43,963     $      35,052
  Due to affiliates.........................          6,200             3,027
  Product liability reserve.................          4,850             4,432
  Product warranty reserve..................          1,526               753
  Accrued expenses..........................         15,215            16,352
  Current portion of long-term debt and othe
    short-term borrowings...................         72,689            37,044
  Current portion of obligations
   under capital leases.....................            925               731
                                                 -------------     -------------

Total current liabilities...................        145,368            97,391

Long-term debt, less current portion........          5,851            28,331

Obligations under capital leases,
 less current portion.......................          2,896             3,308

Minority interest in subsidiaries...........          1,944             2,591

Shareholders' equity:
 Common stock of Legris
  Industries, Inc., $100 par value --
  authorized, issued and outstanding
  200 shares................................            ---               ---
 Common stock of PPM S.A.,
  100 French Francs ($19)
  par value -- authorized, issued and
  outstanding 1,265,544 shares..............            ---               ---
 Paid-in capital............................         90,491            81,209
 Accumulated deficit........................        (65,079)          (46,043)
 Foreign currency translation adjustments...         (3,149)           (3,047)
                                              -------------     -------------

Total shareholders' equity..................         22,263            32,119
                                              -------------     -------------

Total liabilities and shareholders' equity..  $     178,322     $     163,740
                                              =============     =============

See accompanying notes.

                      PPM S.A. and Legris Industries, Inc.

                        Combined Statements of Operations



                                               Year Ended December 31
                                          1994          1993         1992
                                       -----------  -----------   -----------
                                                   (In thousands)

Net Sales............................  $   179,695  $   191,236   $  236,088

Cost of products sold................     (155,129)    (175,072)    (197,243)

Selling, general and
 administrative expenses.............      (35,673)     (38,861)     (49,862)

Amortization of intangible assets....       (1,970)      (1,807)      (2,074)
                                       -----------  -----------   -----------

Loss from operations.................      (13,077)     (24,504)     (13,091)

Other income (expense):
     Interest income.................           48           11           30
     Interest expense................       (6,668)      (8,293)      (6,421)
     Insurance proceeds..............          ---        6,177        1,122
                                       -----------  -----------   -----------

                                            (6,620)      (2,105)      (5,269)
                                       -----------  -----------   -----------

Loss before income taxes
 and minority interest...............      (19,697)     (26,609)     (18,360)

Income tax (benefit) provision.......          (14)          30          917
                                       -----------  -----------   -----------

Loss before minority interest........      (19,683)     (26,639)     (19,277)

Minority interest in loss
 of consolidated subsidiaries........          647          946          424
                                       -----------  -----------   -----------

Net loss.............................  $   (19,036) $   (25,693)  $  (18,853)
                                       ===========  ===========   ===========



See accompanying notes.


                      PPM S.A. and Legris Industries, Inc.

                   Combined Statements of Shareholders' Equity



                                                                                          Foreign
                                                                                         Currency
                                Common Stock           Paid-In        Accumulated       Translation
                            Shares       Amount        Capital          Deficit         Adjustments         Total
                          -----------  -----------  -----------       -----------      -----------       -----------
                                                  (In thousands except share amounts)

Balance at
     December 31, 1991     1,265,744      $   ---   $   71,242        $   (1,497)      $      (62)        $  69,683

     Capital contribution        ---          ---        3,500               ---              ---             3,500
     Conversion of debt
         to paid-in capital      ---          ---        6,467               ---              ---             6,467
     Net loss.........           ---          ---          ---           (18,853)             ---           (18,853)
     Translation
        adjustment....           ---          ---          ---               ---           (2,443)           (2,443)
                          -----------  -----------  -----------       -----------      -----------       -----------

Balance at
     December 31, 1992     1,265,744          ---       81,209           (20,350)          (2,505)           58,354

     Net loss.........           ---          ---          ---           (25,693)             ---           (25,693)
     Translation
        adjustment....           ---          ---          ---               ---             (542)             (542)
                          -----------  -----------  -----------       -----------      -----------       -----------

Balance at
     December 31,1993.     1,265,744          ---       81,209           (46,043)          (3,047)           32,119

     Conversion of debt
        to paid-in capital       ---          ---        9,282               ---              ---             9,282
     Net loss.........           ---          ---          ---           (19,036)             ---           (19,036)
     Translation
        adjustment....           ---          ---          ---               ---             (102)             (102)
                          -----------  -----------  -----------       -----------      -----------       -----------

Balance at
     December 31, 1994     1,265,744      $   ---   $   90,491        $  (65,079)      $   (3,149)        $  22,263
                          ===========  ===========  ===========       ===========      ===========       ===========


See accompanying notes.

                      PPM S.A. and Legris Industries, Inc.

                        Combined Statements of Cash Flows

                                                Year Ended December 31
                                           1994          1993         1992
                                        -----------  -----------   -----------
                                                      (In thousands)
Operating activities
Net loss.............................. $   (19,036) $   (25,693)  $  (18,853)
Adjustments to reconcile
 net loss to net cash used
 in operating activities:
  Depreciation and amortization.......       6,088        5,661        6,013
  Changes in operating
   assets and liabilities:
    Accounts receivable...............      (9,305)      11,824       13,992
    Inventories.......................      (6,522)      20,562          513
    Prepaid expenses and other........      (1,407)       3,450        3,328
    Accounts payable..................       8,911      (14,911)     (20,660)
    Net amounts due to affiliates.....       3,009       (3,275)      (6,257)
    Product liability reserve.........         418          493       (3,123)
    Accrued expenses and
     product warranty reserve.........        (364)      (2,654)        (208)
                                       -----------  -----------   -----------

Net cash used in operating activities.     (18,208)      (4,543)     (25,255)

Investing activities
Purchases of property, plant
 and equipment........................        (718)      (1,683)      (5,398)
(Increase) decrease in other
 intangible assets....................        (128)          86         (247)
                                       -----------  -----------   -----------

Net cash used in investing activities.        (846)      (1,597)      (5,645)

Financing activities
Proceeds from revolving
 credit with banks and from
 notes payable to an
 affiliated company...................      27,141       51,280       28,573
Principal payments on revolving
 credit with banks and on
 notes payable to an
 affiliated company...................      (5,688)     (43,239)      (2,967)
Proceeds on other long-term debt......         347           76          749
Principal payments on
 other long-term debt.................         ---       (3,351)         ---
Payments on capital leases............        (218)        (160)         ---
Capital contribution..................         ---          ---        3,500
                                       -----------  -----------   -----------

Net cash provided by
 financing activities.................      21,582        4,606       29,855

Effect of exchange rate
 changes on cash......................      (1,094)         942         (461)
                                       -----------  -----------   -----------

Net increase (decrease) in
 cash and cash equivalents............       1,434         (592)      (1,506)
Cash and cash equivalents
 at beginning of period...............       2,152        2,744        4,250
                                       -----------  -----------   -----------

Cash and cash equivalents at
 end of period........................ $     3,586  $     2,152   $    2,744
                                       ===========  ===========   ===========

Supplemental disclosure of
 cash flow information

Cash paid for interest................ $     6,763  $     9,811   $    7,667
                                       ===========  ===========   ===========
Cash paid for income taxes............ $        74  $       948   $    2,015
                                       ===========  ===========   ===========

See accompanying notes.

                      PPM S.A. and Legris Industries, Inc.

                     Notes to Combined Financial Statements

                                December 31, 1994

                                 (In thousands)



1. Basis of Presentation and Description of Business

Basis of Presentation

As more fully described in Note 13, Terex Corporation ("Terex"), through its wholly owned subsidiary Terex Cranes, Inc. ("Terex Cranes"), completed the acquisition of substantially all of the common stock of PPM S.A. ("PPM Europe") and Legris Industries, Inc. ("PPM North America") on May 9, 1995. PPM North America together with PPM Europe collectively are referred to as "PPM" or "the Company". Prior to the acquisition, Legris Industries, Inc. was a wholly owned subsidiary of Groupe Legris Industries S.A., a French corporation, and PPM S.A. was owned 99.13% by Potain S.A., a majority owned subsidiary of Groupe Legris Industries S.A. ("Groupe Legris").

The accompanying combined financial statements were prepared on the basis of generally accepted accounting principles and include the combined financial position, results of operations and cash flows of the businesses of PPM as follows below (subsidiaries are 100% owned except as indicated). All significant intercompany balances have been eliminated.

PPM S.A.
        Brimont Agraire S.A.
        Bendini SpA
        PPM Krane GmbH
        Baulift Baumaschiunen and Krane Handels GmbH

Legris Industries, Inc.
        Potain Tower Cranes, Inc. (inactive)
        PPM Cranes, Inc. (92.4%)
        PPM of Australia Pty. Ltd. (92.4%)
        PPM Far East Pte. Ltd. (92.4%)


Description of Business

PPM designs, manufactures and markets mobile cranes and container stackers primarily in North America and Western Europe under the brand names of PPM, P&H (trademark of Harnischfeger Corporation) and BENDINI.


2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

For the purpose of reporting cash flows, cash and cash equivalents include cash on hand and overnight investments. Included in cash and cash equivalents is $512 at December 31, 1994 invested under repurchase agreements collateralized by U.
S. Treasury Notes. Securities pledged as collateral for repurchase agreements are held by the Company's custodian bank until maturity of the repurchase agreements. Provisions of the agreements ensure that the market value of this collateral is sufficient in the event of default; however, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral may be subject to legal proceedings.

                      PPM S.A. and Legris Industries, Inc.

                                 (In thousands)



2. Summary of Significant Accounting Policies (continued)

Accounts Receivable

The Company provides credit in the normal course of business and performs ongoing credit evaluation on certain of its customers' financial condition, but generally does not require collateral to support such receivable. Accounts receivable potentially exposes the Company to concentration of credit risk, because the Company's customers operate primarily in the construction industry. The Company also establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method for inventories held in the United States, by the first-in, first-out (FIFO) method for inventories of PPM of Australia Pty. Ltd and PPM Far East Pte. Ltd., and by the weighted average method for inventories of PPM S.A.

Property, Plant and Equipment

Additions and major replacements or improvements to property, plant and equipment are recorded at cost. Maintenance, repairs and minor replacements are charged to expense when incurred. Assets of PPM are depreciated using the straight-line method over their estimated useful lives.

Intangible Assets

The excess of cost over fair value of net assets of businesses acquired ("goodwill") is amortized on the straight-line method over a period of twenty years for Legris Industries, Inc. and fifteen years for PPM S.A. Other identified intangibles are primarily patents and organizational costs which are amortized over five years. The lives established for these assets are a composite of many factors; accordingly, the Company evaluates the continued appropriateness of these lives based upon the latest available economic factors and circumstances.

The carrying value of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Company's carrying value of the goodwill is reduced by the estimated shortfall of cash flows.

Product Warranty

PPM warrants that each finished machine is merchantable and free of defects in workmanship and material for a period of up to one year or a specified period of use. Warranty reserves have been established for estimated normal warranty costs and for specific problems known to exist on products in use.

Product Liability

Reserves for product liability have been established based upon historical loss experience for the estimated liability on incidents which have occurred but have not yet been reported and for the estimated liability for reported incidents.

                      PPM S.A. and Legris Industries, Inc.

                                 (In thousands)



2. Summary of Significant Accounting Policies (continued)

Income Taxes

Income taxes are provided using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"). Under FAS 109, the deferred tax liabilities and assets are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. A valuation allowance is recognized if it is more likely than not that some portion or all of a deferred tax asset will not be ultimately realized.

Revenue Recognition

Sales are recorded upon shipment or designation of specific goods for later shipment at customers' request with related risk of ownership passing to such customers.

Research and Development Costs

Company sponsored research and development costs related to both present and future products are expensed currently. Total expenditures for research and development for 1994, 1993 and 1992 were $2,669, $3,751 and $3,440, respectively.

Translation of Foreign Currencies

The local currencies of the Company's foreign operations have been determined to be the functional currencies in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation". Transactions in foreign currencies are translated into United States dollars at average rates of exchange prevailing during the period. Assets and liabilities denominated in foreign currencies are translated at the year end exchange rates and resulting translation adjustments are included as a separate component of shareholders' equity. Gains and losses on foreign currency transactions are recognized in earnings.

Shareholders' Equity

No amounts were paid as consideration for the issuance of common stock of PPM S.A. and Legris Industries, Inc. Accordingly, no amounts have been assigned to common stock in the financial statements.


3. Inventories

Inventories at December 31, 1994 and 1993 consist of the following:

                                       1994              1993
                                    ----------        ---------

Raw materials and parts............$   41,018        $   37,767
Work in process....................    15,139            11,275
Finished goods and subassemblies ..    13,091            14,103
Consigned inventory................       772               353
                                    ----------        ---------

                                   $   70,020        $   63,498
                                    ==========        =========

At December 31, 1994 and 1993, approximately $26,308 and $24,618 of inventories were valued using the LIFO method. These amounts are approximately equivalent to the corresponding FIFO values at December 31, 1994 and 1993.


4. Property, Plant and Equipment

Property, plant and equipment at December 31, 1994 and 1993 consists of the following:

                                         1994              1993
                                      ----------        ---------

Land and improvements............... $    2,080        $    2,242
Buildings...........................     21,273            20,181
Machinery and equipment.............     31,504            29,083
                                      ----------        ---------

                                         54,857            51,506
Less accumulated depreciation.......    (33,935)          (28,504)
                                      ----------        ---------

                                     $   20,922        $ 23,002
                                      ==========        =========


Depreciation  expense  for 1994,  1993 and 1992 was  $4,118,  $3,854 and $3,939,
respectively.


5. Debt

Debt at December 31, 1994 and 1993 consists of the following:

                                                         1994           1993
                                                      ----------      ---------
Non-interest bearing  promissory note
 payable to Harnischfeger  Corporation with
 annual  payments of $1,000 through
 April 10, 1996,  annual payments of $750
 beginning  April 10, 1997 through
 April 10, 2001 and quarterly  payments of
 $125 beginning April 10, 2001 through
 maturity on April 10, 2011.....................   $    6,331        $    6,776

Letter of credit with Credit Lyonnais
 bearing interest at U.S. Prime
 (8.5% at December 31, 1994) payable on demand....      4,700             7,100

Indebtedness to Groupe Legris bearing
 interest at 9% annually  maturing May 31,
 1996 with no scheduled principal payments
 prior to that date.............................          686               686

Indebtedness to Groupe Legris bearing
 interest at the Eurodollar  rate plus .5%
 (6.875% at December 31, 1994)
 payable on demand.............................        11,500               ---

Indebtedness to Groupe Legris bearing
 interest at the Eurodollar  rate plus .5%
 (6.875% at December 31, 1994) maturing
 December 31, 1996 with no scheduled
 principal payments prior to that date.........         6,000             6,000

Indebtedness to Groupe Legris bearing
 interest at the Eurodollar  rate plus .5%
 (6.875% at December 31, 1994) maturing
 April 10, 1996 with no scheduled
 principal payments prior to that date.........    $    3,000        $    3,000

Bank debt bearing interest at 10.75%..........            ---               179

Notespayable to Credit National bearing
 interest at rates  ranging from 8% to
 15.5% with maturities ranging from
 10 to 15 years.................................          815             1,154

Note payable to Credit CECA
 over 5 years at 9.32%..........................        2,170             1,968

Notes payable to Solirem bearing
 interest at 8.5% and
 10.24%, payable over 6 years...................          557               843

Note payable to Ministero
 del'Industria over 10 years at 8.37%...........          366               373

Note payable to Credito Romagnolo
 over 8 years at 10.93%.........................          295               292

Lines of credit due on demand
 with various banks, bearing
 interest at rates ranging from 5.8% to 7.4%....       37,857            33,753

Other...........................................        4,263             3,251
                                                    ----------        ---------

                                                       78,540            65,375
Less current portion............................       72,689            37,044
                                                    ----------        ---------

                                                   $    5,851        $   28,331
                                                    ==========        =========


Other than the note payable to Harnischfeger Corporation, all debt obligations were satisfied in connection with the acquisition by Terex in May of 1995 (see
Note 13). Accordingly, all debt obligations other than the long-term portion of the note payable to Harnischfeger Corporation have been classified as current.

The maturities of the note payable to the Harnischfeger Corporation for the five years following December 31, 1994 and thereafter are as follows:

             Year                                      Payments
           --------                                  -----------


             1995                                    $      480
             1996                                           520
             1997                                           312
             1998                                           338
             1999                                           366
          Thereafter                                      4,315
                                                     ----------

                                                     $    6,331
                                                     ==========

                      PPM S.A. and Legris Industries, Inc.

               Notes to Combined Financial Statements (continued)

                                 (In thousands)


6. Employee Benefit Plan

Domestically, PPM Cranes, Inc. has a defined contribution plan covering its U.S. employees. Under this plan, the Company matches a portion of an employee's contribution to the plan. PPM Europe also maintains government required fully funded retirement plans for its employees in France and Italy. For purposes of these financial statements, all domestic and PPM Europe employees are considered to have participated in a multi-employer pension plan as defined in Statement of Financial Accounting Standards No. 87 "Employer's Accounting for Pensions". For multi-employer plans, employers are required to recognize as net pension expense total contributions for the period. With respect to these plans, PPM recorded a net pension expense of $289 for 1994, $118 for 1993 and $82 for 1992.


7. Income Taxes

Effective January 1, 1992, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The adoption had no impact on the financial statements of the Company.

(Loss) income before income taxes and minority interest consisted of the following:

                                  1994              1993             1992
                                ---------        ---------         ---------

 Domestic...................  $    (7,346)     $   (11,179)      $    (4,269)
 Foreign....................      (12,351)         (15,430)          (14,091)
                                ---------        ---------         ---------

                              $   (19,697)     $   (26,609)      $   (18,360)
                                =========        =========         =========



Significant components of the provision for income taxes are as follows:

                             1994              1993             1992
                           ---------        ---------         ---------

Current
    Federal...........   $       ---      $        (5)      $       147
    Foreign...........             5               72               836
                           ---------        ---------         ---------

                                   5               67               983

Deferred:
    Federal...........           ---              ---               ---
    Foreign...........           (19)             (37)              (66)
                           ---------        ---------         ---------

                         $       (14)     $        30       $       917
                           =========        =========         =========


PPM has not provided U.S. and foreign income taxes on foreign undistributed earnings which are being retained indefinitely for reinvestment. The distribution of these earnings would result in additional foreign withholding taxes and additional U.S. Federal income taxes to the extent they are not offset by foreign tax credits, but it is not practicable to estimate the total tax liability that would be incurred upon such a distribution.

                      PPM S.A. and Legris Industries, Inc.

                                 (In thousands)



7. Income Taxes (continued)

The income tax (benefit) provision at the effective tax rate differed from the benefit at the statutory rate as follows:

                                            1994           1993         1992
                                          ---------     ---------     ---------

Computed tax (benefit) at expected
     statutory rate.................    $    (6,697)  $    (9,047)  $    (4,074)

State taxes.........................           (315)         (480)         (183)
Valuation allowance.................          4,695         8,823         4,431
Nondeductible goodwill..............            837           837           837
Adjustment of prior years' accruals.          1,548           ---           ---
Foreign tax rate differential.......            (82)         (103)          (94)
                                          ---------     ---------     ---------

Income tax (benefit) provision......    $       (14)  $        30   $       917
                                          =========     =========     =========


At December 31, 1994, PPM North America has net operating loss carryforwards for Federal income tax purposes of approximately $50,550 available to offset future taxable income, expiring from 1997 to 2008 if not used. PPM Europe has loss carryforwards of approximately $21,665 at December 31, 1994, including approximately $11,023 of carryforwards which have no fixed expiration date. The remaining carryforwards will expire beginning in 1995.

The differences between the loss carryforwards for financial reporting and income tax purposes result principally from differences between the income tax basis and the financial reporting basis allocated to the net assets acquired and differences in the methods of depreciating property, plant, and equipment. For financial reporting purposes, a valuation allowance equal to the entire benefit of the cumulative temporary differences and net operating loss carryforwards has been recognized to offset the net deferred tax assets. For substantially all of the valuation allowance for deferred tax assets, subsequently recognized tax benefits will be allocated to reduce goodwill resulting from the acquisition of PPM by Terex. Components of the Company's deferred taxes are as follows:

                                            1994             1993
                                         ----------        ---------

 Total deferred tax liabilities......   $    (3,030)      $   (1,113)

 Total deferred tax assets,
  principally net operating
  loss carryforwards.................        43,454           36,179

 Total valuation allowance...........       (40,424)         (35,066)
                                         ----------        ---------

 Net deferred taxes..................   $       ---       $      ---
                                         ==========        =========

                      PPM S.A. and Legris Industries, Inc.

                                 (In thousands)



8. Fair Value of Financial Instruments

The Company has estimated the fair value amounts of financial instruments as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", using available market information and appropriate valuation methodologies. The carrying amount of cash and cash equivalents, accounts receivable, other current assets, accounts payable and long-term debt are reasonable estimates of their fair value at December 31, 1994. However, considerable judgment is required in interpreting market data to develop the carrying amounts of fair value. Accordingly, the carrying amounts presented herein are not necessarily indicative of the amounts that the Company would realize in a current market exchange.


9. Leases

PPM has various lease agreements, primarily related to office space, production facilities, and office equipment, which are accounted for as operating leases. Certain leases have renewal options and provisions requiring PPM to pay maintenance, property taxes and insurance. Rent expense for 1994, 1993 and 1992 was $2,977, $2,433 and $3,401, respectively.

PPM Europe also leases buildings and machinery and equipment under capital leases with terms of 1 to 10 years. Capitalized lease obligations are calculated using interest rates appropriate at the inception of the lease. Amortization of assets under capital leases is included with depreciation expense. Property, plant and equipment includes the following amounts for leases that have been capitalized:

                                             1994             1993
                                          ----------        ---------

 Buildings.............................  $    1,810        $    1,642
 Machinery and equipment...............       5,124             3,700
                                          ----------        ---------

                                              6,934             5,342
 Less accumulated depreciation.........      (3,030)           (1,603)
                                          ----------        ---------

 Property, plant and equipment, net....  $    3,904        $    3,739
                                          ==========        =========

Future minimum rental payments, by year and in the aggregate, under capital leases and noncancellable operating leases as of December 31, 1994 are as follows:

                                             Capital         Operating
   Year                                      Leases           Leases
 ---------                                 ----------        ---------

  1995.....................................$    1,365       $    1,796
  1996.....................................     1,297            1,242
  1997.....................................     1,248              890
  1998.....................................       664              788
  1999.....................................       380              505
  2000 and thereafter......................     2,847              272
                                           ----------        ---------

  Total minimum lease payments.............$    7,801       $    5,493
                                                             =========
  Amount representing interest.............    (3,980)
                                           ----------

  Present value of minimum lease payments..$    3,821
                                           ==========

                      PPM S.A. and Legris Industries, Inc.

                                 (In thousands)



10. Commitments and Contingencies

PPM is involved in product liability and other lawsuits incident to the operation of its business. Insurance coverages are maintained for claims and lawsuits of this nature. At December 31, 1994 and 1993, the Company had a reserve of $4,850 and $4,432 related to product liability matters, including $200 at December 31, 1994 related to unasserted claims. Actual costs to be incurred in the future may vary from the estimates, given the inherent uncertainties in evaluating the outcome of claims and lawsuits of this nature. Although it is difficult to estimate the liability of the Company related to these matters, it is management's opinion that none of these lawsuits will have a materially adverse effect on the Company's combined financial position.

PPM North America is a defendant in a lawsuit initiated by the bankruptcy trustee for Century II GmbH, a former subsidiary of the Company, related to an increase in capital. The amount of the claim is for $6,000. Groupe Legris has indemnified the Company against all losses related to this claim.

PPM is contingently liable up to $1,027 with respect to financing arrangements and performance guarantees entered into with banks and between certain banks and certain dealers or customers of PPM.


11. Segment and Geographic Information

The Company  operates in one  business  segment,  designing,  manufacturing  and marketing mobile cranes and container stackers primarily in North America and Western Europe. Geographic data for the Company's operations are presented in the following table. Intercompany sales and expenses are eliminated in determining results for each operation.

                                  1994              1993             1992
                                ---------        ---------         ---------
Net sales to
 unaffiliated customers:
     North America..........  $    72,409      $    71,984       $    65,459
     Europe.................       92,175          112,673           155,587
                                ---------        ---------         ---------

                                  164,584          184,657           221,046

Sales to affiliates.........       15,111            6,579            15,042
                                ---------        ---------         ---------

                              $   179,695      $   191,236       $   236,088
                                =========        =========         =========

(Loss) from operations:
     North America..........  $    (5,466)     $    (9,729)      $    (3,130)
     Europe.................       (7,611)         (14,775)           (9,961)
                                ---------        ---------         ---------

     .......................  $   (13,077)     $   (24,504)      $   (13,091)
                                =========        =========         =========

Identifiable assets:
     North America..........  $    80,179      $    74,710       $    87,900
     Europe.................       98,143           89,030           122,683
                                ---------        ---------         ---------

                              $   178,322      $   163,740       $   210,583
                                =========        =========         =========

                      PPM S.A. and Legris Industries, Inc.

                                 (In thousands)



12. Related Party Transactions

PPM had transactions with Groupe Legris and certain of its subsidiaries as follows:

                                        1994          1993         1992
                                      ---------    ---------     ---------

Product sales and service revenues. $    15,111  $     6,579   $    15,042
Purchases of inventory.............      23,613       17,860        13,515
Interest expense...................       3,230        2,529         3,038
Other charges......................       4,493        2,772         4,333


13. Subsequent Events -- Acquisition by Terex and Financing Arrangements (unaudited)

On May 9, 1995, Terex, through its wholly-owned subsidiary Terex Cranes, completed the acquisition of 99.18% of the shares of PPM S.A., a societe anonyme ("PPM Europe"), from Potain S.A., a societe anonyme, and 100% of the capital stock of Legris Industries, Inc., a Delaware corporation which owns 92.4% of the capital stock of PPM Cranes, Inc., a Delaware corporation ("PPM North America") from Legris Industries S.A., a societe anonyme ("Legris France"). PPM North America together with PPM Europe collectively are referred to as "PPM". PPM designs, manufactures and markets mobile cranes and container stackers primarily in North America and Western Europe under the brand names of PPM, P&H (trademark of Harnischfeger Corporation) and BENDINI.

The purchase price, together with amounts needed to repay indebtedness of PPM required to be repaid in connection with the Acquisition, consisted of (i) approximately $92.6 million in cash and (ii) shares of Series A Redeemable Exchangeable Preferred Stock of Terex Cranes having an aggregate liquidation preference of approximately $25.9 million, subject to adjustment (the "Seller Preferred Stock"). The Seller Preferred Stock bears no dividend and is mandatorily redeemable in seven years and three months from the date of issuance. The Seller Preferred Stock may be redeemed at any time for cash (to the extent permitted pursuant to the provisions of the Indenture for Terex's 13 1/4% Senior Secured Notes due 2002) or, under certain circumstances for shares of common stock, par value $.01 per share (the "Cranes Common Stock"), of Terex Cranes. The purchase price is subject to adjustment calculated by reference to the consolidated net asset value of PPM as determined by an audit to be conducted following the consummation of the Acquisition. Terex Cranes has not yet reached agreement with the sellers about the amount of purchase price adjustment but, based on work performed, Terex Cranes believes that the amount of the Seller Preferred Stock could ultimately be reduced. In addition, the liquidation preference and the redemption price of the Seller Preferred Stock may be adjusted based upon the unit shipments of the mobile crane industry in Western Europe during the second and third years following the consummation of the Acquisition.

The funds for the cash portion of the purchase price and the repayment of debt of the acquired businesses were obtained from the private placement on May 9, 1995 to institutional investors of units consisting of Terex's 13 1/4% Senior Secured Notes due 2002 and common stock appreciation rights. The Senior Secured Notes are secured by substantially all of the assets of Terex and its domestic subsidiaries, including PPM North America, subject to security interests granted under the Credit Facility as described below, and by liens on certain assets of certain of Terex's foreign subsidiaries, including PPM Europe.

Simultaneously with the acquisition, Terex, PPM North America and certain other domestic subsidiaries of Terex entered into a Credit Facility which provides that the companies will be able to borrow (in the form of revolving loans and up to $15 million in outstanding letters of credit) up to $100 million, subject to borrowing base limitations. The Credit Facility is secured by substantially all of the companies domestic receivables and inventory (including PPM North America). The amount of borrowings is limited to the sum of the following: (i) 75% of the net amount of eligible receivables, as defined, of Terex's U.S. businesses other than Clark Material Handling Company ("CMHC") plus (ii) 70% of the net amount of CMHC eligible receivables, plus (iii) the lesser of 45% of the value of eligible inventory, as defined, or 80% of the appraised orderly liquidation value of eligible inventory, less (iv) any availability reserves established by the lenders. The Credit Facility expires May 9, 1998 unless extended by the lenders for one additional year. At the option of Terex, revolving loans may be in the form of prime rate loans bearing interest at the rate of l.75% per annum in excess of the prime rate and Eurodollar rate loans bearing interest at the rate of 3.75% per annum in excess of the adjusted Eurodollar rate.

                      PPM S.A. AND LEGRIS INDUSTRIES, INC.
                          UNAUDITED CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                                  (in millions)


                                                              January 1
                                                               through
                                                                May 9,
                                                            1995     1994

NET SALES ............................................   $  64.9  $  46.9
COST OF GOODS SOLD ...................................      66.6     40.1
Gross Profit .........................................      (1.7)     6.8
ENGINEERING, SELLING AND ADMINISTRATIVE EXPENSES......      14.1     10.7
Income (loss) from operations ........................     (15.8)    (3.9)
OTHER INCOME (EXPENSE):
Interest expense .....................................      (2.3)    (2.2)
Other income (expense) - net .........................      (2.3)     --
Loss before income taxes and minority interest .......     (20.4)    (6.1)
PROVISION FOR INCOME TAXES ...........................       --       --
Loss before minority interest ........................     (20.4)    (6.1)
Minority interest in loss of consolidated subsidiaries       --       0.2
NET LOSS  ...........................................    $ (20.4) $  (5.9)

                      PPM S.A. AND LEGRIS INDUSTRIES, INC.
                          UNAUDITED CONDENSED COMBINED
                                 BALANCE SHEETS
                       (in millions except share amounts)


                                                             May 9,
                                                         1995     1994
Assets:
Current assets:
Cash and cash equivalents ..........................   $   1.4 $    3.8
Trade accounts receivable, less allowances of $3.1
 and $2.3 in 1995 and 1994, respectively ...........      33.8     26.8
Due from affiliates.................................       1.6      1.8
Refundable taxes....................................       6.1      5.5
Inventories, net....................................      69.1     68.6
Other current assets................................      12.1     13.0
Total current assets................................     124.1    119.5

Property, plant and equipment, net..................      20.3     22.3

Intangible assets:
Cost in excess of net assets acquired, less
 accumulated amortization of $9.1 and $7.4 in
 1995 and 1994, respectively .......................      34.4     36.0
Other identified intangible assets, less accumulated
 amortization of $1.0 and $0.7 in 1995 and 1994,
 respectively ......................................       0.4      0.6
                                                          34.8     36.6

Total assets  ......................................   $ 179.2 $  178.4

                      PPM S.A. AND LEGRIS INDUSTRIES, INC.
                          UNAUDITED CONDENSED COMBINED
                                 BALANCE SHEETS
                       (in millions except share amounts)

                                   (continued)

                                                           May 9,
                                                       1995     1994
Liabilities and shareholders' equity
Current liabilities:
Trade accounts payable ............................  $  41.7  $  34.1
Due to affiliates .................................      7.8
                                                                 27.3
Product liability reserve .........................      4.5
                                                                  5.9
Product warranty reserve ..........................      1.4
                                                                  2.4
Accrued expenses...................................     15.2     16.1
Current portion of long-term debt
 and other short-term borrowings ..................     72.7     50.9
Other current liabilities .........................      0.7
                                                                  1.0
Total current liabilities..........................    166.2    115.5

Long-term debt, less current portion...............      5.9     28.3

Other liabilities and obligations
 under capital leases, less
 current portion ..................................      3.4      6.0

Minority interest in subsidiaries .................      1.9      2.4

Total liabilities .................................    177.4    152.2

Shareholders' equity:
Common stock of Legris Industries, Inc.,
 $100 par value -- authorized, issued
 and outstanding 200 shares .......................      --       --
Common stock of PPM S.A., 100 French Francs
 ($19) par value -- authorized, issued
 and outstanding 1,265,544 shares .................      --       --
Paid-in capital....................................     90.5     81.2
Accumulated deficit................................    (85.5)   (51.9)
Foreign currency translation adjustments...........     (3.2)    (3.1)
Total shareholders' equity.........................      1.8     26.2

Total liabilities and shareholders' equity ........  $  179.2 $ 178.4

                      PPM S.A. AND LEGRIS INDUSTRIES, INC.
                          UNAUDITED CONDENSED COMBINED
                             STATEMENT OF CASH FLOWS
                       (in millions except share amounts)


                                                        January 1 through May 9,
                                                             1995     1994
Net cash provided by operating activities ..............   $ (1.9) $ (12.0)

Investing activities
Purchases of property, plant and equipment .............      0.3      0.2

Financing activities
Proceeds from revolving credit with banks and from notes
payable to an affiliated company, net ..................      --      13.9
Payments on capital leases .............................     (0.1)    (0.1)
Net cash provided by financing activities ..............     (0.1)    13.8

Effect of exchange rate changes on cash ................     (0.5)    (0.4)

Net increase (decrease) in cash and cash equivalents ...     (2.2)     1.6
Cash at beginning of period ............................      3.6      2.2
Cash at end of period ..................................   $  1.4  $   3.8

Supplemental disclosure of cash flow information
Cash paid for interest .................................   $  2.3  $   2.3
Cash paid for income taxes .............................   $  --   $   --

                      PPM S.A. AND LEGRIS INDUSTRIES, INC.
                      NOTES TO UNAUDITED CONDENSED COMBINED
                              FINANCIAL INFORMATION


Basis of Presentation

The accompanying unaudited condensed combined financial information of PPM S.A. and Legris Industries, Inc. (collectively, "PPM") include the combined financial position, results of operations and cash flows of the businesses of PPM as follows below (subsidiaries are 100% owned except as indicated). All significant intercompany balances have been eliminated.

         PPM S.A.:
         --  Brimont Agraire S.A.
         --  Bendini SpA
         --  PPM Krane GmbH
         --  Baulift Baumaschinen and Krane Handels GmbH

         Legris Industries, Inc.
         --  Potain Tower Cranes, Inc. (inactive)
         --  PPM Cranes, Inc. (92.4%)
         --  PPM of Australia Pty. Ltd. (92.4%)
         --  PPM Far East Pte. Ltd. (92.4%)

                                TEREX CORPORATION

                         PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma condensed consolidated financial information of the Company gives effect to the PPM Acquisition and the Refinancing as described elsewhere in this Prospectus. The pro forma information is based on the historical statements of operations of the Company for the year ended December 31, 1995, giving effect to the PPM Acquisition and related financing transactions and adjustments as reflected in the accompanying notes.

On May 9, 1995, the Company completed the PPM Acquisition. The purchase price, together with amounts needed to repay indebtedness of PPM required to be repaid in connection with the PPM Acquisition, consisted of (i) approximately $92.6 million in cash and (ii) shares of Series A Redeemable Exchangeable Preferred Stock of Terex Cranes having an aggregate liquidation preference of approximately $26.1 million, subject to adjustment calculated by reference to the consolidated net asset value of PPM on the closing date of the PPM Acquisition. A private placement of $250 million of the Company's 13.25% Senior Secured Notes due 2002 provided the financing for the cash portion of the purchase price. Proceeds of the Senior Secured Notes and of a new domestic Credit Facility also provided funds for the refinancing of certain existing Company debt (the "Refinancing"), for transaction and acquisition costs and for working capital purposes.

The acquisition was accounted for using the purchase method, with the purchase price of the PPM Acquisition allocated to the assets acquired and liabilities assumed based upon their respective estimated fair values at the date of acquisition. The pro forma consolidated financial information reflects the Company's initial estimates of the purchase price allocation.

The unaudited pro forma consolidated financial information is not necessarily indicative of what the actual results of operations of the Company would have been for the period indicated, nor does it purport to represent the results of operations for future periods.



                                TEREX CORPORATION
                               UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (in millions except per share amounts)

                                          Terex
                                       Corporation                            Pro Forma            Pro Forma
                                           and             Business          Acquisition          Refinancing
                                      Subsidiaries         Acquired          Adjustments          Adjustments      Pro Forma

NET SALES.............................  $  1,030.2        $  64.9          $      0.0            $     0.0      $  1,095.1

COST OF GOODS SOLD....................       922.0           66.6                 0.7 (2a)             0.0           989.3
                                         ----------       --------         -----------           ----------       ---------

     Gross Profit.....................       108.2           (1.7)               (0.7)                 0.0           105.8

ENGINEERING, SELLING AND
     ADMINISTRATIVE EXPENSES..........        83.3           14.1                 0.0                  0.0            97.4

SEVERANCE AND EXIT
     CHARGES..........................         3.5            0.0                 0.0                  0.0             3.5
                                         ----------       --------         -----------           ----------       ---------

     Income (loss) from operations....        21.4          (15.8)               (0.7)                 0.0             4.9

OTHER INCOME (EXPENSE):
     Interest income..................         0.8            0.0                 0.0                  0.0             0.8
     Interest expense.................       (39.5)          (2.3)                1.8 (2b)            (5.7) (2d)     (45.7)
     Amortization of debt issuance costs      (2.3)           0.0                 0.0                 (0.2) (2d)      (2.5)
     Gain on sale of Fruehauf stock...         1.0            0.0                 0.0                  0.0             1.0
     Other income (expense) - net.....        (9.1)          (2.4)                0.0                  0.0           (11.5)
                                         ----------       --------         -----------           ----------       ---------

     Loss before extraordinary items
         and income taxes.............       (27.7)         (20.5)                1.1                 (5.9)          (53.0)

PROVISION FOR INCOME TAXES............         0.0            0.0                 0.0                  0.0             0.0
                                         ----------       --------         -----------           ----------       ---------
     Loss before
         extraordinary items..........       (27.7)         (20.5)                1.1                 (5.9)          (53.0)

LESS PREFERRED STOCK
     ACCRETION........................        (7.3)           0.0                (0.8) (2c)            0.0            (8.1)
                                         ----------       --------         -----------           ----------       ---------

LOSS BEFORE EXTRAORDINARY
     ITEMS APPLICABLE TO
     COMMON STOCK.....................   $   (35.0)       $ (20.5)         $      0.3            $    (5.9)       $  (61.1)
                                         ==========       ========         ===========           ==========       =========

PER SHARE.............................   $   (3.37)                                                               $  (5.89)
                                         ==========                                                               =========

AVERAGE NUMBER OF COMMON
     AND COMMON EQUIVALENT
     SHARES OUTSTANDING IN
     PER SHARE CALCULATION                    10.4                                                                    10.4
                                         ==========                                                               =========

                                TEREX CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1) The unaudited pro forma condensed consolidated financial information is presented for the years ended December 31, 1994 and 1995. The pro forma statements of operations reflect the consolidated operations of the Company combined with those of the acquired business assuming the PPM Acquisition and the Refinancing were consummated on January 1, 1994.

2)  The pro forma statement of operations adjustments are summarized as follows:

         a) Pro forma acquisition adjustments to "Cost of goods sold" represent the elimination of goodwill amortization of the business acquired and the amortization of goodwill resulting from the PPM Acquisition over 15 years.

         b) Pro forma acquisition adjustments to "Interest expense" represent the elimination of interest expense relating to debt repaid in connection with the PPM Acquisition or forgiven by the seller.

         c) Pro forma acquisition adjustments to "Preferred stock accretion" represent accretion on Terex Cranes redeemable preferred stock issued in the PPM Acquisition, assuming issuance as of January 1, 1994.

         d) The Refinancing provided the funds to finance the PPM Acquisition, as well as funds to refinance certain existing Company debt and pay refinancing and acquisition costs. The new Senior Secured Notes bear interest at 13.25% and are due May 15, 2002. The Credit Facility loans bear interest at 1.75% in excess of the prime rate or at 3.75% in excess of the adjusted eurodollar rate, at the Company's option
         (interest rate of 11%, including fees, assumed for pro forma presentation); the Credit Facility expires May 9, 1998. The pro forma adjustments to "Interest expense" and "Amortization of debt issuance costs" represent the incremental effects of the Refinancing:
              - The Company's old 13% senior secured notes and 13.5% senior subordinated notes are assumed to be repaid as of January 1, 1994, and the interest expense and related amortization of discount and issuance costs is eliminated. - The 13.25% new Senior Secured Notes are assumed to be issued and registered as of January 1, 1994 and interest expense and related amortization of discount and issuance costs is included. - The incremental amount borrowed under the Credit Facility at the time of the Refinancing is assumed to be outstanding from January 1, 1994 and interest is included thereon.

3) A pro forma condensed balance sheet is not presented herein because the PPM Acquisition is reflected in the Company's Consolidated Balance Sheet as of December 31, 1995. The estimated fair values of assets and liabilities acquired in the PPM Acquisition are summarized as follows (in millions):

Cash                                              $     1.0
Accounts receivable                                    33.8
Inventories                                            69.1
Other current assets                                   11.9
Property, plant and equipment                          20.5
Other assets                                            0.3
Goodwill                                               68.0
Accounts payable and other current liabilities        (86.6)
Other liabilities                                     (13.5)
                                                  ----------

                                                  $   104.5
                                                  ==========

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholder of PPM Cranes, Inc.


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations and shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of PPM Cranes, Inc. and its subsidiaries at December 31, 1995, and the results of their operations and their cash flows for the eight-month period then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Stamford, Connecticut
March 22, 1996

                                PPM Cranes, Inc.

                           Consolidated Balance Sheet

                       (in millions, except share amounts)


                                                            December 31,
                                                               1995
Assets
Current assets:
Cash ....................................................... $     0.5
Trade accounts receivable, less allowance of $0.5 ..........      11.9
Net inventories ............................................      25.0
Due from affiliates ........................................       1.0
Prepaid expenses and other current assets ..................       0.6

Total current assets .......................................      39.0

Property, plant and equipment, net .........................       3.9

Intangible assets:
Goodwill, less accumulated amortization of $1.4 ............      30.9
Other identified intangible assets,
  less accumulated amortization of $0.3 ....................       2.8

Total assets   ............................................. $    76.6


   The accompanying notes are an integral part of these financial statements.

                                PPM Cranes, Inc.

                           Consolidated Balance Sheet

                       (in millions, except share amounts)

                                   (continued)

                                                                December 31,
                                                                    1995
Liabilities and shareholders' deficit Current liabilities:
Trade accounts payable .....................................     $   5.5
Accrued product liability ..................................         6.3
Accrued product warranty ...................................         1.9
Accrued expenses ...........................................         4.1
Due to affiliates ..........................................         3.9
Due to Terex Corporation ...................................         2.1
Current portion of long-term debt ..........................         0.9

Total current liabilities ..................................        24.7

Non-current liabilities:
Long-term debt, less current portion .......................        54.0
Other non-current liabilities ..............................         1.0

Total non-current liabilities ..............................        55.0

Commitments and contingencies (Note 8)

Shareholders' deficit:
Common stock, Class A, $.01 par value -- authorized
8,000 shares;
issued and outstanding 5,000 shares ........................          --
Common stock, Class B, $.01 par value -- authorized
2,000 shares;
issued and outstanding 413 shares ..........................          --
Accumulated deficit ........................................        (3.2)
Foreign currency translation adjustments ...................         0.1

Total shareholders' deficit ................................        (3.1)

Total liabilities and shareholders' deficit ................     $  76.6


   The accompanying notes are an integral part of these financial statements.

                                PPM Cranes, Inc.

                      Consolidated Statement of Operations

                                  (in millions)



                                                         Eight Months Ended
                                                            December 31,
                                                                1995

Net sales ..............................................        $  57.1
Cost of products sold ..................................           49.4
Gross profit ...........................................            7.7
Engineering, selling and administrative expenses .......            5.8
Income from operations .................................            1.9
Interest expense .......................................            4.8
Amortization of debt issuance costs ....................            0.3
Loss before income taxes ...............................           (3.2)
Provision for income taxes .............................            0.0
Net loss ...............................................        $  (3.2)


   The accompanying notes are an integral part of these financial statements.

                                PPM Cranes, Inc.

                 Consolidated Statement of Shareholders' Deficit

                                  (in millions)



                                                             Foreign
                                                             Currency
                                      Common    Accumulated  Translation
                                      Stock     Deficit      Adjustments Total
Balance at May 9, 1995 .........     $  --       $  --       $  --      $  --

Net loss .......................        --         (3.2)        --        (3.2)
Translation adjustment .........        --          --          0.1        0.1

Balance at December 31, 1995 ...     $  --       $ (3.2)     $  0.1     $ (3.1)


   The accompanying notes are an integral part of these financial statements.

                                PPM Cranes, Inc.

                      Consolidated Statement of Cash Flows

                                  (in millions)

                                              Eight Months Ended
                                              December 31, 1995
Operating activities
Net loss .......................................   $ (3.2)
Adjustments to reconcile net income
 to net cash provided by operating activities:
Depreciation and amortization ..................      2.1
Changes in operating assets and liabilities:
Accounts receivable ............................     (3.3)
Net inventories ................................      2.7
Prepaid expenses and other current assets ......      0.4
Accounts payable ...............................     (1.2)
Net amounts due to affiliates ..................      3.2
Accrued product liability ......................     (1.6)
Accrued warranty ...............................      0.6
Accrued expenses ...............................      0.3
Other (net) ....................................      0.3

Net cash provided by operating activities ......      0.3

Investing activities
Purchases of property, plant and equipment .....     (0.2)

Financing activities
Effect of exchange rate changes on cash ........      0.1

Net increase in cash and cash equivalents ......      0.2
Cash at beginning of period ....................      0.3
Cash at end of period ..........................   $  0.5

Supplemental disclosure of cash flow information
Cash paid for interest .........................   $  --
Cash paid for income taxes .....................   $  --

   The accompanying notes are an integral part of these financial statements.

                                PPM Cranes, Inc.

                   Notes to Consolidated Financial Statements

                                December 31, 1995

                            (In millions of dollars)

1.       Description of the Business and Basis of Presentation

PPM Cranes, Inc. (the "Company" or "PPM") is engaged in the design, manufacture, marketing and worldwide distribution and support of construction equipment, primarily hydraulic and lattice boom cranes and related spare parts.

On May 9, 1995 (the "date of acquisition"), Terex Corporation, through its wholly-owned subsidiary Terex Cranes, Inc., completed the acquisition of all of the capital stock of Legris Industries, Inc., a Delaware Corporation which owns 92.4% of the capital stock of PPM Cranes, Inc. Terex Corporation and Terex Cranes, Inc., are both Delaware corporations.

The financial statements reflect Terex Corporation's basis in the assets and liabilities of the Company which was accounted for as a purchase transaction. As a result, the debt and goodwill associated with the acquisition have been "pushed down" to the Company's financial statements.


2.       Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries; PPM of Australia Pty. Ltd., and PPM Far East Private Ltd., a Singapore company. All material intercompany transactions and profits have been eliminated. During 1995, management closed the operations in PPM Far East Private Ltd.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method for domestic inventories and by the first-in, first-out (FIFO) method for inventories of foreign subsidiaries. Approximately 94% of consolidated inventories at December 31, 1995 are accounted for under the LIFO method.

Property, Plant and Equipment

Additions and major replacements or improvements to property, plant and equipment are recorded at cost. Maintenance, repairs and minor replacements are charged to expense when incurred. Assets of the Company are depreciated using the straight-line method over their estimated useful lives, which range from three to twenty years.

2.       Summary of Significant Accounting Policies (continued)

Excess of Cost Over Net Assets

Goodwill, representing the difference between the total purchase price and the fair value of assets (tangible and intangible) and liabilities at the date of acquisition, is amortized on a straight-line basis over fifteen years. Accumulated amortization is $1.4 at December 31, 1995. It is the Company's policy to periodically evaluate the carrying value of goodwill, and to recognize impairments when the estimated related future net operating cash flows is less than its carrying value. The amount of any impairment then recognized would be calculated as the difference between estimated future discounted cash flows and the carrying value of the goodwill.

Debt Issuance Costs

Debt issuance costs incurred by Terex Corporation in securing the financing related to acquiring the Company have been capitalized and are reflected in the financial statements. Capitalized debt issuance costs are amortized over the term of the related debt.

Product Liability and Warranty

The Company records accruals for potential warranty and product liability claims based on the Company's claim experience. Warranty costs are accrued at the time revenue is recognized. The Company provides self-insurance accruals for estimated product liability experience on claims and for claims anticipated to have been incurred which have not yet been reported. Prior to August 1, 1995, the Company maintained product liability insurance; therefore, the product liability accrual was equal to the estimated product liability less expected recoveries under insurance policies. Product liability payments, including expenses, are estimated to be approximately $2.0 per year.

Income Taxes

Income taxes are provided using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

The Company is a part of a group that files a consolidated income tax return. The method used to allocate income taxes to members of the group is one in which current and deferred income taxes are calculated on a separate return basis as if the Company had not been included in a consolidated income tax return with its parent. The tax benefit associated with the acquisition debt has been taken into account in the Company's tax provision.

2.       Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenue and costs are generally recorded when products are shipped and invoiced to either independently owned and operated dealers or to customers. Certain new units may be invoiced prior to the time customers take physical possession.
Revenue is recognized in such cases only when the customer has a fixed commitment to purchase the units, the units have been completed, tested and made available to the customer for pickup or delivery, and the customer has requested that the Company hold the units for pickup or delivery at a time specified by the customer in the sales documents. In such cases, the units are invoiced under the Company's customary billing terms, title to the units and risks of ownership pass to the customer upon invoicing, the units are segregated from the Company's inventory and identified as belonging to the customer and the Company has no further obligations under the order.

Foreign Currency Translation

Assets and liabilities of the Company's international operations are translated at year-end exchange rates. Income and expenses are translated at average exchange rates prevailing during the year. For operations whose functional currency is the local currency, translation adjustments are accumulated in the Cumulative Translation Adjustment component of Stockholders' Deficit. Gains or losses resulting from foreign currency transactions were not material in 1995.

Foreign Exchange Contracts

The Company uses foreign exchange contracts to hedge recorded balance sheet amounts related to certain international operations and firm commitments that create currency exposures. The Company does not enter into speculative contracts. Gains and losses on hedges of assets and liabilities are recognized in income as offsets to the gains and losses from the underlying hedged amounts. Gains and losses on hedges of firm commitments are recorded on the basis of the underlying transaction. At December 31, 1995 the Company had no material outstanding foreign exchange contracts.

Environmental Policies

Environmental expenditures that relate to current operations are either expensed or capitalized depending on the nature of the expenditure. Expenditures relating to conditions caused by past operations that do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial actions are probable, and the costs can be reasonably estimated. Such amounts were not material at December 31, 1995.

2.       Summary of Significant Accounting Policies (continued)

Research and Development Costs

Research and development costs are expensed as incurred. Such costs incurred in the development of new products or significant improvements to existing products are included in Engineering, Selling and Administrative Expenses and amounted to $0.1 in 1995.


3.       Inventories

Inventories at December 31, 1995 consist of the following:


                               1995

Raw materials and supplies   $   9.4
Work in process ..........       2.5
Replacement parts ........       8.6
Finished goods equipment .       4.5
                             $  25.0

At December 31, 1995 approximately 94% of inventories were valued using the LIFO method. The LIFO value is approximately equivalent to the corresponding FIFO value at December 31, 1995.


4.       Property, Plant and Equipment

Property, plant and equipment at December 31, 1995 consists of the following:


                                  1995

Property ....................   $  0.1
Plant .......................      1.6
Machinery and equipment .....      2.6
                                   4.3
Less accumulated depreciation      0.4
                                $  3.9


Depreciation expense for 1995 was $0.4.

5.       Long Term Debt


Long-term debt is summarized as follows:

13.25% Senior Secured Notes due May 15, 2002    $  49.4
Note payable ................................       5.5
Total long-term debt ........................      54.9
Current portion long-term debt ..............       0.9
Long-term debt less current portion .........   $  54.0

The Senior Secured Notes

On May 9, 1995, Terex Corporation issued $250 of Senior Secured Notes due May 15, 2002. The Senior Secured Notes were issued in conjunction with Terex Corporation's acquisition of substantially all of the capital stock of PPM Cranes, Inc. and P.P.M. S.A. and the refinancing of Terex Corporation's debt. Of the total amount $50 relates to the acquisition of substantially all of the capital stock of PPM Cranes, Inc. and has been included in the Company's balance sheet. Except in the event of certain asset sales, there are no principal repayment or sinking fund requirements prior to maturity. The notes bear interest at 13 3/4% per annum. Upon the earlier of (i) the consummation of an exchange offer or (ii) the effectiveness of a Shelf Registration Statement, the interest rate on the notes will decrease to 13 1/4% per annum.
Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Repayments of the Senior Secured Notes are guaranteed by certain domestic subsidiaries of Terex Corporation (the "Guarantors"), including PPM Cranes, Inc. The Senior Secured Notes are secured by a first priority security interest on substantially all of the assets of Terex Corporation and the Guarantors, other than cash and cash equivalents, except that as to accounts receivable and inventory and proceeds thereof, and certain related rights, such security shall be subordinated to liens securing obligations outstanding under any working capital or revolving credit facility secured by such accounts receivable and inventory. The indenture for the Senior Secured Notes places certain limits on Terex Corporation's ability to incur additional indebtedness; permit the existence of liens; issue, pay dividends on or redeem equity securities; sell assets; consolidate, merge or transfer assets to another entity; and enter into transactions with affiliates.

Note payable - Harnischfeger Corporation

The note payable to Harnischfeger Corporation is not interest bearing and is payable as follows:

 1996                 $   1.0
 1997                     0.8
 1998                     0.8
 1999                     0.8
 2000                     0.8
 Thereafter               5.7
                          9.9
 Imputed Interest        (4.4)
                      $   5.5

Schedule of debt maturities

Scheduled annual maturities of long-term debt outstanding at December 31, 1995 in the successive five-year period are summarized as follows:

                                       Pushed
                         Harnischfeger  Down
                             Debt       Debt     Total

 1996                  $       1.0  $     0.0  $    1.0
 1997                          0.8        0.0       0.8
 1998                          0.8        0.0       0.8
 1999                          0.8        0.0       0.8
 2000                          0.8        0.0       0.8
 Thereafter                    5.7       49.4      55.1
                               9.9       49.4      59.3
     Imputed Interest         (4.4)       0.0      (4.4)
                       $       5.5  $    49.4  $   54.9

6.       Employee Benefit Plan

The Company participates in a defined contribution plan which is sponsored by Terex Corporation. The plan covers U.S. employees. Under the plan, the Company matches a portion of an employee's contribution to the plan. The related expense to the Company was $0.1 for 1995.


7.       Income Taxes

The components of income (loss) before income taxes consisted of the following:


                         1995

Domestic .............. $ (3.6)
Foreign ...............    0.4
                        $ (3.2)

The Company has no provision for federal, foreign and state income taxes (benefit).

The Company has not provided deferred taxes on $1.0 of cumulative undistributed earnings of foreign subsidiaries as of December 31, 1995 as these earnings will be either permanently re-invested or remitted substantially free of additional income tax.

Deferred tax assets and liabilities result from differences in the basis of assets and liabilities for tax and financial statements purposes. In accordance with SFAS No. 109, "Accounting for income taxes," a valuation allowance fully offsetting the net deferred tax asset, has been recognized. The tax effects of the basis differences and Net Operating Loss ("NOL") carryforward as of December 31, 1995 are summarized below:


                                           1995
Total deferred tax liabilities .......   $  (0.2)

Inventory ............................       2.4
Product liability ....................       2.2
Other ................................       0.9
NOL carryforwards ....................      18.1
Total deferred tax assets ............      23.6

Deferred tax asset valuation allowance     (23.4)
Net deferred taxes   .................   $   0.0

The valuation allowance for deferred tax assets at acquisition date, May 9, 1995, was $22.7. Any future reduction of this valuation allowance attributable to the pre-acquisition period will reduce goodwill. The net change in the valuation allowance for the current year was an increase of $0.7.

At December 31, 1995, the Company has loss carryforwards for federal income tax purposes of approximately $51.7 available to offset future taxable income. The expiration of the Company's loss carryforwards are as follows:

          Year Expiring                   Amount

              2004                       $ 21.9
              2005                          0.8
              2006                          5.8
              2007                         16.3
              2008                          5.8
              2009                          0.0
              2010                          1.1
             Total                       $ 51.7

The utilization of approximately $50.7 of loss carryforwards is limited annually, as a result of an "ownership change" (as defined by Section 382 of the Internal Revenue code), which occurred in 1995. Further, the use of these pre-acquisition losses is limited to future taxable income of PPM Cranes.

The Company's provision for income taxes is different from the amount which would be provided by applying the statutory federal income tax rate to the Company's loss before income taxes. The reasons for the difference are summarized below:

Statutory federal income tax rate ...............   $ (1.1)
Utilization of foreign NOLs .....................     (0.1)
Goodwill ........................................      0.5
NOL and basis differences with no current benefit      0.7
Total provision for income taxes ................   $  0.0

There were no income taxes paid during 1995.

8.       Commitments and Contingencies

The Company has various lease agreements, primarily related to office space, production facilities, and office equipment, which are accounted for as operating leases. Certain leases have renewal options and provisions requiring the Company to pay maintenance, property taxes and insurance. Rent expense for 1995 was $0.6.

Future minimum payments under noncancelable operating leases at December 31, 1995 are as follows:

1996                    $  0.8
1997                       0.7
1998                       0.6
1999                       0.4
Thereafter                 0.0
                        $  2.5

The Company is involved in product liability and other lawsuits incident to the operation of its business. Insurance with third parties is maintained for certain of these items. It is management's opinion that none of these lawsuits will have a materially adverse effect on the Company's financial position.

9. Foreign Operations

Summarized financial data relating to the foreign subsidiaries included in the accompanying consolidated financial statements at December 31, 1995 are as follows:

Assets ...............  $  4.8
Liabilities ..........  $  2.5
Net loss .............  $  0.5

Assets and liabilities of the Company's foreign subsidiaries are translated into United States dollars at year-end exchange rates. Adjustments resulting from the translation of financial statements of the foreign subsidiaries and translation gains or losses related to long-term intercompany investments are included in the foreign currency translation adjustments account in shareholders' deficit.


10. Related Party Transactions

During the eight months ended December 31, 1995 the Company had transactions with various unconsolidated affiliates as follows:

Product sales and service revenues   $  1.2
Management fee expense ...........   $  0.7
Interest expense .................   $  4.8

Included in management fee expense are expenses paid by Terex Corporation on behalf of the Company (e.g. Legal, Treasury and Tax Expense).

                                PPM CRANES, INC.

            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (in millions)

                                                 For the Three
                                                  Months Ended
                                                 March 31, 1996

Net sales ......................................   $  25.0
Cost of goods sold .............................      21.3
Gross profit ...................................       3.7
Engineering, selling and administrative expenses       2.2
Income from operations .........................       1.5
Other income (expense):
Interest expense ...............................      (1.8)
Amortization of debt issuance costs ............      (0.1)
Loss before income taxes .......................      (0.4)
Provision for income taxes .....................       --
NET LOSS  ......................................   $  (0.4)


   The accompanying notes are an integral part of these financial statements.

                                PPM CRANES, INC.

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                       (in millions, except share amounts)

                                                      March 31, 1996
ASSETS
Current assets:
Cash and cash equivalents .........................   $      0.2
Trade accounts receivables
 (less allowance of $0.5)..........................         17.4
Net inventories....................................         25.8
Due from affiliates ...............................          1.2
Prepaid expenses and other current assets .........          0.2

Total current assets ..............................         44.8

Property, plant and equipment - net ...............          3.8
Goodwill - net.....................................         30.4
Other identified intangible assets - net ..........          2.7

Total assets ......................................   $     81.7

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Trade accounts payable ............................   $      7.8
Accrued product liability and product warranty ....          8.5
Accrued expenses ..................................          4.0
Due to affiliates .................................          6.8
Due to Terex Corporation ..........................          3.1
Current portion of long-term debt .................          0.9

Total current liabilities .........................         31.1

Non-current liabilities:
Long-term debt, less current portion ..............         54.1
Other non-current liabilities .....................          0.1
Total non-current liabilities .....................         54.2

Commitments and contingencies

Shareholders' deficit
Common stock, Class A, $.01 par value
 - authorized 8,000 shares;
 issued and outstanding 5,000 shares...............          --
Common stock, Class B, $.01 par value
 - authorized 2,000 shares;
 issued and outstanding 413 shares ................          --
Accumulated deficit................................         (3.6)
Foreign currency translation adjustment ...........          --

Total shareholders' deficit .......................         (3.6)

Total liabilities and shareholders' deficit .......   $     81.7


   The accompanying notes are an integral part of these financial statements.

                                PPM CRANES, INC.

            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (in millions)

                                                                  For the
                                                                   Three
                                                                  Months
                                                                   Ended
                                                                  March 31,
                                                                    1996
OPERATING ACTIVITIES
Net loss ......................................................   $ (0.4)
Adjustments to reconcile net income (loss)
 to cash used in operating activities:
Depreciation and amortization..................................      0.7
Changes in operating assets
and liabilities:
Trade accounts receivable .....................................     (5.5)
Net inventories ...............................................     (0.8)
Prepaid expenses and other current assets .....................      0.4
Trade accounts payable ........................................      2.3
Net amounts due to affiliates .................................      3.7
Accrued product liability and product warranty ................      0.3
Accrued expenses ..............................................     (0.1)
Other, net ....................................................     (0.8)
Net cash used in operating activities .........................     (0.2)

INVESTING ACTIVITIES
Net cash provided by investing activities......................      --

FINANCING ACTIVITIES
Net cash provided by financing activities......................      --

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS ..     (0.1)
NET DECREASE IN CASH AND CASH EQUIVALENTS .....................     (0.3)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ..............      0.5
CASH AND CASH EQUIVALENTS AT END OF PERIOD  ...................   $  0.2



   The accompanying notes are an integral part of these financial statements.

                                PPM Cranes, Inc.

              Notes to Condensed Consolidated Financial Statements

                                 March 31, 1996

                     (In millions unless otherwise denoted)


1.       Description of the Business and Basis of Presentation

PPM Cranes, Inc. (the "Company" or "PPM") is engaged in the design, manufacture, marketing and worldwide distribution and support of construction equipment, primarily hydraulic and lattice boom cranes and related spare parts.

On May 9, 1995 (the "date of acquisition"), Terex Corporation, through its wholly-owned subsidiary Terex Cranes, Inc., completed the acquisition of all of the capital stock of Legris Industries, Inc., a Delaware Corporation which owns 92.4% of the capital stock of PPM Cranes, Inc. Terex Corporation and Terex Cranes, Inc., are both Delaware corporations.

The condensed consolidated financial statements reflect Terex Corporation's basis in the assets and liabilities of the Company which was accounted for as a purchase transaction. As a result, the debt and goodwill associated with the acquisition have been "pushed down" to the Company's financial statements.

In the opinion of management, all adjustments considered necessary for a fair presentation have been made. Such adjustments consist only of those of a recurring nature. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.


2.       Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries; PPM of Australia Pty. Ltd., and PPM Far East Private Ltd., a Singapore company. All material intercompany transactions and profits have been eliminated. During 1995, management closed the operations in PPM Far East Private Ltd.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method for domestic inventories and by the first-in, first-out (FIFO) method for inventories of foreign subsidiaries.

Property, Plant and Equipment

Additions and major replacements or improvements to property, plant and equipment are recorded at cost. Maintenance, repairs and minor replacements are charged to expense when incurred. Assets of the Company are depreciated using the straight-line method over their estimated useful lives, which range from three to twenty years.

Excess of Cost Over Net Assets

Goodwill, representing the difference between the total purchase price and the fair value of assets (tangible and intangible) and liabilities at the date of acquisition, is amortized on a straight-line basis over fifteen years. It is the Company's policy to periodically evaluate the carrying value of goodwill, and to recognize impairments when the estimated related future net operating cash flows is less than its carrying value. The amount of any impairment then recognized would be calculated as the difference between estimated future discounted cash flows and the carrying value of the goodwill.

Debt Issuance Costs

Debt issuance costs incurred by Terex Corporation in securing the financing related to acquiring the Company have been capitalized and are reflected in the financial statements. Capitalized debt issuance costs are amortized over the term of the related debt.

Product Liability and Warranty

The Company records accruals for potential warranty and product liability claims based on the Company's claim experience. Warranty costs are accrued at the time revenue is recognized. The Company provides self-insurance accruals for estimated product liability experience on claims and for claims anticipated to have been incurred which have not yet been reported. Prior to August 1, 1995, the Company maintained product liability insurance; therefore, the product liability accrual was equal to the estimated product liability less expected recoveries under insurance policies.

Income Taxes

Income taxes are provided using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

The Company is a part of a group that files a consolidated income tax return. The method used to allocate income taxes to members of the group is one in which current and deferred income taxes are calculated on a separate return basis as if the Company had not been included in a consolidated income tax return with its parent. The tax benefit associated with the acquisition debt has been taken into account in the Company's tax provision.

Revenue Recognition

Revenue and costs are generally recorded when products are shipped and invoiced to either independently owned and operated dealers or to customers. Certain new units may be invoiced prior to the time customers take physical possession.
Revenue is recognized in such cases only when the customer has a fixed commitment to purchase the units, the units have been completed, tested and made available to the customer for pickup or delivery, and the customer has requested that the Company hold the units for pickup or delivery at a time specified by the customer in the sales documents. In such cases, the units are invoiced under the Company's customary billing terms, title to the units and risks of ownership pass to the customer upon invoicing, the units are segregated from the Company's inventory and identified as belonging to the customer and the Company has no further obligations under the order.

Foreign Currency Translation

Assets and liabilities of the Company's international operations are translated at year-end exchange rates. Income and expenses are translated at average exchange rates prevailing during the year. For operations whose functional currency is the local currency, translation adjustments are accumulated in the Cumulative Translation Adjustment component of Shareholders' Deficit.

Foreign Exchange Contracts

The Company uses foreign exchange contracts to hedge recorded balance sheet amounts related to certain international operations and firm commitments that create currency exposures. The Company does not enter into speculative contracts. Gains and losses on hedges of assets and liabilities are recognized in income as offsets to the gains and losses from the underlying hedged amounts. Gains and losses on hedges of firm commitments are recorded on the basis of the underlying transaction.

Environmental Policies

Environmental expenditures that relate to current operations are either expensed or capitalized depending on the nature of the expenditure. Expenditures relating to conditions caused by past operations that do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial actions are probable, and the costs can be reasonably estimated.

Research and Development Costs

Research and development costs are expensed as incurred. Such costs incurred in the development of new products or significant improvements to existing products are included in Engineering, Selling and Administrative Expenses.

3.       Inventories

Inventories at March 31, 1996 consist of the following:

Raw materials and supplies   $  10.8
Work in process ..........       0.5
Replacement parts ........       8.7
Finished goods equipment .       5.8
                             $  25.8

The LIFO value is approximately equivalent to the corresponding FIFO value at March 31, 1996.


4.       Property, Plant and Equipment

Net property, plant and equipment at March 31, 1996 consists of the following:

Property, plant and equipment .....   $  4.1
Less accumulated depreciation .....     (0.3)
Net property, plant and equipment..   $  3.8


5.      Contingencies

The Company is involved in product liability and other lawsuits incident to the operation of its business. Insurance with third parties is maintained for certain of these items. It is management's opinion that none of these lawsuits will have a materially adverse effect on the Company's financial position.

                              Financial Statements

                                PPM Cranes, Inc.

                       Three years ended December 31, 1994
                       with Report of Independent Auditors





                                PPM Cranes, Inc.

                        Consolidated Financial Statements

                       Three years ended December 31, 1994


                                    Contents

Report of Independent Auditors                          1

Audited Consolidated Financial Statements

Consolidated Balance Sheets                             2
Consolidated Statements of Operations                   4
Consolidated Statements of Shareholders' Equity         5
Consolidated Statements of Cash Flows                   6
Notes to Consolidated Financial Statements              7



                         Report of Independent Auditors


The Board of Directors and Shareholders
PPM Cranes, Inc.

We have audited the accompanying consolidated balance sheets of PPM Cranes, Inc. as of December 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of PPM of Australia Pty. Ltd., a wholly-owned subsidiary, which statements reflect total assets of 3.5% and 3.0T as of December 31, 1994 and 1993, respectively, and total revenues of 5.3%, 4.2% and 5.5% for each of the three years in the period ended December 31, 1994. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for PPM of Australia Pty. Ltd. is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PPM Cranes, Inc. at December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.



Greenville, South Carolina
August 22, 1995



                                PPM Cranes, Inc.

                           Consolidated Balance Sheets


                                                  December 31
                                              1994        1993
                                            (In thousands of dollars
                                              except share amounts)
Assets
Current Assets:
 Cash and cash equivalents ...............   $ 2,124   $   850
 Trade accounts receivable, less
  allowance of $268 and $429 in
  1994 and 1993, respectively ............    10,293     5,827
 Due from affiliates .....................       185       633
 Inventories .............................    27,523    25,446
 Prepaid expenses and other current assets       897       911
                                             -------   -------
Total current assets .....................    41,022    33,667

Property, plant, and equipment, net ......     4,550     4,606

Intangible assets:
 Cost in excess of net assets acquired,
  less accumulated amortization of
  $8,739 and $6,592 in 1994 and 1993,
  respectively ...........................    36,852    38,999
 Other identified intangible assets,
  less accumulated amortization of $731
  and $502 in 1994 and 1993, respectively        413       642
                                             -------   -------
                                              37,265    39,641
                                             -------   -------
Total assets .............................   $82,837   $77,914
                                             =======   =======

                                                 December 31
                                           1994              1993
                                           (In thousands of dollars
                                             except share amounts)
Liabilities and shareholders' equity
 Current liabilities:
 Trade accounts payable .................   $  5,518    $  5,655
 Due to affiliates ......................      4,526       2,373
 Product liability reserve ..............      4,850       4,432
 Product warranty reserve ...............        616         299
 Accrued interest .......................      1,610       1,157
 Accrued expenses .......................      1,884       1,208
 Bank overdraft .........................        350         113
 Current portion of long-term debt ......     32,155         150
                                            --------    --------
Total current liabilities ...............     51,509      15,387

Long-term debt, less current portion ....      5,851      28,927

Shareholders' equity:
 Common stock, Class A, $.01 par value
  -- authorized 8,000 shares;
  issued and outstanding 5,000 shares ...       --          --
 Common stock, Class B, $.01 par value
  -- authorized 2,000 shares;
  issued and outstanding 413 shares .....       --          --
 Additional paid-in capital .............     52,782      52,782
 Accumulated deficit ....................    (27,274)    (18,791)
 Foreign currency translation adjustments        (31)       (391)
                                            --------    --------
Total shareholders' equity ..............     25,477      33,600
                                            --------    --------
Total liability and shareholders' equity    $ 82,837    $ 77,914
                                            ========    ========
See accompanying notes


                                PPM Cranes, Inc.

                      Consolidated Statements of Operations

                                         Year Ended December 31
                                      1994         1993         1992
                                         (In thousands of dollars)

Net sales .......................   $ 74,814    $ 74,125    $ 69,797
Cost of products sold ...........     65,470      68,581      58,584
Selling, general, and
 administrative expenses ........     12,990      13,545      12,319
Amortization of intangible assets      2,376       2,397       2,550
                                    --------    --------    --------
Loss from operations ............     (6,022)    (10,398)     (3,656)
Other (income) expense:
 Interest expense ...............      2,509       2,021       1,777
 Interest income ................        (48)        (12)        (28)
                                    --------    --------    --------
Loss before income taxes ........     (8,483)    (12,407)     (5,405)
Income tax (benefit) provision ..       --            (5)        147
                                    --------    --------    --------
Net loss ........................   $ (8,483)   $(12,402)   $ (5,552)
                                    ========    ========    ========
See accompanying notes


                                PPM Cranes, Inc.

                 Consolidated Statements of Shareholders' Equity


                                                                                                                Foreign
                                         Additional  Accumu-    Currency
                         Common Stock     Paid-in    lated    Translation
                       Shares   Amount    Capital    Deficit   Adjustments  Total
                             (In thousands of dollars, except share amounts)
Balance at
 December 31, 1991      5,000   $--     $ 49,282   $   (837)   $    (62)   $ 48,383

  Issuance of
   common stock
   -- Class B ....        413    --        3,500       --          --         3,500
  Net loss .......       --      --         --       (5,552)       --        (5,552)
  Translation
   adjustment for
   period ........       --      --         --         --          (295)       (295)
                     --------   -----   --------   --------    --------    --------
Balance at
 December 31, 1992      5,413    --       52,782     (6,389)       (357)     46,036

  Net loss .......       --      --         --      (12,402)       --       (12,402)
  Translation
   adjustment ....       --      --         --         --           (34)        (34)
                     --------   -----   --------   --------    --------    --------
Balance at
 December 31, 1993      5,413    --       52,782    (18,791)       (391)     33,600

  Net loss .......       --      --         --       (8,483)       --        (8,483)
  Translation
   adjustment ....       --      --         --         --           360         360
                     --------   -----   --------   --------    --------    --------
Balance at
 December 31, 1994      5,413   $--     $ 52,782   $(27,274)   $    (31)   $ 25,477
                     ========   =====   ========   ========    ========    ========


                                PPM Cranes, Inc.

                      Consolidated Statements of Cash Flows

                                                    Year Ended December 31
                                                1994        1993          1992
                                                   (In thousands of dollars)

Operating activities

Net loss ...................................   $ (8,483)   $(12,402)   $ (5,552)
Adjustments to reconcile net income
 to net cash used in operating
 activities:
  Depreciation and amortization ............      3,144       3,211       3,225
  Changes in operating assets and
   liabilities:
   Accounts receivable .....................     (4,466)        927       4,415
   Inventories .............................     (2,077)      7,455      (2,139)
   Prepaid expenses and other ..............         14        (135)       (567)
   Accounts payable ........................       (137)       (174)     (1,070)
   Net amounts due to affiliates ...........      2,601        --          --
   Product liability reserve ...............        418         493      (3,123)
   Product warranty reserve ................        317        (117)       (433)
   Accrued expenses ........................      1,129        (471)       (968)
                                               --------    --------    --------
Net cash used in operating activities ......     (7,540)     (1,213)     (6,212)

Investing activities

Purchases of property, plant,
 and equipment .............................       (712)     (1,061)     (1,271)
Increase in other intangible assets ........       --          --          --
                                               --------    --------    --------
Net cash used in investing activities ......       (712)     (1,061)     (1,632)

Financing activities

Proceeds from revolving credit
 with banks ................................        237      35,028       8,999
Principal payments on revolving
 credit with banks .........................       (179)    (35,409)     (8,631)
Proceeds from notes payable to
 parent company ............................     20,408      10,025       3,142
Principal payments on notes payable
 to parent company .........................    (11,300)     (6,925)       --
Proceeds from sale of common stock .........       --          --         3,500
                                               --------    --------    --------
Net cash provided by financing
 activities ................................      9,166       2,719       7,010
Effect of exchange rate changes on cash ....        360         (34)        (57)
                                               --------    --------    --------
Net increase (decrease) in cash
 and cash equivalents ......................      1,274         411        (891)
Cash and cash equivalents at
 beginning of period .......................        850         439       1,330
                                               --------    --------    --------
Cash and cash equivalents at
 end of period .............................   $  2,124    $    850    $    439
                                               ========    ========    ========

Supplemental disclosure of cash flow
 information

Cash paid for interest .....................   $  2,203    $  2,024    $  1,974
                                               ========    ========    ========

Cash paid for income taxes .................   $   --      $    130    $    100
                                               ========    ========    ========

See accompanying notes.



                                PPM Cranes, Inc.

                   Notes to Consolidated Financial Statements

                                December 31, 1994

                            (In thousands of dollars)


1. Basis of Presentation and Description of Business

Basis of Presentation

As more fully described in Note 13 (unaudited), Terex Corporation ("Terex"), through its wholly owned subsidiary Terex Cranes, Inc. ("Terex Cranes"), completed the acquisition of substantially all of the common stock of Legris Industries, Inc. ("Legris"), a Delaware corporation on May 9,1995. Prior to the acquisition, PPM Cranes, Inc. ("the Company"), a Delaware corporation, was owned 92.4% by Legris, which in turn was wholly owned by Legris Industries S.A., a French corporation. The remaining 7.6% of the Company is owned by Harnischfeger Corporation from whom the business was purchased in 199 1.

The Company has two classes of capital stock issued and outstanding - common Class A and common Class B. These are equal in all respects except that Class B (to be issued exclusively toHamischfeger Corporation) is entitled to elect one director and Class A is entitled to elect the remaining directors.

The accompanying consolidated financial statements were prepared on the basis of generally accepted accounting principles and include the consolidated financial position, results of operations and cash flows of the Company and its wholly owned subsidiaries, PPM of Australia Pty. Ltd. and PPM Far East Pte. Ltd. All significant intercompany balances have been eliminated.

Description of Business

The Company operates in one business segment - the design, manufacture, marketing and worldwide distribution and support of construction equipment, primarily hydraulic and lattice boom cranes and related spare parts.

Cash and Cash Equivalents

For the purpose of reporting cash flows, cash and cash equivalents include cash on hand and overnight investments. Included in cash and cash equivalents is $512 at December 31, 1994 invested under repurchase agreements collateralized by U.
S. Treasury Notes. Securities pledged as collateral for repurchase agreements are held by the Company's custodian bank until maturity of the repurchase agreements. Provisions of the agreements ensure that the market value of this collateral is sufficient in the event of default; however, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral may be subject to legal proceedings.


2. Summary of Significant Accounting Policies

Accounts Receivable

The Company provides credit in the normal course of business and performs ongoing credit evaluation on certain of its customers' financial condition, but generally does not require collateral to support such receivable. Accounts receivable potentially exposes the Company to concentration of credit risk, because the Company's customers operate primarily in the construction industry. The Company also establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method for domestic inventories and by the first-in, first-out (FIFO) method for inventories of foreign subsidiaries.

Property, Plant and Equipment

Additions and major replacements or improvements to property, plant and equipment are recorded at cost. Maintenance, repairs and minor replacements are charged to expense when incurred. Assets of the Company are depreciated using the straight-line method over their estimated useful lives.

Intangible Assets

The excess of cost over fair value of net assets of businesses acquired ("goodwill") is amortized on the straight-line method over a period of twenty years. Other identified intangibles are primarily organizational costs which are amortized over five years. The lives established for these assets are a composite of many factors; accordingly, the Company evaluates the continued appropriateness of these lives based upon the latest available economic factors and circumstances.

The carrying value of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Company's carrying value of the goodwill is reduced by the estimated shortfall of cash flows.

Product Warranty

The Company warrants that each finished machine is merchantable and free of defects in workmanship and material for a period of up to one year or a specified period of use. Warranty reserves have been established for estimated normal warranty costs and for specific problems known to exist on products in use.

Product Liability

Reserves for product liability have been established based upon historical loss experience for the estimated liability on incidents which have occurred but have not yet been reported and for the estimated liability for reported incidents.

Income Taxes

Income taxes are provided using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"). Under FAS 109, the deferred tax assets and liabilities are determined based on temporary differences between the basis of certain assets and liabilities for income tax and financial reporting purposes.

The Company is a part of a group that files a consolidated income tax return. The method used to allocate income taxes to members of the group is one in which current and deferred income taxes are allocated on a separate return basis as if the Company had not been included in a consolidated income tax return with its parent.

Revenue Recognition

Sales are recorded upon shipment or designation of specific goods for later shipment at customers' request with related risk of ownership passing to such customers.

Research and Development Costs

Company sponsored research and development costs related to both present and future products are expensed currently. Total expenditures for research and development for 1994, 1993 and 1992 were $1,576, $1,937 and $2,063, respectively.

Translation of Foreign Currencies

The local currencies of the Company's foreign operations have been determined to be the functional currencies in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation". Transactions in foreign currencies are translated into United States dollars at average rates of exchange prevailing during the period. Assets and liabilities denominated in foreign currencies are translated at the year end exchange rates. Gains and losses on foreign currency transactions are recognized in earnings. Adjustments resulting from the translation of financial statements of the foreign subsidiaries and translation gains or losses related to long-term intercompany investments are included in the foreign currency translation adjustments account in shareholders' equity.

Reclassifications

Certain reclassifications were made to the 1993 and 1992 financial statements to conform to the 1994 presentation.


3. Inventories

Inventories at December 31, 1994 and 1993 consist of the following:

                                     1994      1993

Raw materials and parts ........   $18,647   $17,906
Work in process ................     5,876     3,994
Finished goods and subassemblies     2,228     3,193
Consigned inventory ............       772       353
                                   -------   -------
                                   $27,523   $25,446
                                   =======   =======


At December 31, 1994 and 1993, approximately $26,308 and $24,618 of inventories were valued using the LIFO method. These amounts are approximately equivalent to the corresponding FIFO values at December 31, 1994 and 1993.


4. Property, Plant and Equipment

Property, plant and equipment at December 31, 1994 and 1993 consists of the following:

                                 1994       1993

Land and improvements .......   $    98    $    98
Buildings ...................     2,318      2,191
Machinery and equipment .....     5,116      4,531
                                -------    -------
                                  7,532      6,820
Less accumulated depreciation    (2,982)    (2,214)
                                -------    -------
                                $ 4,550    $ 4,606
                                =======    =======


Depreciation expense for 1994, 1993 and 1992 was $768, $814 and $675, respectively.


5.   Debt

At December 31, 1994 and 1993, PPM Far East Pte. Ltd. has a bank overdraft of approximately $350 and $113, respectively. This overdraft is collateralized by a building located in Singapore and a guarantee of PPM and bears interest based on various bank benchmark rates.

Long-term debt at December 31, 1994 and  1993  consists  of  the  following:

                            1994        1993

Notes payable to Legris   $ 38,006    $ 28,898
Note payable to bank ..       --           179
                          --------    --------
                            38,006      29,077
Less current maturities    (32,155)       (150)
                          --------    --------
                          $  5,851    $ 28,927
                          ========    ========

Approximately $12,686 of the indebtedness to Legris bears interest at an annual fixed rate of 9%. The remainder of this indebtedness bears interest at annual rates based on various bank benchmark rates ranging from 6.875% to 8.5% at December 31, 1994. At December 31, 1993, Legris represented to the Company that this indebtedness should be classified as long-term. In connection with the acquisition by Terex on May 9, 1995 (see Note 13), all debt obligations of Legris and its subsidiaries, other than a note payable to Harnischfeger Corporation, were satisfied. Accordingly, all debt obligations other than the long-term portion of the note payable toHamischfeger Corporation have been classified as current at December 31, 1994.

The maturities of the note payable to the Harnischfeger Corporation for the five years following December 31, 1994 and thereafter are as follows:

                                  Year     Payments

                                    1995   $  480
                                    1996      520
                                    1997      312
                                    1998      338
                                    1999      366
                              Thereafter    4,315

                                           $6,331


6.  Employee Benefit Plan

The Company has a defined contribution plan covering its U. S. employees. Under this plan, the Company matches a portion of an employee's contribution to the plan. 'Me related expense to the Company was $119, $118 and $82 for 1994, 1993 and 1992, respectively.

7.  Income Taxes

Effective January 1, 1992, the Company adopted the provisions of Statement of FAS 109. There was no cumulative effect of this change in accounting for income taxes on the consolidated financial statements.

(Loss) income before income taxes consisted of the following:

                                      1994             1993              1992

Domestic .................         $ (8,703)         $(11,980)         $ (5,566)
Foreign ..................              220              (427)              161
                                   --------          --------          --------
                                   $ (8,483)         $(12,407)         $ (5,405)
                                   ========          ========          ========

Federal, foreign, and state income taxes (benefit) consisted of the following:

                                        1994              1993             1992

Federal ......................           $--              $--              $--
Foreign ......................            --                 (5)             147
State ........................            --               --               --
                                         -----            -----            -----
                                         $--              $  (5)           $ 147
                                         =====            =====            =====

The Company has not provided U.S. income taxes for undistributed earnings of foreign subsidiaries which are considered to be retained indefinitely for reinvestment. The distribution of these earnings would result in additional foreign withholding taxes and additional U.S. Federal income taxes to the extent they are not offset by foreign tax credits, but it is not practicable to
estimate  the  total  tax   liability   that  would  be  incurred  upon  such  a
distribution.

The income tax (benefit) provision at the effective rate differed from the benefit at the statutory rate as follows:

                                                 1994        1993         1992

Computed tax (benefit) at
 expected statutory rate ...................    $(2,884)    $(4,218)    $(1,838)

State taxes ................................       (364)       (620)       (270)
Change in state tax rate ...................        165        --          --
Increase in valuation allowance ............        426       2,182       2,147
Nondeductible goodwill .....................        837         852        --
Adjustment of prior years' estimated
 deferred tax accruals .....................      1,548       1,620        --
Foreign taxes ..............................       --            (5)        147
Meals and entertainment ....................         20          12          13
Other ......................................        252         172         (52)
                                                -------     -------     -------
Income tax (benefit) provision .............    $  --       $    (5)    $   147
                                                =======     =======     =======

At December 31, 1994, the Company has net operating loss carryforwards for Federal income tax purposes of approximately $50,532 available to offset future taxable income, which included net operating losses of approximately $2,000 that existed at the date the business was acquired. The differences between the loss carryforwards for financial reporting and income tax purposes result principally from differences between the income tax basis and the financial reporting basis allocated to the net assets acquired and differences in the methods of depreciating property, plant, and equipment. For financial reporting purposes, a valuation allowance equal to the entire benefit of the cumulative temporary differences and net operating loss carryforwards has been recognized to offset the net deferred tax assets. Components of the Company's deferred taxes at December 31, 1994 and 1993 are as follows:

                                                         1994            1993

Total deferred tax liabilities .................       $ (2,253)       $   (277)

Total deferred tax assets, principally
 net operating loss carryforwards ..............         25,663          23,261

Total valuation allowance ......................        (23,410)        (22,984)
                                                       --------        --------
Net deferred taxes .............................       $   --          $   --
                                                       ========        ========


The expiration of the Company's net operating loss carryforwards are as follows:

Year Expiring                                          Amount

    2003                                                   $493
    2004                                                    667
    2005                                                 22,421
    2006                                                    835
    2007                                                  5,837
    2008                                                 15,125
    2009                                                  5,154
                                                        -------
                                                        $50,532
                                                        =======


8. Commitments and Contingencies

The Company has various lease agreements, primarily related to office space, production facilities, and office equipment, which are accounted for as operating leases. Certain leases have renewal options and provisions requiring the Company to pay maintenance, property taxes and insurance. Rent expense for 1994, 1993 and 1992 was $1,148, $1,079 and $656, respectively.

Future minimum payments under noncancelable operating leases at December 31, 1994 are as follows:

    1995                                                   $904
    1996                                                    620
    1997                                                    537
    1998                                                    508
    1999                                                    303
 Thereafter                                                  75
                                                        -------
                                                          2,947
                                                        =======


The Company is involved in product liability and other lawsuits incident to the operation of its business. Insurance coverages and accruals are maintained for claims and lawsuits of this nature. At December 31, 1994 and 1993, the Company had a reserve of $4,850 and $4,432 related to product liability matters, including $200 at December 31, 1994 related to unasserted claims. Actual costs to be incurred in the future may vary from the estimates, given the inherent uncertainties in evaluating the outcome of claims and lawsuits of this nature. Although it is difficult to estimate the liability of the Company related to these matters, it is management's opinion that none of these lawsuits will have a materially adverse effect on the Company's financial position.

The Company is contingently liable up to $1,027 with respect to financing arrangements and performance guarantees entered into with banks and between certain banks and certain dealers or customers of the Company.


9. Foreign Operations

Summarized financial data relating to the foreign subsidiaries included in the accompanying consolidated financial statements at December 31, 1994, 1993 and 1992 are as follows:

                                            1994           1993           1992

   Assets ..............................      $ 4,832      $ 4,071       $ 4,879
Liabilities ............................        1,584          830         1,010
Net income (loss) ......................          220         (422)           14


10. Related Party Transactions

In addition to borrowings from Legris (see Note 5), the Company had transactions with various unconsolidated affiliates as follows:

                                                1994         1993          1992

Product sales and service revenues ......      $ 2,405      $ 2,141      $ 4,338
Purchases of inventory ..................       14,876       10,531        3,344
Management fee expense ..................        1,500        1,500          331
Interest expense ........................        2,470        1,643        1,697


11. Subsequent Events - Acquisition by Terex and Financing Arrangements (unaudited)

On May 9, 1995, Terex, through its wholly-owned subsidiary Terex Cranes, completed the acquisition of 99.18% of the shares of PPM S.A., a societe anonyme, from Potain S.A., a societe anonyme, and 100% of the capital stock of Legris, which owns 92.4% of the capital stock of PPM Cranes, Inc., from Legris Industries S.A., a societe anonyme. PPM Cranes, Inc. together with PPM S.A. collectively are referred to as "PPM". PPM designs, manufactures and markets mobile cranes and container stackers primarily in North America and Western
Europe under the brand names of PPM, P&H (trademark of Harnischfeger Corporation) and BENDINI.

The purchase price, together with amounts needed to repay indebtedness of PPM required to be repaid in connection with the Acquisition, consisted of (i) approximately $92.6 million in cash and (ii) shares of Series A Redeemable Exchangeable Preferred Stock of Terex Cranes having an aggregate liquidation preference of approximately $25.9 million, subject to adjustment (the "Seller Preferred Stock"). The Seller Preferred Stock bears no dividend and is mandatorily redeemable in seven years and three months from the date of issuance. The Seller Preferred Stock may be redeemed at any time for cash (to the extent permitted pursuant to the provisions of the Indenture for Terex's 13 1/4% Senior Secured Notes due 2002) or, under certain circumstances for shares of common stock, par value $.01 per share (the "Cranes Common Stock"), of Terex Cranes. The purchase price is subject to adjustment calculated by reference to the consolidated net asset value of PPM as determined by an audit to be conducted following the consummation of the Acquisition. Terex Cranes has not yet reached agreement with the sellers about the amount of purchase price adjustment but, based on work performed, Terex Cranes believes that the amount of the Seller Preferred Stock could ultimately be reduced. In addition, the liquidation preference and the redemption price of the Seller Preferred Stock may be adjusted based upon the unit shipments of the mobile crane industry in Western Europe during the second and third years following the consummation of the Acquisition.

The funds for the cash portion of the purchase price and the repayment of debt of the acquired businesses were obtained from the private placement on May 9, 1995 to institutional investors of units consisting of Terex's 13 1/4% Senior Secured Notes due 2002 and common stock appreciation rights. The Senior Secured Notes are secured by substantially all of the assets of Terex and its domestic subsidiaries, including PPM Cranes, Inc., subject to security interests granted under the Credit Facility as described below and by liens on certain of Terex's foreign subsidiaries, including PPM S.A.

Simultaneously with the acquisition, Terex, PPM Cranes, Inc. and certain other domestic subsidiaries of Terex entered into a Credit Facility which provides that the companies will be able to borrow (in the form of revolving loans and up to $15 million in outstanding letters of credit) up to $100 million, subject to borrowing base limitations and subject to participation commitments to be obtained from additional lenders. The Credit Facility is secured by substantially all of the companies domestic receivables and inventory (including PPM Cranes, Inc.). The amount of borrowings is limited to the sum of the following: (i) 75% of the net amount of eligible receivables, as defined, of Terex's U.S. businesses other than Clark Material Handling Company ("CMHC") plus
(ii) 70% of the net amount of CMHC eligible receivables, plus (iii) the lesser of 45% of the value of eligible inventory, as defined, or 80% of the appraised orderly liquidation value of eligible inventory, less (iv) any availability reserves established by the lenders. The Credit Facility expires May 9, 1998 unless extended by the lenders for one additional year. At the option of Terex, revolving loans may be in the form of prime rate loans bearing interest at the rate of 1.75% per annum in excess of the prime rate and Eurodollar rate loans bearing interest at the rate of 3.75% per annum in excess of the adjusted Eurodollar rate.


                       TEREX CORPORATION AND SUBSIDIARIES

          SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                              (Amounts in millions)

                                                                                    Additions
                                                             Balance                                              Balance
                                                            Beginning      Charges to                             End of
                                                             of  Year       Earnings      Other     Deductions(1)  Year

Year ended December 31, 1995:
 Deducted from asset accounts:

 Allowance for doubtful accounts ..........................   $   6.1      $   6.3       $--         $  (2.6)    $   9.8
 Reserve for excess and obsolete inventory ................      21.1          8.7         0.3(2)       (9.5)       20.6

 Totals ...................................................   $  27.2      $  15.0      $  0.3       $ (12.1)    $  30.4

Year ended December 31, 1994:
 Deducted from asset accounts:

 Allowance for doubtful accounts ..........................   $   7.5      $   1.0       $--        $  (2.4)    $   6.1
 Reserve for excess and obsolete inventory ................      20.7          7.6        --           (7.2)       21.1


 Totals ...................................................   $  28.2      $   8.6       $--        $  (9.6)    $  27.2

Year ended December 31, 1993:
 Deducted from asset accounts:

    Allowance for doubtful accounts .......................   $   6.3      $   1.7       $--        $  (0.5)    $   7.5
    Reserve for excess and obsolete inventory .............      22.4          7.5        --           (9.2)       20.7


Totals ....................................................   $  28.7      $   9.2       $--        $  (9.7)    $  28.2

(1)  Utilization of established reserves, net of recoveries.
(2)  Added with the acquisition of businesses.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law ("DGCL") and Article IX of the Company's By-laws provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act.

Article IX of the Company's By-laws generally requires the Company to indemnify its directors and officers against all liabilities (including judgments, settlements, fines and penalties) and reasonable expenses incurred in connection with the investigation, defense, settlement or appeal of any type of action, whether instituted by a third party or a stockholder (either directly or derivatively) and including specifically, but without limitation, actions brought under the Securities Act and/or the Exchange Act; provided that no such indemnification will be allowed if such director or officer was not successful in defending against any such action and it is determined that the director or officer engaged in misconduct which constitutes (i) a willful breach of his or her "duty of loyalty" (as further defined therein) to the Company or its stockholders; (ii) acts or omissions not in "good faith" (as further defined therein) or which involve intentional misconduct or a knowing violation of law;
(iii) the payment of an illegal dividend or the authorization of an unlawful stock repurchase in violation of Delaware law; or (iv) a transaction from which the executive derived a material improper personal financial profit.

As permitted by Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation, as amended, contains a provision which eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends of unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from negligent (except as indicated above) and "grossly" negligent actions taken in the performance of their duty of care, including grossly negligent business decisions made in connection with takeover proposals for the Company. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Securities and Exchange Commission (the "Commission") has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

The Company maintains a directors' and officers' insurance policy which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company.


Item 21.  Exhibits and Financial Statement Schedules

3.1 Restated Certificate of Incorporation of Terex Corporation (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

3.2  Restated Bylaws of Terex Corporation  (incorporated by reference to Exhibit
     3.2  to  the  Form  S-1  Registration   Statement  of  Terex   Corporation,
     Registration No. 33-52297).

3.3 Certificate of Designation of Preferences and Rights of Series B Cumulative Redeemable Convertible Preferred Stock ("Series B Preferred Stock") of Terex Corporation (incorporated by reference to Exhibit 3.3 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).

4.1 Indenture dated as of May 9, 1995 among the Company, the Guarantors referred to therein and United States Trust Company of New York, as Trustee (incorporated by reference to Exhibit 4.7 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

4.2 Form of 13-1/4% Senior Secured Notes Due 2002 of Terex Corporation (incorporated by reference to Exhibit 4.6 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

4.3 Debt Registration Rights Agreement dated as of May 9, 1995 among the Company and the Purchasers (incorporated by reference to Exhibit 10.30 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

4.4 Security and Pledge Agreement dated as of May 9, 1995 between the Company and United States Trust Company of New York, as Collateral Agent (incorporated by reference to Exhibit 10.32 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

4.5 Subsidiary Security and Pledge Agreement dated as of May 9, 1995 between certain subsidiaries of the Company and United States Trust Company of New York, as Collateral Agent (incorporated by reference to Exhibit 10.33 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

4.6 Form of Real Estate Mortgage, dated May 9, 1995, in favor of the Collateral Agent, covering real estate owned by Terex Corporation or a subsidiary thereof. *

4.7 Loan and Security Agreement dated as of May 9, 1995 among Terex Corporation, Clark Material Handling Company, Koehring Cranes, Inc. and PPM Cranes, Inc. and Congress Financial Corporation and Foothill Capital Corporation, for itself and as agent (incorporated by reference to Exhibit
     10.34 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

4.8 Guarantee dated as of May 9, 1995 from Terex Corporation, Koehring Cranes, Inc., PPM Cranes, Inc. and CMH Acquisition Corp. and Legris Industries, Inc. (incorporated by reference to Exhibit 10.35 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

4.9 Guarantee dated as of May 9, 1995 from Terex Corporation, Clark Material Handling Company, PPM Cranes, Inc. and CMH Acquisition Corp. and Legris Industries, Inc. (incorporated by reference to Exhibit 10.36 of the
     Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

4.10 Guarantee dated as of May 9, 1995 from Terex Corporation, Clark Material Handling Company, Koehring Cranes, Inc. and CMH Acquisition Corp. and Legris Industries, Inc. (incorporated by reference to Exhibit 10.37 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

4.11 Guarantee dated as of May 9, 1995 from Clark Material Handling Company, Koehring Cranes, Inc., PPM Cranes, Inc. and CMH Acquisition Corp. and Legris Industries, Inc. (incorporated by reference to Exhibit 10.38 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

5.1 Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP as to the legality of the notes being registered.**

10.1 Terex Corporation Incentive Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1 to the Form S-8 Registration Statement of Terex Corporation, Registration No. 33-21483).

10.2 1994 Terex Corporation Long Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).

10.3 Terex Corporation Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).

10.4 Common Stock Appreciation Rights Agreement dated as of July 31, 1992 between Terex Corporation and United States Trust Company of New York, as SAR Agent (incorporated by reference to Exhibit 10.36 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission file No. 1-10702).

10.5 SAR Registration Rights Agreement dated as of July 31, 1992 between Terex Corporation and the purchasers who are signatories thereto (incorporated by reference to Exhibit 10.37 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission file No. 1-10702).

10.6 Trademark Assignment Agreement dated as of July 31, 1992 between Clark Equipment Company and Clark Material Handling Company (incorporated by reference to Exhibit 10.31 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).

10.7 Trademark Assignment dated as of July 31, 1992 executed by Clark Equipment Company in favor of Clark Material Handling Company (incorporated by reference to Exhibit 10.32 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).

10.8 License Agreement dated as of July 31, 1992 between Clark Equipment Company and Clark Material Handling Company (incorporated by reference to Exhibit
     10.33 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).

10.9 Registration Rights Agreement dated as of December 20, 1993 between Terex Corporation and the purchasers of Series A Warrants (incorporated by reference to Exhibit 10.23 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

10.10Registration  Rights  Agreement dated as of December 20, 1993 between Terex
     Corporation and the purchasers of shares of Series A Preferred Stock of Terex Corporation (incorporated by reference to Exhibit 10.24 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

10.11Series  B  Preferred  Stock  and  Warrants  Registration  Rights  Agreement
     (incorporated by reference to Exhibit 10.27 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).

10.12Credit Facility,  dated December 23, 1993,  among Terex Equipment  Limited,
     Terex Corporation and Standard Chartered Bank (incorporated by reference to
     Exhibit 10.28 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

10.13Amended  and  Restated  Stock   Purchase   Agreement  by  and  between  CMH
     Acquisition Corp. and DAC Acquisition Corp. with respect to the sale of the outstanding stock of Drexel Industries dated as of April 15, 1994 (incorporated by reference to Exhibit 10.33 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).

10.14Share  Purchase  Agreement,  as amended,  between  Terex  Cranes,  Inc. and
     Legris  Industries,  S.A. and Potain,  S.A.  (incorporated  by reference to
     Exhibit 10.1 to the From 8-K for May 9, 1995, Commission File No. 1-10702).

10.15Stockholders  Agreement  dated  as of  May  9,  1995  by  and  among  Terex
     Corporation, Legris Industries S.A., Potain S.A. and Terex Cranes, Inc. (incorporated by reference to Exhibit 10.3 to the From 8-K for May 9, 1995, Commission File No. 1-10702).

10.16Purchase  Agreement,  dated as of April 27, 1995,  among Terex  Corporation
     (the "Company"), certain of its subsidiaries and Jefferies & Company, Inc. ("Jefferies") and Dillon, Read & Co. Inc. (together with Jefferies, the "Purchasers") (incorporated by reference to Exhibit 10.28 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

10.17Common Stock Appreciation Rights Agreement dated as of May 9, 1995 between the Company and United States Trust Company of New York, as Rights Agents (incorporated by reference to Exhibit 10.29 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

10.18SAR  Registration  Rights  Agreement  dated  as of May 9,  1995  among  the
     Company and the Purchasers (incorporated by reference to Exhibit 10.31 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

10.19Agreement  dated as of  November  2,  1995  between  Terex  Corporation,  a
     Delaware corporation, and Randolph W. Lenz (incorporated by reference to Exhibit 10 to the Form 10-Q for the quarter ended September 30, 1995, Commission File No. 1-10702).

10.20Warrant Agreement dated as of December 20, 1993 between Terex Corporation and Mellon Securities Trust Company, as Warrant Agent (incorporated by reference to Exhibit 4.40 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

10.211996 Terex Corporation Long-Term Incentive Plan (incorporated by reference to Exhibit 10.40 of the Amendment No. 3 to the Form S-1 Registration Statement of Terex Corporation Registration No. 33-52297).

11.1 Computation of per share earnings. *

12.1 Computation of ratio of earnings to fixed charges.*

21.1 Subsidiaries  of Terex  Corporation  (incorporated  by reference to Exhibit
     21.1 of the Amendment No. 3 to the Form S-1 Registration Statement of Terex Corporation Registration No. 33-52297).

23.1 Independent Accountants' Consent of Price Waterhouse LLP - Stamford, Connecticut. *

23.2 Independent Auditors' Consent of Ernst & Young LLP -- Greenville, South Carolina. *

23.3 Independent   Accountants'   Consent  of  Price  Waterhouse  --  Melbourne,
     Australia and the Independent Audit Report referred to therein.*

23.4 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included as part of the Exhibit 5.1). **

24.1 Power of Attorney. *

25.1 Statement of Eligibility and Qualification of Trustee on Form T-1. *

99.1 Form of Letter of Transmittal. *

99.2 Form of Notice of Guaranteed Delivery. *

- --------------------
*  Filed herewith.
** To be filed by amendment.

         (b)  Financial Statement Schedules:

Terex Corporation

         Report of Price  Waterhouse  LLP  (included  as part of  Exhibit  23.1)
         Schedule II -- Valuation and Qualifying Accounts and Reserves

All other schedules are omitted as the required information is inapplicable or the information is presented in the consolidated financial statements or related notes.


Item 22. Undertakings

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such requests, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 12, 1996.

                                TEREX CORPORATION

                                 By: /s/ Ronald M.DeFeo *
                                      Name:  Ronald M. DeFeo
                                      Title: President, Chief Executive Officer
                                               and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

   Signature                        Title                              Date

/s/Ronald M. DeFeo *     President, Chief Executive Officer,      June 12, 1996
Ronald M. DeFeo            Chief Operating Officer and Director
                           (Principal Executive Officer)

/s/ David J. Langevin    Executive Vice President                 June 12, 1996
David J. Langevin          (Acting Principal Financial Officer)


/s/Joseph F. Apuzzo      Vice President-Finance and Controller    June 12, 1996
Joseph F. Apuzzo           (Principal Accounting Officer)


/s/Marvin B. Rosenberg   Senior Vice President, General Counsel,  June 12, 1996
Marvin B. Rosenberg        Secretary and Director


/s/G. Chris Andersen *   Director                                 June 12, 1996
G. Chris Andersen

/s/William H. Fike *     Director                                 June 12, 1996
William H. Fike

/s/Bruce I. Raben *      Director                                 June 12, 1996
Bruce I. Raben

/s/David A. Sachs *      Director                                 June 12, 1996
David A. Sachs

/s/Adam E. Wolf *        Director                                 June 12, 1996
Adam E. Wolf


*  By /s/ Marvin B. Rosenberg
     Marvin B. Rosenberg
     Attorney-in-fact

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 12, 1996.


                               TEREX CRANES, INC.

                               By:  /s/ Fil Filipov *
                                    Name:     Fil Filipov
                                    Title:    President


Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


   Signature                         Title                             Date

/s/Fil Filipov *           President                              June 12, 1996
Fil Filipov                  (Principal Executive Officer)

/s/David J. Langevin *     Vice President, Treasurer              June 12, 1996
David J. Langevin            and Director
                             (Principal Financial
                             and Accounting Officer)

/s/ Marvin B. Rosenberg    Vice President, Secretary              June 12, 1996
Marvin B. Rosenberg           and Director

/s/Ronald M. Defeo *       Director                               June 12, 1996
Ronald M. Defeo



*  By /s/ Marvin B. Rosenberg
     Marvin B. Rosenberg
     Attorney-in-fact

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 12, 1996.


                                PPM CRANES, INC.


                                By: /s/ Fil Filipov *
                                    Name:     Fil Filipov
                                    Title:    President


Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


     Signature                    Title                               Date

/s/Fil Filipov *            President                             June 12, 1996
Fil Filipov                   (Principal Executive Officer)

/s/David J. Langevin *      Vice President, Treasurer             June 12, 1996
David J. Langevin             and Director
                              (Principal Financial
                              and Accounting Officer)

/s/Marvin B. Rosenberg      Vice President, Secretary             June 12, 1996
Marvin B. Rosenberg           and Director

/s/Ronald M. DeFeo *        Director                              June 12, 1996
Ronald M. DeFeo

                            Director
K. Thor Lundgren



*  By /s/ Marvin B. Rosenberg
     Marvin B. Rosenberg
     Attorney-in-fact

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 12, 1996.


                              KOEHRING CRANES, INC.


                              By:  /s/ Fil Filipov *
                                  Name:     Fil Filipov
                                  Title:    President


Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


    Signature                       Title                              Date

/s/Fil Filipov *         President                                June 12, 1996
Fil Filipov                (Principal Executive Officer)

/s/David J. Langevin *   Vice President, Treasurer and Director   June 12, 1996
David J. Langevin          (Principal Financial and
                           Accounting Officer)

/s/Marvin B. Rosenberg   Vice President, Secretary and Director   June 12, 1996
Marvin B. Rosenberg

/s/Ronald M. DeFeo *     Director                                 June 12, 1996
Ronald M. DeFeo



*  By /s/ Marvin B. Rosenberg
     Marvin B. Rosenberg
     Attorney-in-fact

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 12, 1996.


                             CLARK MATERIAL HANDLING COMPANY


                             By:  /s/ Martin Dorio *
                                  Name:  Martin Dorio
                                  Title: President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

   Signature                        Title                              Date

/s/Martin Dorio *        President and Chief Executive Officer    June 12, 1996
Martin Dorio             (Principal Executive Officer)

/s/Joseph F. Lingg *     Vice President Finance                   June 12, 1996
Joseph F. Lingg          (Principal Financial and
                         Accounting Officer)

/s/Marvin B. Rosenberg   Secretary and Director                   June 12, 1996
Marvin B. Rosenberg



*  By /s/ Marvin B. Rosenberg
     Marvin B. Rosenberg
     Attorney-in-fact

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 12, 1996.


                                      CMH ACQUISITION CORP.


                                      By: /s/ Ronald M. DeFeo *
                                      Name:     Ronald M. DeFeo
                                      Title:    President


Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

      Signature                  Title                                 Date

/s/Ronald M. DeFeo *     President                                June 12, 1996
Ronald M. DeFeo          (Principal Executive, Financial and
                         Accounting  Officer)

/s/Marvin B. Rosenberg   Vice President, Secretary and Director   June 12, 1996
Marvin B. Rosenberg



*  By /s/ Marvin B. Rosenberg
     Marvin B. Rosenberg
     Attorney-in-fact

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 12, 1996.


                               CMH ACQUISITION INTERNATIONAL CORP.


                               By: /s/ Ronald M. DeFeo *
                               Name:     Ronald M. DeFeo
                               Title:    President


Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                 Title                                   Date

/s/Ronald M. DeFeo *     President
Ronald M. DeFeo          (Principal Executive, Financial and      June 12, 1996
                         Accounting  Officer)

/s/Marvin B. Rosenberg   Vice President, Secretary and Director   June 12, 1996
Marvin B. Rosenberg